     As filed with the Securities and Exchange Commission on August 20, 2003
                                                     Registration No. 333-103799


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------


                                 AMENDMENT NO. 3

                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
        (Exact name of registrant as specified in governing instruments)

                              --------------------

                              2901 Butterfield Road
                            Oak Brook, Illinois 60523
                    (Address of principal executive offices)

                              --------------------

                              Robert H. Baum, Esq.
           Vice Chairman, Executive Vice President and General Counsel
                             The Inland Group, Inc.
                              2901 Butterfield Road
                            Oak Brook, Illinois 60523
                                 (630) 218-8000
  (Name, address, including zip code and telephone number, including area code of agent for service)

                              --------------------

                                 With a copy to:
                             David J. Kaufman, Esq.

                                Duane Morris LLP

                             227 West Monroe Street
                                   Suite 3400
                             Chicago, Illinois 60606
                                 (312) 499-6700

                              --------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

================================================================================

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.__________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.__________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. _________

                         CALCULATION OF REGISTRATION FEE

                                                        Proposed           Proposed
                                                         Maximum            Maximum            Amount of
Title of Each Class of Securities     Amount Being    Offering Price   Aggregate Offering    Registration
       Being Registered                Registered       Per Share             Price              Fee
Common Stock, $.001 par
value............................     250,000,000     $ 10.00          $ 2,500,000,000       $ 202,250
Common Stock, $.001 par
value(1)..........................     20,000,000        9.50              190,000,000       $  15,371
                                                                                             ---------
                                                                                             $ 217,621(2)
                                                                                             =========

(1) Represents shares issuable pursuant to the registrant's distribution reinvestment program.

(2) Previously paid

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                              SUBJECT TO COMPLETION


                  PRELIMINARY PROSPECTUS DATED AUGUST 20, 2003

                                   PROSPECTUS


              270,000,000 shares of common stock - maximum offering
                200,000 shares of common stock - minimum offering
                  Inland Western Retail Real Estate Trust, Inc.
                         a Real Estate Investment Trust
                              2901 Butterfield Road
                            Oak Brook, Illinois 60523

$10.00 per share                           Minimum Initial Purchase - 300 shares
                                           (100 shares for Tax-Exempt Entities)

     We intend to operate as a real estate investment trust or a REIT beginning with the tax year ending December 31, 2003. We are not currently qualified as a REIT for federal income tax purposes. We will not be requesting a ruling from the Internal Revenue Service to qualify as a REIT. We were formed in 2003 to acquire and manage properties which are located mainly in states west of the Mississippi River.

We are offering:

     -      250,000,000 shares to investors who meet our suitability standards;

     - up to 20,000,000 shares to participants in our reinvestment plan (at $9.50 per share);

No public market currently exists for our shares of common stock and our shares cannot be readily sold.


     A minimum of 200,000 shares of common stock must be sold within one year from the date of this prospectus, unless extended, or we will terminate this offering and we will return your subscription payments, with interest within five business days after termination of this offering. Prior to the sale of the minimum offering, your subscription payments will be placed in an escrow account held by the escrow agent, LaSalle Bank National Association. The managing dealer of the offering, Inland Securities Corporation, is our affiliate. The managing dealer is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the 250,000,000 of our shares. This offering will end no later than August 20, 2004, unless we elect to extend it to a date no later than August 20, 2005 in states that permit us to make this extension.

     INVESTING IN OUR COMPANY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR A DISCUSSION OF THE MATERIAL RISK FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH YOUR INVESTMENT IN OUR COMMON STOCK. THESE RISKS INCLUDE:

     - our common stock is not currently listed or traded on an exchange and cannot be readily sold (and sales by stockholders may be made at a loss);

     -    we have no operating history nor established financing sources;

     - we have identified only one property to be purchased with the proceeds of this offering;

     - if we raise the minimum amount, we will not have sufficient resources to acquire the identified property. We need to raise in excess of $26 million to acquire this property;

     - although we anticipate that aggregate borrowings will not exceed 55% of the combined fair market value of our properties, our charter imposes a limitation on our borrowings of less than 300% of net

[SIDENOTE]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

          assets and there are risks associated with a high amount of leverage;

     - we have no ownership in our advisor and the advisor is owned by our sponsor or their affiliates;

     - our advisor and its affiliates will receive substantial fees, including participation in proceeds from the sales, refinancing or liquidation of our assets;

     - our advisor, property manager and two of our directors are subject to conflicts of interest as a result of their affiliation with The Inland Group, including conflicts of interest relating to:

          - the negotiation of the terms of the advisors and property management agreements;

          - the allocation of their time between us and their other business ventures;

          -    decisions whether to acquire and dispose of properties;

          - the purchase and sale of properties to or from the advisor and our affiliates;

          - the allocation of investment opportunities between us and their other business ventures.

     - the management fee structure could result in our advisor recommending riskier or more speculative investments;

     - we may make distributions that include a return of principal for federal tax purposes;

     -    we may fail to qualify as a REIT;

     - there are limits on ownership, transferability and redemption of shares;

     - our investment policies and strategies may be changed without stockholder consent;

     -    our investments will lack geographic diversification;

     - risks that incentive structure of fees payable to our advisor and its affiliates may encourage our advisor to make investments that have greater risks to generate higher fees.


     We are unable to specifically quantify the above risk factors. The actual amounts, if any, are dependent upon many factors, such as our ability to sell our shares, our ability to acquire properties, and general economic conditions and results of operations. Notwithstanding the above, any stockholder loss of capital would be limited to the amount of their investment. You should purchase these securities only if you can afford a complete loss of your investment.


     The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this program is not permitted.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                              Per Share         Min. Offering        Max. Offering
Public offering price, primary                $   10.00          $  2,000,000      $  2,500,000,000
shares (1).............................
Public offering price, distribution
reinvestment program...................       $    9.50          $          0      $    190,000,000
Selling commissions (1)................       $    1.05          $    210,000      $    262,500,000
Proceeds, before expenses, to us.......       $    8.95          $  1,790,000      $  2,452,500,000

(1) The selling commission only applies to sales of primary shares and is composed of a 7.5% selling commission (7.0% of which is reallowable), 2.5% marketing allowance and .5% due diligence expense allowance.

                        The date of this Prospectus is          ,2003.

                         FOR RESIDENTS OF MICHIGAN ONLY:

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE DEPARTMENT OF CONSUMER & INDUSTRY SERVICES, MICHIGAN OFFICE OF FINANCIAL AND INSURANCE SERVICES. THE DEPARTMENT HAS NOT UNDERTAKEN TO PASS UPON THE VALUE OF THESE SECURITIES NOR TO MAKE ANY RECOMMENDATIONS AS TO THEIR PURCHASE.

THE USE OF THIS PROSPECTUS IS CONDITIONED UPON ITS CONTAINING ALL MATERIAL FACTS AND THAT ALL STATEMENTS CONTAINED THEREIN ARE TRUE AND CAN BE SUBSTANTIATED. THE DEPARTMENT HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

NO BROKER-DEALER, SALESMAN, AGENT OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING HEREBY MADE OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR EFFECTIVE LITERATURE.

THIS IS A BEST EFFORTS OFFERING, AND WE RESERVE THE RIGHT TO ACCEPT OR REJECT ANY SUBSCRIPTION AND WILL PROMPTLY NOTIFY THE SUBSCRIBER OF ACCEPTANCE OR REJECTION. THERE IS NO ASSURANCE THAT THIS OFFERING WILL ALL BE SOLD. THERE ARE NO ASSURANCES AS TO WHAT SIZE WE MAY REACH.

THERE IS NO ASSURANCE THAT OUR OPERATIONS WILL BE PROFITABLE OR THAT LOSSES WILL NOT OCCUR.

IT IS NOT OUR POLICY TO REDEEM OUR STOCK (EXCEPT AS PROVIDED IN THIS OFFERING).

ANY REPRESENTATIONS CONTRARY TO ANY OF THE FOREGOING SHOULD BE REPORTED FORTHWITH TO THE OFFICE OF FINANCIAL AND INSURANCE SERVICE AT 611 West Ottawa Street, 2nd Floor Ottawa Building, P.O. Box 30701, Lansing, MI 48909-8201, or Telephone (877) 999-6442.

                                 WHO MAY INVEST

     In order to purchase shares, you must:

     -      Meet the financial suitability standards, and

     -      Purchase a minimum number of shares.

SUITABILITY STANDARDS


     Because an investment in our common stock is risky and is a long-term investment, it is suitable for you only if you have adequate financial means, you have no immediate need for liquidity in your investment and you can bear the complete loss of your investment.


     We have established financial suitability standards for investors who purchase shares of our common stock. In addition, residents of some states must meet higher suitability standards under state law. These standards require you to meet the applicable criteria below. In determining your net worth, do not include your home, home furnishings or your automobile. INVESTORS WITH INVESTMENT DISCRETION OVER ASSETS OF AN EMPLOYEE BENEFIT PLAN COVERED BY ERISA SHOULD CAREFULLY REVIEW THE INFORMATION IN THE SECTION ENTITLED, "ERISA CONSIDERATIONS."

     GENERAL STANDARDS FOR ALL INVESTORS

     -      Minimum net worth of at least $150,000; or

     - Minimum annual gross income of at least $45,000 and net worth of at least $45,000.

            Standards for Maine Residents

     -      Minimum net worth of $200,000, or

     - Minimum annual gross income of $50,000 and a minimum net worth of $50,000.


     Standards for Arizona, California, Iowa, Massachusetts, Michigan, Missouri, Oregon or Tennessee Residents


     -      Minimum net worth of $225,000, or

     - Minimum annual gross income of $60,000 and a minimum net worth of $60,000.

     Standards for Kansas, Missouri, Ohio and Pennsylvania Residents

     - In addition to meeting the actual standard for all investors, your investment may not exceed 10% of your liquid net worth.

     In the case of sales to fiduciary accounts, these minimum standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the common stock if the donor or the grantor is the fiduciary. INVESTORS WITH INVESTMENT DISCRETION OVER ASSETS OF AN EMPLOYEE BENEFIT PLAN COVERED UNDER ERISA SHOULD CAREFULLY REVIEW THE INFORMATION ENTITLED "ERISA CONSIDERATIONS."

     In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor.

MINIMUM PURCHASE

     Subject to the restrictions imposed by state law, we will sell shares of our common stock only to investors who initially purchase a minimum of 300 shares of common stock for a total purchase price of $3,000, or tax-exempt entities which purchase a minimum of 100 shares of common stock for a total purchase price of $1,000. For investors living in Iowa, the minimum investment for IRAs will be 300 shares of common stock for a total purchase price of $3,000, and for investors living in Minnesota, the minimum investment for IRAs and qualified plan accounts will be 200 shares of common stock for a total purchase price of $2,000. Tax-exempt entities are generally any investor that is exempt from federal income taxation, including:

     - a pension, profit-sharing, retirement, IRA or other employee benefit plan which satisfies the requirements for qualification under
            Section 401(a), 414(d) or 414(e) of the Internal Revenue Code;

     - a pension, profit-sharing, retirement, IRA or other employee benefit plan which meets the requirements of Section 457 of the Internal Revenue Code;

     - trusts that are otherwise exempt under Section 501(a) of the Internal Revenue Code;

     - a voluntary employees' beneficiary association under Section 501(c)(9) of the Internal Revenue Code; or

     - an IRA which meets the requirements of Section 408 of the Internal Revenue Code.

     The term "plan" includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of
Section 4975 of the Internal Revenue Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code, but that may be subject to state law requirements, or other employee benefit plans.

     Subject to any restrictions imposed by state law, subsequent additional investments by current investors require a minimum investment of $25. This limitation does not apply to the purchase of shares through the dividend reinvestment provision.

             [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

                                TABLE OF CONTENTS

                                                                                                               PAGE
PROSPECTUS SUMMARY................................................................................................1
         Inland Western Retail Real Estate Trust, Inc.............................................................1
         The types of real estate that we may acquire and manage..................................................1
         Our sponsor, our advisor and The Inland Group............................................................2
         Conflicts of interest....................................................................................5
         Compensation to be paid to our advisor and affiliates....................................................5
         Primary business objective and strategies................................................................7
         Shares sold before the offering..........................................................................8
         Terms of the offering....................................................................................8
         Is an investment in us appropriate for you?..............................................................8
         Distributions............................................................................................9
         Real property investments................................................................................9
         Share repurchase program.................................................................................9
         Estimated Use of Proceeds...............................................................................10

RISK FACTORS.....................................................................................................11
         The price of our common stock is subjective and may not bear any relationship to what a stockholder could receive if it was sold.......................................................11
         Our common stock is not currently listed on an exchange or trading market and cannot be readily sold...........................................................................................11
         You do not know what real properties and other assets we may acquire in the future, and must rely on our advisor, our board and officers to select them and stockholders will not participate in these decisions.................................................................11
         Competition with third parties in acquiring properties will reduce our profitability and the return on your investment......................................................................11
         We will compete with real estate investment programs sponsored by companies affiliated with us for the acquisition of properties and for the time and services of personnel...................12
         We plan to incur mortgage indebtedness and other borrowings, which may reduce the funds available for distribution, may increase the risk of loss since defaults may result in foreclosure and mortgages may include cross-collateralization or cross-default provisions that increase the risk that more than one property may be affected by a default...................................................................12
         If we have insufficient working capital reserves, we will have to obtain financing from other sources........................................................................................12
         The types of properties which we intend to acquire and the area in which we may acquire retail centers is limited.............................................................................13
         The aggregate amount we may borrow is limited under our articles of incorporation.......................13
         We have no operating history,  and so we have no history of earnings upon which you could evaluate our business..........................................................................13
         Because of the way we are organized, we would be a difficult takeover target.  This could depress the price of our stock and inhibit a management change.................................13
         Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act...............................................................15
         There are many factors which can affect distributions to stockholders...................................16

         Our derivative financial instruments used to hedge against interest rate fluctuations could reduce the overall returns on your investment..................................................17
         We could issue more shares in the future, which could reduce the market price of our outstanding shares.............................................................................17
         Our share repurchase program is limited to 5% of the weighted average number of shares of our stock outstanding during the prior calendar year and may be changed or terminated by us, thereby reducing the potential liquidity of your investment................................17
         Stockholders have limited control over changes in our policies..........................................17
         If we invest in joint ventures, the objectives of our partners may conflict with our objectives.........17
         If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser..................................................................................18
         If we do not raise sufficient funds, we may not fulfill our investment objectives, including asset diversification..........................................................................18
         Delays in acquisitions of properties may have an adverse effect.........................................18
         We may not be able to immediately invest proceeds in real estate, which will harm your returns..........18
         We depend on our board of directors, advisor and property manager and losing those relationships could negatively affect our operations...........................................19
         There are conflicts of interest between us and our affiliates...........................................19
         We cannot predict the amounts of compensation to be paid to our advisor and our other affiliates........21
         The managing dealer has not made an independent review of us or the prospectus..........................21
         Our rights and the rights of our stockholders to take action against our directors and officers and the advisor are limited....................................................................21
         The business of our advisor and our property manager may be acquired by us without further action of our stockholders.....................................................................22
         Your percentage of ownership may become diluted if we issue new shares of stock.........................22
         There are inherent risks with real estate investments...................................................22
         Adverse economic conditions in our primary geographic region and in the market for retail space could reduce our income and distributions to you...............................................23
         Rising expenses could reduce cash flow and funds available for future acquisitions......................23
         If our tenants are unable to make rental payments, if their rental payments are reduced, or if they terminate a lease, our financial condition and ability to pay distributions will be adversely affected..........................................................................23
         Our financial condition and ability to make distributions may be adversely affected by the bankruptcy or insolvency, a downturn in the business, or a lease termination of a tenant that occupies a large area of the retail center or an anchor tenant.....................24
         If a tenant claims bankruptcy, we may be unable to collect balances due under relevant leases...........24
         We may incur additional costs in acquiring or re-leasing retail properties..............................24
         Our properties will be subject to competition for tenants and customers.................................24
         Our properties will face competition which may affect tenants' ability to pay rent and the amount of rent paid to us and in turn affect the cash available for distributions and the amount of distributions....................................................................25
         We may be restricted from re-leasing space..............................................................25
         We may be unable to sell a property if or when we decide to do so.......................................25
         If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits...............................25
         Terrorist attacks, such as the attacks that occurred in New York and Washington, D.C. on
                  September 11, 2001, and other acts of violence or war may affect the markets in which we operate, our operations and our profitability...............................................26

         Real estate related taxes may increase and if these increases are not passed on to tenants, our income will be reduced.........................................................................26
         Revenue from our properties depends on the amount of our tenants' retail revenue, making us vulnerable to general economic downturns and other conditions affecting the retail industry.......................................................................................26
         The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions.......................27
         Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions....................................................................27
         We may incur additional costs in acquiring newly constructed properties which may adversely affect cash available for distributions to you.................................................28
         Our investments in unimproved real property may result in additional cost to us to comply with re-zoning restrictions or environmental regulations............................................28
         Construction and development activities will expose us to risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation..............................28
         We may acquire or finance properties with lock-out provisions which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties....................................................................29
         Your investment has various federal income tax risks....................................................29
         If we fail to qualify as a REIT or to maintain our REIT status, our dividends will not be deductible to us, and our income will be subject to taxation...................................29
         You may have tax liability on distributions you elect to reinvest in common stock.......................29
         The opinion of Duane Morris LLP regarding our status as a REIT does not guarantee our ability to remain a REIT...............................................................................29
         Even REITS are subject to federal and state income taxes................................................30
         An investment in our common stock may not be suitable for every employee benefit plan...................30
         The annual statement of value that we will be sending to stockholders subject to ERISA and to certain other plan stockholders is only an estimate and may not reflect the actual value of our shares............................................................................30

         CAUTIONING NOTE REGARDING FORWARD-LOOKING STATEMENTS....................................................32

HOW WE OPERATE...................................................................................................34

CONFLICTS OF INTEREST............................................................................................36

COMPENSATION TABLE...............................................................................................39

ESTIMATED USE OF PROCEEDS........................................................................................45

PRIOR PERFORMANCE OF OUR AFFILIATES..............................................................................46
         Prior Investment Programs...............................................................................46
         Summary Information.....................................................................................46
         Publicly Registered REITs...............................................................................48
         Publicly Registered Limited Partnerships................................................................50
         Private Partnerships....................................................................................50
         Private Placement Real Estate Equity Program............................................................52
         Private Placement Note and Mortgage Program.............................................................53
         1031 Exchange Private Placement Offering Program........................................................54
         Summary Tables..........................................................................................59

MANAGEMENT.......................................................................................................61
         Inland Affiliated Companies ............................................................................60

         Our General Management..................................................................................64
         Our Directors and Executive Officers....................................................................65
         Committees of Our Board of Directors....................................................................67
         Compensation of Directors and Officers..................................................................68
         Executive Compensation..................................................................................68
         Independent Director Stock Option Plan..................................................................68
         Our Advisor.............................................................................................70
         Our Advisory Agreement..................................................................................71
         The Property Manager and the Management Agreement.......................................................75

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS AND OUR ADVISOR...............................80

PRINCIPAL STOCKHOLDERS...........................................................................................82

OUR STRUCTURE AND FORMATION......................................................................................83
         Structure...............................................................................................83

SELECTED FINANCIAL DATA..........................................................................................84

INVESTMENT OBJECTIVES AND POLICIES...............................................................................85
         General.................................................................................................85
         Distributions...........................................................................................85
         Types of Investments....................................................................................85
         Property Acquisition Standards..........................................................................86
         Description of Leases...................................................................................87
         Property Acquisition....................................................................................88
         Borrowing...............................................................................................88
         Sale or Disposition of Properties.......................................................................89
         Change in Investment Objectives and Policies............................................................90
         Investment Limitations..................................................................................90
         Other Investments.......................................................................................90
         Appraisals..............................................................................................90
         Return of Uninvested Proceeds...........................................................................91
         Additional Offerings and Exchange Listing...............................................................91
         Joint Ventures..........................................................................................92
         Construction and Development Activities.................................................................92
         Other Policies..........................................................................................93

REAL PROPERTY INVESTMENTS.................................. .....................................................95
         General ................................................................................................95
         Insurance Coverage on Properties........................................................................97
         Properties..............................................................................................97
         Potential Property Acquisitions.........................................................................98
         Potential Property: Peoria Station, Peoria, Arizona ....................................................98

CAPITALIZATION..................................................................................................101

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OUR FINANCIAL CONDITION.................................................102
         Liquidity and Capital Resources........................................................................102
         Capital Resources......................................................................................103
         Results of Operations..................................................................................104
         Funds from Operations..................................................................................105
         Initial Property.......................................................................................105
         Critical Accounting Policies ..........................................................................105

         Inflation .............................................................................................108
         Quantitative and Qualitative Disclosures About Market Risk.............................................108

DESCRIPTION OF SECURITIES.......................................................................................110
         Authorized Stock.......................................................................................110
         Common Stock...........................................................................................110
         Preferred Stock........................................................................................111
         Issuance of Additional Securities and Debt Instruments.................................................112
         Restrictions on Issuance of Securities.................................................................112
         Restrictions on Ownership and Transfer.................................................................112
         Provisions of Maryland Law and of Our Articles of Incorporation and Bylaws.............................115

SHARES ELIGIBLE FOR FUTURE SALE.................................................................................117
         Shares to be Outstanding or Issuable upon Exercise or Conversion of Other Outstanding Securities.......117
         Securities Act Restrictions............................................................................117
         Independent Director Stock Option Plan.................................................................118
         Effect of Availability of Shares on Market Price of Shares.............................................118
         Registration Rights....................................................................................118

SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS.........................................................................120
         Articles of Incorporation and Bylaw Provisions.........................................................120
         Stockholders' Meetings.................................................................................120
         Board of Directors.....................................................................................121
         Stockholder Voting Rights..............................................................................121
         Rights of Objecting Stockholders.......................................................................122
         Stockholder Lists; Inspection of Books and Records.....................................................122
         Amendment of the Organizational Documents..............................................................123
         Dissolution or Termination of the Company..............................................................123
         Advance Notice of Director Nominations and New Business................................................123
         Restrictions on Certain Conversion Transactions and Roll-Ups...........................................124
         Limitation on Total Operating Expenses.................................................................126
         Transactions with Affiliates...........................................................................127
         Restrictions on Borrowing..............................................................................127
         Restrictions on Investments............................................................................128

FEDERAL INCOME TAX CONSIDERATIONS...............................................................................131
         Federal Income Taxation as a REIT......................................................................131
         Federal Income Taxation of Stockholders................................................................137
         Other Tax Considerations...............................................................................140

ERISA CONSIDERATIONS............................................................................................142

PLAN OF DISTRIBUTION............................................................................................145
         General ...............................................................................................145
         Escrow Conditions......................................................................................145
         Subscription Process...................................................................................146
         Representations and Warranties in the Subscription Agreement...........................................147
         Determination of Your Suitability as an Investor.......................................................147
         Compensation We Will Pay for the Sale of Our Shares....................................................148
         Volume Discounts.......................................................................................149
         Deferred Commission Option.............................................................................150
         Indemnification........................................................................................152

HOW TO SUBSCRIBE................................................................................................154

SALES LITERATURE................................................................................................156

DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS.........................................................157
         Distribution Reinvestment Program......................................................................157
         Share Repurchase Program...............................................................................158

REPORTS TO STOCKHOLDERS.........................................................................................161

PRIVACY POLICY NOTICE...........................................................................................162

LITIGATION......................................................................................................162

RELATIONSHIPS AND RELATED TRANSACTIONS..........................................................................163

LEGAL MATTERS...................................................................................................168

EXPERTS.........................................................................................................168

WHERE YOU CAN FIND MORE INFORMATION.............................................................................168

Index to Financial Statements...................................................................................F-i

Appendix A - Prior Performance Tables...........................................................................A-1

Appendix B - Dividend Reinvestment Plan.........................................................................B-1

Appendix C - Subscription Agreement.............................................................................C-1

Appendix D - Transfer on Death Designation......................................................................D-1

Appendix E1 - Letter of Direction..............................................................................E1-1

Appendix E2 - Notice of Revocation.............................................................................E2-1

Appendix F - Privacy Policy Notice..............................................................................F-1

                               PROSPECTUS SUMMARY


     This summary highlights all of the material information in this prospectus. Because this is a summary, it does not contain all the information that may be important to you. You should read this entire prospectus and its appendices carefully before you decide to invest in our shares of common stock.


INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

     We are a Maryland corporation formed in March 2003. We intend to operate as a real estate investment trust, or a REIT, for federal and state income tax purposes beginning with the tax year ending December 31, 2003. We intend that our company will own all of our assets, either directly or indirectly. We currently have one stockholder, our advisor, Inland Western Retail Real Estate Advisory Services, Inc. In March 2003, our advisor purchased from us 20,000 shares for $10 per share for an aggregate purchase price of $200,000 in connection with our organization.

     Our principal executive offices are located at 2901 Butterfield Road, Oak Brook, Illinois 60523 and our telephone number is (630) 218-8000.

THE TYPES OF REAL ESTATE THAT WE MAY ACQUIRE AND MANAGE

     Our advisor is experienced in acquiring and managing real estate, particularly retail focused shopping centers. We intend to acquire and manage a diversified (by geographical location and by type and size of retail centers) portfolio of real estate primarily improved for use as retail establishments, principally multi-tenant shopping centers. Our portfolio will consist predominantly of grocery and discount store anchored retail, including net lease retail. We may acquire certain mixed use properties that may include lodging, office and/or multi-family residential if they are part of a retail center. And, we may also acquire other types of retail shopping centers, such as enclosed malls, outlet malls and power centers. We also anticipate acquiring real estate improved with other commercial facilities which provide goods and services as well as double or triple net leased properties, which are either commercial or retail, including properties acquired in sale and leaseback transactions. A triple-net leased property is one which is leased to a tenant who is responsible for the base rent and all costs and expenses associated with their occupancy, including property taxes, insurance, repairs and maintenance. We have, however, only identified one property in Phoenix, Arizona, to purchase from the proceeds of this offering.

     The retail centers we intend to acquire would be located primarily in states west of the Mississippi River in the United States. Where feasible, we will endeavor to acquire multiple properties within the same major metropolitan markets where the acquisitions result in efficient property management operations with the potential to achieve market dominance.

     We do not intend to invest in real estate properties that are primarily:

     -  farms;

     -  health care facilities;

     -  industrial properties;

     -  leisure home sites;

     -  manufacturing facilities;

     -  mining properties;

     -  ranches;

     -  single-family residential properties;

     -  timberlands; or

     -  unimproved properties not intended to be developed (vacant land).

     Subject to compliance with the applicable requirement under the federal income tax laws, we may also undertake construction and development activities and render services in connection with such activities.

OUR SPONSOR, OUR ADVISOR AND THE INLAND GROUP

     Our sponsor is Inland Real Estate Investment Corporation, which is owned by The Inland Group, Inc. The Inland Group, together with its subsidiaries and affiliates, is a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate for over 35 years providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, syndication, renovation, construction, finance and other related services. Inland Western Retail Real Estate Advisory Services, Inc., is a wholly owned subsidiary of our sponsor and is our advisor. Inland Securities Corporation, another affiliate of The Inland Group, is the managing dealer of this offering. Inland Western Management Corp., our property manager, is an entity owned principally by individuals who are affiliates of The Inland Group. The principal executive offices of The Inland Group, our sponsor, our advisor and our property manager are located at 2901 Butterfield Road, Oak Brook, Illinois 60523 and their telephone number is (630) 218-8000.

     The following organizational chart depicts the services that affiliates or our sponsor will render to us and our organizational structure.

                              ORGANIZATIONAL CHART

                       -----------              ----------               -----------            ----------
                        Daniel L.                Robert H.                G. Joseph              Robert D.
                        Goodwin*                   Baum*                   Cosenza*               Parks*
                       -----------              ----------               -----------            ----------
                           ||                       ||                       ||                      ||
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                                                                 ||
                                                      -----------------------
                                                      THE INLAND GROUP, INC.*
                                                      -----------------------
                                                                 ||
      ================================================================================================================
      ||                  ||                                     ||                              ||                  |
---------------   -------------------                     -------------------            -------------------         |
  The Inland      The Inland Property                         Inland Real                    Inland Real             |
Services Group,       Management                           Estate Investment             Estate Transaction          |
      Inc.            Group, Inc.                             Corporation                    Group, Inc.             |
                                                             (our sponsor)                                           |
---------------   -------------------                     -------------------            -------------------         |
      |                   |                                      ||                             |                    |
      |                   |                 =========================================           |                    |
      |                   |                 ||                   ||                ||           |                    |
      |                   |            -------------  ---------------------  ------------------ |        ----------------------
      |                   |               Inland      Inland Western Retail  Inland Partnership |           Inland Mortgage
---------------   ------------------    Securities    Real Estate Advisory     Property Sales   |        Investment Corporation
Inland Risk and     Inland Western      Corporation      Services, Inc.         Corporation     |
   Insurance       Management Corp.                      (our advisor)                          |
  Management      (property manager)   -------------  ---------------------  ------------------ |        ----------------------
Services, Inc.                              |              |                                    |                  |
---------------   ------------------        |              |                                    |                  |
      |                   |                 |              |        ==============================          ================
      |                   |                 |              |        ||            ||            ||          ||            ||
      |                   |                 |              |  -------------  -----------  -----------  -----------  ---------------
      |                   |                 |              |   Inland Real   Inland Real  Inland Real    Inland     Inland Mortgage
  ---------               |                 |              |  Estate Sales,    Estate       Estate      Mortgage       Servicing
  Insurance               |                 |              |      Inc.       Development Acquisitions, Corporation    Corporation
  Services                |                 |              |                 Corporation     Inc.
  ---------               |                 |              |  -------------  -----------  -----------  -----------  ---------------
      |                   |                 |              |        |             |             |             |             |
      |                   |                 |              |        |             |             |             |             |
      |                   |                 |              |   --------------     |             |             |             |
      |                   |                 |              |    Real Estate       |             |             |             |
      |                   |                 |              |   Sales Services     |             |             |             |
      |                   |                 |              |   --------------     |             |             |             |
      |                   |                 |              |          |           |             |             |             |
      |                   |                 |              |          |           |             |             |             |
      |          --------------------   ----------   ---------------  |  ------------------   -----------  ---------  -------------
      |          Property Management    Securities    Organization,   |   Construction and     Property     Mortgage   Mortgage Loan
      |          and Related Services    Sales          Advisory      |      Development      Acquisition  Brokerage    Servicing
      |                                              and Real Estate  |      Services          Services     Services
      |                                                 Services      |
      |          --------------------   ----------   ---------------  |  ------------------   -----------  ---------  -------------
      |                   |                 |              |          |           |             |             |            |
      |                   |                 |              |          |           |             |             |            |
      |                   |                 |              |          |           |             |             |            |
      |                   |                 |              |          |           |             |             |            |
      |                   |                 |              |          |           |             |             |            |
      |                   |                 |              |          |           |             |             |            |
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                                            Inland Western Retail Real Estate Trust, Inc.
              We will be principally owned by public investors. Ownership is represented by shares of our common stock

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Solid lines indicate 100% ownership. Broken lines indicate service.

* The four indicated individuals control The Inland Group, Inc. and own substantially all of its stock.

     Investment in shares of our common stock involves risks. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment. The following is a summary of the material risks which we believe are most relevant to an investment in the shares. These risks are generally listed in the order of priority.


     - our common stock is not currently listed or traded on an exchange and cannot be readily sold (sales by stockholders may be made at a loss);


     -  we have no operating history nor established financing sources;

     - we have identified only one property to be purchased with the proceeds of this offering;

     - if we raise the minimum amount, we will not have sufficient resources to acquire the identified property. We need to raise in excess of $26 million to acquire this property;

     - although we anticipate that aggregate borrowings will not exceed 55% of the combined fair market value of our properties, our charter imposes a limitation on our borrowings of less than 300% of net assets and there are risks associated with a high amount of leverage;

     - we have no ownership in our advisor and the advisor is owned by our sponsor or their affiliates;

     - our advisor and its affiliates will receive substantial fees, including participation in proceeds from the sales, refinancing or liquidation of our assets;

     - our advisor, property manager and two of our directors are subject to conflicts of interest as a result of their affiliation with The Inland Group, including conflicts of interest relating to:

        - the negotiation of the terms of the advisors and property management agreements;

        - the allocation of their time between us and their other business ventures;

        -  decisions whether to acquire and dispose of properties;

        - the purchase and sale of properties to or from the advisor and our affiliates; and

        - the allocation of investment opportunities between us and their other business ventures.

     - the management fee structure could result in our advisor recommending riskier or more speculative investments;

     - we may make distributions that include a return of principal for federal tax purposes;

     -  we may fail to qualify as a REIT;

     -  there are limits on ownership, transferability and redemption of shares;

     - our investment policies and strategies may be changed without stockholder consent;

     -  our investments will lack geographic diversification;

     - we will not be able to meet our business objectives if we only acquire one single net leased property; and

     - risks that incentive structure of fees payable to our advisor and its affiliates may encourage our advisor to make investments that have greater risks to generate higher fees.

CONFLICTS OF INTEREST


CONFLICTS OF INTEREST EXIST BETWEEN US AND SOME OF OUR AFFILIATES, INCLUDING OUR ADVISOR. THESE AFFILIATES INCLUDE, INLAND REAL ESTATE CORPORATION, INLAND RETAIL REAL ESTATE TRUST, INC. AND INLAND REAL ESTATE EXCHANGE CORPORATION. INLAND REAL ESTATE CORPORATION IS A PUBLICLY REGISTERED REIT. INLAND REAL ESTATE CORPORATION IS A SELF-ADMINISTERED REIT AND IS NO LONGER AFFILIATED WITH THE INLAND GROUP. INLAND REAL ESTATE CORPORATION PURCHASES SHOPPING CENTERS LOCATED IN THE MIDWEST. INLAND RETAIL REAL ESTATE TRUST, INC. IS AFFILIATED WITH THE INLAND GROUP. INLAND RETAIL REAL ESTATE TRUST, INC. PURCHASES SHOPPING CENTERS LOCATED EAST OF THE MISSISSIPPI RIVER. INLAND REAL ESTATE EXCHANGE CORPORATION IS A SUBSIDIARY OF INLAND REAL ESTATE INVESTMENT CORPORATION. INLAND REAL ESTATE EXCHANGE CORPORATION PROVIDES REPLACEMENT PROPERTIES FOR PEOPLE WISHING TO COMPLETE AN IRS SECTION 1031 REAL ESTATE EXCHANGE. Midwest Real Estate Equities, Inc. is not a subsidiary of The Inland Group, Inc or its affiliates but does have some of the same shareholders as The Inland Group, Inc. Midwest Real Estate Equities buys, manages and sells commercial and multi-family property.


     Some of these conflicts include:


     - competition for the time and services of personnel that work for us and our affiliates, including, such persons as Daniel L. Goodwin, Robert H. Baum, G. Joseph Cosenza, Robert D. Parks, Roberta S. Matlin, Scott W. Wilton, Kelly E. Tucek, and Brenda G. Gujral, which may limit the amount of time these people may spend on our business matters;

     - substantial compensation payable by us to Inland Securities Corporation, Inland Western Retail Real Estate Advisory Services, Inc. and Inland Western Management Corp. for their various services which may not be on market terms and is payable, in most cases, whether or not our stockholders receive distributions;


     - competition for properties, although our affiliates are governed by the Property Acquisition Service Agreement which, with certain limitations, gives us a right of first refusal for all properties west of the Mississippi River;

     - acquisition of properties from an affiliate who has a contract to acquire it from PDG America; and

     - the possibility that we may do business with entities that have pre-existing relationships with our affiliates which may result in a conflict between our business and the ongoing business relationships our affiliates have with each other.

Conflicts of interest may also arise in connection with the potential sale or refinancing of our properties or the enforcement of agreements.

     We have an option to acquire or consolidate into us the business conducted by our advisor and/or our property manager for shares of common stock.

COMPENSATION TO BE PAID TO OUR ADVISOR AND AFFILIATES

     We intend to pay our advisor and affiliates substantial fees for managing our business.

     We will also pay the advisor and other affiliates of our sponsor a number of other fees for services or expense reimbursements during our offering, operational and liquidation stage.

Set forth below is a tabular summary of fees and compensation payable to our advisor and other affiliates.

Type of Compensation

Nonsubordinated payments:

     Offering stage:


Selling commissions                                7.5% of the sale price for each share
                                                   Estimated maximum:  $187,500,000

Marketing contribution and due diligence           3.0% of the gross offering proceeds
allowance                                          Estimated maximum:  $75,000,000

Reimbursable expenses and other                    We will reimburse our sponsor for actual costs incurred on
expenses of issuance                               our behalf in connection with this offering.
                                                   Estimated amount:   $14,684,000

     Acquisition stage:

Acquisition expenses                               We will reimburse Inland Real Estate Acquisitions, Inc. for costs incurred, on our behalf, in connection with the
                                                   acquisition of properties:
                                                   Estimated maximum:  $13,450,000

     Operational stage:

Property management fee                            4.5% of the gross income from the properties.
This fee terminates upon A BUSINESS COMBINATION    (cannot exceed 90% of the fee which would be payable to an
WITH OUR PROPERTY MANAGER.                         unrelated third party).  Actual amounts cannot be determined at the present time.  We will pay the fee for services in
                                                   connection with the rental, leasing, operation and management of the properties.

Loan servicing fee                                 .08% of the total principal amount of the loans being
                                                   serviced for each full year, up to the first $100 million and a lesser percentage on a sliding scale thereafter. Actual
                                                   amounts cannot be determined at the present time.

Reimbursable expenses relating to                  The compensation and reimbursements to our advisor and
administrative services                            its  affiliates will be approved by a majority of our directors.
                                                   Actual amounts cannot be determined at the present time.
                                                   These may include cost of goods and services and non-
                                                   supervisory services performed directly for us by
                                                   independent parties.

Liquidation stage:


Property disposition fee                           Lesser of 3% of sales price or 50% of the customary
THIS FEE TERMINATES UPON A BUSINESS                commission which would be paid
COMBINATION WITH OUR ADVISOR.                      to a third party. Actual
                                                   amounts cannot be  determined at the present time.

     Subordinated payments:

     Operational stage:

Advisor asset management fee                       Not more than 1% per annum of our average assets; subordinated
THIS FEE TERMINATES UPON A BUSINESS COMBINATION    to a non-cumulative, non-compounded return, equal to 6% per
WITH OUR ADVISOR.                                  annum.  Actual amounts cannot be determined at the present time. We will pay the fee for services in connection with
                                                   our day-to-day operations, including administering our
                                                   bookkeeping and accounting functions, services as our
                                                   consultant in connection with policy decisions made by our board, managing our properties or causing them to
                                                   be managed by another party and providing other services
                                                   as our board deems appropriate.

     Liquidation stage:

Incentive advisory fee                             After our stockholders have first received a 10%
THIS FEE TERMINATES UPON A BUSINESS COMBINATION    cumulative, non-compounded return and a return on their
WITH THE ADVISOR.                                  net investment, an  incentive advisory fee equal to 15% on net proceeds from the sale of a property will be
                                                   paid to our advisor. Actual amounts cannot be determined
                                                   at the present time. We will pay the fee for services in
                                                   connection with the disposition of our properties.


PRIMARY BUSINESS OBJECTIVE AND STRATEGIES

     Our primary business objective is to enhance the performance and value of our properties through active management. Key elements of our strategy are:

     Acquisitions:

     - To selectively acquire real properties that are diversified types and well-located.


     - To selectively acquire properties on an all-cash basis if necessary to provide us with a competitive advantage over potential purchasers who must secure financing. We may, however, acquire properties subject to existing indebtedness if we believe this is in our best interest. We may acquire properties free and clear of permanent mortgage debt by paying the entire purchase price of each property in cash or for shares, interests in entities that own one or more of our properties or a combination of these. However, as of the date of this prospectus, we had not paid the purchase price of any properties using shares or interests in entities that will own our properties.

     - To diversify geographically within the states west of the Mississippi by acquiring properties primarily located in major metropolitan areas to minimize the potential adverse impact of economic downturns in local markets.

     Operations:

     - We intend to actively manage costs and minimize operating expenses by centralizing all management, leasing, marketing, financing, accounting, renovation and data processing activities.

     - We intend to improve rental income and cash flow by aggressively marketing rentable space.

     - We intend to emphasize regular maintenance and periodic renovation to meet the needs of tenants and to maximize long-term returns.

     - We intend to maintain a diversified tenant base at our retail centers, consisting primarily of retail tenants providing consumer goods and services.

SHARES SOLD BEFORE THE OFFERING

     This is our initial public offering. We issued 20,000 shares of our common stock for $10 per share, or an aggregate purchase price of $200,000, to our advisor in connection with our organization.

TERMS OF THE OFFERING

     If we only sell the minimum offering, we will have sold a total of 220,000 shares. If we sell the maximum amount of shares under the offering, we will have sold a total of 250,020,000. These numbers do not include shares issued upon exercise of options granted and which may be granted under our independent director stock option plan.

     We are offering a minimum of 200,000 shares ($2,000,000) and a maximum of 250,000,000 shares ($2,500,000,000). We are offering 250,000,000 shares on a best efforts basis through the managing dealer at $10.00 per share, subject to discounts in some cases. An offering on a best efforts basis is one in which the securities dealers participating in the offering are under no obligation to purchase any of the securities being offered and, therefore, no specified number of securities are guaranteed to be sold and no specified amount of money is guaranteed to be raised from the offering.

     We are also offering up to 20,000,000 shares at a purchase price of $9.50 per share to stockholders who elect to participate in our distribution reinvestment program.

     The offering price of our shares is subjective and was determined by our board of directors. Our board of directors determined the offering price based upon the offering price of earlier REITs organized by our sponsor, the range of other REITs that do not have a public trading market and the recommendation of the managing dealer based on its consultations with likely soliciting dealers.

IS AN INVESTMENT IN US APPROPRIATE FOR YOU?

     An investment in us might be appropriate as part of your investment portfolio if:

     - You are looking for regular distributions. We intend to pay regular monthly distributions to our domestic stockholders and regular quarterly distributions to our foreign stockholders. The maximum time that you should have to wait to receive the first distribution is 45 days from the date in which we accept your subscription.

     - You are looking for a hedge against inflation. We intend to hedge against inflation by entering into leases with tenants which provide for scheduled rent escalations or participation in the growth of tenant sales. This is designed to provide increased distributions and capital appreciation.

     - You are looking for capital preservation and appreciation. We intend to acquire a portfolio of diverse properties, usually on an all cash basis, that are well located. After acquiring these properties, we may finance them, but we anticipate that aggregate borrowings secured by our properties will not exceed 55% of their combined fair market value.

     WE CANNOT GUARANTEE THAT WE WILL ACHIEVE THESE OBJECTIVES.

DISTRIBUTIONS

     We intend to pay regular monthly distributions to our domestic stockholders and regular quarterly distributions to our foreign stockholders. The maximum time that you should have to wait to receive the first distribution is 45 days from the date in which we accept your subscription.

     In order to maintain our REIT status under federal income tax laws, we intend to distribute at least 90% of our taxable income to our stockholders. For federal income tax purposes only, we may make distributions that include a return of principal or an amount in excess of 95% of cash available to us.

REAL PROPERTY INVESTMENTS

     We have identified one property for purchase in the state of Arizona.

     We anticipate purchasing an existing shopping center known as Peoria Station, which will contain 181,500 gross leasable square feet upon completion of the current redevelopment. The center currently contains 140,019 gross leasable square feet. The center is located at 10160 North 67th Avenue in Peoria, Arizona.

     An affiliate of our advisor has entered into a contract to acquire this property. We anticipate that the affiliate will assign this purchase contract to us for no cost to us. We would then anticipate purchasing Peoria Station from PDG America, an unaffiliated third party. Our total acquisition cost, including expenses, is expected to be approximately $25,867,000. This amount may be adjusted based on actual rental rates achieved on the redeveloped square feet. This amount may also increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $143 per square foot of leasable space.

SHARE REPURCHASE PROGRAM


     We intend to institute a share repurchase program. Our share repurchase program may provide eligible stockholders with limited interim liquidity by enabling them to sell shares back to us. The prices at which shares may be sold back to us will be one year from the purchase date at $9.25 per share; two years from the purchase date at $9.50 per share; three years from the purchase date at $9.75 per share; and four years from the purchase date at the greater of $10.00 per share or a price equal to ten times our "funds available for distribution" per weighted average share outstanding for the prior calendar year. We may terminate, reduce or otherwise change the above share repurchase program.

ESTIMATED USE OF PROCEEDS

     The amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. This first scenario assumes we sell the minimum number of 200,000 shares of common stock in this offering. The second scenario assumes:

     - we sell the maximum of 250,000,000 shares in this offering at $10 per share; and

     - we sell the maximum of 20,000,000 shares in our distribution reinvestment program at $9.50 per share.

     Under both scenarios we have not given effect to any special sales or volume discounts which could reduce selling commissions.

                                                                                          MAXIMUM OFFERING
                                                                                  (INCLUDING SHARES SOLD UNDER THE
                                                          MINIMUM OFFERING            DISTRIBUTION REINVESTMENT
                                                           200,000 SHARES                     PROGRAM)
                                                     -------------------------    --------------------------------
                                                         AMOUNT        PERCENT        AMOUNT               PERCENT
                                                     --------------    -------    ---------------          -------
Gross proceeds ...................................   $    2,000,000      100.0%   $ 2,690,000,000           100.00%
                                                     --------------    -------    ---------------           ------
Less expenses:
   Selling commissions ...........................          150,000        7.5%       187,500,000             6.97%
   Marketing contribution ........................           60,000        3.0%        75,000,000             2.79%
   Organization and offering .....................           90,000        4.5%        14,684,000              .55%
                                                     --------------    -------    ---------------           ------
   Total expenses                                           300,000       15.0%       277,184,000            10.30%
                                                     --------------    -------    ---------------           ------
Gross amount available ...........................        1,700,000       85.0%     2,412,816,000            89.70%
Less
   Acquisition expenses ..........................           10,000        0.5%        13,450,000             0.50%
   Working capital reserve .......................           20,000        1.0%        26,900,000             1.00%
                                                     --------------    -------    ---------------           ------
Net cash available ...............................   $    1,670,000      83.50%   $ 2,372,466,000            88.20%
                                                     ==============    =======    ===============           ======

                                  RISK FACTORS

     An investment in our shares involves significant risks and therefore is suitable only for those persons who understand those risks and the consequences of their investment and who are able to bear the risk of loss of their entire investment. You should consider the following material risks in addition to other information set forth elsewhere in this prospectus before making your investment decisions.

     THE PRICE OF OUR COMMON STOCK IS SUBJECTIVE AND MAY NOT BEAR ANY RELATIONSHIP TO WHAT A STOCKHOLDER COULD RECEIVE IF IT WAS sold. Our board of directors determined the offering price of our shares of common stock based on the following factors:

     -      the offering price of the earlier REITs organized by our sponsor;

     - the range of offering prices of other REITs that do not have a public trading market; and

     - the recommendation of the managing dealer based on its consultations with likely soliciting dealers.

     However, the offering price of our shares of common stock may not be the same as the price at which the shares may trade if they were listed on an exchange or actively traded by brokers, nor of the proceeds that a stockholder may receive if we were liquidated or dissolved. As such, any sales may be made at a loss.


     OUR COMMON STOCK IS NOT CURRENTLY LISTED ON AN EXCHANGE OR TRADING MARKET AND CANNOT BE READILY SOLD. There is currently no public trading market for the shares and we cannot assure you that one will develop. We may never list the shares for trading on a national stock exchange or include the shares for quotation on a national market system. The absence of an active public market for our shares could impair your ability to sell our stock at a profit or at all. By August 20, 2008 our board of directors will determine whether it is in our best interests to apply to have the shares listed on a national stock exchange or included for quotation on a national market system if we meet the applicable listing requirements at that time.


     YOU DO NOT KNOW WHAT REAL PROPERTIES AND OTHER ASSETS WE MAY ACQUIRE IN THE FUTURE, AND MUST RELY ON OUR ADVISOR, OUR BOARD AND OFFICERS TO SELECT THEM AND STOCKHOLDERS WILL NOT PARTICIPATE IN THESE DECISIONS. We intend to acquire commercial retail properties. We have only recently identified one property we intend to acquire. However, no information is available as to the identification, location, operating histories, lease terms or other relevant economic and financial data of any real properties or other assets we may purchase in the future. As a result, you must rely on us to locate and acquire suitable investment properties. In addition, our board of directors may approve future equity offerings or obtain financing, the proceeds of which may be invested in additional properties; therefore, you will not have an opportunity to evaluate all of the properties that will be in our portfolio. Stockholders will not participate in evaluating these investment opportunities. Nonetheless, you will be unable to evaluate the manner in which we invest the proceeds of this offering or the economic merit of particular properties prior to their acquisition. This prospectus only describes the parameters we will use to acquire additional real properties and other assets.

     COMPETITION WITH THIRD PARTIES IN ACQUIRING PROPERTIES WILL REDUCE OUR PROFITABILITY AND THE RETURN ON YOUR INVESTMENT. We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investment properties may increase. This will result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties, our profitability is reduced and you will experience a lower return on your investment.

     WE WILL COMPETE WITH REAL ESTATE INVESTMENT PROGRAMS SPONSORED BY COMPANIES AFFILIATED WITH US FOR THE ACQUISITION OF PROPERTIES AND FOR THE TIME AND SERVICES OF PERSONNEL. Affiliated companies have previously sponsored other REITs, private real estate equity programs and private placement mortgage and note programs, and affiliated companies in the future may sponsor other real estate investment programs. These affiliated companies include Inland Real Estate Corporation, Inland Retail Real Estate Trust, Inc., Inland Real Estate Exchange Corporation and other entities to be formed by The Inland Group, Inc. We will compete with these existing and future real estate investment programs for the acquisition of properties of a type suitable for our investment, for the time and services of personnel of our advisor and affiliates of our advisor in connection with our operation and the management of our assets, and for obtaining and retaining investors for our common stock. We will be limited to acquiring properties that are located west of the Mississippi River and single net lease properties located anywhere in the United States and therefore our geographic diversity will be limited.

     WE PLAN TO INCUR MORTGAGE INDEBTEDNESS AND OTHER BORROWINGS, WHICH MAY REDUCE THE FUNDS AVAILABLE FOR DISTRIBUTION, MAY INCREASE THE RISK OF LOSS SINCE DEFAULTS MAY RESULT IN FORECLOSURE AND MORTGAGES MAY INCLUDE CROSS-COLLATERALIZATION OR CROSS-DEFAULT PROVISIONS THAT INCREASE THE RISK THAT MORE THAN ONE PROPERTY MAY BE AFFECTED BY A DEFAULT. We may, in some instances, use either existing financing or borrow new funds to acquire properties. We intend to incur or increase our mortgage debt by obtaining loans secured by selected or all of the real properties to obtain funds to acquire additional real properties. We may also borrow funds if necessary to satisfy the requirement that we distribute to stockholders as dividends at least 90% of our annual REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

     We may incur mortgage debt on a particular real property if we believe the property's projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by properties may result in foreclosure actions initiated by lenders and our loss of the property securing the loan which is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entity that owns our properties. In such cases, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default.

     If mortgage debt is unavailable at reasonable rates, we will not be able to place financing on the properties, which could reduce distributions per share. If we place mortgage debt on the properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, our net income could be reduced, which would reduce cash available for distribution to stockholders and may prevent us from raising capital by issuing more stock and may prevent us from borrowing more money.

     IF WE HAVE INSUFFICIENT WORKING CAPITAL RESERVES, WE WILL HAVE TO OBTAIN FINANCING FROM OTHER SOURCES. We intend to establish working capital reserves which we believe are adequate to cover our cash needs. However, if these reserves are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Additional borrowing for working capital purposes will increase our interest expense and therefore, our financial condition and our ability to pay distributions may be adversely affected.

     THE TYPES OF PROPERTIES WHICH WE INTEND TO ACQUIRE AND THE AREA IN WHICH WE MAY ACQUIRE RETAIL CENTERS IS LIMITED. We intend to primarily acquire and manage retail centers. Our acquisition of retail centers is limited primarily to states west of the Mississippi River. Adverse economic conditions affecting that area could adversely affect our profitability to a greater degree than if we had diversified our investments to include other types of real estate over a larger geographic region.

     WE CURRENTLY PLAN TO ACQUIRE ONLY ONE SINGLE NET LEASED PROPERTY. We currently only have an agreement to acquire one single net leased property. We will not be able to meet our business objectives if we only acquire one single net leased property. This limitation could have an adverse effect on our business.

     THE AGGREGATE AMOUNT WE MAY BORROW IS LIMITED UNDER OUR ARTICLES OF INCORPORATION. Our articles of incorporation limit the aggregate amount we may borrow, secured and unsecured, to 300% of our net assets, absent a satisfactory showing that a higher level is appropriate. That limitation could have adverse consequences on our business, including:

     -      freezing our ability to purchase properties;

     - causing us to lose our REIT status if borrowing was necessary to distribute the required minimum amount of cash to our stockholders for us to qualify as a REIT;

     - causing operational problems if there are cash flow shortfalls for working capital purposes; and

     - resulting in the loss of a property if, for example, financing was necessary to cure a default on a mortgage.

     In order to change this limitation, we must obtain approval by a majority of our independent directors and by a majority of our stockholders. There will be a delay before approval can be obtained, if it can be obtained at all. It is possible that even if the required approval is obtained, it may not be obtained in sufficient time to avoid the adverse consequences of not having the additional funding when it is needed.

     WE HAVE NO OPERATING HISTORY, AND SO WE HAVE NO HISTORY OF EARNINGS UPON WHICH YOU COULD EVALUATE OUR BUSINESS. We were incorporated on March 5, 2003. We have only recently begun operations. We have not acquired any properties or hired any employees. Therefore, we have no operating history upon which you can evaluate our business and prospects. We have no income, cash flow, funds from operations or funds available to make distributions to you. We may be unable to conduct our business as we intend to do. You must carefully consider the risks and uncertainties frequently encountered in new companies like ours. Because we have no operating history, we have no historical basis for predicting if our business will be successful.

     BECAUSE OF THE WAY WE ARE ORGANIZED, WE WOULD BE A DIFFICULT TAKEOVER TARGET. THIS COULD DEPRESS THE PRICE OF OUR STOCK AND INHIBIT A MANAGEMENT CHANGE. Provisions which may have an anti takeover effect and inhibit a change in our management include:

     - THERE ARE OWNERSHIP LIMITS AND RESTRICTIONS ON TRANSFERABILITY AND OWNERSHIP IN OUR ARTICLES OF INCORPORATION. In order for us to qualify as a REIT, no more than 50% of the outstanding shares of our stock may be beneficially owned, directly or indirectly, by five or fewer individuals at any time during the last half of each taxable year. To assure that we will not fail to qualify as a REIT under this test, our articles of incorporation provide that, commencing March 1, 2003, subject to some exceptions, no person may beneficially own more than 9.8% of our common stock.

     This restriction may:

            - have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might involve a premium price for holders of our common stock; or

            - compel a stockholder who had acquired more than 9.8% of our stock to dispose of the additional shares and, as a result, to forfeit the benefits of owning the additional shares.

     - OUR ARTICLES OF INCORPORATION PERMIT OUR BOARD OF DIRECTORS TO ISSUE PREFERRED STOCK WITH TERMS THAT MAY DISCOURAGE A THIRD PARTY FROM ACQUIRING US. Our articles of incorporation permit our board of directors to issue, without stockholder approval, up to 10 million shares of preferred stock. The board may classify or reclassify any unissued preferred stock and establish preferences, conversion or other rights, voting power, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption, of any preferred stock. Thus, our board could authorize, without the approval by our stockholders, the issuance of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as merger, tender offer or sale of all or substantially all of our assets) that might provide a premium for holders of our common stock.


     - MARYLAND LAW MAY DISCOURAGE A THIRD PARTY FROM ACQUIRING US. Maryland law restricts mergers and other business combinations between us and an interested stockholder. Under the Maryland Business Combination Act, an anti-takeover statute, for a period of five years after the most recent acquisition of stock by an interested stockholder, we may not engage in any merger or other business combination with that interested stockholder or any affiliate of that interested stockholder. After the five-year period, any merger or other business combination must be approved by our board of directors and by at least 80% of all the votes entitled to be cast by holders of outstanding shares of our voting stock and two-thirds of all the votes entitled to be cast by holders of outstanding shares of our voting stock other than the interested stockholder with whom the business combination is to be effected unless, among other things, the stockholders of the company receive in the business combination a minimum consideration for their common stock equal to the highest price paid by the interested stockholder for its common stock. However, our articles of incorporation provide that the business combination provisions of Maryland law do not apply to any business combination involving us and our affiliates. As a result, the five-year prohibition and the super-majority stockholder vote requirements will not apply to any business combinations between us and our affiliates. The Maryland Business Combination Act could have the effect of discouraging offers from third parties to acquire us and of increasing the difficulty of successfully completing a business combination. See "Description of Securities - Provisions of Maryland Law and our Articles of Incorporation and Bylaws."

     - MARYLAND LAW ALSO LIMITS THE ABILITY OF A THIRD PARTY TO BUY A LARGE STAKE IN US AND EXERCISE VOTING POWER IN ELECTING directors. Maryland law provides a second anti-takeover statute, its Control Share Acquisition Act, which provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by the corporation's disinterested stockholders by a vote of a two-thirds of the votes entitled to be cast on the matter; shares of stock owned by interested stockholders, that is, by the acquirer, by officers or by directors who are employees of the corporation, are not entitled to be cast on the matter. "Control shares" are voting shares of stock which would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares. The control share acquisition statute does not apply
            (i) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation. Our bylaws exempt our affiliates from the Maryland control share acquisition statute. This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our affiliates or any of their affiliates. See "Description of Securities - Provisions of Maryland Law and our Articles of Incorporation and Bylaws - Control Share Acquisition."


     YOUR INVESTMENT RETURN MAY BE REDUCED IF WE ARE REQUIRED TO REGISTER AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT. We are not registered as an investment company under the Investment Company Act of 1940. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act. These requirements include:

     -      limitations on capital structure;

     -      restrictions on specified investments;

     -      prohibitions on transactions with affiliates; and

     - compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

     In order to maintain our exemption from regulation under the Investment Company Act of 1940, we must engage primarily in the business of buying real estate, and these investments must be made within a year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

     To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our strategy.

     If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

     THERE ARE MANY FACTORS WHICH CAN AFFECT DISTRIBUTIONS TO STOCKHOLDERS. Distributions will be based principally on cash available from our properties, real estate securities, and other investments. The amount of cash available for distributions will be affected by many factors, such as our ability to buy properties as offering proceeds become available, the yields on securities of other REITs which we invest in, and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We can give no assurance that we will be able to pay or maintain distributions or that distributions will increase over time. Nor can we give any assurance that rents from the properties will increase, that the securities we buy will increase in value or provide increased dividends over time, or that future acquisitions of real properties or our investments in securities will increase our cash available for distributions to stockholders. Our actual results may differ from the assumptions used by our board of directors in establishing the initial distribution rate to stockholders. Some of these factors are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions:

     - If one or more tenants defaults or terminates their lease, there could be a decrease or cessation of rental payments which would mean less cash available for distributions.

     - Cash available for distributions may be reduced if we are required to spend money to correct defects or to make improvements to properties.

     - Cash available to make distributions may decrease if the assets we acquire have lower yields than expected.

     - There may be a delay between the sale of the common stock and our purchase of real properties. During that time, we may invest in lower yielding short term instruments, which could result in a lower yield on your investment.

     - Federal income tax laws require REITs to distribute at least 90% of their taxable income to stockholders. This limits the earnings which we may retain for corporate growth, such as property acquisition, development or expansion and makes us more dependent upon additional debt or equity financing than corporations which are not REITs. If we borrow more funds in the future, more of our operating cash will be needed to make debt payments and cash available for distributions may therefore decrease.

     - In connection with future property acquisitions, we may issue additional shares of common stock or interests in other entities that own our properties. We cannot predict the number of shares of common stock, units or interests which we may issue, or the effect that these additional shares might have on cash available for distributions to you. If we issue additional shares, they could reduce the cash available for distributions to you.

     - We make distributions to our stockholders to comply with the distribution requirements of the Internal Revenue Code and to eliminate, or at least minimize, exposure to federal income taxes and the nondeductible REIT excise tax. Differences in timing between the receipt of income and the payment of expenses and the effect of required debt payments could require us to borrow funds on a short term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

     OUR DERIVATIVE FINANCIAL INSTRUMENTS USED TO HEDGE AGAINST INTEREST RATE FLUCTUATIONS COULD REDUCE THE OVERALL RETURNS ON YOUR INVESTMENT. We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our properties. To the extent we do, we are exposed to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. When the fair value of a derivative contract is negative, we owe the counterparty and, therefore, it does not possess credit risk.

     Our hedging strategy and use of derivative financial instruments may reduce the overall returns on your investments.

     As we have yet to raise any money, our board has not yet established policies and procedures regarding our use of derivative financial instruments for hedging or other purposes.

     WE COULD ISSUE MORE SHARES IN THE FUTURE, WHICH COULD REDUCE THE MARKET PRICE OF OUR OUTSTANDING SHARES. We have the power to issue more shares of our common stock in the future. We cannot predict the effect on the market price of our outstanding common stock, if any, of future sales by us of shares of our common stock, or the availability of shares for future sales through the exercise of options granted to independent directors under our independent director stock option plan. The issuance of these additional shares, or the perception that these shares could be issued, could adversely affect the prevailing market prices, if any, for our common stock.


     OUR SHARE REPURCHASE PROGRAM IS LIMITED TO 5% OF THE WEIGHTED AVERAGE NUMBER OF SHARES OF OUR STOCK OUTSTANDING DURING THE PRIOR CALENDAR YEAR AND MAY BE CHANGED OR TERMINATED BY US, THEREBY REDUCING THE POTENTIAL LIQUIDITY OF YOUR INVESTMENT. In accordance with our share repurchase program, a maximum of 5% of the weighed average number of shares of our stock outstanding during the prior calendar year may be repurchased by us. This standard limits the number of shares we can purchase. Our board also has the ability to change or terminate, at any time, our share repurchase program. If we terminate or modify our share repurchase program or if we do not have sufficient funds available to repurchase all shares that our stockholders request to repurchase, then our stockholders' ability to liquidate their shares will be diminished.


     STOCKHOLDERS HAVE LIMITED CONTROL OVER CHANGES IN OUR POLICIES. Our board of directors determines our major policies, including our investment objectives, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. This means that stockholders will have limited control over changes in our policies.

     IF WE INVEST IN JOINT VENTURES, THE OBJECTIVES OF OUR PARTNERS MAY CONFLICT WITH OUR OBJECTIVES. We may make investments in joint ventures or other partnership arrangements between us and affiliates of our sponsor or with unaffiliated third parties. Investments in joint ventures which own real properties may involve risks otherwise not present when we purchase real properties directly. For example, our co venturer may file for bankruptcy protection, may have economic or business interests or goals which are inconsistent with our interests or goals, or may take actions contrary to our instructions, requests, policies or objectives. Among other things, actions by a co venturer might subject real properties owned by the joint venture to liabilities greater than those contemplated by the terms of the joint venture or other adverse consequences.

     IF WE SELL PROPERTIES BY PROVIDING FINANCING TO PURCHASERS, WE WILL BEAR THE RISK OF DEFAULT BY THE PURCHASER. If we decide to sell any of our properties, we will use our best efforts to sell for cash. However, we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law. There are no limitations or restrictions on our ability to take purchase money obligations. We may therefore take a purchase money obligation secured by a mortgage as part payment for the purchase price. The terms of payment to us will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other properties, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.

     IF WE DO NOT RAISE SUFFICIENT FUNDS, WE MAY NOT FULFILL OUR INVESTMENT OBJECTIVES, INCLUDING ASSET DIVERSIFICATION. We are making this offering on a best efforts basis and it is conditioned on the sale of at least 200,000 shares of common stock for $2,000,000. Because this offering will be made on a best efforts basis, our potential profitability and our ability to continue to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of funds we raise. We will be able to purchase additional properties only as additional funds are raised. We cannot guarantee that we will sell the minimum number of shares and, if we do not, all proceeds from subscribers will be returned to them together with the interest earned on the proceeds. We have committed to pay approximately $26 million for the property to be purchased by us located in Phoenix, Arizona. In addition, expenses that we will incur in connection with this offering will impact the amount of funds that we have available to fulfill our investment objectives. If we only sell the minimum amount, we will incur $300,000 in expenses, and therefore will only have $1.7 million available for investment purposes. Funds that we apply towards offering expenses will reduce the amount of funds available for investment purposes. If we do not raise the minimum offering amount, then we will not be able to fulfill our investment objectives. See "Plan of Distribution -- Escrow Conditions" for explanations of when uninvested proceeds and escrowed funds will be returned to you. If we sell the maximum amount, we estimate our total expenses will be $277 million, leaving approximately $2.4 billion available for investment purposes.

     DELAYS IN ACQUISITIONS OF PROPERTIES MAY HAVE AN ADVERSE EFFECT. Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns and distributions on your investment. Where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in your distributions attributable to those particular properties. In addition, it takes a certain amount of time to locate, negotiate an acceptable purchase contract, conduct due diligence and ultimately acquire a property. If we are unable to invest our offering proceeds in income producing real properties in a timely manner, this may adversely affect the funds available for distribution.

     WE MAY NOT BE ABLE TO IMMEDIATELY INVEST PROCEEDS IN REAL ESTATE, WHICH WILL HARM YOUR RETURNS. Until we invest the proceeds of this offering in real estate investments, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments are not likely to earn as high a return as we expect to earn on our real estate investments, and we cannot guarantee how long it will take us to fully invest the proceeds of this offering in real estate investments. If we are unable to locate and close on real estate investments promptly, or in a manner consistent with the capital we raise, the funds available for your distributions could be reduced.

     WE DEPEND ON OUR BOARD OF DIRECTORS, ADVISOR AND PROPERTY MANAGER AND LOSING THOSE RELATIONSHIPS COULD NEGATIVELY AFFECT OUR OPERATIONS. Our board of directors has supervisory control over all aspects of our operations. Our ability to achieve our investment objectives will depend to a large extent on the board's ability to oversee, and the quality of, the management provided by the advisor, the property manager, their affiliates and employees for day-to-day operations. Therefore, we depend heavily on the ability of the advisor and its affiliates to retain the services of each of its executive officers and key employees. However, none of these individuals has an employment agreement with the advisor or its affiliates. The loss of any of these individuals could have a material adverse effect on us. These individuals include Robert D. Parks, G. Joseph Cosenza, Thomas P. McGuinness, Roberta S. Matlin and Brenda G. Gujral.


     Our advisor must reimburse us for certain operational stage expenses exceeding 15%. If the advisor's net worth or cash flow is not sufficient to cover these expenses, we will not be reimbursed.

     THERE ARE CONFLICTS OF INTEREST BETWEEN US AND OUR AFFILIATES. Our operation and management may be influenced or affected by conflicts of interest arising out of our relationship with our affiliates. Our advisor and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the advisor and affiliates will provide to us. Those officers could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance. These affiliates include, Inland Retail Real Estate Trust, Inc., Inland Western Retail Real Estate Advisory Services, Inc., Inland Real Estate Corporation, Inland Real Estate Exchange Corporation and entities to be formed by The Inland Group, Inc., Inland Western Retail Real Estate Advisory Services, Inc., our advisor. Inland Real Estate Corporation is a publicly registered REIT. Inland Real Estate Corporation is a self-administered REIT and is no longer affiliated with The Inland Group. Inland Real Estate Corporation purchases shopping centers located in the Midwest. Inland Retail Real Estate Trust, Inc. is affiliated with The Inland Group, Inc. Inland Retail Real Estate Trust, Inc. purchases shopping centers located east of the Mississippi River. Inland Real Estate Exchange Corporation is a subsidiary of Inland Real Estate Investment Corporation. Inland Real Estate Exchange Corporation provides replacement properties for people wishing to complete an IRS Section 1031 real estate exchange. Our advisor receives fees based on the book value of the properties under management. Specific conflicts of interest between us and our affiliates include:

     - WE MAY ACQUIRE PROPERTIES FROM AFFILIATES OF OUR SPONSOR IN TRANSACTIONS IN WHICH THE PRICE WILL NOT BE THE RESULT OF ARM'S LENGTH NEGOTIATIONS. The prices we pay to affiliates of our sponsor for our properties will be equal to the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties. These prices will not be the subject of arm's length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm's-length transaction. The result of these transactions could cause us to pay more for particular properties than we would have in an arm's length transaction and therefore, adversely effect our cash flow and our ability to pay your distributions.

     - WE MAY PURCHASE REAL PROPERTIES FROM PERSONS WITH WHOM OUR ADVISOR OR ITS AFFILIATES HAVE PRIOR BUSINESS RELATIONSHIPS AND OUR INTERESTS IN THESE BUSINESS RELATIONSHIPS MAY BE DIFFERENT FROM THE INTERESTS OF OUR ADVISOR OR ITS AFFILIATES IN THESE BUSINESS RELATIONSHIPS. We may purchase properties from third parties who have sold properties in the past, or who may sell properties in the future, to our advisor or its affiliates. If we purchase properties from these third parties, our advisor will experience a conflict between our current interests and its interest in preserving any ongoing business relationship with these sellers. This could result in our advisor or its affiliates recommending properties that may be in the best interest of the third party seller, but not our best interest. This could adversely impact our portfolio by causing us to invest in properties that are not necessarily in our best interest.

     - OUR ADVISOR AND ITS AFFILIATES RECEIVE COMMISSIONS, FEES AND OTHER COMPENSATION BASED UPON OUR INVESTMENTS AND THEREFORE OUR ADVISOR AND ITS AFFILIATES MAY RECOMMEND THAT WE MAKE INVESTMENTS IN ORDER TO INCREASE THEIR COMPENSATION. Our advisor and its affiliates receive commissions, fees and other compensation based upon our investments. They benefit by us retaining ownership of our assets and leveraging our assets, while you may be better served by sale or disposition or not leveraging the assets. In addition, our advisor's ability to receive fees and reimbursements depends on our continued investment in properties and in other assets which generate fees. Our advisor received fees based on the book value of the properties under management. Our property manager receives fees based on the income from properties under management. Therefore, our advisor and/or property manager may recommend that we purchase properties that generate fees for our advisor and property manager, but are not necessarily the most suitable investment for our portfolio. In addition, our affiliates, who receive fees, including our advisor, may recommend that we acquire properties, which may result in our incurring substantive amounts of indebtedness. Therefore, the interest of our advisor and its affiliates in receiving fees may conflict with our ability to earn income and may result in our incurring substantive amounts of indebtedness. The resolution of this conflict of interest may adversely impact our cash flow and our ability to pay your distributions.

     - OUR ADVISOR MAY HAVE CONFLICTING FIDUCIARY OBLIGATIONS IF WE ACQUIRE PROPERTIES WITH ITS AFFILIATES. Our advisor may cause us to acquire an interest in a property through a joint venture with its affiliates. In these circumstances, our advisor will have a fiduciary duty to both us and its affiliates participating in the joint venture. The resolution of this conflict of interest may cause the advisor to sacrifice our best interest in favor of the seller of the property and therefore, we may enter into a transaction that is not in our best interest. The resolution of this conflict of interest may negatively impact our financial performance.

     - THERE IS COMPETITION FOR THE TIME AND SERVICES OF OUR ADVISOR AND OUR ADVISOR MAY NOT DEDICATE THE TIME NECESSARY TO MANAGER OUR BUSINESS. We rely on our advisor and its affiliates for our daily operation and the management of our assets. Our officers and other personnel of our advisor and its affiliates have conflicts in allocating their management time, services and functions among the real estate investment programs they currently service and any future real estate investment programs or other business ventures which they may organize or serve. Those personnel could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance.

     - INLAND SECURITIES CORPORATION IS PARTICIPATING AS MANAGING DEALER IN THE SALE OF THE SHARES. Inland Securities Corporation is our managing dealer of this offering and is affiliated with The Inland Group. Our managing dealer is entitled to selling commissions, reimbursement for marketing and due diligence expenses, and the receipt of warrants. Our managing dealer may be subject to a conflict of interest arising out of its participation in this offering and its affiliation with The Inland Group in performing its "due diligence" obligations which arise under the Securities Act of 1933. The resolution of this conflict of interest could have a negative impact on our financial performance.

     - WE MAY ACQUIRE THE BUSINESS OF OUR ADVISOR AND OUR PROPERTY MANAGER WITHOUT FURTHER ACTION BY OUR STOCKHOLDERS. During the term of our agreements with our advisor and our property manager, we have the option to acquire or consolidate the business conducted by them without any consent of our stockholders, our advisor or our property manager. We may elect to exercise this right at any time after August 20, 2008. This unfettered discretion could cause us to take action that otherwise we would not be able to do and therefore, could have a negative impact on our financial performance.

     - WE DO NOT HAVE ARM'S-LENGTH AGREEMENTS, WHICH COULD CONTAIN TERMS WHICH ARE NOT IN OUR BEST INTEREST. As we have noted, our agreements and arrangements with our advisor or any of its affiliates, including those relating to compensation, are not the result of arm's length negotiations. These agreements may contain terms that our not in our best interest and would not otherwise be applicable if we entered into arm's-length agreements. See "Conflicts of Interest" for a discussion of various conflicts of interest.


     WE CANNOT PREDICT THE AMOUNTS OF COMPENSATION TO BE PAID TO OUR ADVISOR AND OUR OTHER AFFILIATES. Because the fees that we will pay to our advisor and our other affiliates are based on the level of our business activity, it is not possible to predict the amounts of compensation that we will be required to pay these entities. In addition, because key employees of our affiliates are given broad discretion to determine when to consummate a transaction, we rely on these key persons to dictate the level of our business activity. Fees paid to our affiliates will reduce funds available for distribution. Because we cannot predict the amount of fees due to these affiliates, we cannot predict how precisely such fees will impact our distributions.

     THE MANAGING DEALER HAS NOT MADE AN INDEPENDENT REVIEW OF US OR THE PROSPECTUS. The managing dealer, Inland Securities Corporation, is one of our affiliates and will not make an independent review of us or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the managing dealer, also an affiliate, cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker. In addition, a substantial portion of the proceeds of the offering will be paid to the managing dealer for managing the offering, including cash selling commissions, a marketing contribution and a due diligence expense allowance.

     OUR RIGHTS AND THE RIGHTS OF OUR STOCKHOLDERS TO TAKE ACTION AGAINST OUR DIRECTORS AND OFFICERS AND THE ADVISOR ARE LIMITED. Maryland law provides that a director has no liability in the capacity as a director if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests, and with the care that an ordinary prudent person in a like position would use under similar circumstances. Maryland law also provides that an act by a director of a Maryland corporation is presumed to satisfy the standards of the preceding sentence. Additionally, our articles of incorporation limit the liability of our directors and officers to us and to our stockholders for monetary damages to the maximum extent permitted under Maryland law. Our articles of incorporation, in the case of our directors, officers, employees and agents, and the advisory agreement, in the case of the advisor, require us to indemnify our directors, officers, employees and agents and the advisor for actions taken by them in good faith and without negligence or misconduct. Moreover, we have entered into separate indemnification agreements with each of our directors and some of our executive officers. As a result, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and the advisor than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or the advisor in some cases. See "Limitation of Liability and Indemnification of Directors, Officers and Our Advisors."

     THE BUSINESS OF OUR ADVISOR AND OUR PROPERTY MANAGER MAY BE ACQUIRED BY US WITHOUT FURTHER ACTION OF OUR STOCKHOLDERS. During the term of our agreements with our advisor and our property manager, we have the option to cause the business conducted by our advisor and/or our property manager (including all of their assets) to be acquired by or consolidated into us, without any consent of our stockholders, our advisor or our property manager or their respective board of directors or stockholders or shareholders in certain instances. We may elect to exercise this right as soon as any time after five years from the date of this prospectus. Our decision to exercise this right will be determined by a vote of a majority of our directors not otherwise interested in the transaction (including a majority of our independent directors). Our advisor and our property manager and/or their respective stockholders and shareholders will receive in connection with such an acquisition and in exchange for the transfer of all of the stock or assets of our advisor and/or our property manager, as the case may be, and for terminating their contractual relationships with us and the release or waiver of all their fees payable under the provisions of those contractual arrangements until their stated termination, but not paid, a determinable number of our shares. We will be obligated to pay any fees accrued under such contractual arrangements for services rendered through the closing of such acquisitions. In the event such an acquisition transaction is structured as a purchase of assets by us or a share exchange in which we are the acquiring corporation, our articles of incorporation and Maryland law will permit us to enter into and to consummate such a transaction without obtaining the approval of our stockholders. We do not presently intend to seek such stockholder approval if it is not then required by Maryland law or our articles of incorporation. Any such transaction will occur, if at all, only if our board of directors obtains a fairness opinion from a recognized financial advisor or institution providing valuation services to the effect that the consideration to be paid therefore is fair, from a financial point of view, to our stockholders. As a result, our stockholders will not have a right to vote on a decision to acquire the advisor or property manager and such transaction could dilute your holdings.

     YOUR PERCENTAGE OF OWNERSHIP MAY BECOME DILUTED IF WE ISSUE NEW SHARES OF STOCK. Stockholders have no rights to buy additional shares of stock in the event we issue new shares of stock, known as preemptive rights. We may issue common stock, convertible debt or preferred stock in a subsequent public offering or a private placement, upon exercise of options, or to sellers of properties we directly or indirectly acquire instead of, or in addition to, cash consideration. Investors purchasing common stock in this offering who do not participate in any future stock issues will experience dilution in the percentage of the issued and outstanding stock they own. Your investment will not be diluted as a result of any future stock issues if we sell any subsequently issued common stock for cash or property having a value of not less than $10 per share. Options to purchase common stock to be issued to independent directors under our independent director stock option plan, and/or convertible securities, if any, likely will be exercised or converted at a time when we seek to obtain needed capital through a new offering of our securities and on terms more favorable than those provided by the offered securities. As long as options on convertible securities remain unexercised or unconverted, the terms on which we could raise additional capital may be adversely affected, increasing the likelihood of your ownership percentage being diluted.

     THERE ARE INHERENT RISKS WITH REAL ESTATE INVESTMENTS. All real property investments are subject to some degree of risk. Equity real estate investments cannot be quickly converted to cash. This limits our ability to promptly vary our portfolio in response to changing economic, financial and investment conditions. Real property investments are also subject to adverse changes in general economic conditions or local conditions which reduce the demand for rental space. Other factors also affect real estate values, including:

     - possible federal, state or local regulations and controls affecting rents, prices of goods, fuel and energy consumption and prices, water and environmental restrictions;

     -      increasing labor and material costs; and

     -      the attractiveness of the property to tenants in the neighborhood.

     The yields available from equity investments in real estate depend in large part on the amount of rental income earned, as well as property operating expenses and other costs we incur. If our properties do not generate revenues sufficient to meet operating expenses, we may have to borrow amounts to cover fixed costs, and our cash available for distributions may be adversely affected.

     Prior investment programs of our sponsor experienced mortgage defaults and restructuring of debt. The principal real estate related adverse effects experienced by prior investment programs sponsored by The Inland Group and its affiliates were mortgage defaults and restructuring of debt.

     ADVERSE ECONOMIC CONDITIONS IN OUR PRIMARY GEOGRAPHIC REGION AND IN THE MARKET FOR RETAIL SPACE COULD REDUCE OUR INCOME AND DISTRIBUTIONS TO YOU. Our properties will be located mainly in states west of the Mississippi River in the United States. Our properties will primarily be used as retail establishments, principally multi-tenant shopping centers. The economic performance of our properties could be affected by changes in local economic conditions. Our performance is therefore linked to economic conditions in this region and in the market for retail space generally. Therefore, to the extent that there are adverse economic conditions in this region and in the market for retail space generally that impact the market rents for retail space, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

     In addition, we intend to predominantly own and operate grocery and discount anchored retail centers. To the extent that the investing public has a negative perception of the retail sector, the value of our common stock may be negatively impacted, thereby resulting in the shares trading at a discount below the inherent value of our assets as a whole.

     RISING EXPENSES COULD REDUCE CASH FLOW AND FUNDS AVAILABLE FOR FUTURE ACQUISITIONS. Our properties and any properties we buy in the future, are and will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses.

     While some of our properties may be leased on a triple-net-lease basis or require the tenants to pay a portion of such expenses, renewals of leases or future leases may not be negotiated on that basis, in which event we will have to pay those costs. If we are unable to lease properties on a triple-net-lease basis or on a basis requiring the tenants to pay all or some of such expenses, or if tenants fail to pay required tax, utility and other impositions, we could be required to pay those costs which could adversely affect funds available for future acquisitions or cash available for distributions.

     IF OUR TENANTS ARE UNABLE TO MAKE RENTAL PAYMENTS, IF THEIR RENTAL PAYMENTS ARE REDUCED, OR IF THEY TERMINATE A LEASE, OUR FINANCIAL CONDITION AND ABILITY TO PAY DISTRIBUTIONS WILL BE ADVERSELY AFFECTED. We are subject to the risk that tenants, as well as lease guarantors, if any, may be unable to make their lease payments or may decline to extend a lease upon its expiration. A default by a tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease, or a tenant's election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions.

     OUR FINANCIAL CONDITION AND ABILITY TO MAKE DISTRIBUTIONS MAY BE ADVERSELY AFFECTED BY THE BANKRUPTCY OR INSOLVENCY, A DOWNTURN IN THE BUSINESS, OR A LEASE TERMINATION OF A TENANT THAT OCCUPIES A LARGE AREA OF THE RETAIL CENTER OR AN ANCHOR TENANT. Generally, any tenant occupying a large portion of the gross leasable area of a retail center, a tenant of any of the triple-net single-user retail properties outside the primary geographical area of investment, commonly referred to as an anchor tenant, or a tenant that is an anchor tenant at more than one retail center, may become insolvent, may suffer a downturn in business, or may decide not to renew its lease. Any of these events would result in a reduction or cessation in rental payments to us and would adversely affect our financial condition. A lease termination by an anchor tenant could result in lease terminations or reductions in rent by other tenants whose leases permit cancellation or rent reduction if an anchor tenant's lease is terminated. In certain properties where there are large tenants, other tenants may require that if certain large tenants or "shadow" tenants discontinue operations, a right of termination or reduced rent may exist. In such event, we may be unable to re-lease the vacated space. Similarly, the leases of some anchor tenants may permit the anchor tenant to transfer its lease to another retailer. The transfer to a new anchor tenant could cause customer traffic in the retail center to decrease and thereby reduce the income generated by that retail center. A transfer lease to a new anchor tenant could also allow other tenants to make reduced rental payments or to terminate their leases at the retail center. If we are unable to re-lease the vacated space to a new anchor tenant, we may incur additional expenses in order to re-model the space to be able to re-lease the space to more than one tenant.

     IF A TENANT CLAIMS BANKRUPTCY, WE MAY BE UNABLE TO COLLECT BALANCES DUE UNDER RELEVANT LEASES. Any or all of the tenants, or a guarantor of a tenant's lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If a lease is assumed, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim is capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.

     A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. Such an event could cause a decrease or cessation of rental payments which would mean a reduction in our cash flow and the amount available for distributions to you. In the event of a bankruptcy, we cannot assure you that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected.

     WE MAY INCUR ADDITIONAL COSTS IN ACQUIRING OR RE-LEASING RETAIL PROPERTIES. Some of the properties we may acquire may be designed or built primarily for a particular tenant or a specific type of use. If a tenant fails to renew its lease or defaults on its lease obligations, we may not be able to readily market the property to a new tenant without substantial capital improvements or remodeling, which may adversely affect our results of operation and financial condition.

     OUR PROPERTIES WILL BE SUBJECT TO COMPETITION FOR TENANTS AND CUSTOMERS. We intend to locate our properties in developed areas. Therefore, there are and will undoubtedly be numerous other retail properties within the market area of each of our properties which will compete with our properties and which will compete with us for tenants. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for customer traffic and creditworthy tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made, thus affecting cash available for distributions, and the amount available for distributions to you.

     OUR PROPERTIES WILL FACE COMPETITION WHICH MAY AFFECT TENANTS' ABILITY TO PAY RENT AND THE AMOUNT OF RENT PAID TO US AND IN TURN AFFECT THE CASH AVAILABLE FOR DISTRIBUTIONS AND THE AMOUNT OF DISTRIBUTIONS. Each of our properties will be subject to competition from similar retail centers within their respective market areas. Other retail centers within the market area of our properties will compete with our properties for customers affecting their cash flows and thus affecting their ability to pay rent. In addition, some of our tenant rent payments may be based on the amount of sales revenue generated by them. If these tenants experience competition, the amount of their rent may decrease and our cash flow will decrease.

     WE MAY BE RESTRICTED FROM RE-LEASING SPACE. In many cases, tenant leases will contain provisions giving the tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center, or limit the ability of other tenants to sell such merchandise or provide such services. When re-leasing space after a vacancy is required, these provisions may limit the number and types of prospective tenants for the vacant space. The failure to re-lease or to re-lease on satisfactory terms could result in a reduction of net income, funds from operations and cash available for distributions and, thus affect the amount of distributions to you.

     WE MAY BE UNABLE TO SELL A PROPERTY IF OR WHEN WE DECIDE TO DO SO. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

     We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

     In acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict our ability to sell a property.

     IF WE SUFFER LOSSES THAT ARE NOT COVERED BY INSURANCE OR THAT ARE IN EXCESS OF INSURANCE COVERAGE, WE COULD LOSE INVESTED CAPITAL AND ANTICIPATED PROFITS. Each tenant is responsible for insuring its goods and premises and, in some circumstances, may be required to reimburse us for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts which our advisor determines are sufficient to cover reasonably foreseeable losses. Tenants of single-user properties leased on a triple-net-lease basis typically are required to pay all insurance costs associated with those properties. Material losses may occur in excess of insurance proceeds with respect to any property as insurance may not have sufficient resources to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or copayments. Insurance risks associated with potential terrorism acts could sharply increase the premium we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that will have adequate coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event occurred to, or caused the destruction of, one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

     TERRORIST ATTACKS, SUCH AS THE ATTACKS THAT OCCURRED IN NEW YORK AND WASHINGTON, D.C. ON SEPTEMBER 11, 2001, AND OTHER ACTS OF VIOLENCE OR WAR MAY AFFECT THE MARKETS IN WHICH WE OPERATE, OUR OPERATIONS AND OUR PROFITABILITY. Terrorist attacks may negatively affect our operations and your investment in our common shares. We cannot assure you that there will not be further terrorist attacks against the United States or United States businesses. Properties we may acquire may be located in areas that may be susceptible to attack, which may make these properties more likely to be viewed as terrorist targets than similar, less recognizable properties. These attacks or armed conflicts may directly impact the value of our properties through damage, destruction, loss or increased security costs. We may obtain terrorism insurance as required by our lenders. The terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. In addition, certain losses resulting from these types of events are uninsurable and others would not be covered by our current terrorism insurance. Additional terrorism insurance may not be available at a reasonable price or at all.

     The United States' armed conflict in Iraq could have a further impact on our tenants. The consequences of any armed conflict are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business or your investment.


     More generally, any of these events could result in increased volatility in or damage to the United States and worldwide financial markets and economy. They also could result in a continuation of the current economic uncertainty in the United States or abroad. Our revenues will be dependent upon payment of rent by retailers, which may be particularly vulnerable to uncertainty in the local economy. Adverse economic conditions could affect the ability of our tenants to pay rent, which could have a material adverse effect on our operating results and financial condition, as well as our ability to pay distributions to stockholders.


     REAL ESTATE RELATED TAXES MAY INCREASE AND IF THESE INCREASES ARE NOT PASSED ON TO TENANTS, OUR INCOME WILL BE REDUCED. Some local real property tax assessors may seek to reassess some of our properties as a result of our acquisition of the property. Generally, from time to time our property taxes increase as property values or assessment rates change or for other reasons deemed relevant by the assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Although some tenant leases may permit us to pass through such tax increases to the tenants for payment, there is no assurance that renewal leases or future leases will be negotiated on the same basis. Increases not passed through to tenants will adversely affect our income, cash available for distributions, and the amount of distributions to you.

     REVENUE FROM OUR PROPERTIES DEPENDS ON THE AMOUNT OF OUR TENANTS' RETAIL REVENUE, MAKING US VULNERABLE TO GENERAL ECONOMIC DOWNTURNS AND OTHER CONDITIONS AFFECTING THE RETAIL INDUSTRY. Some of our leases may provide for base rent plus contractual base rent increases. Some of our leases may also include a percentage rent clause for additional rent above the base amount based upon a specified percentage of the sales our tenants generate.

     Under those leases which contain percentage rent clauses, our revenue from tenants may increase as the sales of our tenants increase. Generally, retailers face declining revenues during downturns in the economy. As a result, the portion of our revenue which we derive from percentage rent leases could decline upon a general economic downturn.

     THE COSTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS AND OTHER GOVERNMENTAL LAWS AND REGULATIONS MAY ADVERSELY AFFECT OUR INCOME AND THE CASH AVAILABLE FOR ANY DISTRIBUTIONS. All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. Under various federal, state and local laws, ordinances and regulations, a current or previous owner, developer or operator of real estate may be liable for the costs of removal or remediation of hazardous or toxic substances at, on, under, or in its property. The costs of removal or remediation could be substantial. In addition, the presence of such substances, or the failure to properly remediate such substances, may adversely affect our ability to sell or rent such property or to use such property as collateral for future borrowing.

     Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations, stricter interpretation of existing laws or the future discovery of environmental contamination may require material expenditures by us. We cannot assure that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties.

     These laws typically allow liens to be placed on the affected property. In addition, there are various local, state and federal fire, health, life-safety and similar regulations which we may be required to comply with, and be subject to liability in the form of fines or damages for noncompliance.

     State and federal laws in this area are constantly evolving, and we intend to monitor these laws and take commercially reasonable steps to protect ourselves from the impact of these laws, including obtaining environmental assessments of each property acquired. We cannot assure that such assessments will reveal all environmental liabilities or that a prior owner of a property did not create a material environmental condition not known to us. We cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted, or what environmental conditions may be found to exist in the future. We cannot assure that our business, assets, results of operations, liquidity or financial condition will not be adversely affected by these laws, which may adversely affect cash available for distributions, and the amount of distributions to you.

     OUR COSTS ASSOCIATED WITH COMPLYING WITH THE AMERICANS WITH DISABILITIES ACT MAY AFFECT CASH AVAILABLE FOR DISTRIBUTIONS. Our properties will be subject to the Americans with Disabilities Act of 1990.

Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for "public accommodations" and "commercial facilities" that generally requires that buildings and services, including restaurants and retail stores, be made accessible and available to people with disabilities. The Disabilities Act's requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We will attempt to acquire properties which comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we cannot assure that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you.


     IF A SALE OR LEASEBACK TRANSACTION IS RECHARACTERIZED, OUR FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED. We may enter into sale and leaseback transactions, where we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale and leaseback may be recharacterized as either a financing or a joint venture, either of which outcomes could adversely affect our business.

     If the sale and leaseback were recharacterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. These outcomes could adversely affect our cash flow and the amount available for distributions to you.

     If the sale and leaseback were recharacterized as a joint venture, we and our lessee could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property. The imposition of liability on us could adversely affect our cash flow and the amount available for distributions to our stockholders.


     WE MAY INCUR ADDITIONAL COSTS IN ACQUIRING NEWLY CONSTRUCTED PROPERTIES WHICH MAY ADVERSELY AFFECT CASH AVAILABLE FOR DISTRIBUTIONS TO YOU. We intend to primarily acquire existing or newly constructed properties. We may purchase properties that are subject to completion of construction and development. The builder's failure to perform may result in tenants terminating leases. These actions may increase our costs or necessitate legal action by us to rescind our purchase of a property, to compel performance, or to sue for damages. Any such legal action may result in increased costs to us.

     OUR INVESTMENTS IN UNIMPROVED REAL PROPERTY MAY RESULT IN ADDITIONAL COST TO US TO COMPLY WITH RE-ZONING RESTRICTIONS OR ENVIRONMENTAL REGULATIONS. We may invest up to 10% of our assets in unimproved real property. Investments in unimproved properties are subject to the risks of real estate investments in general. The are also subject to risks and uncertainties associated with re-zoning the land for higher use or development and environmental concerns of governmental entities and/or community groups. We do not intend to invest in any unimproved property which is not intended to be developed.

     CONSTRUCTION AND DEVELOPMENT ACTIVITIES WILL EXPOSE US TO RISKS SUCH AS COST OVERRUNS, CARRYING COSTS OF PROJECTS UNDER CONSTRUCTION OR DEVELOPMENT, AVAILABILITY AND COSTS OF MATERIALS AND LABOR, WEATHER CONDITIONS AND GOVERNMENT REGULATION. Should we elect to engage in construction and development activities, in accordance with current pronouncements of the Internal Revenue Service, we intend to have our employees only perform oversight and review functions. These functions may include selecting sites, reviewing construction and tenant improvement design proposals, negotiating and contracting for feasibility studies, supervising compliance with local, state or federal laws and regulations, negotiating contracts, oversight of construction, accounting and obtaining financing. We will retain an independent general contractor to perform the actual physical construction work on tenant improvements or the installation of heating ventilation and air conditioning systems. These activities will expose us to risks inherent in construction and development, including cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, adverse weather conditions and governmental regulation.

     WE MAY ACQUIRE OR FINANCE PROPERTIES WITH LOCK-OUT PROVISIONS WHICH MAY PROHIBIT US FROM SELLING A PROPERTY, OR MAY REQUIRE US TO MAINTAIN SPECIFIED DEBT LEVELS FOR A PERIOD OF YEARS ON SOME PROPERTIES. Lock out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distributions to you. Lock out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a nonrecourse basis at maturity, or increasing the amount of indebtedness with respect to such properties.

     Lock out provisions could impair our ability to take actions during the lock-out period that would otherwise be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

     YOUR INVESTMENT HAS VARIOUS FEDERAL INCOME TAX RISKS. Although the provisions of the Internal Revenue Code relevant to your investment are generally described in the section of the prospectus titled "Federal Income Tax Considerations," we strongly urge you to consult your own tax advisor concerning the effects of federal, state and local income tax law on an investment and on your individual tax situation.

     IF WE FAIL TO QUALIFY AS A REIT OR TO MAINTAIN OUR REIT STATUS, OUR DIVIDENDS WILL NOT BE DEDUCTIBLE TO US, AND OUR INCOME WILL BE SUBJECT TO TAXATION. We intend to qualify as a REIT under the Internal Revenue Code of 1986, as amended, which will afford us significant tax advantages. The requirements for this qualification, however, are complex. If we fail to meet these requirements, our dividends will not be deductible to us and we will have to pay a corporate level tax on our income. This would substantially reduce our cash available to pay distributions and your yield on your investment. In addition, tax liability might cause us to borrow funds, liquidate some of our investments or take other steps which could negatively affect our operating results. Moreover, if our REIT status is terminated because of our failure to meet a technical REIT test, we would be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost.

     YOU MAY HAVE TAX LIABILITY ON DISTRIBUTIONS YOU ELECT TO REINVEST IN COMMON STOCK. If you participate in our distribution reinvestment program, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

     THE OPINION OF DUANE MORRIS LLP REGARDING OUR STATUS AS A REIT DOES NOT GUARANTEE OUR ABILITY TO REMAIN A REIT. Our legal counsel, Duane Morris LLP, will render its opinion upon commencement of this offering that we will qualify as a REIT, based upon our representations as to the manner in which we will be owned, invest in assets, and operate, among other things. Our qualification as a REIT depends upon our ability to meet, through investments, actual operating results, distributions, and satisfaction of specific stockholder rules, the various tests imposed by the Internal Revenue Code. Duane Morris LLP will not review these operating results or compliance with the qualification standards. This means that we cannot assure you that we will satisfy the REIT requirements in the future. Also, this opinion represents Duane Morris LLP's legal judgment based on the law in effect as of the date of this prospectus and is not binding on the Internal Revenue Service, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively

     EVEN REITS ARE SUBJECT TO FEDERAL AND STATE INCOME TAXES. Even if we qualify and maintain our status as a REIT, we may become subject to federal income taxes and related state taxes. For example, if we have net income from a "prohibited transaction," such income will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITS. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. In addition, we may also be subject to state and local taxes on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly own our assets. We cannot assure you that we will be able to continue to satisfy the REIT requirements.

     IN VIEW OF THE COMPLEXITY OF THE TAX ASPECTS OF THE OFFERING, PARTICULARLY IN LIGHT OF THE FACT THAT SOME OF THE TAX ASPECTS OF THE OFFERING WILL NOT BE THE SAME FOR ALL INVESTORS, PROSPECTIVE INVESTORS ARE STRONGLY ADVISED TO CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATION PRIOR TO AN INVESTMENT IN SHARES OF OUR COMMON STOCK.

     AN INVESTMENT IN OUR COMMON STOCK MAY NOT BE SUITABLE FOR EVERY EMPLOYEE BENEFIT PLAN. When considering an investment in our common stock, an individual with investment discretion over assets of any pension plan, profit-sharing plan, retirement plan, IRA or other employee benefit plan covered by ERISA should consider whether the investment satisfies the fiduciary requirements of ERISA and other applicable laws. In particular, attention should be paid to the diversification requirements of Section 404(a)(1)(C) of ERISA in light of all the facts and circumstances, including the portion of the plan's portfolio of which the investment will be a part. All plan investors should also consider whether the investment is prudent and meets plan liquidity requirements as there may be only a limited market in which to sell or otherwise dispose of our common stock, and whether the investment is permissible under the plan's governing instrument. We have not, and will not, evaluate whether an investment in our common stock is suitable for any particular plan. Rather, we will accept entities as stockholders if an entity otherwise meets the suitability standards.

     THE ANNUAL STATEMENT OF VALUE THAT WE WILL BE SENDING TO STOCKHOLDERS SUBJECT TO ERISA AND TO CERTAIN OTHER PLAN STOCKHOLDERS IS ONLY AN ESTIMATE AND MAY NOT REFLECT THE ACTUAL VALUE OF OUR SHARES. The annual statement of value will report the value of each common stock based as of the close of our fiscal year. No independent appraisals will be obtained and the value will be based upon an estimated amount we determine would be received if our properties and other assets were sold as of the close of our fiscal year and if such proceeds, together with our other funds, were distributed pursuant to a liquidation. However, the net asset value of each share of common stock will be deemed to be $10 during this offering and for the first three years following the termination of this offering. Because this is only an estimate, we may subsequently revise any annual valuation that is provided. We cannot assure that:

     - a value included in the annual statement could actually be realized by us or by our stockholders upon liquidation;

     - stockholders could realize that value if they were to attempt to sell their common stock; or

     - an annual statement of value would comply with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law. We will stop providing annual statements of value if the common stock becomes listed for trading on a national stock exchange or included for quotation on a national market system.

              CAUTIONING NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements that reflect management's expectations and projections about our future results, performance, prospects and opportunities. We have attempted to identify these forward-looking statements by using words such as "may," "will," "expects," "anticipates," "believes," "intends," "expects," "estimates," "could" or similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, and are detailed on the previous pages:

     - our common stock is not currently listed or traded on an exchange and cannot be readily sold;

     -      we have no operating history nor established financing sources;

     - we have identified only one property to be purchased with the proceeds of this offering;

     - if we raise the minimum amount, we will not have sufficient resources to acquire the identified property. We need to raise in excess of $26 million to acquire this property;

     - although we anticipate that aggregate borrowings will not exceed 55% of the combined fair market value of our properties, our charter imposes a limitation on our borrowings of less than 300% of net assets and there are risks associated with a high amount of leverage;

     - we have no ownership in our advisor and the advisor is owned by our sponsor or their affiliates;

     - our advisor and its affiliates will receive substantial fees, including participation in proceeds from the sales, refinancing or liquidation of our assets;

     - our advisor, property manager and two of our directors are subject to conflicts of interest as a result of their affiliation with The Inland Group, including conflicts of interest relating to:

     - the negotiation of the terms of the advisors and property management agreements;

     - the allocation of their time between us and their other business ventures;

     -      decisions whether to acquire and dispose of properties;

     - the purchase and sale of properties to or from the advisor and our affiliates; and

     - the allocation of investment opportunities between us and their other business ventures.

     - the management fee structure could result in our advisor recommending riskier or more speculative investments;

     - we may make distributions that include a return of principal for federal tax purposes;

     -      we may fail to qualify as a REIT;

     - there are limits on ownership, transferability and redemption of shares;

     - our investment policies and strategies may be changed without stockholder consent;

     -      our investments will lack geographic diversification;

     - we will not be able to meet our business objectives if we only acquire one single net leased property; and

     - risks that incentive structure of fees payable to our advisor and its affiliates may encourage our advisor to make investments that have greater risks to generate higher fees.

     You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

                                 HOW WE OPERATE

     We intend to operate as a REIT for federal and state income tax purposes. Our sponsor is Inland Real Estate Investment Corporation. Our sponsor was instrumental in our organization.

     We contract with Inland Western Retail Real Estate Advisory Services, Inc. for its services as our advisor. Our advisor has the responsibility for our day-to-day operations and the management of our assets.

     In addition to the services of our advisor, we contract with Inland Western Management Corp. for their services as our property manager. Inland Western Management Corp. provides the day-to-day property management services for all of our properties.

     Our sponsor, Inland Real Estate Investment Corporation, is owned by The Inland Group, Inc. Our advisor Inland Western Retail Real Estate Advisory Services, Inc., is owned by our sponsor, and thus is indirectly controlled by The Inland Group. In addition, our property manager, Inland Western Management Corp. is owned by individuals who are affiliates of the Inland Group.

     The Inland Group, together with its subsidiaries and affiliates, is a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate for over 35 years providing the following and other related services:

         Property management                Leasing
         Marketing                          Acquisition
         Disposition                        Development
         Redevelopment                      Syndication
         Renovation                         Construction
         Finance                            Other related services

     The following organizational chart depicts the services that affiliates or our sponsor will render to us and our organizational structure.

                              ORGANIZATIONAL CHART

                       -----------              ----------               -----------            ----------
                        Daniel L.                Robert H.                G. Joseph              Robert D.
                        Goodwin*                   Baum*                   Cosenza*               Parks*
                       -----------              ----------               -----------            ----------
                           ||                       ||                       ||                      ||
                           ============================================================================
                                                                 ||
                                                      -----------------------
                                                      THE INLAND GROUP, INC.*
                                                      -----------------------
                                                                 ||
      ================================================================================================================
      ||                  ||                                     ||                              ||                  |
---------------   -------------------                     -------------------            -------------------         |
  The Inland      The Inland Property                         Inland Real                    Inland Real             |
Services Group,       Management                           Estate Investment             Estate Transaction          |
      Inc.            Group, Inc.                             Corporation                    Group, Inc.             |
                                                             (our sponsor)                                           |
---------------   -------------------                     -------------------            -------------------         |
      |                   |                                      ||                             |                    |
      |                   |                 =========================================           |                    |
      |                   |                 ||                   ||                ||           |                    |
      |                   |            -------------  ---------------------  ------------------ |        ----------------------
      |                   |               Inland      Inland Western Retail  Inland Partnership |           Inland Mortgage
---------------   ------------------    Securities    Real Estate Advisory     Property Sales   |        Investment Corporation
Inland Risk and     Inland Western      Corporation      Services, Inc.         Corporation     |
   Insurance       Management Corp.                      (our advisor)                          |
  Management      (property manager)   -------------  ---------------------  ------------------ |        ----------------------
Services, Inc.                              |              |                                    |                  |
---------------   ------------------        |              |                                    |                  |
      |                   |                 |              |        ==============================          ================
      |                   |                 |              |        ||            ||            ||          ||            ||
      |                   |                 |              |  -------------  -----------  -----------  -----------  ---------------
      |                   |                 |              |   Inland Real   Inland Real  Inland Real    Inland     Inland Mortgage
  ---------               |                 |              |  Estate Sales,    Estate       Estate      Mortgage       Servicing
  Insurance               |                 |              |      Inc.       Development Acquisitions, Corporation    Corporation
  Services                |                 |              |                 Corporation     Inc.
  ---------               |                 |              |  -------------  -----------  -----------  -----------  ---------------
      |                   |                 |              |        |             |             |             |             |
      |                   |                 |              |        |             |             |             |             |
      |                   |                 |              |   --------------     |             |             |             |
      |                   |                 |              |    Real Estate       |             |             |             |
      |                   |                 |              |   Sales Services     |             |             |             |
      |                   |                 |              |   --------------     |             |             |             |
      |                   |                 |              |          |           |             |             |             |
      |                   |                 |              |          |           |             |             |             |
      |          --------------------   ----------   ---------------  |  ------------------   -----------  ---------  -------------
      |          Property Management    Securities    Organization,   |   Construction and     Property     Mortgage  Mortgage Loan
      |          and Related Services     Sales         Advisory      |      Development      Acquisition  Brokerage    Servicing
      |                                              and Real Estate  |       Services         Services    Services
      |                                                 Services      |
      |          --------------------   ----------   ---------------  |  ------------------   -----------  ---------  -------------
      |                   |                 |              |          |           |             |             |            |
      |                   |                 |              |          |           |             |             |            |
      |                   |                 |              |          |           |             |             |            |
      |                   |                 |              |          |           |             |             |            |
      |                   |                 |              |          |           |             |             |            |
      |                   |                 |              |          |           |             |             |            |
-----------------------------------------------------------------------------------------------------------------------------------
                                            Inland Western Retail Real Estate Trust, Inc.
              We will be principally owned by public investors. Ownership is represented by shares of our common stock

-----------------------------------------------------------------------------------------------------------------------------------

Solid lines indicate 100% ownership. Broken lines indicate service.

* The four indicated individuals control The Inland Group, Inc. and own substantially all of its stock.

                              CONFLICTS OF INTEREST

     We are subject to conflicts of interest arising out of our relationship with our sponsor, our advisor and their affiliates. All of our agreements and arrangements with our advisor and its affiliates, including those relating to compensation, are not the result of arm's length negotiations. Some of the conflicts inherent in our transactions with our advisor and its affiliates, and the limitations on our advisor adopted to address these conflicts, are described below. Our advisor and its affiliates will try to balance our interests with their own. However, to the extent that our advisor or its affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock. In addition, our directors and officers and security holders may engage for their own account in business activities of the types conducted or to be conducted by us and our subsidiaries.

     THERE MAY BE CONFLICTING INVESTMENT OPPORTUNITIES AMONG AFFILIATES OF OUR ADVISOR AND THE INLAND GROUP. Affiliates of our advisor and The Inland Group have sponsored multiple previous investment programs. Our sponsor may also sponsor other programs which may have investment objectives similar to ours. Therefore, our sponsor, our advisor and their affiliates could face conflicts of interest in determining which investment programs will have the first opportunity to acquire real properties and other assets as they become available.

     In order to address this situation, we have an agreement with our advisor, some of its affiliates, and Inland Retail Real Estate Trust, Inc., another REIT sponsored by our sponsor. This agreement gives us the right to purchase property in our primary geographic area of investment, which includes the states west of the Mississippi River, placed under contract by our advisor or any of its affiliates, if we are able to close the purchase within 60 days. Similarly, Inland Retail Real Estate Trust, Inc. has the first opportunity to purchase properties in its primary geographical area of investment, which is located in states east of the Mississippi.

     IN THE SITUATION INVOLVING SINGLE USER NET LEASED RETAIL PROPERTY LOCATED ANYWHERE WITHIN THE UNITED STATES, AND BOTH OF US HAVE FUNDS AVAILABLE TO MAKE THE PURCHASE, THE PROSPECTIVE PROPERTY WILL FIRST BE OFFERED TO INLAND RETAIL REAL ESTATE TRUST, INC. IF INLAND REAL ESTATE TRUST, INC. DOES NOT PURCHASE THE PROSPECTIVE PROPERTY, IT WILL THEN BE OFFERED TO US.

     Factors which may be considered in connection with evaluating the suitability of the prospective property or other asset for investment by a particular investment program include:

     - the effect of the acquisition on the diversification of each program's portfolio;

     -      the amount of funds available for investment;

     -      cash flow; and

     - the estimated income tax effects of the purchase and subsequent disposition.

     We currently focus on purchase of properties in the states west of the Mississippi River which is outside Inland Retail Real Estate Trust Inc.'s primary geographic area of investment. However, if any conflicts do arise, they will be resolved as provided in the agreement with our advisor discussed above. We currently have identified one property for purchase located in Phoenix, Arizona. Neither The Inland Group nor any of its affiliates owns or has any interest in properties adjacent to this property.

     All actions taken by our advisor or its affiliates which present potential conflicts with us will be APPROVED BY A MAJORITY OF OUR INDEPENDENT DIRECTORS.

     WE MAY ACQUIRE PROPERTIES FROM AFFILIATES OF OUR SPONSOR. The prices we pay to affiliates of our sponsor for these properties will be equal to the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties. These prices will not be the subject of arm's length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm's-length transaction. However, our articles of incorporation provide that the purchase price of any property acquired from an affiliate may not exceed its fair market value as determined by a competent independent appraiser. In addition, the price must be approved by a majority of our directors who have no financial interest in the transaction. If the price to us exceeds the cost paid by our affiliate, there must be substantial justification for the excess cost.

     WE MAY PURCHASE REAL PROPERTIES FROM PERSONS WITH WHOM AFFILIATES OF OUR ADVISOR HAVE PRIOR BUSINESS RELATIONSHIPS. We may purchase properties from third parties who have sold properties in the past, or who may sell properties in the future, to our advisor or its affiliates. If we purchase properties from these third parties, our advisor will experience a conflict between our current interests and its interest in preserving any ongoing business relationship with these sellers. Nevertheless, our advisor has a fiduciary obligation to us.

     PROPERTY MANAGEMENT SERVICES ARE BEING PROVIDED BY A COMPANY OWNED PRINCIPALLY BY AFFILIATES OF THE INLAND GROUP. Our property manager, which is owned principally by individuals who are our affiliates, provides property management services to us pursuant to management services agreements which we can terminate only in the event of gross negligence or willful misconduct on the part of the property manager. However, our property management services agreement provides that we pay our property manager a monthly management fee of no greater than 90% of the fee which would be payable to an unrelated third party providing such services. In addition, the advisor and the property manager believe that the property manager has sufficient personnel and other required resources to discharge all responsibilities to us.


     OUR ADVISOR AND ITS AFFILIATES RECEIVE COMMISSIONS, FEES AND OTHER COMPENSATION BASED UPON OUR INVESTMENTS. We believe that the compensation we will pay to our advisor and its affiliates is no more than what we would pay for similar services performed by independent firms. Some compensation is payable whether or not there is cash available to make distributions to our stockholders. To the extent this occurs, our advisor and its affiliates benefit from us retaining ownership of our assets and leveraging our assets, while our stockholders may be better served by sale or disposition or not leveraging the assets. In addition, the advisor's ability to receive fees and reimbursements depends on our continued investment in properties and in other assets which generate fees. Our advisor received fees based on the book value of the properties under management. Our property manager receives fees based on the income from properties under management. Therefore, our advisor and/or property manager may recommend that we purchase properties that generate fees for our advisor and property manager, but are not necessarily the most suitable investment for our portfolio. In addition, our affiliates, who receive fees, including our advisor, may recommend that we acquire properties, which may result in our incurring substantive amounts of indebtedness. Therefore, the interest of the advisor and its affiliates in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock. Our advisor and its affiliates recognize that they have a fiduciary duty to us and our stockholders, and have represented to us that their actions and decisions will be made in the manner most favorable to us and our stockholders.


     While we will not make loans to our advisor or its affiliates, we may borrow money from them for various purposes, including funding working capital requirements. If we do, the terms, such as the interest rate, security, fees and other charges, will be at least as favorable to us as those which would be charged by unaffiliated lending institutions in the same locality on comparable loans. Any money borrowed from an affiliate of The Inland Group is expected to be repaid within 180 days.

     Our advisor and its affiliates may do business with others who do business with us, although presently there are no instances of this. However, our advisor or its affiliates may not receive rebates or participate in any reciprocal business arrangements which would have the effect of circumventing our agreement with our advisor.

     OUR ADVISOR MAY HAVE CONFLICTING FIDUCIARY OBLIGATIONS IF WE ACQUIRE PROPERTIES WITH ITS AFFILIATES. Our advisor may cause us to acquire an interest in a property through a joint venture with its affiliates. In these circumstances, our advisor will have a fiduciary duty to both us and its affiliates participating in the joint venture. In order to minimize the conflict between these fiduciary duties, the advisory agreement provides guidelines for investments in joint ventures with affiliates. In addition, our articles of incorporation require a majority of our disinterested directors to determine that the transaction is fair and reasonable to us and is on terms and conditions no less favorable than from unaffiliated third parties entering into the venture.

     THERE IS COMPETITION FOR THE TIME AND SERVICES OF OUR ADVISOR. We rely on our advisor and its affiliates for our daily operation and the management of our assets. Personnel of our advisor and its affiliates have conflicts in allocating their management time, services and functions among the real estate investment programs they currently service and any future real estate investment programs or other business ventures which they may organize or serve. Our advisor and its affiliates believe they have enough staff to perform their responsibilities in connection with all of the real estate programs and other business ventures in which they are involved.

     INLAND SECURITIES CORPORATION IS PARTICIPATING AS MANAGING DEALER IN THE SALE OF THE SHARES. Inland Securities Corporation is the managing dealer of the offering and is affiliated with The Inland Group. The managing dealer is entitled to selling commissions, reimbursement for marketing and due diligence expenses, and the receipt of warrants. The managing dealer may be subject to a conflict of interest arising out of its participation in this offering and its affiliation with The Inland Group in performing its "due diligence" obligations which arise under the Securities Act of 1933. However, the managing dealer believes it has and will continue to properly perform these "due diligence" activities.

     WE MAY ACQUIRE THE BUSINESS OF OUR ADVISOR AND OUR PROPERTY MANAGER WITHOUT FURTHER ACTION BY OUR STOCKHOLDERS. During the term of our agreements with our advisor and our property manager, we have the option to acquire or consolidate the business conducted by them without any consent of our stockholders, our advisor or our property manager. We may elect to exercise this right at any time after August 20, 2008. Before this date, we need the consent of the advisor and the property manager to exercise this right. Our decision to exercise this right will be determined by a vote of a majority of our disinterested directors. Our advisor and our property manager and their shareholders will receive shares of our common stock in the acquisition. The transaction will occur, if at all, only if the board of directors obtains a fairness opinion from a recognized financial valuation service provider to the effect that the consideration to be paid is fair, from a financial point of view, to our stockholders. We will be obligated to pay any fees accrued under any contractual arrangements we have with the advisor and/or the property manager for services rendered through the closing of such acquisitions.

     WE DO NOT HAVE ARM'S-LENGTH AGREEMENTS. As we have noted, our agreements and arrangements with our advisor or any of its affiliates, including those relating to compensation, are not the result of arm's length negotiations, but we believe these agreements and arrangements approximate the terms of arm's length transactions.

                               COMPENSATION TABLE

     The compensation arrangements between us and our advisor, The Inland Group and its affiliates, were not determined by arm's-length negotiations. See "Conflicts of Interest." The following table discloses the compensation which we may pay our advisor and its affiliates. In those instances in which there are maximum amounts or ceilings on the compensation which may be received, our advisor and its affiliates may not recover any excess amounts for those services by reclassifying them under a different compensation or fee category.


     We define net income as total revenues less expenses other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. When we use the term "net income" for purposes of calculating some expenses and fees, it excludes the gain from the sale of our assets. This definition of net income is prescribed by the Statement of Policy Regarding REITs adopted by the North American Securities Administrators Association, Inc., or NASAA; but it is not in accordance with generally accepted accounting principles in the United States, because depreciation and other non-cash reserves are not deducted in determining net income under the NASAA REIT Statement. Excluding depreciation will result in not reimbursing our Advisor for a non-cash expenditure and not excluding the gain from the sale of our assets could result in greater net income on which the 25% reimbursement to our Advisor is allowed.


NONSUBORDINATED PAYMENTS

     The following aggregate amounts of compensation, allowances and fees we may pay to our advisor and its affiliates are not subordinated to the returns on net investments that we are required to pay to our stockholders.


 TYPE OF COMPENSATION AND                                                                      ESTIMATED MAXIMUM
        RECIPIENT                             METHOD OF COMPENSATION                             DOLLAR AMOUNT
----------------------------------   ----------------------------------------------   ---------------------------------
                                                 OFFERING STAGE
Selling commissions payable to the   We will pay a selling commission of 7.5% of      The actual amount depends upon
managing dealer and dealers          the sale price for each share (and reallow       the amount of shares sold.  We
designated by the managing dealers   7%), subject to reduction for special sales      will not pay selling commissions
referred to as soliciting            under the circumstances as described in the      if the minimum offering is not
dealers.  Neither the managing       "Plan of Distribution - Compensation - We Will   sold.  If only the minimum
dealer, the soliciting dealers,      Pay For the Sale of Our Shares."                 offering is sold and there are
nor our officers or directors will                                                    no special sales, a total of
be permitted to purchase shares of   We will permit the managing dealer and its       $150,000 in selling commissions
our stock in order to meet the       respective officers and employees and certain    will be paid.  A total of
minimum thresholds.                  of its affiliates to purchase shares net of      $187,500,000 in selling
                                     sales commissions and the marketing              commissions will be paid if the
                                     contribution and due diligence expense           maximum offering is sold and
                                     allowance or for $8.95 per share.                there are no special sales.

                                     Also, soliciting dealers and their
                                     respective officers and employees and
                                     certain of their respective affiliates who request and are entitled to purchase shares net of selling commissions may make an initial purchase of shares net of sales commissions or for $9.30 per share;
                                     however, any subsequent purchases of shares by any such persons are limited to a maximum discount of 5%.

 TYPE OF COMPENSATION AND                                                                      ESTIMATED MAXIMUM
        RECIPIENT                             METHOD OF COMPENSATION                             DOLLAR AMOUNT
----------------------------------   ----------------------------------------------   ---------------------------------
Marketing contribution and           We will pay an amount equal to 2.5 of the        The actual amount depends on the
due diligence expense allowance      gross offering proceeds to the managing dealer,  number of shares. If there are
paid to the managing dealer          all or a portion of which may be passed on to    no special sales, approximately
and soliciting dealers.              soliciting dealers, in lieu of reimbursement     the following amounts will be
                                     of specific expenses associated with marketing.     paid for the marketing
                                     We may pay an additional 0.5 of the gross        contribution and the due
                                     offering proceeds to the managing dealer, which  diligence expense allowance:
                                     will be passed on to the soliciting dealers,
                                     for due diligence expenses.  We will not pay     - $60,000 if we sell the minimum
                                     the marketing contribution and due diligence       number of shares; or
                                     expense allowance in connection with any         - $75,000,000 if we sell the
                                     special sales, except those receiving volume       maximum number of shares.
                                     discounts and those described in "Plan of
                                     Distribution - Volume Discounts."

Other expenses of issuance and       We expect to incur the following expenses in     All amounts other than the
distribution                         connection with this offering:                   Securities and Exchange
                                                                                      Commission registration fee and
                                     Securities and Exchange                          the NASD filing fee are
                                     Commission registration                          estimates.  The actual amounts
                                       fee                    $   217,621             of these expenses cannot be
                                     NASD filing fee          $    30,500             determined at the present time.
                                     Printing and mailing                             We estimate the total amount of
                                       expenses               $ 3,500,000             the issuance and distribution
                                     Blue Sky fees and                                expenses to be approximately
                                       expenses               $   136,000             $14,684,121.
                                     Legal fees and
                                       expenses               $   650,000
                                     Accounting fees and
                                       expenses               $   650,000
                                     Advertising and sales
                                       literature             $ 5,000,000
                                     Due diligence            $ 3,000,000
                                     Transfer Agent fees      $   800,000
                                     Data processing fees     $   500,000
                                     Bank fees and other
                                       administrative
                                       expenses               $   200,000

                                     We will reimburse our sponsor for actual costs   Expenses of approximately
                                     incurred in connection with the offering on      $691,911 have been advanced by
                                     our behalf.  However, if the aggregate of all    our sponsor through June 30,
                                     offering expenses, including selling             2003 in connection with this
                                     commissions, the marketing contribution and      offering.  We may reimburse for
                                     due diligence expense allowance, exceeds 15%     offering expenses advanced:
                                     of the gross offering proceeds, or if the
                                     aggregate of all offering expenses, excluding    - $90,000 if we sell the minimum
                                     the selling expenses, exceeds 5.5% of the          offering based on the 15%
                                     gross offering proceeds, our advisor or its        limitation; or
                                     affiliates will promptly pay the excess and we   - $14,684,000 if we sell the
                                     will have no liability for these expenses at       maximum offering.
                                     any time afterward.
                                                                                      If the offering is not
                                                                                      successful, then our sponsor
                                                                                      will be solely responsible for
                                                                                      the organization and offering
                                                                                      expenses to the

 TYPE OF COMPENSATION AND                                                                      ESTIMATED MAXIMUM
        RECIPIENT                                  METHOD OF COMPENSATION                        DOLLAR AMOUNT
----------------------------------------   ----------------------------------------   ---------------------------------
                                                                                      extent it has
                                                                                      not been reimbursed.

                                                                                             ESTIMATED MAXIMUM
  TYPE OF COMPENSATION AND RECIPIENT                  METHOD OF COMPENSATION                   DOLLAR AMOUNT
----------------------------------------   ----------------------------------------   ---------------------------------
                                                        ACQUISITION STAGE

Acquisition expenses paid to our           We will pay an amount, estimated to be     We may pay the following
advisor's affiliates, Inland Real Estate   up to 0.5% of the total of (1) the gross   amounts for the reimbursement
Acquisitions, Inc., The Inland Real        offering proceeds from the sale of         of acquisition expenses:
Estate Group, Inc. and Inland Western      250,000,000 shares, (2) the gross
Management Corp.                           proceeds from the sale of up to            -    no more than $10,000 if
                                           20,000,000 shares pursuant to the               the minimum number of
                                           distribution reinvestment programs.  The        shares are sold; or
                                           acquisition expenses for any particular    -    no more than $13,450,000
                                           property will not exceed 6% of the gross        if the maximum number of
                                           purchase price of the property.                 shares are sold and all
                                                                                           of the 20,000,000 shares
                                           However, if we request additional               are sold pursuant to the
                                           services, the compensation will be              distribution reinvestment
                                           provided on separate agreed-upon terms          program.
                                           and the rate will be approved by a         However, the actual amounts
                                           majority of disinterested directors,       cannot be determined at the
                                           including a majority of the                present time.
                                           disinterested independent directors, as
                                           fair and reasonable for us.

Interest expenses paid to our advisor      We may borrow money from our advisor and   The actual amounts are
and Inland Mortgage Corporation in         its affiliates in order to acquire         dependent on actual
connection with loans.                     properties.  In such instances, we will    borrowings.  Therefore, these
                                           pay our advisor and its affiliates         amounts cannot be determined
                                           interest, at prevailing market rates.      at the present time.

                                                                                              ESTIMATED MAXIMUM
  TYPE OF COMPENSATION AND RECIPIENT                METHOD OF COMPENSATION                      DOLLAR AMOUNT
----------------------------------------   ----------------------------------------   ---------------------------------
                                                       OPERATIONAL STAGE

Property management fee paid               We will pay a monthly fee of 4.5% of       The actual amounts are dependent
to our property manager,                   the gross income from the properties.      upon results of operations and,
Inland Western Management                  We will also pay a monthly fee for any     therefore, cannot be determined at the
Corp.  We will pay the fee                 extra services equal to no more than       present time.  If we acquire the businesses
for services in connection                 90% of that which would be payable to      of our advisor and/or our property manager,
with the rental, leasing,                  an unrelated party providing the           the property management fees will cease.
operation and management                   services.  The property manager may
of the properties.                         subcontract its duties for a fee that may
                                           be less than the fee provided for in the
                                           management services agreements.

Advisor asset management fee.  We will     We will pay our advisor an asset           The actual amounts are
pay the fee for services in connection     management fee after our stockholders      dependent upon results of
with our day-to-day operations,            have first received a 6% annual return.    operations and, therefore,
including making strategic decisions,                                                 cannot be determined at the
performing day-to-day operations that                                                 present time.
include accounting, investment advisory
services, risk

management services and
tax reduction services and providing
other services as our board deems
appropriate.

                                                                                              ESTIMATED MAXIMUM
  TYPE OF COMPENSATION AND RECIPIENT                 METHOD OF COMPENSATION                     DOLLAR AMOUNT
----------------------------------------   ----------------------------------------   ---------------------------------
                                                       OPERATIONAL STAGE

Reimbursable expenses to our advisor.      We will reimburse some expenses of the     The actual amounts are
These may include costs of goods and       advisor.  The compensation and             dependent upon results of
services, administrative services and      reimbursements to our advisor will be      operations and, therefore,
non-supervisory services performed         approved by a majority of our directors    cannot be determined at the
directly for us by independent parties.    and a majority of our independent          present time.
                                           directors as fair and reasonable for us.

                                                                                              ESTIMATED MAXIMUM
  TYPE OF COMPENSATION AND RECIPIENT                 METHOD OF COMPENSATION                     DOLLAR AMOUNT
----------------------------------------   ----------------------------------------   ---------------------------------
                                                      LIQUIDATION STAGE

Property disposition fee payable to our    We may pay a property disposition fee to   The actual amounts to be
advisor's affiliates, Inland Real Estate   our advisor and its affiliates if we       received depend upon the sale
Sales, Inc. and Inland Partnership         sell any of our real property in an        price of our properties and,
Property Sales Corp.                       amount equal to the lesser of:             therefore, cannot be
                                                                                      determined at the present
                                           1.   3% of the contract sales price of     time.  If we acquire the
                                                 the property; or                     advisor, the property
                                                                                      disposition fee will cease.
                                           2.   50% of the customary commission
                                                 which would be paid to a third
                                                 party broker for the sale of a
                                                 comparable property.

                                           The amount paid, when added to the
                                           sums paid to unaffiliated parties,
                                           will not exceed either the customary
                                           commission or an amount equal to 6%
                                           of the contracted for sales price.
                                           Payment of such fees will be made
                                           only if the advisor provides a
                                           substantial service in connection
                                           with the sale of the property. See
                                           "Management -- Our Advisory
                                           Agreement."


SUBORDINATED PAYMENTS

     We may pay the following additional fees to our advisor after returns on net investment have been paid to the stockholders:

      TYPE OF COMPENSATION AND                                                                ESTIMATED MAXIMUM
             RECIPIENT                             METHOD OF COMPENSATION                       DOLLAR AMOUNT
----------------------------------------   ----------------------------------------   --------------------------------
                                                     OPERATIONAL STAGE

Advisor asset management fee payable       We pay an annual advisor asset             The actual amounts to be
to our advisor.                            management fee of not more than 1% of      received depend upon the sale
                                           our average assets. Our average assets     price of our properties and,
                                           means the average of the total book        therefore, cannot be
                                           value of our real estate assets plus the   determined at the present
                                           total value of our loans receivables
                                           secured by real estate, before reserves
                                           for depreciation

                                           or bad debts or other similar non-cash     time.  If we acquire the
                                           reserves. We will compute our average      advisor, the property
                                           assets by taking the average of these      disposition fee will cease.
                                           values at the end of each month during
                                           the quarter for which we are calculating
                                           the fee. The fee is payable quarterly in
                                           an amount equal to1/4of 1% of average
                                           assets as of the last day of the
                                           immediately preceding quarter. For any
                                           year in which we qualify as a REIT, our
                                           advisor must reimburse us for the
                                           following amounts if any:

                                           (1)  the amounts by which our total
                                                operating expenses, the sum of the
                                                advisor asset management fee plus
                                                other operating expenses, paid
                                                during the previous fiscal year
                                                exceed the greater of:
                                           -    2% of our average assets for that
                                                fiscal year, or
                                           -    25% of our net income for that
                                                fiscal year.
                                           (2)  an amount, which will not exceed the
                                                advisor asset management fee for
                                                that year, equal to any difference
                                                between the total amount of
                                                distributions to stockholders for
                                                that year and the 6% annual return
                                                on the net investment of
                                                stockholders.

                                           Items such as organization and offering
                                           expenses, property expenses, interest
                                           payments, taxes, non-cash expenditures,
                                           the incentive advisory fee and
                                           acquisition expenses are excluded from
                                           the definition of total operating
                                           expenses.

                                           See "Management -- Our Advisory
                                           Agreement" for an explanation of
                                           circumstances where the excess amount
                                           specified in clause (1) may not need to
                                           be reimbursed.

      TYPE OF COMPENSATION AND                                                                ESTIMATED MAXIMUM
             RECIPIENT                             METHOD OF COMPENSATION                       DOLLAR AMOUNT
----------------------------------------   ----------------------------------------   --------------------------------
                                                   LIQUIDATION STAGE

Incentive advisory fee payable to          We will pay to the advisor an amount to    The actual amounts to be
our advisor.                               equal 15% of the net proceeds from the     received depend upon the sale
                                           sale of a property after the               price of our properties and,
                                           stockholders have first received:          therefore, cannot be
                                                                                      determined at the present
                                           (1) a cumulative non-compounded            time.  If we acquire or
                                              return equal to 10% a year on their     consolidate with the business
                                              net investment; and                     conducted by our advisor, the
                                                                                      incentive advisory fee will
                                           (2) their net investment.                  terminate.

COMPENSATION TO OFFICERS AND DIRECTORS

     We expect to pay the following to our directors (as our officers are not paid directly by us):


                                                                                              ESTIMATED MAXIMUM
  TYPE OF COMPENSATION AND RECIPIENT                 METHOD OF COMPENSATION                     DOLLAR AMOUNT
----------------------------------------   ----------------------------------------   ---------------------------------
Director fees                              Independent directors receive an           We will pay the five
                                           annual fee of $5,000 and a fee of $500     independent directors $25,000
                                           for attending each meeting of the          in the aggregate, plus fees for
                                           board or one of its committees in          attending meetings.  The actual
                                           person and $350 for attending a            amounts to be received for
                                           meeting via the telephone.  Our            meetings depends upon the
                                           officers who are also our directors do     number of meetings and their
                                           not receive director fees.                 attendance and, therefore,
                                                                                      cannot be determined at the
                                                                                      present time.
Stock options to independent directors     Each independent director receives         This form of compensation is
                                                                                      not paid in cash.
                                           -    an initial option to purchase
                                                3,000 shares of common stock at
                                                a price of $8.95 per share,
                                                when they become an independent
                                                director, subject to some
                                                conditions; and

                                           -    each year on the date of the
                                                stockholders' annual meeting, an
                                                additional option to purchase 500
                                                shares of common stock at an
                                                exercise price equal to the then
                                                fair market value per share.  For
                                                additional information on this
                                                option plan, see "Management--
                                                Independent Director Stock Option
                                                Plan."

                            ESTIMATED USE OF PROCEEDS

     The amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. This first scenario assumes we sell the minimum number of 200,000 shares of common stock in this offering. The second scenario assumes:

     - we sell the maximum of 250,000,000 shares in this offering at $10 per share; and

     - we sell the maximum of 20,000,000 shares in our distribution reinvestment program at $9.50 per share.

     Under both scenarios we have not given effect to any special sales or volume discounts which could reduce selling commissions.

                                                                                               MAXIMUM OFFERING
                                                                                     (INCLUDING SHARES SOLD UNDER THE
                                                              MINIMUM OFFERING           DISTRIBUTION REINVESTMENT
                                                               200,000 SHARES                      PROGRAM)
                                                          -----------------------    --------------------------------
                                                              AMOUNT      PERCENT         AMOUNT              PERCENT
                                                          -------------   -------    ----------------         -------
Gross offering proceeds...............................    $   2,000,000     100.0%   $  2,690,000,000          100.00%
                                                          -------------    ------    ----------------         -------
Less expenses:
   Selling commission.................................          150,000       7.5%        187,500,000            6.97%
   Marketing contribution and due diligence expense
    allowance.........................................           60,000       3.0%         75,000,000            2.79%
   Organization and offering expenses.................           90,000       4.5%         14,684,000            0.55%
                                                          -------------    ------    ----------------         -------
   Total public offering expenses.....................          300,000      15.0%        277,184,000           10.30%
                                                          -------------    ------    ----------------         -------
Gross amount available for investment.................        1,700,000      85.0%      2,412,816,000           89.70%
   Less:  acquisition expenses........................           10,000       0.5%         13,450,000            0.50%
   Less:  working capital reserve.....................           20,000       1.0%         26,900,000            1.00%
                                                          -------------    ------    ----------------         -------
Net cash portion of gross offering proceeds available
    for the purchase of properties....................    $   1,670,000      83.5%   $  2,372,466,000           88.20%
                                                          =============    ======    ================         =======

                       PRIOR PERFORMANCE OF OUR AFFILIATES

PRIOR INVESTMENT PROGRAMS

     During the 10-year period ending June 30, 2003, The Inland Group and its affiliates have sponsored two other REITs, one other public real estate equity program, one private real estate equity program, four private placement mortgage and note programs and ten real estate exchange private placements, which altogether have raised more than $2,340,000,000 from over 64,000 investors. During that period, the public real estate equity programs raised over $32,000,000 from over 2,000 investors; the private real estate equity program raised $2,275,000 from 80 investors; and the private placement mortgage and note programs raised $15,831,000 from 373 investors. In addition, Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc., the other REITs, have raised over $2,245,000,000 from over 61,000 investors. Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. have investment objectives and policies similar to ours and have invested principally in shopping centers that provide sales of convenience goods and personal services to neighboring communities in the Midwest and Southeast areas. However, Inland Real Estate Corporation is now a self-administered REIT and is no longer affiliated with The Inland Group. Our investment objectives and policies are similar to those of several of the other prior investment programs sponsored by our affiliates which have owned and operated retail properties. However, the vast majority of the other investment programs sponsored by our affiliates were dissimilar from our operation in that the prior programs owned apartment properties, pre-development land and whole or partial interests in mortgage loans.

     The information in this section and in the Prior Performance Tables included in this supplement as APPENDIX A shows relevant summary information concerning real estate programs sponsored by our affiliates. The purpose is to provide information on the prior performance of these programs so that you may evaluate the experience of the affiliated companies in sponsoring similar programs. The following discussion is intended to briefly summarize the objectives and performance of the prior programs and to disclose any material adverse business developments sustained by them. Past performance is not necessarily indicative of future performance.

SUMMARY INFORMATION


     The table below provides summarized information concerning prior programs sponsored by our affiliates for the 10-year period ending June 30, 2003, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in Appendix A of the prospectus. YOU SHOULD NOT CONSTRUE INCLUSION OF THE SUCCEEDING TABLES AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE TABLES BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT FOR OUR PROPERTIES. YOU SHOULD NOTE THAT BY ACQUIRING OUR SHARES, YOU WILL NOT BE ACQUIRING ANY INTERESTS IN ANY PRIOR PROGRAMS.

                                                                                                     PRIOR PRIVATE   INLAND REAL
                                               INLAND RETAIL        INLAND REAL                       REAL ESTATE      ESTATE
                                                 REAL ESTATE          ESTATE         PRIOR PUBLIC      EQUITY AND     EXCHANGE
                                                TRUST, INC.         CORPORATION       REAL ESTATE      MORTGAGE        PRIVATE
                                                   REIT                REIT             EQUITY         AND NOTE       PLACEMENT
                                               PROGRAM AS OF       PROGRAM AS OF    PROGRAMS AS OF   PROGRAMS AS OF OFFERINGS AS OF
                                                  JUNE 30,           JUNE 30,          JUNE 30,         JUNE 30,       JUNE 30,
                                                    2003              2003(2)            2003             2003           2003
                                              ----------------     -------------    ---------------  -------------- ---------------
Number of programs sponsored                                 1                 1               1                5                10
Aggregate amount raised from investors        $  1,567,679,000       677,544,000      32,399,000       18,106,000        45,225,000
Approximate aggregate number of investors               42,000            19,000           2,600              453                81
Number of properties purchased                             149               138              18                7                10
Aggregate cost of properties(1)               $  2,010,000,000     1,221,000,000      25,945,000        1,951,930       105,881,000
Number of mortgages/notes                                    0                 0               0              365                 0
Principal amount of mortgages/notes           $              0                 0               0       15,831,000                 0
Principal of properties (based on cost)
that were:
Commercial--
  Retail                                                 92.00%            85.00%           0.00%            0.00%            36.30%
  Single-user retail net-lease                            8.00%            15.00%           0.00%            0.00%            12.30%
  Nursing homes                                           0.00%             0.00%           0.00%            0.00%             0.00%
  Offices                                                 0.00%             0.00%           0.00%            0.00%            51.40%
  Industrial                                              0.00%             0.00%           0.00%            0.00%             0.00%
  Health clubs                                            0.00%             0.00%           0.00%            0.00%             0.00%
  Mini-storage                                            0.00%             0.00%           0.00%            0.00%             0.00%
   Total commercial                                     100.00%           100.00%           0.00%            0.00%           100.00%
  Multi-family residential                                0.00%             0.00%           0.00%            0.00%             0.00%
  Land                                                    0.00%             0.00%         100.00%          100.00%             0.00%

Percentage of properties (based on cost)
  that were:
  Newly constructed (within a year of
  acquisition)                                           58.00%            33.00%           0.00%            0.00%            44.20%
  Existing construction                                  42.00%            67.00%           0.00%            0.00%            55.80%

Number of properties sold (3)                                0                 3              13                6                 0

Number of properties exchanged                               0                 0               0                0                 0
Number of mortgages/notes repaid                             0                 0               0                0                 0

     (1)  Includes purchase price and acquisition fees and expenses.

     (2) On July 1, 2000, the prior REIT program, Inland Real Estate Corporation, became a separate, self-managed entity.

     (3)  Number of properties sold in whole or in part.

     Of the programs included in the above table, Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. have investment objectives similar to ours. Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. represent approximately 96% of the aggregate amount raised from investors, approximately 94% of the aggregate number of investors, approximately 88% of the properties purchased, and approximately 96% of the aggregate cost of the properties.


     During the three years prior to June 30, 2003, Inland Real Estate Corporation purchased 20 commercial properties and Inland Retail Real Estate Trust, Inc. purchased 190 commercial properties. Upon written request, you may obtain, without charge, a copy of Table VI filed with the Securities and Exchange Commission in Part II of our registration statement. The table provides more information about these acquisitions.


PUBLICLY REGISTERED REITS


     INLAND REAL ESTATE CORPORATION. On October 14, 1994, Inland Real Estate Corporation commenced an initial public offering of 5,000,000 shares of common stock at $10 per share. As of July 24, 1996, it had received subscriptions for a total of 5,000,000 shares, thereby completing the initial offering. On July 24, 1996, it commenced an offering of an additional 10,000,000 shares of common stock at $10 per share. As of July 10, 1997, it had received subscriptions for a total of 10,000,000 shares, thereby completing its second offering. On July 14, 1997, Inland Real Estate Corporation commenced a third offering of an additional 20,000,000 shares of common stock at $10 per share. As of March 19, 1998, Inland Real Estate Corporation had received subscriptions for a total of 20,000,000 shares, thereby completing the third offering. On April 7, 1998, Inland Real Estate Corporation commenced a fourth offering of an additional 25,000,000 shares at $11 per share. Inland Real Estate Corporation elected to terminate the fourth offering as of December 31, 1998, after receiving subscriptions for a total of 16,642,397 shares. In addition, as of June 30, 2003, Inland Real Estate Corporation issued 11,183,998 shares of common stock through its distribution reinvestment program. As of June 30, 2003, Inland Real Estate Corporation repurchased 4,224,200 shares of common stock through its share repurchase program for an aggregate amount of $39,186,150. As a result, Inland Real Estate Corporation's gross offering proceeds totaled approximately $677,544,000 for all of such offerings, as of June 30, 2003. Inland Real Estate Corporation's objective is to purchase shopping centers that provide convenience goods, personal services, wearing apparel and hardware and appliances located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois, and to provide, at a minimum, cash distributions on a quarterly basis and a hedge against inflation through capital appreciation. It may also acquire single-user retail properties throughout the United States. As of June 30, 2003, the properties owned by Inland Real Estate Corporation were generating sufficient cash flow to cover operating expenses plus pay an annual cash distribution of $0.94 per share paid monthly.

     As of June 30, 2003, Inland Real Estate Corporation financed approximately $662,190,000 on 122 of its 135 properties. Inland Real Estate Corporation's 135 properties, a total investment of approximately $1,221,000,000 at June 30, 2003, were purchased with proceeds received from the above described offerings of shares of its common stock and financings. From December 31, 1995 through June 30, 2003, distributions have totaled $288,226,283, of which $219,146,208 was ordinary income distribution from operating cash flow, $68,705,489 was return of capital for federal income tax purposes from operating cash flow and $374,586 from capital gain distributions.

 Through June 30, 2003, distributions were as follows:


                Total               Ordinary        Return of     Capital Gain
             Distribution            Income         Capital *     Distribution
            ------------------------------------------------------------------
     1995   $     736,627             694,213           42,414               -
     1996       3,704,943           3,093,525          611,418               -
     1997      13,127,597           9,739,233        3,388,364               -
     1998      35,443,213          27,015,143        8,428,070               -
     1999      48,379,621          35,640,732       12,738,889               -
     2000      52,964,010          40,445,730       12,518,280               -
     2001      58,791,604          45,754,604       12,662,414         374,586
     2002      60,090,685          41,775,045       18,315,640               -
     2003      14,987,983          14,987,983                -               -
            ------------------------------------------------------------------

            $ 288,226,283         219,146,208       68,705,489         374,586
            ==================================================================

       * Represents a return of capital for federal income tax purposes.

     On July 1, 2000, Inland Real Estate Corporation became a self-administered REIT by completing its acquisition of Inland Real Estate Advisory Service, Inc., its advisor, and Inland Commercial Property Management, Inc., its property manager. The acquisition was accomplished by merging its advisor and its property manager into two wholly owned subsidiaries of Inland Real Estate Corporation. As a result of the merger, Inland Real Estate Corporation issued to our sponsor, the sole shareholder of the advisor, and The Inland Property Management Group, Inc., the sole shareholder of its property manager, an aggregate of 6,181,818 shares of Inland Real Estate Corporation's common stock at $11 per share, or approximately 9.008% of its common stock.


     INLAND RETAIL REAL ESTATE TRUST, INC. On February 11, 1999, Inland Retail Real Estate Trust, Inc. commenced an initial public offering of 50,000,000 shares of common stock at $10 per share. As of January 31, 2001, it had sold 13,687,349 shares in its first offering resulting in gross proceeds of $136,454,948. In addition, it received $200,000 from its advisor for 20,000 shares. As of January 31, 2001, the first offering terminated. Inland Retail Real Estate Trust, Inc. commenced a second offering on February 1, 2001. As of August 29, 2002, it had sold 50,000,000 shares in its second offering resulting in gross proceeds of $497,842,917, thereby completing the second offering. Inland Retail Real Estate Trust, Inc. commenced a third offering on June 7, 2002. As of June 30, 2003, it had sold 90,001,968 shares in its third offering, resulting in gross proceeds of $898,427,316. An additional 4,261,636 shares had been sold pursuant to Inland Retail Real Estate Trust, Inc.'s distribution reinvestment program as of June 30, 2003, for which it has received additional net proceeds of $40,485,542. As of March 31, 2003, Inland Retail Real Estate Trust, Inc. has repurchased 590,611 shares through its share repurchase program resulting in disbursements totaling $5,532,127. As a result, Inland Retail Real Estate Trust, Inc.'s net offering proceeds from all offerings total approximately $1,567,678,596 as of June 30, 2003, including amounts raised through its distribution reinvestment program, net of shares repurchased through its share repurchase program.

     Inland Retail Real Estate Trust, Inc.'s objective is to purchase shopping centers east of the Mississippi River in addition to single-user retail properties in locations throughout the United States, and to provide regular cash distributions and a hedge against inflation through capital appreciation. As of June 30, 2003, the properties owned by Inland Retail Real Estate Trust, Inc. were generating sufficient cash flow to cover operating expenses plus pay an annual cash distribution of $.83 per share per annum paid monthly. Through June 30, 2003, distributions totaled $111,949,044. Through June 30, 2003, distributions were as follows:


                                          Total          Ordinary           Return of
                                   Distribution            Income            Capital*
                                  ---------------------------------------------------
                 1999             $   1,396,861      $    318,484        $  1,078,377
                 2000                 6,615,454         3,612,577           3,002,877
                 2001                17,491,342        10,538,534           6,952,808
                 2002                58,061,491        36,387,136          21,674,355
                 2003                28,383,896        23,383,896                   -
                                  ---------------------------------------------------

                                  $ 111,949,044      $ 79,240,627        $ 32,708,417
                                  ===================================================

                *Represents a return of capital for federal income tax purposes.


     As of June 30, 2003, Inland Retail Real Estate Trust, Inc. had acquired 149 properties and had seven parcels under development for a total investment of approximately $2,010,000,000. These properties were purchased with proceeds received from the above described offerings of shares of its common stock and financings. As of June 30, 2003, Inland Retail Real Estate Trust, Inc. financed approximately $862,845,000 on its properties.


PUBLICLY REGISTERED LIMITED PARTNERSHIPS

     INLAND CAPITAL FUND, L.P. - The offering period for this fund began December 13, 1991 and ended August 23, 1993. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.


     Inland Capital Fund raised $32,399,282 from 2,683 investors and purchased, with the net proceeds available for investment, 18 land parcels, one of which included a house and several outbuildings, for an aggregate purchase price of $25,945,989. As of June 30, 2003, this fund has had multiple sales transactions involving the house and portions of thirteen parcels which generated approximately $26,097,000 in net sales proceeds, including notes receivable of approximately $1,359,000. Its cost basis in the land parcels sold was approximately $12,788,000 resulting in a gain, net of selling expenses and commissions, of approximately $13,309,000 for financial reporting purposes.

     In the opinion of Inland Real Estate Investment Corporation, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through June 30, 2003 totaled $22,335,763, all from the sale of land parcels.


PRIVATE PARTNERSHIPS


     Since our inception and through June 30, 2003, including the programs described below under " - Private Placement Real Estate Equity Program," and " - Private Placement Note and Mortgage Program" in this section, our affiliates have sponsored 514 private placement limited partnerships which have raised more than $524,201,000 from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Including sales to affiliates, 320 partnerships have sold their original property investments. Officers and employees of our sponsor and its affiliates invested more than $17,000,000 in these private placement limited partnerships.


     From January 1, 1993 through June 30, 2003, investors in The Inland Group private partnerships have received total distributions in excess of $276,668,000, consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received during the course of property exchanges.

     Following a proposal by the former corporate general partner, which was an affiliate of The Inland Group, investors in 301 private partnerships voted in 1990 to make our sponsor the corporate general partner for those partnerships.

     Beginning in December 1993 and continuing into the first quarter of 1994, investors in 101 private limited partnerships for which our sponsor is the general partner received letters from it informing them of the possible opportunity to sell the 66 apartment properties owned by those partnerships to a to-be-formed REIT in which affiliates of our sponsor would receive stock and cash and the limited partners would receive cash. The underwriters of this apartment REIT subsequently advised our sponsor to sell to a third party its management and general partner's interests in those remaining limited partnerships not selling their apartment properties to the apartment REIT. Those not selling their apartment properties constituted approximately 30% of the Inland-sponsored limited partnerships owning apartment buildings. The prospective third-party buyers of our sponsor's interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in a March 1994 letter, our sponsor informed investors of its decision not to go forward with the formation of the apartment REIT.

     Following this decision, two investors filed a complaint in April 1994 in the Circuit Court of Cook County, Illinois, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that our sponsor had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the apartment REIT. The complaint sought an accounting of information regarding the apartment REIT matter, an unspecified amount of damages and the removal of our sponsor as general partner of the partnerships that would have participated in the sale of properties. In August 1994, the court granted our sponsor's motion to dismiss, finding that the plaintiffs lacked standing to bring the case individually. The plaintiffs were granted leave to file an amended complaint. Thereafter, in August 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which our sponsor is the general partner. The derivative counts sought damages from our sponsor for alleged breach of fiduciary duty and breach of contract, and assert a right to an accounting. Our sponsor filed a motion to dismiss in response to the amended complaint. The suit was dismissed in March 1995 with prejudice. The plaintiffs filed an appeal in April 1996. After the parties briefed the issue, arguments were heard by the Appellate Court in February 1997. In September 1997, the Appellate Court affirmed the trial court decision in favor of our sponsor.

     Inland Real Estate Investment Corporation is the general partner of 27 private limited partnerships and one public limited partnership that own interests in 15 buildings that are net leased to Kmart. The 14 Kmarts owned by the private limited partnerships are all cross collateralized. Relating to the Kmart bankruptcy, the status of the 15 is as follows:

     - CATEGORY 1 - The leases of nine (9) of the Kmarts are current and have been accepted by Kmart under their Chapter 11 reorganization plan.

     - CATEGORY 2 - Kmart assigned its designation rights in one lease to Kohl's; the lease was amended and extended for Kohl's by IREIC, the general partner on behalf of the owners and lender; and Kohl's began paying rent February 12, 2003.

     - CATEGORY 3 - Under Kmart's Chapter 11 reorganization plan and upon emergence from bankruptcy on April 22, 2003, Kmart has rejected the remaining 4 property leases; one of which is subject to a ground lease to Kimco. Kmart will cease paying rent as of May 1, 2003. The general partner's, IREIC's, plans for these properties include, but are not limited to the following: 1) renegotiation of the loan encumbering the property; 2) re-tenanting the facility; 3) sale of the asset; or 4) deed in lieu of foreclosure. While it is too early to predict an outcome, the limited partners that own these Kmarts could lose their properties in foreclosure.

     - CATEGORY 4 - Under Kmart's Chapter 11 reorganization, Kmart rejected the lease for the property owned by the public limited partnership and ceased paying rent as of June 29, 2002. The general partner plans to re-tenant this facility.

PRIVATE PLACEMENT REAL ESTATE EQUITY PROGRAM

     WISCONSIN CAPITAL LAND FUND, L.P., an Illinois limited partnership, was formed in October 1992. The objectives were to invest in pre-development land in the Madison, Wisconsin area on an all-cash basis and realize appreciation of the land upon resale. The offering period for units in this privately offered partnership began in October 1992 and ended on June 14, 1993 with the maximum amount, $2,275,000, raised from 88 investors. This fund bought seven parcels of land in the Madison, Wisconsin area with the proceeds of the offering.

     On October 1, 1997, Parcel 6 located in Windsor, Wisconsin, was sold for $566,597 which is equal to 191% of the original parcel capital. Investors received a $375,000 distribution from this sale.

     On March 19, 1998, the fund sold parcels 3 and 7 for a total of $2,150,000, of which $1,900,000 was distributed to investors.

     On January 5, 1999, parcels 1 and 4 were sold for $1,325,000 and investors received a $1,137,500 distribution.


     The fund has sold all 63 of the improved lots in Parcel 5 in the Village of Mt. Horeb for total gross sale proceeds of $2,361,750. Through June 30, 2003, $562,500 from lot sales has been distributed to investors.

     Through June 30, 2003, investors have received $1,747 for every $1,000 invested or a total of $3,975,000 in distributions. As of June 30, 2003, there were 88 investors in this partnership. The partnership has one remaining asset consisting of 60.876 acres in the Madison, Wisconsin area.


     Our dealer manager received sales commission equal to 9% of the offering proceeds from which a selling commission of 8% was re-allowed to soliciting dealers. In addition, 0.5% of the offering proceeds were re-allowed to soliciting dealers as reimbursement for due diligence expenses. Additionally, 3.3% of the offering proceeds were used to reimburse the general partner, Inland Real Estate Investment Corporation, and its affiliates for out-of-pocked expenses associated with the offering and acquisition of the land parcels.

     During the operating phase of the partnership, the general partner will receive an asset management fee paid annually, equal to 1% of the original cost of the partnership of the parcels. In addition, the general partner and its affiliates will be reimbursed for direct expenses relating to the administration of the partnership and its assets, subject to certain limitations.

     An affiliate of the general partner will participate in real estate brokerage commissions as each parcel is sold, but such commissions will be subordinated to the return of that portion of the limited partners' original investment attributable to that parcel plus a 6% per annum, non-compounded cumulative return on parcel capital.

     The general partner may share in the net proceeds from the sale of the parcels, but such share of sales proceeds will be subordinated, to the return of the limited partners' original capital and receipt of a 15% per annum, non-compounded cumulative return. The sharing arrangement of net sale proceeds after the 15% cumulative return will be 65% to the limited partners and 35% to the general partner.

PRIVATE PLACEMENT NOTE AND MORTGAGE PROGRAM

     9% MONTHLY CASH FUND, L.P., an Illinois limited partnership offering investments in promissory notes to accredited investors, was sponsored by our sponsor in February 1993. The offering period for this program began February 1, 1993 and ended on May 17, 1993, when the maximum amount of $4,000,000 was raised from 78 investors. The partnership issued notes maturing August 1, 1999 and providing a 9% annual return. This fund invested in loans made to an affiliate of our sponsor secured by collateral assignments of third party mortgage loans owned by the affiliate. Our sponsor guarantees the return of capital to noteholders and the 9% annual return. Cash distributions through September 30, 1999 totaled $6,291,146, of which $2,291,146 was interest earnings and $4,000,000 was a return of capital. This partnership was completed in August 1999.

     9% MONTHLY CASH FUND II, L.P., was an Illinois limited partnership offering investments in promissory notes to accredited investors, with investment objectives identical to those of 9% Monthly Cash Fund, L.P. Our sponsor sponsored it in April 1993. The offering period for this program began April 5, 1993 and ended July 23, 1993, with the maximum amount of $4,000,000 raised from 82 investors. The partnership issued notes maturing February 1, 2000 that provided a 9% annual return. The partnership invested in a loan made to an affiliate or our sponsor secured by collateral assignments of third-party mortgage loans owned by the affiliate. Our sponsor guarantees the return of capital to noteholders and the 9% annual return. Cash distributions through March 31, 2000 totaled $6,417,653, of which $2,417,653 was interest earnings and $4,000,000 was a return of capital. This partnership was completed in February 2000. All fees and expenses including sales commission and due diligence expense to our dealer-manager equal to 9.5% (of which 8% was re-allowed to soliciting dealers as sales commission and up to 0.5% as reimbursable due diligence expenses) and the costs of the memorandum, tax consulting and advise (which were anticipated to be approximately $30,000 were absorbed by the sponsor, Inland Real Estate Investment Corporation, and were not paid from the proceeds of the offering.


     IMC NOTE ISSUE #2 1993, offering investments in promissory notes was sponsored by Inland Mortgage Corporation, an Illinois corporation and an affiliate of our sponsor, in July 1993. The offering period for this program began August 25, 1993 and closed on June 13, 1994 after raising $6,800,000. Inland Mortgage Corporation issued notes maturing December 31, 2003, providing for interest at the rate of 8% per annum with 100% return of principal guaranteed by our sponsor. Proceeds of the offering have been used to invest in a mortgage loan secured by an apartment property in Manchester, New Hampshire, owned by an affiliate of our sponsor. Investors may also receive additional income dependent on the future sale of the property. Inland Mortgage Corporation made an initial distribution to investors of escrow interest totaling $13,685 in November 1993. Cash distributions through June 30, 2003 totaled

$5,010,810, of which $4,991,344 was interest earnings and $19,456 was subsidy income from our sponsor pursuant to the guarantee for that program. As of June 30, 2003, there were 169 noteholders. All fees and expenses incurred in connection with the offer and sale of the Notes - including sales commission and due diligence expense to dealer-manager, Inland Securities Corporation, equal to 8.5% (of which 6.5% was re-allowed to soliciting dealers as sales commissions, 0.5% as a marketing fee, and up to 0.5% as reimbursable due diligence expenses) and the costs of the memorandum, tax counseling and advise (which were anticipated to be approximately $41,000), as well as other costs associated with the refinancing of the property (such as title, surveys, appraisals, recording charges, etc.) were advanced by the sponsor (IREIC) and were not paid from the proceeds of the offering.


     INLAND CONDOMINIUM FINANCING FUND, L.P., an Illinois limited partnership offering investment in promissory notes, was sponsored by our sponsor in December 1993. The offering period for this program began December 15, 1993 and closed on June 30, 1994. This partnership offered notes in the principal amount of $1,031,000 maturing July 1, 2001, with interest at the rate of 10% per annum and 100% return of principal guaranteed by our sponsor. The proceeds of the offering were used to make unsecured loans to limited partnerships which are affiliates of our sponsor, for the purposes of paying expenses relating to the conversion of apartment properties owned by those partnerships to condominiums, and conducting condominium unit sales and other partnership expenses. Cash distributions began in March 1994. Distributions through November 17, 1997 totaled $1,411,617, of which $380,617 was interest earnings and $1,031,000 was a return of capital. There were 36 investors in this partnership. This partnership was completed in 1997. All fees and expenses incurred in connection with the offering - including sales commission and due diligence expense to dealer-manager, Inland Securities Corporation, equal to 8.5% (of which 6.5% was re-allowed to soliciting dealers as sales commissions, 0.5% as a marketing fee and up to 0.5% as reimbursable due diligence expenses) and the costs of the memorandum, tax counseling and advice (which were anticipated to be approximately $45,000), as well as other costs associated with the funding of the conversion loans were advanced by the sponsor (IREIC) and were not paid from the proceeds of the offering.

1031 EXCHANGE PRIVATE PLACEMENT OFFERING PROGRAM


     In March of 2001, Inland Real Estate Exchange Corporation (IREX) was established as a subsidiary of Inland Real Estate Investment Corporation. The objective of IREX is to provide replacement properties for people wishing to complete an IRS Section 1031 real estate exchange. Through June 30, 2003, IREX offered the sale of ten properties with a total property value of $105,810,559.

     LANDINGS OF SARASOTA DBT. Inland Southern Acquisitions, Inc., a Delaware corporation and an affiliate of IREX acquired the Landings, a multi-tenant shopping center located in Sarasota, Florida in December 1997 for $9,800,000. In August 2001, Inland Southern Acquisitions, Inc. contributed 100% of its interest in the property into Landings of Sarasota DBT, a Delaware business trust, refinanced the property with a loan of $8,000,000 from Parkway Bank & Trust Co., an Illinois banking corporation, and began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12,000,000, which consisted of $8,000,000 in debt assumption and $4,000,000 in equity investment. $200,000 of the offering proceeds were allocated to a property reserve account. The offering was completed in May 2002 when the maximum offering amount was raised. The private placement memorandum projected a first year annualized cash on cash return of 8.00%. Through June 30, 2003, cash distributions to the owners totaled $400,905, based on the actual holding period of each individual investor. As of June 30, 2003, there were nine investors in this trust.

     SENTRY OFFICE BUILDING, DBT, a Delaware business trust, purchased a newly constructed, single-tenant office building in Davenport, Iowa in December 2001 from Ryan Companies US Inc., a Minnesota corporation. The trust financed its acquisition of the property with a $7,500,000 first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In January 2002, Sentry Office Building Corporation, a Delaware corporation and the initial beneficiary of the trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $11,000,000, which consisted of $7,500,000 in debt assumption and $3,500,000 in equity investment. $100,000 of the proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in April 2002 when the maximum offering amount was raised. The private placement memorandum projected a first-year annualized cash on cash return of 8.20%. Through June 30, 2003, cash distributions to the owners totaled $286,847, based on the actual holding period of each individual investor. As of June 30, 2003, there were six investors in this trust.

     PETS BOWIE DELAWARE BUSINESS TRUST purchased a single-tenant retail building leased to PETsMART in Bowie, Maryland in October 2001 from PETsMART, Inc. and Wells Fargo Bank Northwest, N.A. The trust initially financed its acquisition of the property with a temporary loan of $2,625,305 from Parkway Bank & Trust Co., an Illinois banking corporation, and then replaced this loan with a permanent loan of $1,300,000 with the same lender. In May 2002, Pets Bowie Delaware Business Trust began offering all of its beneficial interests to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3,900,000, which consisted of $1,300,000 in debt assumption and $2,600,000 in equity investment. $90,000 of the proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in July 2002 when the maximum offering amount was raised. The private placement memorandum projected a first year annualized cash on cash return of 8.89%. Through June 30, 2003, cash distributions to the owners totaled $173,508, based on the actual holding period of each individual investor. As of June 30, 2003, there were seven investors in this trust.

     1031 CHATTANOOGA DBT, a Delaware business trust, acquired a retail property currently leased to Eckerd in Chattanooga, Tennessee in May 2002. The trust financed the property with a loan of $1,500,000 from Parkway Bank & Trust Co., an Illinois banking corporation. In July 2002, 1031 Chattanooga, L.L.C., the initial beneficiary of 1031 Chattanooga DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3,400,000, which consisted of $1,500,000 in debt assumption and $1,900,000 in equity investment. As of June 30, 2003, the offering is still in process, with 95.1295% ($1,807,460) of the capital raised. The private placement memorandum projected a first-year annualized cash on cash return of 8.26%. Through June 30, 2003, cash distributions to the owners totaled $121,636, based on the actual holding period of each individual investor. As of June 30, 2003, there were ten investors in this trust.

     LANSING SHOPPING CENTER, DBT purchased a newly constructed, multi-tenant retail shopping center in Lansing, Illinois in June 2002 from LaSalle Bank National Association, as trustee under trust agreement dated May 22, 2001 and known as Trust No. 127294. The Trust financed its acquisition of the property with a $5,900,000 first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In August 2002, Lansing Shopping Center, L.L.C., a Delaware limited liability company and the initial beneficiary of Lansing Shopping Center, DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $10,900,000, which consisted of $5,900,000 in debt assumption and $5,000,000 in equity investment. $80,000 of the proceeds obtained from the new owners was allocated to a property reserve account. The private placement memorandum projected a first year annualized cash on cash return of 8.47%. Through June 30, 2003, cash distributions to the owners totaled $210,340, based on the actual holding period of each individual investor. As of June 30, 2003, there were five investors in this trust.

     INLAND 220 CELEBRATION PLACE DELAWARE BUSINESS TRUST purchased a single-tenant office building currently leased to Disney in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co., a Florida corporation. The trust financed its acquisition of the property with an $18,000,000 first mortgage loan from Bank of America, N.A., a national banking association. In September 2002, Inland 220 Celebration Place, L.L.C., a Delaware limited liability company and the initial beneficiary of Inland 220 Celebration Place Delaware Business Trust, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $33,800,000, which consisted of $18,000,000 in debt assumption and $15,800,000 in equity investment. $50,000 of the proceeds obtained from the new owners was allocated to a property reserve account. As of June 30, 2003, the offering is still in process, with 86.3581% ($13,644,578) of the capital raised. The private placement memorandum projected a first year annualized cash on cash return of 8.08%. Through June 30, 2003, cash distributions to the owners totaled $532,515, based on the actual holding period of each individual investor. As of June 30, 2003, there were 29 investors in this trust.

     TAUNTON CIRCUIT DELAWARE BUSINESS TRUST acquired a retail property currently leased to Circuit City in Taunton, Massachusetts in July 2002. The Trust financed the property with a first mortgage of $2,800,000 from MB Financial Bank. In September 2002, Inland Taunton Circuit, L.L.C., the initial beneficiary of Taunton Circuit Delaware Business Trust, offered all of its interest in the trust to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $6,550,000, which consisted of $2,800,000 in debt assumption and $3,750,000 in equity investment. The offering was completed in September 2002. The private placement memorandum projected a first-year annualized cash on cash return of 8.31%. Through June 30, 2003, cash distributions to the owner totaled $133,000. As of June 30, 2003, there was one investor in this trust.

     BROADWAY COMMONS DELAWARE BUSINESS TRUST acquired a multi-tenant retail center located in Rochester, Minnesota, in July 2002. The Trust financed the property with a first mortgage of $8,850,000 from Parkway Bank & Trust Co., an Illinois banking corporation. In October 2002, Broadway Commons, L.L.C., the initial beneficiary of Broadway Commons Delaware Business Trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $17,250,000, which consisted of $8,850,000 in debt assumption and $8,400,000 in equity investment. $100,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account. The private placement memorandum projected an initial annualized cash on cash return of 8.14%. Through June 30, 2003, cash distributions to the owners totaled $279,625, based on the actual holding period of each individual owner. As of June 30, 2003, there were 12 investors in this trust.

     BELL PLAZA 1031, LLC. Rehab Associates XIII, Inc., an Illinois corporation and an affiliate of IREX acquired Bell Plaza, a multi-tenant shopping center in Oak Lawn, IL on August 28, 1998 for $1,675,000. In October 2002, Rehab Associates XIII contributed 100% of its interest in the property into Bell Plaza 1031, LLC, a Delaware single member limited liability company, and then offered all of its membership interests in Bell Plaza, LLC to North Forsyth Associates, a North Carolina general partnership, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $4,030,000, which consisted of $3,140,000 in debt assumption and $890,000 in equity investment. $25,000 of the proceeds obtained by the new owner was allocated to a property reserve account. The offering was completed in November 2002. The private placement memorandum projected a first-year annualized cash on cash return of 14.30%, calculated based on the total original investment of

$890,000. Through June 30, 2003, cash distributions to the owner totaled $20,113. As of June 30, 2003, there was one investor in this limited liability company.

     INLAND 210 CELEBRATION PLACE DELAWARE BUSINESS TRUST purchased a single-tenant office building, currently leased in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co., a Florida corporation. The trust financed its acquisition of the property with a $5,700,000 first mortgage loan from Bear Stearns Commercial Mortgage, Inc. In January 2003, Inland 210 Celebration Place Delaware Business Trust sold its fee simple interest in 210 Celebration Place to Old Bridge Park Celebration, LLC, a Delaware limited liability company, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $12,000,000, which consisted of $5,700,000 in debt assumption and $6,300,000 in equity investment. Through June 30, 2003, cash flow to the new owner totaled $116,609. As of June 30, 2003, there was one investor in this trust.

     The following summary table describes the fees and expenses incurred by each of our entities in our 1031 Exchange Private Placement Offering Project.

                                                                                           1031          Lansing        Inland 220
                                         Landings of      Sentry Office      Pets Bowie    Chattanooga   Shopping       Celebration
                                         Sarasota DBT     Building DBT        DBT          DBT           Center, DBT    Place DBT
------------------------------------------------------------------------------------------------------------------------------------
Commissions & Fees(1)                     Up to 8.5%       Up to 8.5%        Up to 8.5%    Up to 8.5%      Up to 8.5%     Up to 8.5%
------------------------------------------------------------------------------------------------------------------------------------
     SELLING COMMISSION TO 3RD PARTY        6.00%           6.00%                6.00%        6.00%          6.00%          6.00%
      REPS
------------------------------------------------------------------------------------------------------------------------------------
     DUE DILIGENCE FEE                      0.50%           0.50%                0.50%        0.50%          0.50%           0.50%
------------------------------------------------------------------------------------------------------------------------------------
     MARKETING EXPENSES                     1.00%           1.50%                1.50%        1.50%          1.50%           1.00%
------------------------------------------------------------------------------------------------------------------------------------
     OFFERING & ORGANIZATION                1.00%           0.50%                0.50%        0.50%          0.50%           1.00%
------------------------------------------------------------------------------------------------------------------------------------
Mortgage Broker Fee (IMC)(2)                0.50%           0.50%                0.50%        0.50%          0.50%           0.50%
------------------------------------------------------------------------------------------------------------------------------------
Acquisition Fee & Carrying Costs(3)
------------------------------------------------------------------------------------------------------------------------------------
     ACQUISITION FEE                         N/A            0.71%                0.77%        0.90%          0.88%           1.18%
------------------------------------------------------------------------------------------------------------------------------------
     BRIDGE FINANCING FEES                   N/A              NA                 1.49%        0.50%          0.20%           0.10%
------------------------------------------------------------------------------------------------------------------------------------
Total Load(4)                          11.25%-12.75%       14.23%               13.68%        14.39%        13.68%          13.23%
------------------------------------------------------------------------------------------------------------------------------------
Asset Management Fees(5)                      NA            0.75%                1.00%        0.56%          0.55%           0.52%
------------------------------------------------------------------------------------------------------------------------------------
Property Management Fees(6)                  4.5%            5.0%             Paid by          5.0%           5.0%            4.5%
                                                                             Asset Mgr.
------------------------------------------------------------------------------------------------------------------------------------
Backend Sales Commission                     3.5%            3.5%              3.5%            3.5%           3.5%            N/A
------------------------------------------------------------------------------------------------------------------------------------

                                                 Taunton      Broadway                       Inland 210
                                                 Circuit      Commons         Bell Plaza     Celebration
                                                 DBT          DBT             1031, LLC      Place DBT
-------------------------------------------------------------------------------------------------------------
Commissions & Fees(1)                           Up to 8.0%     Up to 8.77%    Up to 9.19%     Up to 7.72%
-------------------------------------------------------------------------------------------------------------
     SELLING COMMISSION TO 3RD PARTY                6.00%         6.00%           6.00%           3.81%
      REPS
-------------------------------------------------------------------------------------------------------------
     DUE DILIGENCE FEE                              0.50%         0.50%           0.50%           0.00%
-------------------------------------------------------------------------------------------------------------
     MARKETING EXPENSES                             1.00%         1.00%           1.00%           0.50%
-------------------------------------------------------------------------------------------------------------
     OFFERING & ORGANIZATION                        0.50%         1.27%           1.69%           0.96%
-------------------------------------------------------------------------------------------------------------
Mortgage Broker Fee (IMC)(2)                        0.61%         0.50%           0.50%           0.50%
-------------------------------------------------------------------------------------------------------------
Acquisition Fee & Carrying Cost(3)
-------------------------------------------------------------------------------------------------------------
     ACQUISITION FEE                                0.69%         0.75%             NA            0.89%
-------------------------------------------------------------------------------------------------------------
     BRIDGE FINANCING FEES                          0.07%         0.23%             NA            0.23%
-------------------------------------------------------------------------------------------------------------
Total Load(4)                                      11.89%        12.98%          23.02%          10.52%
-------------------------------------------------------------------------------------------------------------
Asset Management Fees(5)                            0.57%           NA            0.53%           0.53%
-------------------------------------------------------------------------------------------------------------
Property Management Fees(6)                          4.0%          5.0%            5.0%            4.5%
-------------------------------------------------------------------------------------------------------------
Backend Sales Commission                             N/A            NA             3.5%             NA
-------------------------------------------------------------------------------------------------------------

----------
     (1) Commissions and fees are calculated as a percentage of the equity portion of each deal.

     (2) The Mortgage Broker Fee is calculated as a percentage of the debt portion of each deal.

     (3) Acquisition & Carrying Costs are calculated as a percentage of the real estate acquisition price.

     (4) The Total Load is calculated as a percentage of the equity portion of each deal. The Total Load includes the Commissions & Fees, Mortgage Broker Fee, Acquisition Fee & Carrying Costs, as well as any other non-affiliated third party expenses.

     (5) Asset Management Fees are calculated as a percentage of the value of the assets under management. However, for The Landings and Broadway Commons, which are both Master Lease deals, the Master Tenant Income is the residual cash flow from the Property after payment of the Master Lease Rent.

     (6) Property Management Fees are calculated as a percentage of Gross Income from the property.

SUMMARY TABLES


     The following summary tables describe information concerning the prior programs discussed above through June 30, 2003.


     Affiliates of The Inland Group formed Inland Capital Fund, L.P. and Wisconsin Capital Land Fund, L.P. as pure capital appreciation investments. No current return from rents or interest was contemplated or available because capital was invested in non-income producing vacant land parcels. Limited partners receive distributions on an irregular basis, only as a result of a sale of the vacant land parcels. These distributions consist of both the return of the invested capital amount allocated to the purchase of the parcel or parcels sold plus the profit on the involved parcels as measured by the sale price, net of costs of the sale, minus the fully loaded purchase price, or allocated capital. The method of measuring return on investment to date is on a sold parcel by parcel basis as follows:

                                      Return on Investment            Return on Investment
-------------------------------------------------------------------------------------------------------------------
                                            FULLY LOADED
                   NET SALES               PURCHASE PRICE
                   PRICES OF              (ALLOCATED CAPITAL           NET PROFITS ON           GROSS RETURN % (NET
                    PARCELS               OF PARCELS SOLD TO           PARCELS SOLD TO            PROFIT/ALLOCATED
     FUND         SOLD TO DATE   LESS            DATE)         =            DATE                      CAPITAL)
-------------------------------------------------------------------------------------------------------------------
Inland Capital
Fund, L.P.          29,097,000                12,788,000                 13,309,000                 104%

Wisconsin Land
Fund, L.P.           4,137,818                 2,120,803                  2,017,015                  95%

                            Return on Investment
                  -------------------------------------------
                        AVERAGE ANNUAL
                          RETURN ON
                      ALLOCATED CAPITAL
                   (GROSS RETURN %/AVERAGE    AVERAGE NUMBER
                      NUMBER OF YEARS OF       OF YEARS OF
     FUND             CAPITAL INVESTED)      CAPITAL INVESTED
-------------------------------------------------------------
Inland Capital
Fund, L.P.              9.67%                  10.75

Wisconsin Land
Fund, L.P.              9.27%                  10.25

                  CUMULATIVE DISTRIBUTIONS TO LIMITED PARTNERS

                                                                                                                 RETURN ON
                                                                                RETURN OF          RETURN ON  INVESTMENT PER
                                            CAPITAL RAISED       TOTAL    =    INVESTMENT     +   INVESTMENT       YEAR
----------------------------------------------------------------------------------------------------------------------------
Employee Appreciation Fund, L.P.*                 400,000       502,198           400,000            102,198         10.00%

Inland Condominium Financing Fund, L.P.         1,031,000     1,411,617         1,031,000            380,617         10.00%

9% Monthly Cash Fund, L.P.                      4,000,000     6,291,146         4,000,000          2,291,146          9.00%

9% Monthly Cash Fund II, L.P.                   4,000,000     6,417,653         4,000,000          2,417,653          9.00%

IMC Note Issue #2 1993                          6,800,000     5,010,810                 0          5,010,810          8.00%

     * Returns of Capital prior to Final Distribution.

                                   MANAGEMENT

INLAND AFFILIATED COMPANIES

     The Inland Group, Inc. was started by a group of Chicago schoolteachers in 1967, and incorporated the following year. The founders of The Inland Group and its affiliates are still centered in the Chicago metropolitan area. Over the past 35 years, The Inland Group and its affiliates have experienced significant growth and now make up a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance, investment products, and other related services. The Inland Real Estate Group of Companies (sometimes referred to as "Inland") represents the marketing name for these separate legal entities that are either subsidiaries of the same entity, affiliates of each other, share some common ownership or were previously sponsored by Inland Real Estate Investment Corporation. Inland in the aggregate was ranked by Crain's Chicago Business in April 2003 as the 33rd largest privately held company headquartered in the Chicago area. Among the affiliates of Inland is one of the largest property management firm in Illinois and one of the largest commercial real estate and mortgage banking firms in the Midwest.


     As of June 30, 2003 Inland and its affiliates have more than 800 employees, own properties in 39 states, and have managed assets in excess of $5 billion. The senior management includes executives of The Inland Group and its affiliates. Our management personnel have substantial experience in a full range of real estate services. Our top seven senior executives have an average of over 25 years experience in the real estate industry.


     Our advisor and managing dealer are affiliates of Inland. The relevant skills and experience of each of the Inland affiliated companies, developed over the course of more than 35 years in business, primarily in the Chicago metropolitan area, are available to us in the conduct of our business.


     As of June 30, 2003, our sponsor, Inland Real Estate Investment Corporation, is the general partner of limited partnerships which own in excess of 5,800 acres of pre-development land in the Chicago area, as well as 16,871,522 square feet of real property in Chicago and nationwide.

     Inland developed expertise in real estate financing as it bought and sold properties over the years. Inland Mortgage Corporation was incorporated in 1977. As of June 30, 2003 Inland Mortgage Corporation has originated more than $6 billion in financing including loans to third parties and affiliated entities.

     Inland Mortgage Investment Corporation and Inland Mortgage Servicing Corporation were incorporated in 1990, delineating the functions and duties associated with financing. As of June 30, 2003, Inland Mortgage Investment Corporation owned a $73,947,500 loan portfolio, and Inland Mortgage Servicing Corporation serviced a loan portfolio of 503 loans exceeding $2,117,699,700.


     The Inland Property Management companies are responsible for collecting rent, and leasing and maintaining the rental properties they manage.


     As of June 30, 2003 Inland Property Management companies manage 42,982,552 million square feet of commercial properties in 39 states. A substantial portion of the portfolio, approximately 10.8 million square feet, consists of properties leased on a triple-net lease basis to creditworthy tenants. This means that the tenant operates and maintains the property and pays rent that is net of taxes, insurance, and operating expenses. They also manage more than 11,000 multi-family units that are principally located in the Chicago metropolitan area.


     Inland Western Management Corporation, our management company, was incorporated in January 2003 to segregate responsibility for management of our properties from Inland Property Management companies' growing management portfolio of retail properties. Our property management company will be responsible for collecting rent, leasing, and maintaining the retail properties it will manage. These properties are primarily intended to be our properties in our primary geographical area of investment. Our property management company is owned primarily by individuals who are affiliates of Inland.

     Inland Real Estate Acquisitions, Inc., another company affiliated with Inland, has extensive experience in acquiring real estate for investment. Over the years, it and its affiliates have acquired more than 1,100 properties.


     Inland Real Estate Development Corporation, an affiliate of Inland, has expertise in rezoning and developing real estate for industrial, residential, and commercial use. It has constructed more than 3,000 single family and multi-family units and developed over one million square feet of commercial space. As of June 30, 2003, Inland Real Estate Development Corporation had more than 5,000 acres of prime land available for development.


     Inland Real Estate Sales, Inc., another affiliate of Inland, is one of the largest "mid-market" commercial brokerage specialists in the Midwest. In the last three years it has completed more than $175 million in commercial real estate sales. Inland Real Estate Sales, Inc. has been involved in the sale of more than 40,000 multi-family units and over 10 million square feet of commercial property.


     See also "Prior Performance of our Affiliates" and APPENDIX A - "Prior Performance Tables" for information concerning over $1.6 billion raised from over 42,000 investors in connection with two other REITs, one other public real estate equity program, one private real estate equity program and five private placement mortgage and note programs and nine real estate exchange private placement offerings sponsored by The Inland Group affiliated companies during the 10-year period ending September 30, 2002, and the prior performance of those programs. During the last 35 years, more than 10,000 investors were in the Inland Group's 231 completed equity programs as of June 23, 2003. None of these investors lost their initial invested capital.


     The following sets forth information with respect to the directors and principal executive officers of The Inland Group:

NAME                              AGE*          POSITION AND OFFICE WITH THE INLAND GROUP
----                              ----          -----------------------------------------
Daniel L. Goodwin                 59            Chairman, president and director

Robert H. Baum                    59            Vice chairman,  executive vice president - general
                                                counsel and director

G. Joseph Cosenza                 59            Vice chairman and director

Robert D. Parks                   59            Director

----------
*As of January 1, 2003

Messrs. Goodwin, Baum, Cosenza and Parks were the founders of Inland.

     DANIEL L. GOODWIN, is a founding and controlling stockholder of and the Chairman of the Board and Chief Executive Officer of The Inland Group, Inc. Mr. Goodwin also serves as a director or officer of entities wholly owned or controlled by The Inland Group. In addition, Mr. Goodwin is the Chairman of the Board and Chief Executive Officer of Inland Mortgage Investment Corporation and Chairman and Chief Executive Officer of Inland Bancorp, a bank holding company. He also oversees numerous stock market investment portfolios and is the advisor for Inland Mutual Fund Trust, a publicly traded mutual fund.

     HOUSING. Mr. Goodwin is a member of the National Association of Realtors, the Illinois Association of Realtors and the Northern Illinois Commercial Association of Realtors. He is also the author of a nationally recognized real estate reference book for the management of residential properties. Mr. Goodwin serves on the Board of the Illinois State Affordable Housing Trust Fund. He served as an advisor for the Office of Housing Coordination Services of the State of Illinois, and as a member of the Seniors Housing Committee of the National Multi-Housing Council. He has served as Chairman of the DuPage County Affordable Housing Task Force. Mr. Goodwin also serves as Chairman of New Directions Affordable Housing Corporation.

     EDUCATION. Mr. Goodwin obtained his Bachelor's and Master's Degrees from Illinois State universities. Following graduation, he taught for five years in the Chicago Public Schools. More recently, Mr. Goodwin has served as a member of the Board of Governors of Illinois State Colleges and Universities. He is Vice Chairman of the Board of Trustees of Benedictine University, Vice Chairman of the Board of Trustees of Springfield College and Chairman of the Board of Trustees of Northeastern Illinois University.

     ROBERT H. BAUM has been with The Inland Group and has affiliates since 1968 and is one of the four original principals. Mr. Baum is vice chairman and executive vice president-general counsel of The Inland Group. In his capacity as general counsel, Mr. Baum is responsible for the supervision of the legal activities of The Inland Group and its affiliates. This responsibility includes the supervision of The Inland Group Law Department and serving as liaison with outside counsel. Mr. Baum has served as a member of the North American Securities Administrators Association Real Estate Advisory Committee and as a member of the Securities Advisory Committee to the Secretary of State of Illinois. He is a member of the American Corporation Counsel Association and has also been a guest lecturer for the Illinois State Bar Association. Mr. Baum has been admitted to practice before the Supreme Court of the United States, as well as the bars of several federal courts of appeals and federal district courts and the State of Illinois. He is also an Illinois licensed real estate broker. He has served as a director of American National Bank of DuPage and currently serves as a director of Inland Bancorp Holding Company and of Westbank. Mr. Baum also is a member of the Governing Council of Wellness House, a charitable organization that provides emotional support for cancer patients and their families.

     G. JOSEPH COSENZA has been with The Inland Group and its affiliates since 1968 and is one of the four original principals. Mr. Cosenza is a director and vice chairman of The Inland Group and oversees, coordinates and directs The Inland Group organization's many enterprises. In addition, Mr. Cosenza immediately supervises a staff of 16 persons who engage in property acquisitions. Mr. Cosenza has been a consultant to other real estate entities and lending institutions on property appraisal methods.

     Mr. Cosenza received his B.A. Degree from Northeastern Illinois University and his Masters Degree from Northern Illinois University. From 1967 to 1968, he taught in the La Grange Illinois School District and, from 1968 to 1972, he served as assistant principal and taught in the Wheeling, Illinois School District. Mr. Cosenza has been a licensed real estate broker since 1968 and an active member of various national and local real estate associations, including the National Association of Realtors and the Urban Land Institute.

     Mr. Cosenza has also been chairman of the board of American National Bank of DuPage and has served on the board of directors of Continental Bank of Oakbrook Terrace. He was the chairman and is presently a director of Westbank in Westchester, Hillside and Lombard, Illinois.

     ROBERT D. PARKS has been a director of The Inland Group since 1968 and is one of the four original principals. He has been our chairman, chief executive officer, and an affiliated director since our formation. He is chairman of our sponsor and a director of our managing dealer. Mr. Parks is president, chief executive officer and a director of Inland Real Estate Corporation. He is a director of Inland Real Estate Advisory Services, Inc., Inland Investment Advisors, Inc., Partnership Ownership Corp., Inland Southern Acquisitions, Inc. and Inland Southeast Investment Corp. He is chairman, chief executive officer and director of Inland Retail Real Estate Trust, Inc. and a trustee of Inland Mutual Fund Trust, Inc.

     Mr. Parks is responsible for the ongoing administration of existing investment programs, corporate budgeting and administration for our sponsor. He oversees and coordinates the marketing of all investments and investor relations.

     Prior to joining Inland, Mr. Parks was a school teacher in Chicago's public schools. He received his B.A. Degree from Northeastern Illinois University and his M.A. Degree from the University of Chicago. He is a registered Direct Participation Program Limited Principal with the National Association of Securities Dealers, Inc. He is also a member of the Real Estate Investment Association, the Financial Planning Association, the Foundation for Financial Planning, as well as a member of the National Association of Real Estate Investment Trusts, Inc.

OUR GENERAL MANAGEMENT

     We operate under the direction of our board of directors. Our board is responsible for our business and management. Our board sets our policies and strategies. Our advisor is responsible for the day-to-day management of our affairs and the implementation of the policies of our board. Inland Western Management Corp. is responsible for managing, maintaining and leasing the individual properties. Inland Real Estate Acquisitions, Inc. is responsible for acquiring properties. Inland Risk and Insurance Management Services, Inc., an affiliate of The Inland Group, Inc., is responsible for providing insurance coverage on the properties. Inland Mortgage Corporation, Inland Mortgage Servicing Corporation and Inland Mortgage Investment Corporation are responsible for the purchase, sales and servicing of mortgages. See "Compensation Table" for a description for the fees paid to our affiliates.

OUR DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information with respect to our directors and executive officers:

               NAME                                     AGE         POSITION AND OFFICE WITH US
               -------                                 -----   -------------------------------------------
               Robert D. Parks........................   59      Chairman, chief executive officer and
                                                                 affiliated director
               Roberta S. Matlin......................   58      Vice president-- administration
               Scott W. Wilton........................   42      Secretary
               Kelly E. Tucek.........................   40      Treasurer
               Brenda G. Gujral.......................   60      Affiliated director
               Frank A. Catalano, Jr..................   41      Independent director
               Kenneth H. Beard.......................   63      Independent director
               Paul R. Gauvreau ......................   63      Independent director
               Gerald M. Gorski ......................   60      Independent director
               Barbara A. Murphy......................   65      Independent director

----------
         *As of January 1, 2003

     ROBERTA S. MATLIN has been our vice president of administration since our formation. Ms. Matlin joined Inland in 1984 as director of investor administration and currently serves as senior vice president of investments of our sponsor, directing its day-to-day internal operations. Ms. Matlin is a director of our sponsor and of our managing dealer. Since 1998, she has been vice president of administration of Inland Retail Real Estate Trust and was vice president of administration of Inland Real Estate Corporation from 1995 until 2000. She is president and a director of Inland Investment Advisors, Inc. and Intervest Southern Real Estate Corporation, and a trustee and executive vice president of Inland Mutual Fund Trust. Prior to joining Inland, she worked for the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services. Ms. Matlin is a graduate of the University of Illinois. She holds Series 7, 22, 24, 39, 63 and 65 licenses from the National Association of Securities Dealers, Inc.

     SCOTT W. WILTON has been our secretary since our formation. Mr. Wilton joined The Inland Group in January 1995. He is assistant vice president of The Inland Real Estate Group, Inc. and assistant counsel with The Inland Real Estate Group law department. In 1998, Mr. Wilton became secretary of Inland Retail Real Estate Trust, Inc. and Inland Retail Real Estate Advisory Services, Inc. In 2001, he became the Secretary of Inland Real Estate Exchange corporation. Mr. Wilton is involved in all aspects of The Inland Group's business, including real estate acquisitions and financing, securities law and corporate governance matters, leasing and tenant matters, and litigation management. He received B.S. degrees in economics and history from the University of Illinois at Champaign 1982 and his law degree from Loyola University of Chicago, Illinois 1985. Prior to joining The Inland Group, Mr. Wilton worked for the Chicago law firm of Williams, Rutstein, Goldfarb, Sibrava and Midura, Ltd., specializing in real estate and corporate transactions and litigation.

     KELLY E. TUCEK has been our treasurer since our formation. Ms. Tucek joined The Inland Group in 1989 and is an Assistant Vice President of Inland Real Estate Investment Corporation. As of August 1996, Ms. Tucek is responsible for the Investment Accounting Department, which includes all public partnership accounting functions along with quarterly and annual SEC filings. Prior to joining Inland, Ms. Tucek was on the audit staff of Coopers and Lybrand since 1984. She received her B.A. Degree in Accounting and Computer Science from North Central College.

     BRENDA G. GUJRAL, an affiliated director, is president, chief operating officer and a director of Inland Real Estate Investment Corporation, the parent company of our advisor. She is also president, chief operating officer and a director of our managing dealer. Mrs. Gujral is also a director of Inland Investment Advisors, Inc., an investment advisor.

     Mrs. Gujral has overall responsibility for the operations of Inland Real Estate Investment Corporation, including the distribution of checks to over 50,000 investors, the review of periodic communications to those investors, the filing of quarterly and annual reports for Inland Real Estate Investment Corporation-sponsored publicly registered investment programs with the Securities and Exchange Commission, compliance with other Securities and Exchange Commission and National Association of Securities Dealers securities regulations both for Inland Real Estate Investment Corporation and Inland Securities Corporation, review of asset management activities and marketing and communications with the independent broker-dealer firms selling current and prior Inland Real Estate Investment Corporation sponsored investment programs. She works with internal and outside legal counsel in structuring Inland Real Estate Investment Corporation's investment programs and in connection with the preparation of its offering documents and registering the related securities with the Securities and Exchange Commission and state securities commissions.

     Mrs. Gujral has been with the Inland organization for 22 years, becoming an officer in 1982. Prior to joining the Inland organization, she worked for the Land Use Planning Commission establishing an office in Portland, Oregon to implement land use legislation for that state.

     She is a graduate of California State University. She holds Series 7, 22, 39 and 63 licenses from the National Association of Securities Dealers and is a member of The National Association of Real Estate Investment Trusts. Ms. Gujral is also a member of the Financial Planning Association, the Foundation for Financial Planning and the National Association for Female Executives.

     FRANK A. CATALANO, JR. has served as president of Catalano & Associates since 1999. Catalano & Associates is a real estate company that includes brokerage, property management and rehabilitation and leasing of office buildings. Mr. Catalano's experience also includes mortgage banking. Since 2002, he has been a vice president of First Home Mortgage Company. Prior to that, Mr. Catalano was a regional manager at Flagstar Bank. He also was president and chief executive officer of CCS Mortgage, Inc. from 1995 through 2000, when Flagstar Bank acquired it.

     Mr. Catalano is a member of the Elmhurst, IL Chamber of Commerce and as past chairman of the board, he is also a member of the Elmhurst Jaycees, Elmhurst Hospital Board of Governors, Elmhurst Kiwanis and is currently the President of Elmhurst Historical Museum Commission. Mr. Catalano holds a mortgage broker's license.

     KENNETH H. BEARD was president and chief executive officer of Exelon Services, an energy services company from 1999-2002, where he had responsibility for financial performance including being accountable for creating business strategy, growing the business through acquisition, integrating acquired companies and developing infrastructure for the combined acquired businesses. Exelon Services is a subsidiary of Exelon Corporation, a New York Stock Exchange listed company. Prior to that position, from 1974 to 1999, Mr. Beard was the founder, president and chief executive officer of Midwest Mechanical, Inc., a heating, ventilation and air conditioning company providing innovative and cost effective construction services and solutions for commercial, industrial, and institutional facilities. From 1964 to 1974 Mr. Beard was employed at The Trane Company, a manufacturer of heating, ventilating and air conditioning equipment having positions in sales, sales management and general management.

     Mr. Beard holds a MBA and BSCE from the University of Kentucky and is a licensed mechanical engineer. He is on the board of directors of the Wellness House in Hinsdale, Illinois, a cancer support organization, and Harris Bank - Hinsdale, serves on the Dean's Advisory Council of the University of Kentucky, School of Engineering, and is a past member of the Oak Brook, Illinois Plan Commission (1981-1991).

     PAUL R. GAUVREAU is the retired chief financial officer, financial vice president and treasurer of Pittway Corporation, New York Stock exchange listed manufacturer and distributor of professional burglar and fire alarm systems and equipment from 1966 until its sale to Honeywell, Inc. in 2001. He was president of Pittway's non-operating real estate and leasing subsidiaries through 2001. He was a financial consultant to Honeywell, Inc.; Genesis Cable, L.L.C.; ADUSA, Inc. He was a director and audit committee member of Cylink Corporation, a Nasdaq Stock Market listed manufacturer of voice and data security products from 1998 until its merger with Safenet, Inc. in February 2003. Prior to 1995, he was a director and acting chief financial officer instrumental in 1996 Cylink initial public offering.

     Mr. Gauvreau holds a MBA from the University of Chicago an a BSC from Loyola University of Chicago. He is on the Board of Trustees and Vice Chairman of the Finance Committee of Benedictine University, Lisle, Illinois; a member of the Board of Trustees of the Chaddick Institute of DePaul University, Chicago, Illinois; and a member of the board of directors and treasurer of the Children's Brittle Bone Foundation, Pleasant Prairie, Wisconsin.

     GERALD M. GORSKI is a partner in the law firm of Gorski and Good, Wheaton Illinois. Mr. Gorski's practice is limited to governmental law. His firm represents numerous units of local government in Illinois and Mr. Gorski has served as a Special Assistant State's Attorney and Special Assistant Attorney General in Illinois. He received a Bachelor of Arts degree from North Central College with majors in Political Science and Economics and a Juris Doctor degree from DePaul University Law School where he was placed on the Deans Honor List. Mr. Gorski serves as the Vice-Chairman of the Board of Commissioners for the DuPage Airport Authority. He has written numerous articles on various legal issues facing Illinois municipalities; has been a speaker at a number of municipal law conferences and is a member of the Illinois Bar Association, the Institute for Local Government Law and the International Municipal Lawyers Association.

     BARBARA A. MURPHY is the Chairwoman of the DuPage Republican Party. Ms. Murphy is also a member of Illinois Motor Vehicle Review Board and a member of Matrimonial Fee Arbitration Board. Ms. Murphy is a Milton Township Trustee and a committeeman for Milton Township Republican Central Committee. Ms. Murphy previously served as State Central Committeewoman for the Sixth Congressional District and has also served on the DuPage Civic Center Authority Board, the DuPage County Domestic Violence Task Force, and the Illinois Toll Highway Advisory Committee. Ms. Murphy is a founding member of the Family Shelter Service Board. As an active volunteer for Central DuPage Hospital, she acted as the "surgery hostess" (cared for families while a family member was undergoing surgery). Ms. Murphy was a department manager and buyer for J.W. Robinson's and Bloomingdale's and the co-owner of Daffy Down Dilly Gift Shop.

COMMITTEES OF OUR BOARD OF DIRECTORS

     Our bylaws provide that our board may establish such committees as the board believes appropriate. The board will appoint the members of the committee in the board's discretion. Our bylaws require that a majority of the members of each committee of our board is to be comprised of independent directors.

     AUDIT COMMITTEE. Our bylaws provide for our board to designate an audit committee consisting of at least three independent directors and for all committee members to be independent directors. Our board will designate three of the independent directors as the members of the audit committee. The audit committee makes recommendations concerning the engagement of independent public accountants, reviews the plans and results of the audit engagement with the independent public accountants, approves professional services provided by, and the independence of, the independent public accountants, considers the range of audit and non-audit fees and consults with the independent public accountants regarding the adequacy of our internal accounting controls.

     EXECUTIVE COMMITTEE. Our board may establish an executive committee consisting of three directors, including two independent directors. The executive committee would likely exercise all powers of the board in the management of the business and affairs of our company, except for those which require actions by all of the directors or by the independent directors under our articles of incorporation or bylaws or under applicable law.

     MANAGEMENT AND DISCLOSURE COMMITTEE. Our board may establish a management disclosure committee to assist in reviewing our disclosures, controls and procedures. The committee may include our directors and directors and officers of our advisor.

     EXECUTIVE COMPENSATION COMMITTEE. Our board may establish an executive compensation committee consisting of three directors, including two independent directors, to establish compensation policies and programs for our executive officers. The executive compensation committee will exercise all powers of our board in connection with establishing and implementing compensation matters, including incentive compensation and benefit plans.

COMPENSATION OF DIRECTORS AND OFFICERS

     We pay our independent directors an annual fee of $5,000 plus $500 for each in person meeting and $350 for each meeting of the board or a committee of the board attended by telephone, and reimbursement of their out-of-pocket expenses incurred. Our two other directors, Robert D. Parks and Brenda G. Gujral, do not receive any fees or other remuneration for serving as directors.

EXECUTIVE COMPENSATION

     We have no employees and our executive officers will not receive any compensation from us for their services as such officers. Our executive officers are officers of one or more of our affiliates, and are compensated by those entities, in part, for their services rendered to us.

INDEPENDENT DIRECTOR STOCK OPTION PLAN

     We have an independent director stock option plan under which non-employee directors, as defined under Rule 16b-3 of the Securities Exchange Act of 1934, are eligible to participate.

     We have authorized and reserved a total of 75,000 shares of our common stock for issuance under our independent director stock option plan. The number and type of shares which could be issued under the plan may be adjusted if we are the surviving entity after a reorganization or merger or if our stock splits, is consolidated or we are recapitalized. If this occurs, the exercise price of the options will be correspondingly adjusted.


     The independent director stock option plan provides for the grant of non-qualified stock options to purchase 3,000 shares to each independent director upon his or her appointment if they meet the conditions in the plan. The plan also provides for subsequent grants of options to purchase 500 shares on the date of each annual stockholder's meeting to each independent director then in office. However, options may not be granted at any time when the grant, along with the grants to be made at the same time to other independent directors, would exceed 10% of our issued and outstanding shares. We have granted options to purchase 3,000 shares at $8.95 per share to each of our three independent directors. The option price for subsequent options will be equal to the fair market value of a share on the last business day preceding the annual meeting of stockholders. The option price will be fixed at $8.95 per share until the earlier of the termination of this offering or two years after the commencement of this offering.


     One-third of the options granted following an individual initially becoming an independent director are exercisable beginning on the date of their grant, one-third will first become exercisable on the first anniversary of the date of their grant, and the remaining one-third will first become exercisable on the second anniversary of the date of their grant. All other options granted under the independent director stock option plan will become fully exercisable on the second anniversary of their date of grant.

     Options granted under the independent director stock option plan are exercisable until the first to occur of

     -      the tenth anniversary of the date of grant,

     - the removal for cause of the independent director as an independent director, or

     - three months following the date the independent director ceases to be an independent director for any other reason except death or disability.

The options may be exercised by payment of cash or through the delivery of common stock. They are generally exercisable in the case of death or disability for a period of one year after death or the disabling event, provided that the death or disabling event occurs while the person is an independent director. However, if the option is exercised within the first six months after it becomes exercisable, any shares issued pursuant to such exercise may not be sold until the six month anniversary of the date of the grant of the option. Notwithstanding any other provisions of the independent director stock option plan to the contrary, no option issued pursuant thereto may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

     No option may be sold, pledged, assigned or transferred by an independent director in any manner otherwise than by will or by the laws of descent or distribution.

     Upon our dissolution, liquidation, reorganization, merger or consolidation as a result of which we are not the surviving corporation, or upon sale of all or substantially all of our property, the independent director stock option plan will terminate, and any outstanding unexercised options will terminate and be forfeited. However, holders of options may exercise any options that are otherwise exercisable immediately prior to the dissolution, liquidation, consolidation or merger. Additionally, our board may provide for any or all of the following alternatives:

     - for the assumption by the successor corporation of the options previously granted or the substitution by the corporation for the options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices;

     - for the continuance of the independent director stock option plan by such successor corporation in which event the independent director stock option plan and the options will continue in the manner and under the terms so provided; or

     - for the payment in cash or common stock in lieu of and in complete satisfaction of the options.

OUR ADVISOR

     Our advisor, Inland Western Retail Real Estate Advisory Services, Inc., is an Illinois corporation and a wholly owned subsidiary of our sponsor. The following table sets forth information regarding the executive officers and directors of our advisor, all of whom have held their positions and offices since its formation in 1998. The biographies of Messrs. Parks, Cosenza, and Goodwin are set forth above under "-- Inland Affiliated Companies" and the biography of Mr. Wilton is set forth under "-- Our Directors and Executive Officers."

     NAME                                    AGE          POSITION AND OFFICE WITH OUR ADVISOR
     ----                                    ---      --------------------------------------------
     Daniel L. Goodwin...................    59       Director
     Robert D. Parks.....................    59       Director and president
     G. Joseph Cosenza...................    59       Director
     Brenda G. Gujral....................    60       Vice president
     Catherine L. Lynch..................    44       Treasurer
     Scott W. Wilton.....................    42       Secretary


----------
     *As of January 1, 2003

     CATHERINE L. LYNCH joined the Inland organization in 1989 and is the treasurer/secretary of our sponsor. Ms. Lynch is responsible for managing the corporate accounting department of our sponsor. Ms. Lynch is also the treasurer/secretary and a director of the dealer manager and treasurer of Inland Retail Real Estate Advisory Services and Inland Investment Advisors, Inc. Prior to joining the Inland organization, Ms. Lynch worked in the field of public accounting for KPMG Peat Marwick LLP since 1980. She received her B.S. Degree in Accounting from Illinois State University. Ms. Lynch is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society. She is registered with the National Association of Securities Dealers, Inc. as a financial operations principal.

OUR ADVISORY AGREEMENT

     DUTIES OF OUR ADVISOR. Under the terms of our advisory agreement, our advisor, generally has responsibility for our day-to-day operations. This includes the following:

     -      administering our bookkeeping and accounting functions,

     - serving as our consultant in connection with policy decisions to be made by our board, managing our properties or causing them to be managed by another party, and

     -      rendering other services as our board deems appropriate.

Our advisor is subject to the supervision of its board and has only such functions as are delegated to it by its board.


     TERM OF THE ADVISORY AGREEMENT. The advisory agreement has an initial term of three years and is renewable for successive one-year terms upon the mutual consent of the parties. It may be terminated by either party, by mutual consent of the parties or by a majority of the independent directors or the advisor, as the case may be, upon 60 days' written notice. If the advisory agreement is terminated, the advisor must cooperate with us and take all reasonable steps requested by our board to assist it in making an orderly transition of the advisory function. Our board shall determine that any successor advisor possesses sufficient qualifications to perform the advisory function for us and justify the compensation provided for in its contract with us.


     COMPENSATION TO ADVISOR. The advisory agreement provides for the advisor to be paid:

     - an advisor asset management fee after the stockholders have first received a 6% annual return; and

     -      a property disposition fee; and

     - an incentive advisory fee from the net proceeds of a sale of a property after the stockholders have first received a 10% cumulative return and a return of their net investment.

     If the advisor or its affiliates perform services that are outside of the scope of the advisory agreement, we will compensate them at rates and in amounts agreed upon by the advisor and the independent directors.

     The advisor bears the expenses it incurs in connection with performing its duties under the advisory agreement. These include:

     -      employee expenses;

     -      travel and other expenses of its directors, officers and employees;

     -      rent;

     -      telephone;

     - equipment expenses to the extent they relate to the office maintained by both us and the advisor; and

     - miscellaneous administrative expenses incurred in supervising, monitoring and inspecting real property or our other investments or relating to its performance under the advisory agreement. The advisor is reimbursed for the cost to it and its affiliates of goods and services used for and by us and obtained from unaffiliated parties. It is also reimbursed for related administrative services. We bear our own expenses for functions the advisor is not required to perform under the advisory agreement. These generally include capital raising and financing activities, corporate governance matters and other activities not directly related to our properties.

     REIMBURSEMENT BY ADVISOR. For any year in which we qualify as a REIT, our advisor must reimburse us for the amounts, if any:

     - by which our total operating expenses paid during the previous fiscal year exceed the greater of

            -    2% of our average assets for that fiscal year or

            - 25% of our net income, before any additions to or allowance for reserves for depreciation, amortization or bad debts or other similar low-cash reserves before any gain from the sale of our assets, for that fiscal year;

     - PLUS an amount, so long as it does not exceed the amount of the advisor asset management fee for that year, equal to any deficit between the total amount of distributions to stockholders for such fiscal year and the current return. Current return refers to a cumulative, non-compounded return, equal to 6% per annum on net investment.

The advisor is also obligated to pay organization and offering expenses in excess of specified levels. See "Compensation Table" for a description of the fees and reimbursements to which the advisor is entitled. Provided however, only so much of the excess specified in the first bullet point above will be required to be reimbursed as the board, including a majority of the independent directors, determines should justifiably be reimbursed in light of such unanticipated, unusual or non-recurring factors which may have occurred within 60 days after the end of the quarter for which the excess occurred. In this event, the stockholders will be sent a written disclosure and explanation of the factors the independent directors considered in arriving at the conclusion that the higher total operating expenses were justified.


     BUSINESS COMBINATION BETWEEN US AND THE ADVISOR. Many REITs that are listed on a national stock exchange or included for quotation on a national market system are considered self-administered, because their employees perform all significant management functions. In contrast, those that are not self-administered, like us, typically engage a third-party, such as our advisor, to perform management functions on its behalf. If for any reason the independent directors determine that we should become self-administered, the advisory agreement permits the business conducted by the advisor, including all of its assets, to be acquired by or consolidated into us. A similar provision is included in each management agreement permitting acquisition of the business conducted by the respective property manager, including all of its assets. Until August 20, 2008, such a business combination could only take place with our consent and that of the advisor and property manager. After August 20, 2008, we could acquire these companies in a business combination without their consent.


     If the businesses conducted by the advisor and/or a property manager are acquired by or consolidated into us, the advisor and/or the property manager and/or their respective stockholders or members will receive a number of shares in exchange for terminating their respective management agreements and the release and waiver of all fees payable under them. We will be obligated to pay any fees accrued under such contractual arrangements for services rendered through the closing of the acquisitions.

     The number of shares we will issue to the advisor and/or the property managers, as the case may be, will be determined as follows:

     - We will first send an election notice to the advisor and/or the property manager, as the case may be, of our election to proceed with such a transaction.

     - Next, the net income of the advisor and/or the property manager, as the case may be, for the calendar monthly period immediately preceding the calendar month in which the business combination agreement is signed, as determined by an independent audit conducted in accordance with generally accepted auditing standards, will be annualized. The advisor or the property manager will bear the cost of the audit.

     - The annualized net income will then be multiplied by 90% and divided by our funds from operations per weighted average share. Funds from operations per weighted average share will be equal to our annualized funds from operations per weighted average share for the fiscal quarter immediately preceding the fiscal quarter in which the business combination agreement is signed, all based upon our quarterly report delivered to stockholders.

     Funds from operations means generally net income in accordance with generally accepted accounting principles, excluding gains or losses, from debt restructuring and sales of properties, plus depreciation of real property and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

     The resulting quotient will constitute the number of shares to be issued by us to the advisor or the property manager, or their respective shareholders or members, as the case may be. Delivery of the shares and the closing of the transaction to occur within 90 days of delivery after the election notice.

     Under some circumstances, this kind of transaction can be entered into and consummated without seeking specific stockholder approval. See "Conflicts of Interest." Any transaction like this will occur, if at all, only if our board obtains a fairness opinion from a recognized financial advisor or institution providing valuation services to the effect that the consideration to be paid is fair to the stockholders from a financial point of view. If the advisory agreement is terminated for any reason other than our acquisition of the business conducted by the advisor, then all obligations of the advisor and its affiliates to offer properties to us will also terminate.

     LIABILITY AND INDEMNIFICATION OF ADVISOR. Under the advisory agreement, we are required to indemnify the advisor and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to the advisor's acts or omissions. However, this is only a requirement so long as:

     - the advisor determined in good faith that the course of conduct which caused a loss or liability was in our best interest;

     -      the advisor was acting on behalf of or performing services for us;

     - the liability or loss was not the result of misconduct on the part of the advisor; and

     - the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the assets of the stockholders.

     We will advance amounts to those entitled to indemnification for legal and other expenses only if:

     - the legal action relates to acts or omissions concerning the performance of duties or services by the person seeking indemnification for or on our behalf;

     - the legal action is initiated by a third party and a court of competent jurisdiction specifically approves its advancement; and

     - the person seeking indemnification who is receiving the advances undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, if such party is found not to be entitled to indemnification.

     Inland Retail Real Estate Trust, Inc. is still offering its securities and has not fully invested all of its anticipated funds available for investment. Accordingly, material conflicting investment opportunities between them and us could be expected. However, we have initially focused our purchase of retail centers to those west of the Mississippi River, which is outside Inland Retail Real Estate Trust, Inc.'s primary geographic area of investment. However, if any conflicts do arise, they will be resolved as provided in the property acquisition service agreement.

THE PROPERTY MANAGER AND THE MANAGEMENT AGREEMENT

     Our present property manager provides property management services to us under the terms of the management agreement. The property manager provides services in connection with the rental, leasing, operation and management of the properties. Our property manager is a Delaware corporation, owned principally by individuals who are affiliates of The Inland Group. We have agreed to pay the property manager a monthly management fee in an amount no greater than 90% of the fee which would be payable to an unrelated party providing such services, which fee will initially be 4.5% of gross income, as defined in the management agreement from the properties managed for the month for which the payment is made. In addition, we have agreed to compensate the property manager if it provides us with services other than those specified in the management agreement. There will be a separate management agreement for each property for an initial term ending as of December 31 in the year in which the property is acquired, and each management agreement will be subject to three successive three-year renewals, unless either party notifies the other in writing of its intent to terminate between 60 and 90 days prior to the expiration of the initial or renewal term. We may terminate with 30 days prior written notice in the event of gross negligence or malfeasance by the property manager. The property manager may subcontract the required property management services for less than the management fee provided in the management agreement. See "Compensation Table -- Nonsubordinated Payments -- Operational Stage." Our property manager may form additional property management companies as necessary to manage the properties we acquire, and may approve of the change of management of a property from one manager to another.

     Our property manager, Inland Western Management Corp., conducts its activities at its principal executive office at 2901 Butterfield Road in Oak Brook, Illinois.

     See "--The Advisory Agreement" above in this section and "Conflicts of Interest" for a discussion of our option to acquire or consolidate with the business conducted by the property managers.

     The following sets forth information with respect to the executive officers and directors of the Inland Western Management Corp.

                                                                     POSITION AND OFFICE
                                                                     WITH INLAND WESTERN
            NAME                                     AGE*              MANAGEMENT CORP.
            ----                                     ----       ----------------------------------
            Thomas P. McGuiness................       46        Chairman, director and chief
                                                                executive officer
            JoAnn Armenta......................       29        Senior vice president, director
                                                                and secretary
            James H. Neubauer..................       61        Senior vice president and director

            Alan F. Kremin.....................       56        Director

            Anthony Casaccio...................       47        Director

----------
          *As of January 1, 2003

     THOMAS P. MCGUINNESS joined Inland Property Management in 1982 and became president of Mid-America Management Corporation in July 1990 and chairman in 2001. He is also president of Inland Property Management, Inc. as well as a director of Inland Commercial Property Management. He is chairman and a director of Inland Mid-Atlantic Management Corp. Mr. McGuinness is a licensed real estate broker; and is past president of the Chicagoland Apartment Association, and past regional vice president of the National Apartment Association. He is currently on the board of directors of the Apartment Building Owners and Managers Association, and is a trustee with the Service Employees' Local No. 1 Health and Welfare Fund, as well as the Pension Fund and holds CLS and CSM accreditations from the International Council of Shopping Centers.

     JOANN ARMENTA joined Inland Property Management in 1992 working in residential management. Ms. Armenta became involved with commercial properties in 1995 overseeing the management of retail, office and industrial properties. She has managed a portfolio of retail properties for Inland Commercial Property Management and was promoted to senior property manager supervising one-half of the property managers. In 2001, she left Inland Commercial Property Management and accepted a position as Assistant Vice President for Inland Southern Corp. Also, she was promoted to Vice President of Inland Mid-Atlantic Management Corp. Her responsibilities in these positions include being in charge of due diligence for all retail acquisitions in approximately 15 states. In 2002 alone she was responsible for all due diligence on approximately 12 million square feet including the pro formas, site inspections, tenant interviews; engineering reports and upgrades. She has also been responsible for coordinating the transition from a property in the due diligence process to the seamless folding of the property into property operations.

     Mrs. Armenta is also the sole training coordinator for Inland Southeast Property Management Corp., Inland Southern Management Corp., and Inland Mid-Atlantic Management Corp. for all new property managers and employees. In addition, she oversees the management of a portfolio of over two million square feet in the Chicago metropolitan area managing retail, office and light industrial.

     Ms. Armenta holds a CSM accreditation with the International Council of Shopping Centers.

     JAMES H. NEUBAUER joined Inland Property Management in 1978. In 1981, he was promoted to the position of director of purchasing. Subsequently, in 1983, he became a regional property manager with responsibility for residential and retail mixed use properties. In 1984, he became the president of Inland Western Property Management, responsible for a portfolio of properties in Arizona. From 1985 to 1996, Mr. Neubauer was senior vice president of Mid-America Management where he was responsible for all rental property operations outside the Chicagoland metropolitan area, which included New Hampshire, Arizona, Indiana and Wisconsin. He left Inland Southeast Property Management Corp. as senior vice president and in May 2002 was promoted to President. He has achieved the Certified property Manager (CPM) designation. He is also a member of the International Council of Shopping Centers and is a licensed real estate broker in Florida. He holds a B.A. degree from the University of Maryland, a M.A. degree from Ball State University and a M.B.A. degree from Benedictine College.

     ALAN F. KREMIN joined The Inland Group in 1982. Mr. Kremin was promoted to treasurer of The Inland Group, Inland Commercial Property Management, Inc., and various other Inland Group subsidiaries in March 1991. In his current capacity as the chief financial officer of The Inland Group, a position he has held since 1991, his responsibilities include preparation of consolidated federal and state corporate tax returns, cash budgeting for the consolidated group and serving as a director for various Inland Group subsidiaries, for which he also serves as treasurer. He is a director of Inland Southeast Property Management Corp., and in March 2002 he became a director, secretary and treasurer of Inland Southern Management LLC. Prior to his current position, Mr. Kremin was treasurer of Inland Real Estate Investment Corporation from 1986 to 1990, when he supervised the daily operations of its accounting department. That department encompasses corporate accounting for the general partner of the Inland Real Estate Investment Corporation-sponsored limited partnership investment programs. Prior to joining

The Inland Group, Mr. Kremin served for one year as a controller of CMC Realty and three years as assistant controller of JMB Realty Corporation. Prior to his real estate experience, Mr. Kremin worked eight years in public accounting, including four years at Arthur Young & Company. He received his B.S. degree in accounting from Loyola University. Mr. Kremin is a certified public accountant, holds securities and insurance licenses and is a licensed real estate broker.

     ANTHONY A. CASACCIO joined Inland in 1984, working for Inland Condo Association Management. From 1987 to 1991 he was president of Partnership Asset Sales Corporation, where he was responsible for the disposition of over 20,000 apartment units located in northeast Illinois and nearby states, as well as non-residential properties leased to nursing homes, health clubs, office, industrial and shopping center tenants. In 1991 when Inland Real Estate Development Corporation was formed, Mr. Casaccio became the president and a director. Still serving in those capacities, Mr. Casaccio is responsible for the disposition of raw land investment programs for which he is also a senior vice president of the sponsor, which owns more than 10,000 acres of development land in Chicago's suburban counties.

     In connection with land development, Mr. Casaccio, in addition to the sales of improved and raw land parcels, oversees land planning activities associated with readying land for sale, including zoning and annexation, negotiations with local municipal school, sanitary district and county authorities, submission of concept plans, preliminary and site amenities, final plats of subdivision; and completion of infrastructure improvements such as roads, sewer and water lines stormwater management facilities and site amenities. He is also a director and the secretary/treasurer of IRED Development Management, Inc.

     Mr. Casaccio holds a B.S. degree in accounting from DePaul University. He is a member of the Realtor Association of the Western Suburbs (IL), the Fox Valley (IL) Association of Realtors, the Tri-County Board of Realtors, the National Association of Realtors, the Home Builders Association of Greater Chicago, the Northern Illinois Home Builders Association and the Urban Land Institute. He is a licensed real estate broker in the state of Illinois.

INLAND SECURITIES CORPORATION

     Inland Securities Corporation, our managing dealer, was formed in 1984. It is registered under the applicable federal and state securities laws and is qualified to do business as a securities broker-dealer throughout the United States. Since its formation, the managing dealer has provided the marketing function for distribution of the investment products sponsored by our sponsor. It does not render these services to anyone other than affiliates of The Inland Group, and it does nor focus its efforts on the retail sale side of the securities business. It is a member firm of the National Association of Securities Dealers, Inc.

     The following table sets forth information with respect to the directors, officers and principal employees of Inland Securities Corporation involved in national sales and marketing activities of Inland Securities Corporation. The biography of Mr. Parks set forth above under "-Inland Affiliated Companies" in this section and the biographies of Mrs. Gujral and Ms. Matlin are set forth above under "-Our Directors and Executive Officers" in this section. The biography of Ms. Lynch is also set forth above under "--Our Advisor."

                                                                         POSITION AND OFFICE
         NAME                               AGE*                      WITH OUR MANAGING DEALER
         ----                               ----          -----------------------------------------------
         Brenda G. Gujral..........          60           President, chief operating officer and director
         Roberta S. Matlin.........          58           Vice president and director
         Catherine L. Lynch........          44           Treasurer, secretary and director
         Robert D. Parks...........          59           Director
         Brian Conlon..............          44           Executive vice president
         R. Martel Day.............          53           Executive vice president - national sales and
                                                          marketing
         Fred C. Fisher............          58           Senior vice president
         David Bassitt.............          60           Senior vice president
         John Cunningham...........          44           Senior vice president
         Tomas Giardino............          28           Vice president
         Curtis Shoch..............          30           Vice president
         Shawn Vaughan.............          31           Vice president
         Mark Lavery...............          27           Vice president
         Ralph                               39           Vice president
         Rudolph...................


----------
     *As of January 1, 2003

     BRIAN M. CONLON joined Inland Securities Corporation as executive vice president in September 1999. Prior to joining Inland, Mr. Conlon was executive vice president and chief operating officer of Wells Real Estate Funds, where he was responsible for overseeing day to day operations of the firm's real estate investment and capital raising initiatives. Mr. Conlon is a General Securities Principal, is licensed as a real estate broker in Georgia, and has earned the Certified Financial Planner and Certified Commercial Investment Member designations. Mr. Conlon currently serves on the national board of directors for the Financial Planning Association. Mr. Conlon holds Series 7, 24 and 63 licenses with the National Association of Securities Dealers, Inc.

     R. MARTEL DAY is senior vice president-national sales and marketing for Inland Securities Corporation. He joined Inland Securities Corporation in 1984 as a regional representative in the southeast. Since then, he has served as regional vice president, senior vice president, and national marketing director. Mr. Day is currently responsible for expanding Inland Securities Corporation's selling group and working closely with broker-dealers in the selling group to maximize sales.

     Mr. Day has developed and presented numerous motivational and sales training workshops over the past 20 years. He graduated with an engineering degree from the Georgia Institute of Technology. Mr. Day holds General Securities and Registered Investment Advisor licenses from the National Association of Securities Dealers, and is an associate member of The National Association of Real Estate Investment Trusts. He is a director of Inland Investment Advisors, Inc., an Inland affiliated company.

     FRED C. FISHER is a senior vice president of Inland Securities Corporation, which he joined in 1984. Mr. Fisher began his career with Inland Securities Corporation as regional vice president for the midwest region. In 1994, he was promoted to senior vice president. Mr. Fisher received his bachelor's degree from John Carroll University. Before joining Inland Securities Corporation, he spent nine years as a regional sales manager for the S.S. Pierce Company. Mr. Fisher holds Series 7, 22 and 63 licenses with the National Association of Securities Dealers, Inc.

     DAVID BASSITT joined Inland Securities Corporation as a senior vice president in March 2001. Prior to joining Inland, Mr. Bassitt was director of financial services with AEI Fund Management, Inc. and was responsible for wholesaling public and private net lease real estate investments and 1031 property exchanges to financial planners. Mr. Bassitt received his bachelor's degree from Ferris State University, and a master's degree from St. Cloud University. Mr. Bassitt holds Series 6, 7, 22 and 63 licenses with the National Association of Securities Dealers, Inc.

     JOHN CUNNINGHAM is a senior vice president of Inland Securities Corporation. He joined an affiliate of The Inland Group in January 1995 as a commercial real estate broker. In March 1997, Mr. Cunningham was hired by Inland Securities Corporation as a regional representative for the western region, and he was promoted to a vice president in 1999. In 2002, he became senior vice president of the western region. Mr. Cunningham graduated from Governors State University with a B.S. degree in business administration, concentrating in marketing. Before joining the Inland organization, Mr. Cunningham owned and operated his own business and developed real estate. He holds Series 7 and Series 63 licenses with the National Association of Securities Dealers, Inc.

     TOMAS GIARDINO joined Inland Securities Corporation as vice president in September 2000. Prior to joining Inland, Mr. Giardino was the director of mutual fund sales at SunAmerica Securities, where he was responsible for increasing the market share of nine focus firms at the broker dealer. Mr. Giardino entered the securities industry in January 1999. Prior to entering the securities industry, Mr. Giardino was in the advertising field for four years. Mr. Giardino received his B.A. in political science from Arizona State University in May 1998. He holds Series 7, 63 and 65 licenses with the National Association of Securities Dealers, Inc.

     CURTIS SHOCH joined Inland Securities Corporation as vice president in January 2000. Prior to joining Inland, Mr. Shoch was assistant vice president at Wells Real Estate Funds, where he was responsible for launching new real estate investment alternatives in the southeastern United States. Mr. Shoch began his career in 1994 with Keogler Investment Advisory Services. Mr. Shoch graduated from Lynchburg College in Lynchburg, Virginia in 1994 with a major in marketing and an emphasis in finance. He is a Registered Representative as well as a Registered Investment Advisor. Mr. Shoch holds Series 7, 63 and 65 licenses with the National Association of Securities Dealers, Inc.

     SHAWN VAUGHAN joined Inland Securities Corporation as vice president in August 2000. Prior to joining Inland, Mr. Vaughan was assistant vice president at Wells Real Estate Funds, where he was responsible for marketing real estate investments in the mid-Atlantic region. Mr. Vaughan started his career in financial services in 1994 on the retail side of the business with a successful financial planning firm. During this time, he was responsible for handling every aspect of the financial planning process. Mr. Vaughan holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc.

     MARK LAVERY joined Inland Securities Corporation as a vice president in April 2001. Prior to joining Inland, Mr. Lavery was with Charles Schwab, where he was on an active trade team. Mr. Lavery began his career with Investment Planners. Mr. Lavery graduated from Milliken University in 1997 with a B.S. in finance. Mr. Lavery holds Series 7 and 66 licenses with the National Association of Securities Dealers, Inc.

     RALPH RUDOLPH joined Inland Securities Corporation in 1995 as a regional representative for midwest team and was promoted to a vice president in 2000. Prior to joining Inland, Mr. Rudolph served in the United States Marine Corp. and worked for another broker-dealer. He is a graduate of Elmhurst College with a degree in business administration. Mr. Rudolph holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc.

                 LIMITATION OF LIABILITY AND INDEMNIFICATION OF
                       DIRECTORS, OFFICERS AND OUR ADVISOR

     The laws that we are subject to and our articles of incorporation provide that our advisor and directors are deemed to be in a fiduciary relationship to us and our stockholders and that our directors have a fiduciary duty to the stockholders to supervise our relationship with the advisor.

     Maryland law provides that a director has no liability in the capacity as a director if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests, and with the care that an ordinary prudent person in a like position would use under similar circumstances. Maryland law also provides that an act by a director of a Maryland corporation is presumed to satisfy the standards of the preceding sentence. Our articles of incorporation and bylaws provide that the liability of our directors and officers is limited to the fullest extent permitted by Maryland law and that none of our directors and officers will be liable to us or to any of our stockholders for money damages, including for breach of their fiduciary duty to us. As a result, our directors and officers will not be liable for monetary damages unless:

     - the person actually received an improper benefit or profit in money, property or services; and

     - the person is adjudged to be liable based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

     Except as described below, our articles of incorporation authorize and direct us to indemnify and pay or reimburse reasonable expenses to any director, officer, employee or agent we employ, and the advisor and its affiliates, to the fullest extent permitted by Maryland law. As long as we qualify as a REIT we will not indemnify or reimburse the expenses of any director, officer, employee, agent or the advisor or its affiliates unless:

     - the directors have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

     - the person seeking indemnification was acting on our behalf or performing services for us;

     - the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnification, except that if the person seeking indemnification is or was an independent director, the liability or loss will not have been the result of gross negligence or willful misconduct; and

     - such indemnification or agreement to be held harmless is recoverable only out of our net assets and not from the assets of the stockholders.

     As long as we qualify as a REIT, we will not indemnify any director, officer, employee, agent or the advisor or its affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

     - there has been a successful adjudication on the merits of each count involving alleged securities law violations;

     - the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

     - a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made, and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published position of any state securities regulatory authority in which our securities were offered and sold as to indemnification for securities law violations.

     We will advance amounts to a person entitled to indemnification for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Maryland law and, as long as we qualify as a REIT, only if all of the following conditions are satisfied:

     - the legal action relates to acts or omissions relating to the performance of duties or services by the person seeking indemnification for us or on our behalf;

     - the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; and

     - the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if the person seeking indemnification is found not to be entitled to indemnification.

     We may purchase and maintain insurance or provide similar protection on behalf of any director, officer, employee, agent or the advisor or its affiliates against any liability asserted which was incurred in any such capacity with us or arising out of such status; provided, however, that we will not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under our articles of incorporation. We may enter into any contract for indemnity and advancement of expenses with any director, officer, employee or agent as may be determined by the board and as permitted by law. As of the date of this prospectus, we have not purchased any insurance on behalf of any person but we intend to.

     We have entered into separate indemnification agreements with each of our directors and some of our executive officers. The indemnification agreements will require that we indemnify our directors and officers to the fullest extent permitted by law, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The agreements provide that we also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under the our directors' and officers' liability insurance, if any. Although the indemnification agreements offer substantially the same scope of coverage afforded by provisions in our articles of incorporation and the bylaws, they provide greater assurance to directors and officers that indemnification will be available, because as a contract, it cannot be unilaterally modified by the board or by the stockholders to eliminate the rights it provides.

     We have been advised that, in the opinion of the Securities and Exchange Commission, any indemnification that applies to liabilities arising under the Securities Act is contrary to public policy and, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS


     The following table sets forth information as of August 15, 2003 regarding the number and percentage of shares beneficially owned by each director, each executive officer, all directors and executive officers as a group, and any person known to us to be the beneficial owner of more than 5% of our outstanding shares. As of August 15, 2003, we had one stockholder of record. Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within 60 days after the date of this table. However any such shares which are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Except as indicated, the persons named in the table have sole voting and investing power with respect to all shares beneficially owned by them.


                                              NUMBER OF SHARES
           BENEFICIAL OWNER                  BENEFICIALLY OWNED           PERCENT OF CLASS
-------------------------------------    ----------------------------   --------------------
Robert D. Parks                                  20,000(1)                     100%

Roberta S. Matlin                                     0                          *

Scott W. Wilton                                       0                          *

Kelly E. Tucek                                        0                          *

Brenda G. Gujral                                      0                          *

Frank A. Catalano, Jr.                            1,000(2)                       *

Kenneth H. Beard                                  1,000(2)                       *

Paul R. Gauvreau                                  1,000(2)                       *

Gerald M. Gorski                                  1,000(2)                       *

Barbara A. Murphy                                 1,000(2)                       *

All directors and executive officers
as a group (10 persons)                          25,000(1)                     100%

----------
   *Less than 1%

(1) Includes 20,000 shares owned by our advisor. Our advisor is a wholly-owned subsidiary of our sponsor, which is an affiliate of The Inland Group. Mr. Parks is a control person of The Inland Group and disclaims beneficial ownership of these shares owned by our advisor.

(2) Includes 1,000 shares issuable upon exercise of options granted to each independent director under our independent director stock option plan, to the extent that such options are currently exercisable or will become exercisable within 60 days after the date of this table.

                           OUR STRUCTURE AND FORMATION

     We were formed in March 2003 as a Maryland corporation. Our articles of incorporation and bylaws became operative on March 5, 2003. Our existence is perpetual.

STRUCTURE


     We intend to own all of our assets, either directly or indirectly. Our advisor contributed $200,000 to us for 20,000 shares of our common stock to form us. Our advisor has agreed to not sell their initial investment while the advisor remains our sponsor, but may transfer these shares to its own affiliates. A REIT may conduct some of its business and hold some of its interests in properties in "qualified REIT subsidiaries," which must be owned 100% by the REIT or through "taxable REIT subsidiaries" which may be wholly or partially owned. Although we currently do not intend to have any qualified REIT subsidiaries, we may in the future decide to conduct some business or hold some of our interests in properties in qualified REIT subsidiaries.


     See "How We Operate - Organizational Chart" for a diagram depicting the services to be rendered by our affiliates to us, as well as our organizational structure.

     If only the minimum offering of 200,000 shares is sold, such shares will represent 90.91% of the issued and outstanding shares, and the advisor's 20,000 shares will then represent 9.09% of the issued and outstanding shares. If 250,000,000 of the shares offered by this prospectus are sold, such shares will represent 99.99% of the issued and outstanding shares, and the advisor's 20,000 shares will then represent only 0.01% of the issued and outstanding shares.

     We will form entities to acquire each of the properties to be owned by us. They will be owned or controlled directly or indirectly by us.

     Robert D. Parks, Brenda G. Gujral, Roberta S. Matlin, Daniel L. Goodwin, Catherine L. Lynch, and Kelly E. Tucek are considered our promoters. Mr. Parks is our chairman and a director. Ms. Gujral is a director. Ms. Matlin is our vice president. Ms. Tucek is our treasurer. None of our promoters are employed by us. Other than Mr. Parks and Ms. Gujral, Ms. Matlin or Ms. Tucek, none of our promoters are officers or directors of us.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                             SELECTED FINANCIAL DATA

     As of the date of this prospectus, we have not yet had any operations. Therefore, we have not had any income, cash flow, funds from operations, or funds available for distributions, nor have we declared any distributions or issued any shares to public investors. We have sold 20,000 shares to the advisor for an aggregate purchase price of $200,000. See "Management's Discussion and Analysis of Our Financial Condition," and our financial statements and related notes thereto appearing elsewhere in this Prospectus.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                       INVESTMENT OBJECTIVES AND POLICIES

GENERAL

     Our investment objectives are to:

     - make regular distributions to the stockholders, which may be in amounts which may exceed our taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 90% of our taxable income;

     - provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting us to increase distributions and realize capital appreciation; and

     -      preserve stockholders' capital.

It is our policy to acquire properties primarily for income as distinguished from primarily for possible capital gain.

DISTRIBUTIONS

     Federal income tax law requires that a REIT distribute annually at least 90% of its REIT Taxable Income. See "Federal Income Tax Considerations -- Federal Income Taxation as a REIT." In order to qualify for REIT status we may be required to make distributions in excess of cash available. For a discussion of the tax treatment of distributions to you, see "Federal Income Tax Considerations."

     We anticipate that distributions will be paid to our domestic stockholders on a monthly basis and to our foreign stockholders on a quarterly basis. Distributions will be at the discretion of the board. Our ability to pay distributions and the size of these distributions will depend upon a variety of factors. We cannot assure that distributions will continue to be made or that any particular level of distributions established in the future, if any, will be maintained by us.

TYPES OF INVESTMENTS

     We were formed to acquire and manage a portfolio of real estate which is diversified by geographical location and by type and size of retail centers. Our properties will consist of real estate primarily improved for use as retail establishments, principally multi-tenant shopping centers. Our real estate will be located mainly in the states west of the Mississippi River in the United States. We will endeavor to acquire multiple properties within the same major metropolitan markets where acquisitions result in efficient property operations with the potential to achieve market leverage. See "Real Property Investments
-- General."

     Most of these properties will be subject to "net" leases. "Net" leases typically require tenants to pay a share, either pro rata or fixed, of all or a majority of the operating expenses. Operating expenses include real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs related to the property, as well as base rent payments.

     We may also acquire real estate improved with other commercial facilities which provide goods and services as well as those leased on a double or triple-net-lease basis which are either commercial or retail. Triple-net-leases also require the tenant to pay a base minimum annual rent with periodic increases. We may enter into sale and leaseback transactions in which we will purchase a property and lease the property to the seller of the property.

     To provide us with a competitive advantage over potential purchasers of properties who must secure financing, we intend to acquire properties free and clear of permanent mortgage debt. We will do this by paying the entire purchase price of property in cash, shares, interest in entities that own our properties or a combination of any of these. We may incur debt of a property to acquire properties where our board determines that incurring such debt is in our best interest. In addition, from time to time, we intend to acquire some properties without financing and later incur mortgage debt secured by selected or all such properties if favorable financing terms are available. We will use the proceeds from such loans to acquire additional properties. See "Borrowing" under this section for a more detailed explanation of our borrowing intentions and limitations.

     We may purchase properties subject to completion of construction in accordance with terms and conditions we specify. In these cases, we will be obligated to purchase the property at the completion of construction, if construction conforms to definitive plans, specifications and costs approved by us and embodied in the construction contract, as well as, in most instances, satisfaction that agreed upon percentages of the property are leased. We will receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. We may construct or develop properties, and render services in connection with the development or construction, subject to compliance with applicable requirements under federal income tax laws. Construction and development activities will expose us to risks such as cost overruns, carrying costs of projects under construction and development, availability and costs of materials and labor, our inability to obtain tenants, weather conditions, and government regulation.

     See "- Investment Limitations" under this section and "Summary of Our Organizational Documents -- Restrictions on Investments" for investment limitations.

PROPERTY ACQUISITION STANDARDS

     We have signed a property acquisition service agreement with Inland Real Estate Acquisitions, Inc. Under that agreement, Inland Real Estate Acquisitions has agreed to seek properties for us and to perform due diligence on the properties and negotiate the terms of the purchase. Through its experience with the acquisition of over 1,000 real properties by our affiliates, the advisor believes Inland Real Estate Acquisitions has the ability to identify quality real properties capable of meeting our investment objectives. When evaluating property, Inland Real Estate Acquisitions will consider a number of factors, including a real property's:

          -    geographic location and type;

          -    construction quality and condition;

          -    current and projected cash flow;

          -    potential for capital appreciation;

          -    lease rent roll, including the potential for rent increases;

          - potential for economic growth in the tax and regulatory environment of the community in which the property is located;

          - potential for expanding the physical layout of the property and/or the number of sites;

          - occupancy and demand by tenants for properties of a similar type in the same geographic vicinity;

          - prospects for liquidity through sale, financing or refinancing of the property;

          - competition from existing properties and the potential for the construction of new properties in the area; and

          - treatment under applicable federal, state and local tax and other laws and regulations.

     Inland Real Estate Acquisitions also requires the seller of a property to provide a current Phase I environmental report and, if necessary, a Phase II environmental report.

     Before purchasing a property, Inland Real Estate Acquisitions examines and evaluates the potential value of the site, the financial condition and business history of the property, the demographics of the area in which the property is located or to be located, the proposed purchase price, geographic and market diversification and potential sales. In a sale-leaseback situation, since the seller of the property generally is assuming the operating risk, the price paid for the property by us may be greater than if it was not leased back to the seller. All acquisitions from our affiliates must be approved by a majority of our directors, including a majority of the independent directors.

DESCRIPTION OF LEASES

     When spaces become vacant or existing leases expire, we anticipate entering into "net" leases. Net leases require tenants to pay a share, either pro rata or fixed, of all or a majority of the operating expenses, including real estate taxes, special assessments, insurance, utilities, common area maintenance and building repairs related to the properties, as well as base rent payments. We intend to include provisions which increase the amount of base rent payable at various points during the lease term and/or provide for the payment of additional rent calculated as a percentage of a tenant's gross sales above predetermined thresholds in most leases. The leases with most anchor tenants generally have initial terms of 10 to 25 years, with one or more renewal options available to the tenant. By contrast, smaller tenant leases typically have three- to five-year terms.

     Triple net leases generally have a term of 15 to 25 years and are typically not less than 10 years. In addition, the tenant of a triple-net-lease is responsible for the base rent in addition to the costs and expenses related to property taxes, insurance, repairs and maintenance applicable to the leased space.

     Each net lease tenant is required to pay its share of the cost of the liability insurance covering the property in which it is a tenant. The third-party liability coverage insures, among others, us, our advisor and our property manager. Typically, each tenant is required to obtain, at its own expense, property insurance naming us as the insured party for fire and other casualty losses in an amount equal to the full value of its premises and the contents of the premises. All property insurance must be approved by the property manager. In general, the net lease may be assigned or subleased with our prior written consent, but the original tenant must remain liable under the lease unless the assignee meets income and net worth tests.

     In connection with sale and leaseback transactions, the tenant is responsible for paying a predetermined minimum annual rent generally based upon our cost of purchasing the land and building. In addition to the base rent, these tenants are generally responsible for the costs and expenses related to property taxes, insurance, repairs and maintenance applicable to the leased space.

PROPERTY ACQUISITION

     We anticipate acquiring fee interests in properties, although other methods of acquiring a property may be used if we deem it to be advantageous. For example, we may acquire properties through a joint venture or the acquisition of substantially all of the interests of an entity which in turn owns the real property. We may also use separate entities to acquire a property. Such entities will be formed solely for the purpose of acquiring a property or properties. See " -- Joint Ventures" in this section and "Federal Income Tax Considerations -- Federal Income Taxation as a REIT."

     Our advisor and its affiliates may purchase properties in their own name, assume loans in connection with the purchase or loan and temporarily hold title to the properties for the purpose of facilitating acquisition or financing by us, the completion of construction of the property or any other purpose related to our business.

     Under our articles of incorporation, we are prohibited from purchasing a property from an affiliate unless a majority of the directors not interested in the transaction and a majority of our independent directors approve the purchase as fair and reasonable to us and at a cost to us no greater than the cost of the asset to our affiliate. However, the cost to us may be greater than the cost to our affiliate if a substantial justification for the excess exists and such excess is reasonable. Our policy currently provides that in no event may our cost of the asset exceed its appraised value at the time we acquire the property.

     If remodeling is required prior to the purchase of a property, we will pay a negotiated maximum amount either upon completion or in installments commencing prior to completion. The price will be based on the estimated cost of remodeling. In such instances, we will also have the right to review the tenant's books during and following completion of the remodeling to verify actual costs. If substantial disparity exists between estimated and actual costs, an adjustment in the purchase price may be negotiated. If remodeling is required after the purchase of a property, an affiliate of our advisor may serve as construction manager for a fee no greater than 90% of the fee a third party would charge for such services.

BORROWING


     We intend to acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price in cash or for shares, limited partnership units in the operating partnership, interest in our subsidiaries that own our properties, or a combination of any of these. However, we may incur indebtedness to acquire properties where our board determines that it is in our best interest. On properties purchased without financing, we may later incur mortgage debt by obtaining loans secured by selected properties, if favorable financing terms are available. We will use the proceeds from such loans to acquire additional properties. We may also incur debt to finance improvements to our properties. Aggregate borrowings secured by all of our properties will not exceed 55% of their combined fair market value. Our articles of incorporation provide that the aggregate amount of borrowing in relation to the net assets, in the absence of a satisfactory showing that a higher level is appropriate, not exceed 300% of net assets. Net assets means our total assets, other than intangibles at cost before deducting depreciation or other non-cash reserves less our total liabilities, calculated at least quarterly on a basis consistently applied. Any excess in borrowing over such 300% of net assets level must be approved by a majority of our independent directors, disclosed to our stockholders in our next quarterly report to stockholders, along with justification for such excess.


     We may incur debt secured by our properties, but most likely on a non-recourse basis, some of which may be subject to certain carve outs. This means that a lender's rights on default will generally be limited to foreclosing on the property. We may secure recourse financing or provide a guarantee to lenders if we believe this may result in more favorable terms. When we give a guaranty for a property, we will be responsible to the lender for the satisfaction of the indebtedness if it is not paid by the property. We do not borrow funds from a program sponsored by our advisor or its affiliates which makes or invests in mortgage loans. We seek to obtain financing which will result in the most favorable overall economic benefit while balancing various risk factors associated with the debt. At certain times the majority of debt may require level payments and at others the majority may be based on variable rates. We have determined that it may be in our best interest to make use of mortgages the majority of which provide for a balloon payment. There are no prescribed limits on the number or amount of mortgages which may be placed on any one property. Any mortgages secured by a property will comply with the restrictions set forth by the Commissioner of Corporations of the State of California.

SALE OR DISPOSITION OF PROPERTIES

     Our board will determine whether a particular property should be sold or otherwise disposed of after considering the relevant factors, including performance or projected performance of the property and market conditions, with a view toward achieving our principal investment objectives.

     We intend to hold our properties for a minimum of four years prior to selling them. See "Federal Income Tax Considerations -- Federal Income Taxation as a REIT." We also intend to reinvest the proceeds from the sale, financing, refinancing or other disposition of our properties into additional properties. Alternatively, we may use these proceeds to fund maintenance or repair of existing properties or to increase reserves for such purposes. The objective of reinvesting the sale, financing and refinancing proceeds in new properties is to increase our real estate assets, and our net income, which our board believes will enhance our chances of having our shares traded in a public trading market. Notwithstanding this policy, the board, in its discretion, may distribute all or part of the proceeds from the sale, financing, refinancing or other disposition of all or any of our properties to our stockholders. In determining whether to distribute these proceeds to stockholders, the board will consider, among other factors, the desirability of properties available for purchase, real estate market conditions, the likelihood of the listing of our shares on a national stock exchange or including the shares for quotation on a national market system and compliance with the applicable requirements under federal income tax law under federal income tax laws. Because we may reinvest the proceeds from the sale, financing or refinancing of our properties, we could hold stockholders' capital indefinitely. However, upon the affirmative vote of a majority of the shares of common stock, we will be forced to liquidate our assets and dissolve.

     When we sell a property, we intend to obtain an all-cash sale price. However, we may take a purchase money obligation secured by a mortgage on the property as partial payment, and there are no limitations or restrictions on our ability to take such purchase money obligations. The terms of payment to us will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. If we receive notes and other property instead of cash from sales, these proceeds, other than any interest payable on these proceeds, will not be available for distributions until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed. Therefore, the distribution of the proceeds of a sale to the stockholders may be delayed until that time. In these cases, we will receive payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. See "Federal Income Tax Considerations."

CHANGE IN INVESTMENT OBJECTIVES AND POLICIES

     Our stockholders have no voting rights to implement our investment objectives and policies. Our board has the responsibility for our investment objectives and policies. Our board may not, however, make any material changes regarding the restrictions on investment policies set forth in our articles of incorporation without amending the articles of incorporation. Any amendment to our articles of incorporation requires the affirmative vote of a majority of our then outstanding voting shares of common stock. See "Summary of Our Organizational Documents -- Restrictions on Investments."

INVESTMENT LIMITATIONS

     We will not:

          - invest more than 10% of our total assets in unimproved real property (and will only invest in unimproved real property intended to be developed) or in mortgage loans on unimproved real property;

          -    invest in commodities or commodity future contracts;

          -    issue redeemable shares of common stock;

          - issue shares on a deferred payment basis or other similar arrangement; and

          - operate in such a manner as to be classified as an "investment company" for purposes of the Investment Company Act. See "Summary of Our Organizational Documents -- Restrictions on Investments" for additional investment limitations.

     We do not intend to engage in hedging or similar activities for speculative purposes.

     We have no current plans to invest any proceeds from this offering, or other funds, in the securities of other issuers for the purpose of exercising control over such other issuers.

OTHER INVESTMENTS

     Consistent with our investment limitations, we may from time to time invest amounts of money in the securities of other companies that may or may not be REITs or companies related to real estate to seek superior returns on these investments. In addition, we may make loans to third parties from time to time in connection with retail centers we intend to purchase or on a short-term basis to real estate ventures.

APPRAISALS

     All real property acquisitions to be made by us will be supported by an appraisal prepared by a competent, independent appraiser who is a member-in-good standing of the Appraisal Institute prior to the purchase of the property. Our policy currently provides that the purchase price of each property will not exceed its appraised value at the time of our acquisition of the property. Appraisals are, however, estimates of value and should not be relied on as measures of true worth or realizable value. We will maintain the appraisal in our records for at least five years, and copies of each appraisal will be available for review by stockholders upon their request.

RETURN OF UNINVESTED PROCEEDS

     If at least 200,000 shares are not sold within six months from the original effective date of this prospectus, all funds received from subscribers will be promptly returned to them, together with any interest earned on the funds. We would expect to return funds to subscribers within five business days after the offering is terminated if at least 200,000 shares are not sold within six months from the original effective date of this prospectus. Any of the proceeds of this offering allocable to investments in real property which have not been invested in real property or committed for investment within the later of 24 months from the original effective date of this prospectus or 12 months from the termination of the offering, will be distributed to the stockholders. All funds we receive out of the escrow account will be available for our general use from the time we receive them until expiration of the period discussed in the prior sentence. We may use these funds to:

          - fund expenses incurred to operate the properties which have been acquired,

          - reimburse the advisor for our expenses, to the extent allowable under the advisory agreement,

          -    pay the advisor its compensation under the advisory agreement;
               and

          - pay the property manager its property management fee under the management agreement

     See "Estimated Use of Proceeds" and "Plan of Distribution -- Escrow Conditions." We will not segregate funds separate from our other funds pending investment, and interest will be payable to the stockholders if uninvested funds are returned to them.

ADDITIONAL OFFERINGS AND EXCHANGE LISTING


     We anticipate that by August 20, 2008, our board will determine when, and if, to apply to have our shares of common stock listed for trading on a national stock exchange or included for quotation on a national market system, if we meet the then applicable listing requirements; and/or whether to commence subsequent offerings after completion of this offering. We believe that an exchange listing or inclusion of our shares in a national market system may allow us to increase our size, portfolio diversity, stockholder liquidity, access to capital and stability, and decrease our operating costs through economies of scale. However, we cannot assure that such listing or inclusion will ever occur. If it is not feasible to list shares or include them in a national market system by August 20, 2008, our board may decide to sell our assets individually, list our shares at a future date; or liquidate us within ten years of such date. The sale of all or substantially all of our assets as well as our liquidation would also require the affirmative vote of a majority of the then-outstanding voting shares of stock.

JOINT VENTURES

     We may invest in joint venture arrangements with other public real estate programs formed by our advisor or any of its affiliates if a majority of our directors not otherwise interested in the transaction and a majority of our independent directors approve the transaction as being fair and reasonable. In addition, the investment by each joint venture partner must be substantially on the same terms and conditions as those received by other joint venturers.

     We may also invest in general partnerships or joint venture arrangements with our affiliates as co-owners of a property. The general partnership or joint venture agreement for these investments will provide that we will be able to increase our equity participation in such entity as we receive additional proceeds of the offering. As a result, we will ultimately own a 100% equity ownership of the property and the affiliated general or joint venture partner will not be entitled to any profit or other benefit on the sale of its equity participation to us. Once we own, directly or indirectly, 100% of the ownership interests in the general partnership or joint venture entity, we will determine whether the continued existence of that entity is necessary. For example, we may determine to continue the existence of the entity to minimize expenses or to meet lender requirements.

     In addition, we may enter into joint venture or partnership arrangements with unaffiliated third parties. Therefore, we may enter into acquisitions with sellers who are desirous of transactions in tax advantaged structures such as arrangements typically referred to as "Down REITs." A Down REIT is an organizational structure in which, in addition to owning indirect interests in real estate properties through the ownership of an interest in a lower-tier operating partnership (as in an UPREIT), a REIT also owns real estate properties directly at the REIT level. In a Down REIT structure, because the REIT owns real estate properties directly, the value of the REIT shares do not bear a direct relationship with the value of an interest in the lower-tier Down REIT operating partnership. You should consider the potential risk that our non-affiliated joint venture partner may be unable to agree with us on a matter material to the joint venture. See "Risk Factors -- Risks Related to the Offering."

     We are unable to estimate the proportion of our assets that may be invested in joint venture interests.

CONSTRUCTION AND DEVELOPMENT ACTIVITIES

     From time to time, we may attempt to enhance investment opportunities by undertaking construction and development activities and rendering services in connection with them. Our advisor has advised us that, in its view, we may be able to reduce overall purchase costs if we were to undertake construction and development rather than merely being limited to purchasing properties subject to completion of construction by a third party. The construction and development activities would expose us to such risks as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions, government regulation and our inability to obtain tenants. We nevertheless have concluded that our investment prospects would be enhanced by permitting us to engage in construction and development activities so long as such activities did not cause us to lose our status as a REIT. To comply with the applicable requirements under federal income tax law under federal income tax law, and until the Internal Revenue Service changes its pronouncements with regard to these requirements, we intends to limit our construction and development activities to the performance of oversight and review functions, including reviewing the construction and tenant improvement design proposals, negotiating and contracting for feasibility studies and supervising compliance with local, state or federal laws and regulations, negotiating contracts, oversight of construction, accounts, and obtaining financing. In addition to using independent contractors to provide services in connection with the operation of our properties, we may also use "taxable REIT subsidiaries" to carry out these functions. See "Federal Future Tax Considerations - Federal Income Taxation as a REIT" for a discussion of a "taxable REIT subsidiary." We will retain independent contractors to perform the actual physical construction work on tenant improvements, the installation of heating, ventilation and air conditioning systems. See "Real Property Investments - General" for a detailed description of the types of properties we may invest in.

OTHER POLICIES

     Before we purchase a particular property, we may obtain an option to purchase the property. The amount paid for the option, if any, usually would be surrendered if the property was not purchased and normally would be credited against the purchase price if the property was purchased. See "Real Property Investments - General" for a detailed description of the types of properties we may invest in.

     We hold all funds, pending investment in properties, in assets which will allow us to continue to qualify as a REIT. These investments are highly liquid and provide for appropriate safety of principal and may include, but are not limited to, investments such as bonds issued by the Government National Mortgage Association, or GNMA, and real estate mortgage investment conduits also known as REMICs. See "Federal Income Tax Considerations - Federal Income Taxation as a REIT."

     We will not make distributions-in-kind, except for:

     -      distributions of readily marketable securities;

     - distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our articles of incorporation; or

     - distributions of in-kind property which meet all of the following conditions:

            - our board of directors advises each stockholder of the risks associated with direct ownership of the in-kind property;

            - our board of directors offers each stockholder the election of receiving in-kind property distributions; and

            - the directors distribute in-kind property only to those stockholders who accept our offer.

     Although our articles of incorporation and bylaws do not prohibit the following, we have no current plans to:

     -      underwrite the securities of other issuers;

     -      invest in real estate mortgages; or

     - invest the proceeds of the offering, other than on a temporary basis, in non-real estate related investments.

We may change our current plans, without stockholder approval, if our board of directors determines that it would be in the best interests of our stockholder to engage in any such transaction.

     Although we are authorized to issue senior securities, we have no current plans to do so. See "Description of Securities - Preferred Stock," "- Issuance of Additional Securities and Debt Instruments" and "- Restrictions on Issuance of Securities."

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                            REAL PROPERTY INVESTMENTS


INVESTING IN REITS

     A real estate investment trust or REIT is a company that owns and, in most cases, operates income-producing properties. To qualify as a REIT, generally a company must annually distribute at least 90% of its taxable income to stockholders.

     According to the National Association of Real Estate Investment Trusts (NAREIT), the average publicly-traded REIT yielded a 6.7% annual return for the month of June 2003. Total return, which includes distributions and price appreciation, was higher at 12.1% for the six-month 2003 period from July 1 until June 30. Stock price appreciation for publicly-traded REITs has historically tracked the rate of increase in the Consumer Price Index, according to NAREIT. This information is based on REITs that are listed and traded on a national exchange and would not be representative of an investment in a REIT that is not publicly traded such as us, and there is no assurance that an investment in a non-publicly traded REIT will produce comparable results.

     An analysis of historical data on publicly-traded REITs by Ibbotson Associates, a leading financial research firm, concluded that REITs have a low correlation with other stocks and bonds and represent a potentially powerful diversification tool. Ibbotson noted, "The asset allocation decision is the most important determinant of portfolio performance, outweighing the benefits of market timing and security selection." In particular, Ibbotson found that REITs may boost return and reduce risk when added to a diversified portfolio. Ibbotson also found that REITs outperformed most other major market benchmarks over the 1972-2002 period with much less volatility. There can be no assurance that future performance will mirror past performance and that these results would be comparable to non-traded REITs, like us.


GENERAL

     Our advisor is experienced in acquiring and managing real estate, particularly retail focused shopping centers. We intend to acquire and manage a diversified (by geographical location and by type and size of retail centers) portfolio of real estate primarily improved for use as retail establishments, principally multi-tenant shopping centers. Our portfolio will consist predominantly of grocery and discount store anchored retail, including net lease retail. We may acquire certain mixed use properties that may include lodging, office and/or multi-family residential if they are part of a retail center. And, we may also acquire other types of retail shopping centers, such as enclosed malls, outlet malls and power centers. We also anticipate acquiring real estate improved with other commercial facilities which provide goods and services as well as double or triple net leased properties, which are either commercial or retail, including properties acquired in sale and leaseback transactions. A triple-net leased property is one which is leased to a tenant who is responsible for the base rent and all costs and expenses associated with their occupancy, including property taxes, insurance, repairs and maintenance.

     The retail centers we intend to acquire would be located primarily in states west of the Mississippi River in the United States. Where feasible, we will endeavor to acquire multiple properties within the same major metropolitan markets where the acquisitions result in efficient property management operations with the potential to achieve market dominance.

     We do not intend to invest in real estate properties that are primarily:

     -      farms;

     -      health care facilities;

     -      industrial properties;

     -      leisure home sites;

     -      manufacturing facilities;

     -      mining properties;

     -      ranches;

     -      single-family residential properties;

     -      timberlands; or

     -      unimproved properties not intended to be developed (vacant land).

     Subject to compliance with the applicable requirement under the federal income tax laws, we may also undertake construction and development activities and render services in connection with such activities.

     See "Investment Objectives and Policies" generally pertaining to our policies relating to the maintenance, operation and disposition of our properties.

     We intend to initially focus on acquisition activity in major metropolitan areas in the western United States. The western United States, which consists of the southwest, rocky mountain and far west states, is projected to experience the most growth of any region of the country over the next 25 years. Population is expected to increase by 33.5 million between 2000 and 2025. Most of the states in the region will experience population growth rates ahead of the national average. In addition, the western region is forecast to lead the nation in the rate of employment growth. The western states will generate 22.8 million new jobs between 1999 and 2025 and account for 38% of total United States job growth.

     California is projected to show the largest gains in population and employment; however, the region's growth is expected to become more dispersed as other western states experience higher rates of growth. Texas is expected to retain its position as the second largest state, with a population likely to exceed 29.8 million by 2025. Nevada is likely to experience the fastest rate of growth (2.4% annually between 2000 and 2025), followed by Arizona, Utah, Idaho, Colorado, Texas, New Mexico, Oregon and Washington.

     Employment growth is expected to follow a similar pattern. Nevada, Arizona and Utah are projected to lead the nation by generating the fastest rate of annual employment growth. Several western cities are expected to rank among the nation's ten fastest growing metropolitan markets. These areas include Laredo and Austin-San Marcos in Texas, Las Vegas in Nevada, Provo-Orem in Utah and Phoenix-Mesa in Arizona.

     The Western region benefits from the diversity of its economy, which has enabled many western states to maintain employment and income growth even when some sectors experience reduced demand. Agriculture, natural resources, manufacturing, trade and services are all represented in the region's economy. In addition many of the goods and services produced in the west have international markets.

Much of the total United States output of agricultural products, oil and natural gas, lumber and wood products and electronic equipment is produced in the West.

INSURANCE COVERAGE ON PROPERTIES

     We carry comprehensive general liability coverage and umbrella liability coverage on all of our properties with limits of liability which we deem adequate to insure against liability claims and provide for the costs of defense. Similarly, we are insured against the risk of direct physical damage in amounts we estimate to be adequate to reimburse us on a replacement cost basis for costs incurred to repair or rebuild each property, including loss of rental income during the reconstruction period. In addition, we intend to insure our properties against loss caused by earthquake and flood if deemed necessary and economically justified. The form of management agreement for each property specifically provides for us to procure and carry public liability, fire and extended coverage, burglary and theft, rental interruption, flood, if appropriate, and boiler, if appropriate, insurance. The cost of such insurance is passed through to tenants whenever possible. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additional, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. Legislation has been enacted to provide federal insurance for property losses due to terrorism. We cannot be certain what impact this legislation will have on us or what additional costs to us, if any, could result.

PROPERTIES

     An affiliate, Inland Real Estate Acquisitions, Inc., has entered into an agreement to acquire a community shopping center in Phoenix, Arizona. This Safeway-anchored grocery shopping center has approximately 180,000 square feet.

     We intend to primarily invest in retail properties ranging from 100,000 to 300,000 square feet in size, we may also purchase larger shopping centers, and properties in larger centers. We may also purchase these larger shopping centers, and properties in larger centers, in the future if such purchases are approved by our board of directors, including a majority of the independent directors.

     We expect that our neighborhood and community shopping centers will be "anchored" or "shadow-anchored" by a national or regional discount department store, supermarket or drugstore. A "shadow-anchor" is an anchor tenant that has leased space in that portion of the center not owned or controlled by us.

     In evaluating each of our properties as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we consider a variety of factors including overall valuation of net rental income, location, demographics, tenant mix, quality of tenants, length of leases, price per square foot, occupancy and that overall rental rates at each property are comparable to market rates. We anticipate that each property will be located within a vibrant economic area. We believe that each of the properties will be well-located, will have acceptable roadway access, will attract high quality tenants, will be well-maintained and will have been professionally managed. Nonetheless, each property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We generally do not consider any other factors materially relevant to the decision to acquire each of the properties.

     When we calculate depreciation expense for tax purposes, we use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     A substantial portion of our income will consist of rent received under long-term leases. In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

     A lease termination by an anchor tenant could result in lease terminations or reductions in rent by other tenants whose leases permit cancellation or rent reduction if another tenant's lease is terminated. We may own centers where the tenants may have rights to terminate their leases if certain other tenants are no longer open for business. These "co-tenancy" provisions may also exist in some leases where we own a portion of a shopping center and one or more of the anchor tenants leases space in that portion of the center not owned or controlled by us. If such tenants were to vacate their space, tenants with co-tenancy provisions would have the right to terminate their leases with us, or seek a rent reduction from us.

     Some of our leases may also contain provisions requiring the payment of additional rent calculated as a percentage of tenants' gross sales above predetermined thresholds.

     We seek to reduce our operating and leasing risks through geographic and tenant diversity.

     We will receive an appraisal for each of our properties which states that it was prepared in conformity with the Code of Professional Ethics Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation by an independent appraiser who is a member of the Appraisal Institute. Appraisals are estimates of value and should not be relied on as a measure of truth worth or realizable value.

     In cases where we have purchased properties from our affiliates, our directors, including the independent directors, must approve the acquisitions of the properties from our affiliates as being fair and reasonable.

POTENTIAL PROPERTY ACQUISITIONS

     We are currently considering acquiring the one property in Phoenix, Arizona. Our decision to acquire this property will generally depend upon:

     - no material adverse change occurring in the property, the tenants or the local economic conditions;


     - our receipt of sufficient net proceeds from this offering to make this acquisition or sufficient availability of credit; and


     - our receipt of satisfactory due diligence information including appraisals, environmental reports and lease information.

     Other properties may be identified in the future that we may acquire before or instead of this property. We cannot guarantee that we will complete this acquisition.

POTENTIAL PROPERTY:  PEORIA STATION, PEORIA, ARIZONA

     We anticipate purchasing an existing shopping center known as Peoria Station, which will contain 181,500 gross leasable square feet upon completion of the current redevelopment. The center currently contains 140,019 gross leasable square feet. The center is located at 10160 North 67th Avenue in Peoria, Arizona.


     Inland Real Estate Acquisitions, Inc., an affiliate of our advisor, has entered into a contract to acquire this property. We anticipate that Inland Real Estate Acquisitions will assign this purchase contract to us at no cost. We would then anticipate purchasing Peoria Station from PDG America, an unaffiliated third party. Our total acquisition cost, including expenses, is expected to be approximately $25,867,000. This amount may be adjusted based on actual rental rates achieved on the redeveloped square feet. This amount may also increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $143 per square foot of leasable space.


     We may place financing on the property at the time of acquisition.

     In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of net rental income, location, demographics, tenant mix, quality of tenants, length of leases, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Peoria Station was built in 1987 and redeveloped in 2002/2003. As of December 31, 2002, this property was 100% leased. We anticipate that all existing leases will be assigned to us.

     For federal income tax purposes, the depreciable basis in this property will be approximately $19,400,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Two tenants, Safeway and LA Fitness, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                         Base Rent
                      Approximate                        Per Square
                      GLA Leased      % of Total         Foot Per                Lease Term
Lessee                (Sq. Ft.)       GLA                Annum ($)         Beginning          To
------------------- ----------------- --------------- ------------------ --------------- --------------
Safeway                    55,471         31%             5.60           04/01/95        12/31/97
                                                          6.92           01/01/98        12/31/17

LA Fitness                 40,916         23%              6.60          05/01/02        01/31/03
                                                          13.20          02/01/03        01/31/07
                                                          *              02/01/07        01/31/12
                                                          *              02/01/12        01/31/17

* Rent increases by CPI

     As of December 31, 2002, a total 140,019 square feet was leased to eighteen tenants at this property. The following table sets forth certain information with respect to those leases:

                           Approximate GLA                                                   Base Rent Per
                                Leased                                   Current Annual       Square Foot
Lessee                        (Sq. Ft.)           Lease Ends                Rent ($)         Per Annum ($)
-------------------------- ----------------- ------------------- ------ ------------------ -------------------
Payless Shoesource                   2,700           02/03                      47,250               17.50
Blackbelt Academy                    1,800           08/03                      23,886               13.27
Barro's Pizza                        2,400           08/03                      36,000               15.00
Ombundsman   Education               1,763           11/03                      28,208               16.00
Melly's Hallmark                     3,000           01/04                      40,500               13.50
Smartcare Medical
  Center                             1,200           10/04                      30,724               25.60
Other Mothers                        4,197           12/04                      65,054               15.50
Circus Cleaners                        900           01/05                      14,362               15.96
Cents Store                          5,300           04/05                      57,400               10.83
H & R Block                          1,800           04/05                      33,048               18.36
Great Clips                          1,200           06/05                      21,900               18.25
Peter Piper Pizza                   11,067           12/05                     138,337               12.50
#1 Nails                               900           01/06                      14,812               16.46
Tan Banana                           1,800           09/06                      30,600               17.00
China Palace                         1,885           08/07                      41,885               22.22
Dunkin Donuts                        1,720           04/09                      51,416               29.89
LA Fitness                          40,916           01/17                     540,091               13.20
Safeway                             55,471           12/17                     383,859                6.92

     In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.


     We will obtain an appraisal on this property prior to acquisition. As with any other property we acquire, our property manager will receive a property management fee for managing this property and our advisor will receive an advisor asset management fee.


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                                 CAPITALIZATION



     The following table sets forth our historical capitalization as of June 30, 2003 and our pro forma capitalization as of that date as adjusted to give effect to the sale of 200,000 shares of common stock and the application of the estimated net proceeds therefrom as described in "Estimated Use of Proceeds." We were originally capitalized in March 2003 through the cash contribution of $200,000 by the advisor, for which the advisor received 20,000 shares of common stock. Additionally, the table does not include shares of common stock issuable upon the exercise of options which may be, but have not been, granted under our independent director stock option plan. The information set forth in the following table should be read in conjunction with our historical financial statements included elsewhere in this prospectus and the discussion set forth in "Management's Discussion and Analysis of Our Financial Condition--Liquidity and Capital Resources."



                                                                                            June 30, 2003
                                                                                     Historical          Pro Forma
                                                                                     ----------         -----------
DEBT:
  Mortgage notes payable..............................................               $        0         $         0

STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value, 10,000,000 authorized, none
    outstanding.......................................................                        0                   0
  Common stock, $.001 par value, 350,000,000 authorized, 20,000 shares issued and outstanding historical; 220,000 shares
     issued and outstanding pro forma ................................                       20                 220
  Additional paid-in capital..........................................                  202,230           1,902,030
  Retained earnings deficit...........................................                   (9,750)             (9,750)
                                                                                     ----------         -----------
  Total stockholders' equity..........................................                  192,500           1,892,500
                                                                                     ----------         -----------
  Total capitalization................................................               $  192,500         $ 1,892,500
                                                                                     ==========         ===========


                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF OUR
                               FINANCIAL CONDITION

     Certain statements contained in this "Management's Discussion and Analysis of Our Financial Condition" and elsewhere in this prospectus constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. See "Cautionary Note Regarding Forward-Looking Statements." You should read the following discussion along with our financial statements and the related notes included in this prospectus.

LIQUIDITY AND CAPITAL RESOURCES

     We were formed in March 2003 to acquire and manage a diversified portfolio of real estate, primarily located in states west of the Mississippi River. We may also acquire single-user retail properties in locations throughout the United States, certain of which may be sale and leaseback transactions, net leased to creditworthy tenants. The advisor has guaranteed payment of all public offering expenses (excluding selling commissions and other fees payable to the managing dealer) in excess of 5.5% of the gross offering proceeds or all organization and offering expenses (including such selling expenses) which together exceeds 15% of the gross offering proceeds.

     We will provide the following programs to facilitate investment in the shares and to provide limited liquidity for stockholders until such time as a market for the shares develops:

     The distribution reinvestment program will allow stockholders who purchase shares pursuant to this offering to automatically reinvest distributions by purchasing additional shares from us. Such purchases will not be subject to selling commissions or the marketing contribution and due diligence expense allowance and will be sold at a price of $9.50 per share.

     The share repurchase program will provide existing stockholders with limited, interim liquidity by enabling them to sell shares back to us. The prices at which shares may be sold back to us are as follows:

     -      One year from the purchase date, at $9.25 per share;

     -      Two years from the purchase date, at $9.50 per share;

     -      Three years from the purchase date, at $9.75 per share; and

     - Four years from the purchase date, at the greater of: $10.00 per share; or a price equal to ten times our "funds available for distribution" per weighted average share outstanding for per prior calendar year.

Shares purchased by us will not be available for resale.

     The net proceeds of the offering will enable us to purchase properties. It is our policy to acquire properties free and clear of permanent mortgage indebtedness if we deem it advantageous by paying the entire purchase price of each property in cash or for shares, interest in entities that own our properties, or a combination of these means, and to selectively encumber all or some properties. We may, however, acquire properties subject to existing indebtedness. Following acquisition, the proceeds from such loans will be used to acquire additional properties to increase cash flow and provide further diversity. If the offering is not fully sold, our ability to diversify our investments may be diminished. Our advisor expects that the cash to be generated from operations of the properties identified for acquisition, which we intend to acquire if sufficient proceeds are raised in the offering, will be adequate to pay our operating expenses and provide distributions to stockholders.

         Our management will monitor the various qualification tests we must meet to maintain our status as a REIT. We test large ownership of the shares upon purchase to determine that no more than 50% in value of the outstanding shares is owned, directly or indirectly, by five or fewer persons or entities at any time. Our management also determines, on a quarterly basis, that the gross income, asset and distribution tests described in the section entitled "Federal Income Tax Considerations -- Federal Income Taxation as a REIT" are met. On an ongoing basis, as we and the advisor perform due diligence on potential purchases of properties or temporary investment of uninvested capital, management of both entities will determine that the income from the new asset will qualify for REIT purposes.

CAPITAL RESOURCES

     As of the date of this prospectus, we have identified one property in which to invest. If the minimum 200,000 shares are sold, we would not have sufficient resources to acquire the property identified.

     We have rights to purchase an investment property currently being redeveloped, known as Peoria Station, from an unaffiliated third party for approximately $25,867,000. This amount may be adjusted based on actual rental rates achieved on the redeveloped square feet. We expect to purchase this property by November 1, 2003, however, the seller may extend the closing date if minimum rental rates stated in the contract have not yet been achieved.

     The number of properties we will acquire will depend upon the amount of the net proceeds of the offering. The advisor is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does it expect any material changes in the availability and relative cost of such capital resources, other than as referred to herein.

     The advisor has guaranteed payment of all organization and offering expenses, including selling commissions and the other fees payable to the managing dealer, in excess of 15% of the gross offering proceeds of the offering and all organization and offering expenses, excluding such selling expenses, in excess of 5.5% of the gross offering proceeds. In addition, if we do not sell the minimum offering, neither our sponsor nor our advisor will be reimbursed for any organization and offering expenses.


     As of June 30, 2003, we had incurred $308,976 of offering and organization costs, all of which was advanced by our advisor.


     Certain compensation and fees payable to our advisor for services to be provided to us are limited to maximum amounts. Set forth below is a table describing compensation and fees payable by us to our advisor.

Nonsubordinated payments:


Offering stage:
                                Selling commissions                    7.5% of the sale price for each share
                                Marketing contribution and due         3.0%of the gross offering proceeds
                                diligence allowance
                                Reimbursable expenses and other        We will reimburse our sponsor for actual
                                expenses of issuance                   costs incurred, on our behalf, in
                                                                       connection with the offering
Acquisition stage:
                                Acquisition expenses                   We will reimburse an affiliate of our
                                                                       advisor for costs incurred, on our behalf,
                                                                       in connection with the acquisition of
                                                                       properties
Operational stage

                                Property management fee. THIS FEE      4.5% of the gross income from the
                                TERMINATES UPON A BUSINESS             properties. (Cannot exceed 90% of
                                COMBINATION WITH OUR                   the fee   which would be payable
                                PROPERTY MANAGER                       to an unrelated third party)
                                Loan servicing fee                     .08% of the total principal amount
                                                                       of the loans being serviced for each
                                                                       full year, up to the first
                                                                       $100 million and a lesser
                                                                       percentage on a sliding scale
                                                                       thereafter
                                Reimbursable expenses relating to      The compensation and reimbursements to our
                                administrative services                advisor and its affiliates will be
                                                                       approved by a majority of our directors
Liquidation stage:
                                Property disposition fee. THIS FEE     Lesser of 3% of sales price or 50% of the
                                TERMINATES UPON A BUSINESS COMBINATION customary commission which would be paid
                                WITH THE ADVISOR                       to a third party

Subordinated payments:
                                Operational stage:
                                Advisor asset management fee.          Not more than 1% per annum of
                                THIS FEE TERMINATES UPON               our average assets; subordinated to a
                                A BUSINESS COMBINATION                 non-cumulative, non-compounded
                                WITH OUR ADVISOR                       return, equal to 6% per annum

                                Liquidation stage:
                                Incentive advisory fee.                After our stockholders have first received
                                THIS FEE TERMINATES UPON A             a 10% cumulative, non-compounded return
                                BUSINESS COMBINATION WITH OUR ADVISOR  and a return on their net investment, an incentive advisory fee equal to 15% on net
                                                                       proceeds from the sale of a property will
                                                                       be paid to our advisor


     As of the date of this prospectus, we have no current plans to acquire the property manager or advisor. No subscriptions for shares have been received from the public. The only funds received to date are from the advisor's contribution of $200,000 for 20,000 common shares.

RESULTS OF OPERATIONS

     As of the date of this prospectus, we have not yet had any operations. We intend to use the proceeds of this offering as set forth under "Estimated Use of Proceeds," principally to acquire properties. Our primary business objective will be to enhance the performance and value of our properties through management strategies designed to meet the needs of an evolving retail marketplace.

     As we have not acquired any properties yet, our advisor is not aware of any known trends or uncertainties, other than national economic conditions, which have had or which may be reasonably expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operation of real properties other than those referred to in the prospectus.

     We have paid no distributions yet.

FUNDS FROM OPERATIONS

     One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to our net operating income as determined under accounting principles generally accepted in the United States of America or GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of REITs, also known as "NAREIT", an industry trade group, has promulgated a standard known as "Funds from Operations" or "FFO" for short, which it believes more accurately reflects the operating performance of a REIT such as ours. As defined by NAREIT, FFO means net income computed in accordance with GAAP, less extraordinary, unusual and non-recurring items, excluding gains (or losses) from debt restructuring and sales of properties plus depreciation and amortization and after adjustments for unconsolidated partnership and joint ventures in which the REIT holds an interest. We have adopted the NAREIT definition for computing FFO because management believes that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs. The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity. Items which are capitalized do not impact FFO, whereas items that are expensed reduce FFO. Consequently, the presentation of FFO by us may not be comparable to other similarly titled measures presented by other REITs. FFO is not intended to be an alternative to "Net Income" as an indicator of our performance nor to "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to pay distributions.

INITIAL PROPERTY

     We have the right to acquire a neighborhood center, being the initial property. If sufficient funds are raised in the offering, we will, subject to certain conditions, acquire the initial property from an unaffiliated third party. See "Real Property Investments" for a more detailed description of the initial property.

CRITICAL ACCOUNTING POLICIES

GENERAL.


     The following disclosure pertains to critical accounting policies management believes will be most "critical" to the portrayal of our financial condition and results of operations which require management's most difficult, subjective or complex judgments. These judgments often result from the need to make estimates about the effect of matters that are inherently uncertain. Critical accounting policies discussed in this section are not to be confused with accounting principles and methods disclosed in accordance with GAAP. GAAP requires information in financial statements about accounting principles, methods used and disclosures pertaining to significant estimates. This discussion addresses judgments known to management pertaining to trends, events or uncertainties known which will be taken into consideration upon the application of those policies and the likelihood that materially different amounts would be reported upon taking into consideration different conditions and assumptions.

     VALUATION AND ALLOCATION OF INVESTMENT PROPERTY. In order to ascertain the value of an investment property management will take into consideration many factors which require difficult, subjective or complex judgments to be made. These judgments require management to make assumptions when valuing each investment property. Such assumptions include projecting vacancy rates, rental rates, property operating expenses, capital expenditures, and debt financing rates, among others. The capitalization rate is also a significant driving factor in determining the property valuation which requires management's judgment of factors such as market knowledge, historical experience, length of leases, tenant financial strength, economy, demographics, environment, property location, visibility, age, and physical condition, and investor return requirements, among others. Furthermore, at the acquisition date, every property acquired will be supported by an independent appraisal. All of the aforementioned factors are taken as a whole by management in determining the valuation. The valuation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole. Should the actual results, differ from management's judgment, the valuation could be negatively effected.

     We will allocate the purchase price of the each acquired investment property between land, building and improvements, acquired favorable and unfavorable leases, lease origination value (the market cost avoidance of executing each acquired lease), and any assumed financing that is determined to be above or below market terms. The allocation of the purchase price is an area that requires complex judgments and significant estimates. We use the information contained in the independent appraisal we obtained as the primary basis for the allocation to land and building improvements. We determine whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties. We also will allocate a portion of the purchase price to the estimated lease origination value based on estimated lease execution costs for similar leases and consider various factors including geographic location and size of leased space. We also will evaluate each acquired lease based upon current market rates at the acquisition date and consider various factors including geographical location, size and location of leased space within the investment property, tenant profile and the credit risk of the tenant in determining whether the acquired lease is favorable or unfavorable. After an acquired lease is determined to be favorable or unfavorable, we will allocate a portion of the purchase price to such favorable or unfavorable acquired lease based upon the present value of the difference between the contractual lease rate and the estimated market rate. The determination of the discount rate used in the present value calculation is based upon the "risk free rate" for each individual lease and primarily based upon the credit worthiness of each individual tenant.

     On a quarterly basis, we will conduct an impairment analysis in accordance with Statement of Financial Accounting Standards No. 144 to ensure that the property's carrying value does not exceed its fair value. If this were to occur, we are required to record an impairment loss.

     The valuation and allocation of purchase price, and possible subsequent impairment of investment properties is a significant estimate that can and does change based on management's continuous process of analyzing each property and on management's assumptions about uncertain inherent factors.

     COST CAPITALIZATION AND DEPRECIATION POLICIES. Our policy will be to review all expenses paid and capitalize any item exceeding a threshold deemed to be an upgrade or a tenant improvement that is included in the investment property asset classification. In addition, we will capitalize costs incurred during the development period, including direct costs and indirect costs such as construction, insurance, architectural costs, and legal fees, interest and other financing costs, and real estate taxes. We will cease capitalization of indirect costs once management considers the property is substantially complete and available for occupancy.

     Buildings and improvements will be depreciated on a straight line basis based upon estimated useful lives of 30 years for buildings and improvements and 15 years for site improvements. That portion of the purchase price is allocated to acquired favorable and unfavorable leases will be amortized on a straight line basis over the life of the related lease as an adjustment to rental income. Lease origination value, other leasing costs, and tenant improvements will be amortized on a straight line basis over the life of the related lease as a component of amortization expense.

     Cost capitalization and the estimate of useful lives requires management judgment and includes significant estimates that can and do change based on management's continuous process of analyzing each property and on management's assumptions about uncertain inherent factors.

     REVENUE RECOGNITION. We will recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight line basis and the cash rent due under the provisions of the lease agreements will be recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets. We anticipate collecting these amounts over the terms of the leases as scheduled rent payments are made.

     Reimbursements from tenants for recoverable real estate tax and operating expenses will be accrued as revenue in the period the applicable expenditures are incurred. Management makes certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. Should the actual results differ from management's judgment, the estimated reimbursement could be negatively effected adjusted appropriately.


     In connection with certain acquisitions, we will receive payments under master lease agreements pertaining to some non-revenue producing spaces either at the time or subsequent to the purchase. GAAP requires that as these payments are received, they be recorded as a reduction in the purchase price rather than as rental income. These master leases may be established at the time of purchase in order to mitigate the potential negative effects of rent and occupancy assumptions utilized in the valuation of the investment property. Master lease payments will be received through a draw of funds escrowed at the time of purchase and will be for a period from one to three years. There is no assurance that upon the expiration of the master leases agreements that the valuation factors pertaining to rent and occupancy assumed by management will be met. Should the actual results differ from management's judgment, the property valuation could be negatively or positively affected.


     VALUATION OF ACCOUNTS AND RENTS RECEIVABLE. Management will take into consideration certain factors that require judgments to be made as to the collectability of receivables. Collectability factors taken into consideration are the amounts outstanding, payment history, and financial strength of the tenant, which taken as a whole determines the valuation.

     REIT STATUS. In order to maintain our status as a REIT, we are required to distribute at least 90% of its REIT taxable income to our stockholders. We must also meet certain asset and income tests, as well as other requirements. We will monitor the business and transactions that may potentially impact our REIT status. If we fail to qualify as a REIT in any taxable year, we will be subject to Federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates.


NEW ACCOUNTING PRONOUNCEMENT

On May 15, 2003, the Financial Accounting Standards Board issued Statement No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. The Statement requires issuers to classify as liabilities (or assets in some circumstances) three classes of freestanding financial instruments that embody obligations for the issuer.

Generally, the Statement is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The Company adopted the provisions of the Statement on July 1, 2003.

The Company did not enter into any financial instruments within the scope of the Statement during June 2003. To the extent stockholders request shares to be repurchased by the Company under the Share Repurchase Program, the Company's obligation to repurchase such shares will be classified as a liability at the redemption amount at the date documentation is complete and accepted by the Company in accordance with the plan documents.


INFLATION

     Inflation is likely to increase rental income from leases to new tenants and lease renewals, subject to market conditions, for any retail centers we acquire. Our rental income and operating expenses for any properties to be owned and operated on a triple-net lease basis are not likely to be directly affected by future inflation, since rents are or will be fixed under those leases and property expenses are the responsibility of the tenants. The capital appreciation of properties leased on triple-net lease basis is likely to be influenced by interest rate fluctuations. To the extent that inflation determines interest rates, future inflation may have an effect on the capital appreciation of properties leased on a triple-net-lease basis.

         QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower its overall borrowing costs. To achieve our objectives we will borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates.

     We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our properties. To the extent we do, we are exposed to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. When the fair value of a derivative contract is negative, we owe the counterparty and, therefore, it does not possess credit risk. It is our policy to enter into these transactions with the same party providing the financing, with the right of offset. In the alternative, we will minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken.

     With regard to variable rate financing, we assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. We maintain risk management control systems to monitor interest rate cash flow risk attributable to both of our outstanding or forecasted debt obligations as well as our potential offsetting hedge positions. The risk management control systems involve the use of analytical techniques, including cash flow sensitivity analysis, to estimate the expected impact of changes in interest rates on our future cash flows.

     While this hedging strategy will have the effect of smoothing out interest rate fluctuations, the result may be to reduce the overall returns on your investments.

     As we have yet to raise any money, our board has not yet established policies and procedures regarding our use of derivative financial instruments for hedging or other purposes.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

                            DESCRIPTION OF SECURITIES

     We were formed under the laws of the State of Maryland. Your rights are governed by Maryland law, our articles of incorporation and our bylaws. The following summary of the terms of our stock is only a summary and you should refer to our articles of incorporation and bylaws for a full description. Copies of our articles of incorporation and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our articles of incorporation and bylaws and every other exhibit to our registration statement. See "Where You Can Find More Information," below.

AUTHORIZED STOCK

     Our articles of incorporation provide that we may issue up to 350,000,000 shares of common stock and 10,000,000 shares of preferred stock. Upon completion of this offering, if 250,000,000 shares are sold, there will be 250,020,000 shares of common stock outstanding and no preferred stock outstanding.

     As permitted by Maryland law, our articles of incorporation contain a provision permitting the board, without any action by the stockholders, to amend our articles of incorporation from time to time, to increase or decrease the aggregate number of shares of stock and the number of shares of stock of any class or series that we have authority to issue. Our articles of incorporation also contain a provision permitting our board of directors, without any action by stockholders, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any new class or series of shares of stock. Nevertheless, certain laws to which we are subject require the approval by a majority of our then outstanding shares to amend our articles of incorporation to increase or decrease the number of shares authorized by our articles of incorporation.

     We believe that the power of our board to issue additional authorized but unissued shares of common stock or preferred stock and to classify or reclassify shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Following amendment of our articles of incorporation to increase the number of our authorized shares, our board would be able to issue the additional common stock or preferred stock without further action by our stockholders.

COMMON STOCK

     Upon issuance of our shares for full payment in accordance with the terms of this offering, all of the common stock we are offering will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of our articles of incorporation regarding the restriction on the transfer of shares of our stock, holders of our common stock will be entitled to receive distributions if authorized and declared by our board and to share ratably in our assets available for distribution to the stockholders in the event of a liquidation, dissolution or winding-up.

     Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding common stock can elect all of the directors then standing for election, and the holders of the remaining common stock will not be able to elect any directors.

     Holders of our common stock have no conversion, sinking fund, redemption, exchange or appraisal rights, and have no preemptive rights to subscribe for any of our securities. Our articles of incorporation provide that holders of our common stock are not entitled to exercise any rights of an objecting stockholder provided for under Maryland law. Shares of our common stock have equal dividend, distribution, liquidation and other rights.

     Under Maryland law and our articles of incorporation, we cannot make certain material changes to our business form or operations without the approval of stockholders holding at least a majority of the shares of stock entitled to vote on the matter. The following events, however, do not require stockholder approval:

     -      share exchanges in which we are the acquiror;

     -      mergers with or into a 90 percent or more owned subsidiary;

     -      mergers in which we do not:

            - reclassify or change the terms of any of our stock that is outstanding immediately before the effective time of the merger;

            -    amend our articles of incorporation; and

            - issue in the merger more than 20 percent of the number of shares of any class or series of stock outstanding immediately before the merger; and

     - transfers of less than substantially all of our assets. Our articles of incorporation provide that the sale of two-thirds or more of our assets or the then current fair market value of our properties and mortgages other than in the ordinary course of our business will be considered the sale of substantially all of our assets.

     Our bylaws provide that the presence in person or by proxy by the holders of a majority of our outstanding shares will constitute a quorum for the transaction of business at a meeting of our stockholders. Our articles of incorporation provide that the election of directors requires a majority of all the votes present in person or by proxy at a meeting of our stockholders at which a quorum is present. Our articles of incorporation also provide that the affirmative vote of the holders of a majority of our outstanding common stock may remove any director with or without cause.

     We will act as our own registrar and transfer agent for our common stock.

PREFERRED STOCK

     Shares of our preferred stock may be issued in the future in one or more series as authorized by our board. Prior to the issuance of shares of any series, our board is required by Maryland law and our articles of incorporation to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each series. Because our board has the power to establish the preferences, powers and rights of each series of preferred stock, it may, without any consideration or approval by our stockholders, provide the holders of any series of preferred stock with preferences, powers and rights, voting or otherwise, senior to the rights of holders of our common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of us, including an extraordinary transaction (such as merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. We have no present plans to issue any preferred stock.

ISSUANCE OF ADDITIONAL SECURITIES AND DEBT INSTRUMENTS

     Our directors are authorized to issue additional stock or other convertible securities for cash, property or other consideration on such terms as they may deem advisable. Our directors are also authorized to classify or reclassify any unissued shares of our capital stock without approval of the holders of our outstanding securities. Subject to some restrictions, our directors may cause us to issue debt obligations, including debt with conversion privileges on more than one class of our capital stock. Our directors may issue debt obligations on such terms and conditions as they may determine, including debt with conversion privileges, where the holders of our debt obligations may acquire our common stock. Subject to some restrictions, our directors may also cause us to issue warrants, options and rights to buy our common stock on such terms as they deem advisable to our stockholders, as part of a financing arrangement, or pursuant to stock option plans. Our directors may cause us to issue warrants, options and rights to buy our common stock and debt with conversion privileges even though their exercise or conversion could result in dilution in the value of our outstanding common stock.

RESTRICTIONS ON ISSUANCE OF SECURITIES

     Our articles of incorporation provide that we will not issue:

     -      common stock which is redeemable at the option of the holder;

     - debt securities unless the historical debt service coverage in the most recently completed fiscal year is sufficient to properly service the higher level of debt;

     - options or warrants to purchase stock to our advisor, sponsor, director(s) or any affiliates of our advisor, sponsor or directors except on the same terms as sold to the general public and in an amount not to exceed 10% of our outstanding common or preferred stock on the date of grant of any options or warrants; or

     -      stock on a deferred payment basis or similar arrangement.

     Our articles of incorporation also provide that we will not issue nonvoting or assessable common stock or warrants, options or similar evidences of rights to buy stock unless they are issued to the holders of stock ratably, as part of a financing arrangement or as part of a stock plan to our directors, officers or employees.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

     In order for us to continue to qualify as a REIT under the Internal Revenue Code, shares of our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also not more than 50% of the value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include some entities such as qualified person plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

     Our articles of incorporation, subject to some exceptions, contain restrictions on the number of shares of our stock that a person may own. Our articles of incorporation prohibit any person from acquiring or holding, directly or indirectly, shares of stock in excess of 9.8% in value of the aggregate of our outstanding shares of stock. In addition, our articles of incorporation prohibit any person from acquiring or holding, directly or indirectly, shares of common stock in excess of 9.8% of the aggregate number of our outstanding shares of common stock. The 9.8% common stock ownership limit must be measured in terms of the more restrictive of value or number of shares.

     Our board of directors, in its sole discretion, may exempt a person from the 9.8% limit and the common stock ownership limit. However, the board may not grant such an exception to any person whose ownership, direct or indirect, of in excess of 9.8% of the value of our outstanding shares of stock would result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in us failing to qualify as a REIT. In order to be considered as an excepted holder, a person also must not own, directly or indirectly, an interest in any of our tenants (or in a tenant of any entity owned or controlled by us) that would cause us to own, directly or indirectly, more than a 9.9% interest in such a tenant. The person seeking an exemption must represent to our board's satisfaction that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of any of these restrictions will result in the automatic transfer of the shares of stock causing the violation to a trust as explained below. Our board may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to our board of directors in its sole discretion, in order to determine or ensure our status as a REIT.

     In addition, our articles of incorporation prohibit any person from beneficially or constructively owning shares of our common or preferred stock that would result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code. Our articles of incorporation further provide that any transfer of our common stock or preferred stock that would result in our common stock and preferred stock being beneficially owned by fewer than 100 persons will be void. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our common or preferred stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our common or preferred stock that resulted in a transfer of shares to the trust, is required to give us notice immediately and to provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

     If any transfer of shares of our stock occurs which, if effective, would result in any person beneficially or constructively owning shares of our stock in excess or in violation of the above transfer or ownership limitations, then the number of shares of our stock the beneficial or constructive ownership of which would cause the person to violate the limitations will be automatically transferred under the provisions of our articles of incorporation to a trust for the exclusive benefit of one or more charitable beneficiaries within the meaning of 501(c)(3) of the Internal Revenue Code. The proposed transferee that exceeds the ownership limitations will not acquire any rights in these shares. The automatic transfer is deemed effective as of the close of business on the business day, as defined in our articles of incorporation, prior to the date of the violative transfer. Shares of stock held in the trust will continue as issued and outstanding common stock or preferred stock. The proposed transferee will not benefit economically from ownership or any shares of stock held in the trust, will have no rights to dividends and will not possess any rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the trust. The voting rights and rights to dividends will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of the dividend or distribution to the trustee upon demand, and any dividend or other distributions authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. The proposed transferee will have no voting rights with respect to shares of stock held in the trust. Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trust, the trustee will have the authority at his sole discretion (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

     Within twenty days of receiving notice from us that shares have been transferred to the trust, the trustee shall sell the shares to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations set forth in the articles of incorporation. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by him for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g. a gift, devise or other such transaction), the market price, as defined in our articles of incorporation, of the shares on the day of the event causing the shares to beheld in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of stock have been transferred to the trust, such shares are sold by the proposed transferee, then (i) shares will be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for such shares that exceeds the amount that the proposed transferee was entitled to receive, the excess will be paid to the trustee upon demand.

     In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us or our designees, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift, and (ii) the market price on the date we, or our designate, accept such offer. We can accept this offer until the trustee has sold the shares held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

     Our articles of incorporation require all persons who own more than 5%, or any lower percentages as required pursuant to the Internal Revenue Code or the regulations under the Internal Revenue Code, of our outstanding common and preferred stock, within 30 days after the end of each taxable year, to provide to us written notice stating their name and address, the number of shares of common and preferred stock they beneficially own directly or indirectly, and a description of how the shares are held. In addition, each beneficial owner must provide to us any addition information as we may request in order to determine the effect, if any, of their beneficial ownership on our status as a REIT and to ensure compliance with the 9.8% ownership limit. In addition, each stockholder will, upon demand, be required to provide us any information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

     All certificates representing any shares of our common or preferred stock will bear a legend referring to the restrictions described above.

PROVISIONS OF MARYLAND LAW AND OF OUR ARTICLES OF INCORPORATION AND BYLAWS

     The following paragraphs summarize some provisions of Maryland law and the material terms of our articles of incorporation and bylaws. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our articles of incorporation and bylaws, copies of which are exhibits to the registration statement of which the prospectus is a part. See "Where You Can Find More Information."

     BUSINESS COMBINATIONS. Under the Maryland Business Combination Act, an anti-takeover statute, completion of a business combination (including a merger, consolidation, share exchange or an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder is prohibited for five years following the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as any person who beneficially owns ten percent or more of the voting power of the corporation's shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding voting stock of the corporation (an interested stockholder) or an affiliate of such interested stockholder. A person is not an interested stockholder if, prior to the most recent time at which the person would otherwise have become an interested stockholder, the board of directors of the Maryland corporation approved the transaction which otherwise would have resulted in the person becoming an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by the board. Following the five-year prohibition period, any such business combination with that interested stockholder must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least:

     - 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

     - two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the Maryland business combination statute) equal to the highest price paid by the interested stockholder for its shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

     These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that the interested stockholder becomes an interested stockholder. As permitted under Maryland law, our articles of incorporation exempt any business combinations involving us and The Inland Group or any of its affiliates. As a result, the five-year prohibition and the super-majority vote requirement will not apply to any business combinations between The Inland Group or any affiliate of The Inland Group and us. Therefore, The Inland Group or any affiliate of The Inland Group may be able to enter into business combinations with us, which may or may not be in the best interests of the stockholders.

     CONTROL SHARE ACQUISITION. Maryland's Control Share Acquisition Act, an anti-takeover statute, prohibits interested stockholders from engaging in self-dealing business combinations with a Maryland corporation, except to the extent approved by the corporation's disinterested stockholders. Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the corporation's disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the corporation's disinterested stockholders, whom the Act defines as (1) the acquiring person, (2) the corporation's officers and (3) employees of the corporation who are also directors. Control shares mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise or direct the exercise of voting power of shares of the corporation in electing directors within one of the following ranges of voting power:

     -      one-tenth or more but less than one-third;

     -      one-third or more but less than a majority; or

     -      a majority or more of all voting power.

     Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board to call a special meeting of stockholders to be held within 50 days after that person's demand upon the corporation to consider the voting rights to be accorded to the control shares. If no request for a meeting is made, we may present the question at any stockholders' meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some statutory conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights and be entitled to receive in cash the fair value for their shares of our stock. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

     The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is party to the transaction or to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation.

     Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by The Inland Group or any affiliate of The Inland Group of our shares of stock.

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                         SHARES ELIGIBLE FOR FUTURE SALE

SHARES TO BE OUTSTANDING OR ISSUABLE UPON EXERCISE OR CONVERSION OF OTHER OUTSTANDING SECURITIES

     Upon the completion of the offering and the consummation of the formation transactions, we expect to have outstanding 270,020,000 shares of common stock. This includes:

     -      the 20,000 shares purchased by our advisor;

     and assumes that:

     - we sell all 250,000,000 shares of common stock offered on a best efforts basis in this initial public offering;

     - we sell all 20,000,000 shares to be issued under our distribution reinvestment program described in this offering; and

     - that there is no exercise of options which are expected to be outstanding and exercisable.

     In addition, we have reserved:

     - 75,000 shares for issuance upon exercise of options which may be granted under our independent director stock option plan.

     Subject to the provisions of our articles of incorporation, we could issue an undetermined number of shares of our common or preferred stock in the discretion of our board and without the approval by our stockholders:

     -      directly for equity interests in real properties; or

     - upon exchange of any interests in entities that own our properties or in other companies we control, which might be issued for equity interests in real properties.

     All of the common stock we are offering by this prospectus will be freely tradable in the public market, should a public market develop, which we cannot guarantee, without restriction or limitation under the Securities Act of 1933 by persons other than our affiliates and soliciting dealers considered underwriters. However, all common stock issuable by us in this offering and otherwise will be subject to the restrictions explained under "Description Of Securities - Restrictions on Ownership and Transfer."

SECURITIES ACT RESTRICTIONS

     The common stock owned by our affiliates will be subject to Rule 144 adopted under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144.

     In general, under Rule 144, a person, or persons whose common stock is aggregated with them in accordance with Rule 144, who has beneficially owned securities acquired from an issuer or an affiliate of the issuer for at least one year, would be entitled, within any three-month period, to sell a number of shares of common stock that does not exceed the greater of (1) 1% of the then-outstanding number of shares or (2) the average weekly reported trading volume of the common stock on a national securities exchange or market during the four calendar weeks preceding each sale. Sales under Rule 144 must be transacted in the manner specified by Rule 144 and must meet requirements for public notice as well as public information about us. Any person who (1) is not deemed to have been our affiliate at any time during the three months preceding a sale, and (2) has beneficially owned our common stock for at least two years, would be entitled to sell the common stock under Rule 144(k) without regard to the volume limitations, manner of sale provisions, notice requirements or public information requirements of Rule 144. An affiliate, for purposes of the Securities Act, is a person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or under common control with, us.

INDEPENDENT DIRECTOR STOCK OPTION PLAN


     We have established an independent director stock option plan for the purpose of attracting and retaining independent directors. See "Management--Independent Director Stock Option Plan." We will issue in the aggregate options to purchase 9,000 shares of our common stock to our independent directors, at the exercise price of $8.95 per share, when, and if, we have 90,000 shares of common stock issued and outstanding. One-third of the shares will be exercisable upon their grant. An additional 66,000 shares will be available for future option grants under the independent director stock option plan. See "Management--Independent Director Stock Option Plan" for additional information regarding the independent director stock option plan. Rule 701 under the Securities Act provides that common stock acquired on the exercise of outstanding options by affiliates may be resold by them subject to all provisions of Rule 144 except its one-year minimum holding period. We intend to register the common stock to be issued under the independent director stock option plan in a registration statement or statements on SEC Form S-8 or other appropriate form.


EFFECT OF AVAILABILITY OF SHARES ON MARKET PRICE OF SHARES

     Prior to the date of this prospectus, there has been no public market for our common stock. No assurance can be given that a public market for our common stock will develop. We cannot predict the effects that future sales of common stock, including sales under Rule 144, or the availability of common stock for future sale will have on the market price, if any, prevailing from time to time. Sales of substantial amounts of our common stock, including shares issued upon the exercise of options or the perception that these sales could occur, could adversely affect prevailing market prices of our common stock and impair our ability to obtain additional capital through the sale of equity securities. See "Risk Factors--Risks Related to the Offering." For a description of restrictions on transfers of common stock, see "Description of Securities--Restrictions on Ownership and Transfer." Also, see the following section regarding registration rights.

REGISTRATION RIGHTS

     In the future we may grant "demand" and/or "piggyback" registration rights to:

     - stockholders receiving our common stock directly in exchange for their equity interests in assets of theirs we would acquire; and

     - persons receiving interests in any real property partnership for their interests in real properties we would acquire.

     "Piggyback" registration rights allow the holder to have his, her or its shares registered along with our shares ONLY at such time(s) in the future when we would choose to register some of our shares for financing purposes - that is, to join with us in the registration of our shares. "Demand" registration rights permit the holder of demand rights to REQUIRE us to register with the SEC his, her or its shares at such time(s) as the holder requests, regardless of any desire by us to register our own shares for financing purposes, even if we do not have sufficient capital resources to effect a registration of shares.

     These rights will be for registration under the Securities Act of any of our common stock acquired by them directly. The terms and conditions of any agreements for registration rights will be negotiated and determined at such future time as we determine advisable in connection with the acquisition of one or more properties. Our future granting of registration rights could include registration of the subject shares at our expense. If that were the case, our obligation could result in a substantial expense to us at a time when we might not be able to afford such an expense and could also hinder our future attempts to obtain financing.

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                     SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS


     Each stockholder is bound by and is deemed to have agreed to the terms of our organizational documents by his, her or its election to become a stockholder of our company. Our organizational documents consist of our articles of incorporation and bylaws. Our directors, including all the independent directors, reviewed and unanimously ratified our articles of incorporation and bylaws at our first board meeting, which was required. The following is a summary of material provisions of our organizational documents and does not purport to be complete. This summary is qualified in its entirety by specific reference to the organizational documents filed as exhibits to our registration statement of which this prospectus is a part. See "Where You Can Find More Information."


     Our articles of incorporation were filed with the State Department of Assessments and Taxation of Maryland and became operative on March 5, 2003. Our articles of incorporation were filed in Maryland, and provide that we have perpetual existence. The bylaws in their present form became operative when our board approved them on March 5, 2003. Neither our articles of incorporation nor bylaws have an expiration date. As a result, they will remain operative in their current form throughout our existence, unless they are amended or we are dissolved.

ARTICLES OF INCORPORATION AND BYLAW PROVISIONS

     The stockholders' rights and related matters are governed by our articles of incorporation and bylaws and Maryland law. Some provisions of the articles of incorporation and bylaws, summarized below, may make it more difficult to change the composition of our board and could have the effect of delaying, deferring, preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

STOCKHOLDERS' MEETINGS

         Our bylaws provide that an annual meeting of the stockholders will be held on the date and at such time as our board may designate. However, the meeting will not be held less than 30 days after the delivery of our annual report to stockholders. The purpose of each annual meeting of the stockholders is to elect directors and to transact any other proper business. The chairman, the president, a majority of the directors or a majority of the independent directors may call a special meeting of the stockholders. The secretary or some other officer must call a special meeting when stockholders holding 10% or more of the outstanding shares entitled to vote make a written request for a meeting. The written request may be in person or by mail and must state the purpose(s) of the meeting and the matters to be acted upon. We have entered into an agreement with Inland Real Estate Investment Corporation, our sponsor, which provides that it will pay for the reasonably estimated cost to prepare and mail a notice of any special meeting of stockholders requested by the stockholders. The meeting will be held on a date not less than 15 nor more than 60 days after the distribution of the notice, at the time and place specified in the notice. Except as provided in the preceding sentence, we will give notice of any annual or special meeting of stockholders not less than 10 nor more than 90 days before the meeting. The notice will state the purpose of the meeting. At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding shares entitled to vote at a meeting will constitute a quorum. The affirmative vote of a majority of the shares of our stock, present in person or by proxy at a meeting of stockholders duly called and at which a quorum is present, will be sufficient, without the necessity for concurrence by the directors, to elect the directors. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present will be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or our articles of incorporation.

BOARD OF DIRECTORS

     Our articles of incorporation and bylaws provide that we may not have fewer than three nor more than eleven directors. Our bylaws currently provide that the number of directors shall be seven. Our articles of incorporation require that a majority of our directors must be independent directors. Independent directors are directors who are not and have not been affiliated with us, our sponsor, or our advisor, within the two years prior to their becoming our independent director and who perform no services on our behalf other than as a director. A vacancy on the board caused by the death, resignation or incapacity of a director or by an increase in the number of directors, within the limits described above, may be filled by the vote of a majority of the remaining directors whether or not the voting directors constitute a quorum. Our articles of incorporation require that our independent directors must nominate replacements to vacancies in independent director positions irrespective of how the vacancy arises. Our bylaws provide that a vacancy on our board caused by an increase in the number of directors may be filled by a majority of the entire board; that when a vacancy occurs as a result of the removal of a director by our stockholders, the vacancy must be filled by a majority vote of our stockholders; and that any director may resign at any time and may be removed with or without cause by the affirmative vote of the holders of not less than a majority of the outstanding shares. Our bylaws provide that the majority of members of each committee of our board of directors be comprised of independent directors and that all the members of our audit committee be independent directors.

     Our articles of incorporation provide that a director must have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets that we intend to acquire. At least one of our independent directors must have three years of relevant real estate experience.

STOCKHOLDER VOTING RIGHTS

     Each share of our common stock has one vote on each matter submitted to a vote of stockholders. Shares of common stock do not have cumulative voting rights or preemptive rights. Stockholders may vote in person or by proxy.

     Directors are elected when they receive the majority of votes of holders of shares present in person or by proxy at a stockholders' meeting, provided there was a quorum when the meeting commenced. A quorum is reached when the stockholders holding a majority of the outstanding shares entitled to vote are present either in person or represented by proxy. All questions other than election of directors, removal of a director or directors and except as set forth below must be decided by a majority of the votes cast at a meeting at which a quorum is present. Maryland law provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by the unanimous written consent of all stockholders (which may be impracticable for a publicly held corporation).

     The approval by our board and by holders of at least a majority of our outstanding voting shares of stock is necessary for us to do any of the following:

     - amend our articles of incorporation, except to increase or decrease authorized stock as permitted by Maryland law;

     - transfer all or substantially all of our assets other than in the ordinary course of business;

     - engage in mergers, consolidations or share exchanges, except in certain circumstances; or

     -      dissolve or liquidate.

     Our articles of incorporation provide that a sale of two-thirds or more of our assets, based on the total number or the current fair market value of properties and mortgages we own, is a sale of substantially all of our assets. See "Description of Securities -- Common Stock" for an explanation of instances where stockholder approval is not required.

     Our articles of incorporation provide that neither the advisor, the sponsor, the directors, nor any affiliate may vote their shares of stock or consent on matters submitted to the stockholders regarding the removal of the advisor, the sponsor, the directors or any affiliate or any transaction between us and any of them. For purposes of determining the necessary percentage and interest of shares needed to approve a matter on which the advisor, the sponsor, the directors and any affiliate may not vote or consent, the shares of our common stock owned by them will not be included.

RIGHTS OF OBJECTING STOCKHOLDERS

     As permitted by Maryland law, our articles of incorporation provide that our stockholders are not entitled to exercise any rights of an objecting stockholder provided for under Maryland law. As a result of this provision, our stockholders will not have any right to dissent under Maryland law to an extraordinary transaction, such as the merger of our company into another company or the sale of all or substantially all of our assets, and in the proceedings to receive a cash payment representing the fair value of their shares of our common stock.

STOCKHOLDER LISTS; INSPECTION OF BOOKS AND RECORDS

     Any stockholder or his designated representative will be permitted access to all of our records at all reasonable times and may inspect and copy any of them for the purposes specified below. We maintain an alphabetical list of names, record addresses and business telephone numbers, if any, of all stockholders with the number of shares held by each at our principal office. The stockholder list is updated at least quarterly and is open for inspection by a stockholder or his designated agent at the stockholder's request. A stockholder may request a copy of the stockholder list to find out about matters relating to the stockholder's voting rights and their exercise under federal proxy laws. We will mail the stockholder list to any stockholder requesting it within 10 days of receiving the request. We may impose a reasonable charge for expenses incurred in reproducing the list.

     If our advisor or directors neglect or refuse to produce or mail a copy of the stockholder list as requested, then in accordance with applicable law and our articles of incorporation, the advisor and the directors will be liable to the stockholder who requested the list. Their liability will include the costs, including reasonable attorneys' fees, incurred by the stockholder in compelling the production of the list and actual damages suffered by the stockholder because of the refusal or neglect. However, the fact that the actual purpose of the request is to secure the list for the purpose of selling it, or using it for a commercial or other purpose is a defense against liability for refusal to supply the list. We may require the stockholder requesting the list to represent that the stockholder list is not requested for a commercial purpose unrelated to the stockholder's interest in us.

     In addition, our books and records are open for inspection by state securities administrators upon reasonable notice and during normal business hours at our principal place of business.

AMENDMENT OF THE ORGANIZATIONAL DOCUMENTS

     Our articles of incorporation may be amended, after approval by our board, by the affirmative vote of a majority of our then-outstanding voting shares of stock. Our bylaws may be amended in a manner not inconsistent with the articles of incorporation and bylaws by a majority vote of our directors present at the board meeting.

DISSOLUTION OR TERMINATION OF THE COMPANY



     As a Maryland corporation, we may be dissolved under Maryland law at any time with the approval of a majority of our outstanding shares of stock. However, we anticipate that by August 20, 2008, our board will determine whether to:


     - apply to have our shares of common stock listed for trading on a national stock exchange or included for quotation on a national market system, provided we meet the then applicable listing requirements; and/or

     -      commence subsequent offerings after completion of the offering.

     If listing our shares of common stock is not feasible by that time, our board may decide to:

     - sell our assets individually, provided, however, that if this action would constitute the sale of all or substantially all of our assets, such an action is approved by the holders of at least a majority of the then-outstanding voting shares of stock;

     -      list our shares of common stock at a future date; or

     - liquidate us within 10 years of such date, provided however, that such an action is approved by the holders of at least a majority of our then-outstanding voting shares of stock.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

     Our bylaws provide that, with respect to our annual meeting of stockholders, nominations for election to our board and the proposal of business to be considered by stockholders may be made only:

     -      in accordance with our notice of the meeting;

     -      by or at the direction of our board; or

     - by a stockholder who was a stockholder of record both at the time of the giving of notice and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in the bylaws.

     Our bylaws also provide that, with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before a meeting of stockholders and nominations for election to the board may be made only:

     -      in accordance with our notice of the meeting;

     -      by or at the direction of our board; or

     - provided that our board has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of the giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

A stockholder's notice for an annual meeting must be delivered to our secretary at our principal executive offices:

     - not less than 45 days prior to the first anniversary of the date of mailing of the notice of the previous year's annual meeting; or

     - if the number of directors to be elected is increased and there is no announcement of that fact, at least 70 days before the first anniversary of the date of mailing of the notice of the previous year's annual meeting, or not later than the close of business on the tenth day of our first public announcement.

A stockholder's notice for a special meeting must be delivered to our secretary at our principal executive offices:

     -      not earlier than the ninetieth day prior to the special meeting, and

     -      not later than the close of business on the later of either:

            -    the sixtieth day prior to the special meeting; or

            - the tenth day following the day of our first public announcement of the date of the special meeting and the nominees proposed by our board to be elected at the meeting.

RESTRICTIONS ON CERTAIN CONVERSION TRANSACTIONS AND ROLL-UPS

     Our articles of incorporation require that some transactions involving an acquisition, merger, conversion or consolidation in which our stockholders receive securities in a surviving entity, a roll-up entity, must be approved by the holders of a majority of our then-outstanding shares. Approval by a majority of our then-outstanding shares for a transaction resulting in a roll-up entity is only required, however, until our board determines that it is no longer in our best interest to attempt or continue to qualify as a REIT. The holders of a majority of the shares do not need to approve any such transaction effected because of changes in applicable law, or to preserve tax advantages for a majority in interest of our stockholders.

     A roll-up entity is a partnership, REIT, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed roll-up transaction. A roll-up does not include (1) a transaction involving securities that have been listed on a national securities exchange or traded through The Nasdaq Stock Market -- Nasdaq National Market for at least 12 months, or (2) a transaction involving our conversion to a trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

     -      stockholders' voting rights;

     -      our term and existence;

     -      sponsor or advisor compensation; or

     -      our investment objectives.

     In the event of a proposed roll-up, an appraisal of all our assets must be obtained from a person with no current or prior business or personal relationship with our advisor or directors. Further, that person must be substantially engaged in the business of rendering valuation opinions of assets of the kind we hold. The appraisal must be included in a prospectus used to offer the securities of a roll-up entity. It must also be filed with the Securities and Exchange Commission and the state regulatory commissions as an exhibit to the registration statement for the offering of the roll-up entity's shares. As a result, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. Our assets will be appraised in a consistent manner and the appraisal will:

     -      be based on an evaluation of all relevant information;

     - indicate the value of our assets as of a date immediately prior to the announcement of the proposed roll-up transaction; and

     -      assume an orderly liquidation of our assets over a 12-month period.

The terms of the engagement of the appraiser will clearly state that the engagement is for the benefit of us and our stockholders. A summary of the independent appraisal, indicating all material assumptions underlying it, will be included in a report to the stockholders in the event of a proposed roll-up.

     We may not participate in any proposed roll-up which would:

     - result in the stockholders of the roll-up entity having rights which are more restrictive to stockholders than those provided in our articles of incorporation, including any restriction on the frequency of meetings;

     - result in the stockholders having less comprehensive voting rights than are provided in our articles of incorporation;

     - result in the stockholders having greater liability than provided in our articles of incorporation;

     - result in the stockholders having fewer rights to receive reports than those provided in our articles of incorporation;

     - result in the stockholders having access to records that are more limited than those provided for in our articles of incorporation;

     - include provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity;

     - limit the ability of an investor to exercise its voting rights in the roll-up entity on the basis of the number of the shares held by that investor;

     - result in investors in the roll-up having less comprehensive rights of access to the records of the roll-up than those provided in our articles of incorporation; or

     - place any of the costs of the transaction on us if the roll-up is not approved by our stockholders.

However, with the prior approval of a majority of our then-outstanding shares of our stock, we may participate in a proposed roll-up if the stockholders would have rights and be subject to restrictions comparable to those contained in our articles of incorporation.

Stockholders who vote "no" on the proposed roll-up will have the choice of:

     -      accepting the securities of the roll-up entity offered; or

     -      one of either:

            - remaining as our stockholders and preserving their interests on the same terms and conditions as previously existed; or

            - receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

     These provisions in our articles of incorporation, bylaws and Maryland law could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

     The limitations and restrictions set forth below under " -- Limitation on Total Operating Expenses," " -- Transactions with Affiliates," and " -- Restrictions on Borrowing" in this section will be effective until our board determines that it is no longer in our or our stockholders' best interests that we continue to operate as a REIT, or until such time as we fail to qualify as a REIT.

LIMITATION ON TOTAL OPERATING EXPENSES

     Our articles of incorporation provide that, subject to the conditions described in the following paragraph, our annual total operating expenses in any fiscal year shall not exceed the greater of 2% of our average assets or 25% of our net income, before any additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash reserve and before any gain from the sale of an our assets. Our independent directors have a fiduciary responsibility to limit our annual total operating expenses to amounts that do not exceed these limits. Our independent directors may, however, determine that a higher level of total operating expenses is justified for such period because of unusual and non-recurring expenses. Such a finding by our independent directors and the reasons supporting it shall be recorded in our minutes of meetings of our directors. If at the end of any fiscal quarter our total operating expenses for the 12 months then ended are more than 2% of average assets or more than 25% of net income, before any additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash revenues and before any gain from the sale of our assets, whichever is greater, as described above, we will disclose this in writing to the stockholders within 60 days of the end of the fiscal quarter. If our independent directors conclude that higher total operating expenses are justified, the disclosure will also contain an explanation of the conclusion. If total operating expenses exceed the limitations described above and if our directors are unable to conclude that the excess was justified, then the advisor will reimburse us the amount by which the aggregate annual total operating expenses we paid or incurred exceed the limitation. We must make the reimbursement within 60 days after the end of the fiscal year.

TRANSACTIONS WITH AFFILIATES

     Our articles of incorporation impose restrictions on transactions between us and our advisor, sponsor and any director or their affiliates as follows:

     - SALES AND LEASES TO US. We will not purchase property from our sponsor, advisor, directors or any of their affiliates, unless a majority or our disinterested directors, including a majority of our disinterested independent directors, approves it as fair and reasonable for us. The price to us can be no greater than the cost of the asset to our sponsor, adviser, director or their affiliate. If our price to us is greater than such cost, there must be substantial, reasonable justification for the excess cost. In no event will our cost for the property exceed its appraised value at the time we acquired it.

     - SALES AND LEASES TO SPONSOR, ADVISOR, DIRECTOR OR ANY AFFILIATE. Our sponsor, advisor, directors or any of their affiliates will not acquire assets from us unless a majority of disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair and reasonable to us. We may lease assets to our sponsor, advisor, director or any of their affiliates, but still only if a majority of our disinterested directors, including a majority of our disinterested independent directors, approves it as fair and reasonable to us.

     - LOANS. We will not make loans to our sponsor, advisor, directors or any of their affiliates except as provided in clauses (4) and (6) under " -- Restrictions on Investments" below in this section, or to our wholly owned subsidiaries. Also, we may not borrow money from our sponsor, advisor, director or any of their affiliates, unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances.

     - INVESTMENTS. We will not invest in joint ventures with our sponsor, advisor, directors or any of their affiliates, unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint ventures. Neither can we invest in equity securities unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable.

     - OTHER TRANSACTIONS. All other transactions between us and our sponsor, advisor, directors or any of their affiliates, require approval by a majority of our disinterested directors, including a majority of our disinterested independent directors, as being fair and reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

RESTRICTIONS ON BORROWING

     We may not incur indebtedness to enable us to make distributions except as necessary to satisfy the requirement to distribute at least the percentage of our REIT taxable income required for annual distribution of dividends by the Internal Revenue Code of 1986, or otherwise as necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes. Our aggregate borrowings, secured and unsecured, will be reasonable in relation to our net assets and will be reviewed by our board at least quarterly. We anticipate that, in general, aggregate borrowings secured by all our properties will not exceed 55% of their combined fair market value. This anticipated amount of leverage will be achieved over time. Our articles of incorporation provide that the aggregate amount of borrowing in relation to our net assets will, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300% of net assets. Any excess in borrowing over such 300% of net assets level will be:

     approved by a majority of our independent directors;

     - disclosed to our stockholders in our next quarterly report to them, along with justification for such excess; and

     -      subject to approval of our stockholders.

See "Investment Objectives and Policies -- Borrowing."

RESTRICTIONS ON INVESTMENTS

     The investment policies set forth in our articles of incorporation have been approved by a majority of independent directors. Our articles of incorporation prohibit our investments in:

     -      any foreign currency or bullion;

     -      short sales; and

     - any security in any entity holding investments or engaging in activities prohibited by our articles of incorporation.

     In addition to other investment restrictions imposed by our directors from time to time consistent with our objective to qualify as a REIT, we will observe the following restrictions on our investments as set forth in our articles of incorporation:

     (1) Not more than 10% of our total assets will be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real property" does not include properties acquired for the purpose of producing rental or other operating income, properties under development or construction, and properties under contract for development or in planning for development within one year.

     (2) We will not invest in commodities or commodity future contracts. This limitation does not apply to interest rate futures when used solely for hedging purposes.

     (3)    We will not invest in contracts for the sale of real estate.

     (4) We will not invest in or make mortgage loans unless we obtain an appraisal of the underlying property. Mortgage indebtedness on any property will not exceed the property's appraised value. In cases in which the majority of independent directors so determine, and in all cases in which the mortgage loan involves our advisor, sponsor, directors or their affiliates, we must obtain the appraisal from an independent expert. We will keep the appraisal in our records for at least five years, where it will be available for inspection and duplication by any stockholder. In addition to the appraisal, we will also obtain a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title. We will not invest in real estate contracts of sale otherwise known as land sale contracts.


     (5) We will not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all outstanding mortgage loans outstanding on the property, including our loans, would exceed an amount equal to 85% of the appraised value of the property. However, if there is substantial justification due to other underwriting criteria and provided that loans would not exceed the appraised value of the property at the date of the loans, we could invest in mortgage loans that exceed 85% of the appraised value of the property. The aggregate amount of all mortgage loans outstanding on the property, including the loans of the REIT, shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.


     (6) We will not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the advisor, the sponsor, any director or their affiliates.

     (7) We will not invest in equity securities unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable. Investments in entities affiliated with our advisor, the sponsor, any director or their affiliates are subject to the restrictions on joint venture investments. Notwithstanding these restrictions, we may purchase our own securities when traded on a national securities exchange or market if a majority of our directors, including a majority of our independent directors, determines the purchase to be in our best interests.

     (8) We will not engage in any short sale nor will we borrow on an unsecured basis if the borrowing will result in an asset coverage of less than 300%.

     (9) To the extent we invest in properties, a majority of the directors, including a majority of the independent directors, will approve the consideration paid for such properties based on the fair market value of the properties. If a majority of independent directors so determines, the fair market value will be determined by a qualified independent real estate appraiser selected by our independent directors. If any property is acquired from our sponsor, our advisor, any director, or any of their affiliates, the provisions on transactions with affiliates will apply.

     (10) We will not invest in debt that is secured by a mortgage on real property that is subordinate to the lien of other debt, except where the amount of total debt does not exceed 90% of the appraised value of the property. The value of all of these investments may not exceed 25% of our tangible assets. The value of all investments in this debt that does not meet these requirements will be limited to 10% of our tangible assets, which would be included within the 25% limitation.

     (11) We will not engage in trading, as compared with investment, activities.

     (12) We will not engage in underwriting activities, or distribute as agent, securities issued by others.

     (13) We will not acquire securities in any entity holding investments or engaging in activities prohibited by the restrictions on investments set forth in the foregoing clauses (1) through (12). Temporary investments in cash may be in such entities.

     Our independent directors will review our investment policies at least annually to determine whether our policies that we are following are in the best interests of our stockholders. Subject to the above restrictions and so long as we qualify as a REIT, a majority of our directors, including a majority of our independent directors, may alter the investment policies if they determine that a change is in our best interests.

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                        FEDERAL INCOME TAX CONSIDERATIONS

     We intend to qualify as a REIT under the applicable provisions of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder and receive the beneficial federal income tax treatment described below. However, we cannot assure you that we will meet the applicable requirements under federal income tax laws, which are highly technical and complex. The following discusses the applicable requirements under federal income tax laws, the federal income tax consequences to maintaining REIT status and the material federal income tax consequences to you. Duane Morris LLP has acted and will act as our tax counsel in connection with our election to be taxed as a REIT, and has rendered the opinion set forth below. Some of the federal income tax implications of your investment are set forth in the "--Federal Income Taxation of Stockholders" section below. We, however, urge you to consult your tax advisor with respect to the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of common shares which may be particular to your tax situation.

     In brief, a corporation that invests primarily in real estate can, if it complies with the provisions in Sections 856-860 of the Internal Revenue Code, qualify as a REIT and claim federal income tax deductions for the dividends it pays to its stockholders. Such a corporation generally is not taxed on its net income that is currently distributed to its shareholders. This treatment substantially eliminates the "double taxation" that a corporation and its shareholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to federal income tax in some circumstances even if it qualifies as a REIT, and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT. We intend to operate in a manner that permits us to elect REIT status for the taxable year ending December 31, 2003, and to maintain this status in each taxable year thereafter, so long as REIT status remains advantageous.

     Duane Morris LLP is of the opinion, assuming that the actions described in this section are completed on a timely basis and we timely file the requisite elections, that we have been organized in conformity with the requirements for qualification as a REIT beginning with our taxable year ending December 31, 2003, and our proposed method of operation (as described in this prospectus) will enable us to satisfy the applicable requirements under federal income tax laws for qualification as a REIT. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions made by Duane Morris LLP and representations made to Duane Morris LLP by us and the advisor as to factual matters. Our qualification and federal income tax treatment as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under federal income tax laws. Duane Morris LLP has not reviewed, and will not in the future review, these operating results for compliance with the applicable requirements under federal income tax laws. Therefore, we cannot assure you that our actual operating results will allow us to satisfy the applicable requirements under federal income tax laws in any taxable year. In addition, this opinion represents Duane Morris LLP's legal judgment and is not binding on the Internal Revenue Service.

FEDERAL INCOME TAXATION AS A REIT

     GENERAL. In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to federal income tax on that portion of our REIT Taxable Income as defined Section 857(b)(2) of the Internal Revenue Code or REIT capital gain which is distributed to our stockholders. We will, however, be subject to federal income tax at normal corporate rates on any REIT Taxable Income or capital gain not distributed.

     Although we can eliminate or substantially reduce our federal income tax liability by maintaining our REIT status and paying sufficient dividends, we could be subject to federal income tax on certain items of income. If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), yet maintain our REIT status by meeting other requirements, we will be subject to a penalty tax based on the amount of income which caused us to fail these tests, as described below. We will also be subject to a 100% federal income tax on the net income from any "prohibited transaction," as described below. In addition, in order to retain our REIT status, we generally must distribute annually at least 90% of our REIT Taxable Income for such year. While we are not required to distribute REIT net capital gain income for any year in order to retain our REIT status, we will pay tax on such income to the extent we do not distribute it in such year. We may also be subject to the corporate alternative minimum tax. Additionally, we will be subject to federal income tax at the highest corporate rate on certain "nonqualifying" income from foreclosure property. In general, foreclosure property consists of property acquired (by foreclosure or otherwise) in connection with the default of a loan secured by such property.

     REIT QUALIFICATION TESTS. The Code defines a REIT as a corporation, trust or association:

     -      that is managed by one or more trustees or directors;

     - the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

     - that would be taxable as a domestic corporation but for its status as a REIT;

     -      that is neither a financial institution nor an insurance company;

     - the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a partial taxable year;

     - generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly, or indirectly, by five or fewer individuals or certain entities; and

     - that meets the gross income, asset and annual distribution requirements, described in greater detail below.

     The first four and last conditions must be met during each taxable year for which REIT status is sought, while the other two conditions do not have to be met until after the first taxable year for which a REIT election is made.

     Although the 25% Asset Test (as defined below) generally prevents a REIT from owning more than 10% of the voting stock of an entity other than another REIT, the Internal Revenue Code provides an exception for ownership of voting stock in a "qualified REIT subsidiary." A qualified REIT subsidiary is a corporation that is wholly owned by a REIT throughout its existence. For purposes of the 25% Asset Test and the Gross Income Tests described below, all assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as owned by the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax. We may hold investments through qualified REIT subsidiaries.

     We, in satisfying the general tests described above, must meet, among others, the following requirements:

- SHARE OWNERSHIP TESTS. The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined with attribution to the owners of any entity owning our stock). However, these two requirements do not apply until after the first taxable year an entity elects REIT status. In addition, our articles of incorporation contain provisions restricting the transfer of our stock, which provisions are intended to assist us in satisfying both requirements. Furthermore, the distribution reinvestment program contains provisions that prevent it from causing a violation of these tests as do the terms of the options granted to the independent directors and the warrants issuable to the dealer manager and soliciting dealers. Pursuant to the applicable requirements under federal income tax laws, we will maintain records which disclose the actual ownership of the outstanding stock, and demand written statements each year from the record holders of specified percentages of the stock disclosing the beneficial owners. Those stockholders failing or refusing to comply with our written demand are required by the Internal Revenue Code and our articles of incorporation to submit, with their tax returns, a similar statement disclosing the actual ownership of stock and certain other information. See "Description of Securities--Restrictions on ownership and transfer."

- ASSET TESTS. We must satisfy, at the close of each calendar quarter of the taxable year, two tests based on the composition of our assets. After initially meeting the Asset Tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure can be cured by disposing of nonqualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to insure compliance with these tests, and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.


          75% ASSET TEST. At least 75% of the value of our assets must be represented by "real estate assets," cash, cash items (including receivables) and government securities. Real estate assets include (i) real property (including interests in real property and interests in mortgages on real property), (ii) shares in other qualifying REITs, and (iii) any property (not otherwise a real estate asset) attributable to the temporary investment of "new capital" in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to our distribution reinvestment program) or in a public offering of debt obligations that have a maturity of at least five years. Additionally, regular and residual interests in a real estate mortgage investment conduit, known as a REMIC, and regular interests in a financial asset securitization trust, known as a FASIT, are considered real estate assets. However, if less than 95% of the assets of a REMIC or FASIT are real estate assets, we will be treated as holding a proportionate share of the assets and income of the REMIC or FASIT directly.


          When we purchase new real estate properties, we intend that the purchase contracts will apportion no more than 5% of the purchase price of any property to property other than "real property," as defined in the Code. In addition, we intend to invest funds not used to acquire properties in cash sources, "new capital" investments or other liquid investments which will allow us to qualify under the 75% Asset Test. Therefore, our investment in the real properties will constitute "real estate assets" and should allow us to meet the 75% Asset Test.

          25% ASSET TEST. The remaining 25% of our assets may generally be invested subject to the following restrictions: If we invest in any securities that do not qualify under the 75% Asset Test, such securities may not exceed either (i) 5% of the value of our assets as to any one issuer; or (ii) 10% of the outstanding securities by vote or value of any one issuer.

          Modifications apply to the 25% Asset Test for qualified REIT subsidiaries and taxable REIT subsidiaries. As discussed above, the stock of a "qualified REIT subsidiary" is not counted for purposes of the 25% Asset Test. A qualified REIT subsidiary is a corporation that is wholly owned by a REIT throughout the subsidiary's existence. All assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax. We may hold investments through qualified REIT subsidiaries.

          Additionally, for purposes of the 25% Asset Test, securities of a taxable REIT subsidiary are excepted from the 10% vote and value limitations on a REIT's ownership of securities of a single issuer. However, no more than 20% of the value of a REIT may be represented by securities of one or more taxable REIT subsidiaries. A taxable REIT subsidiary is a corporation (other than another REIT) that is owned in whole or in part by a REIT, and joins in an election with the REIT to be classified as a taxable REIT subsidiary. Corporations that directly or indirectly operate or manage lodging or health care facilities cannot be taxable REIT subsidiaries. A corporation that is 35% owned by a taxable REIT subsidiary will also be treated as a taxable REIT subsidiary. A taxable REIT subsidiary may not be a qualified REIT subsidiary, and vice versa. As described below regarding the 75% Gross Income Test, a taxable REIT subsidiary is utilized in much the same way an independent contractor is used to provide certain types of services without causing the REIT to receive or accrue certain types of non-qualifying income. In addition to utilizing independent contractors to provide certain services in connection with the operation of our properties, we may also utilize taxable REIT subsidiaries to carry out these functions.

          We intend to invest funds not otherwise invested in properties in cash sources and other liquid investments in a manner which will enable us to satisfy the 25% Asset Test.

     GROSS INCOME TESTS. We must satisfy for each calendar year two separate tests based on the composition of our gross income, as defined under our method of accounting.

          THE 75% GROSS INCOME TEST. At least 75% of our gross income for the taxable year must result from (i) rents from real property, (ii) interest on obligations secured by mortgages on real property or on interests in real property, (iii) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (iv) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (v) other specified investments relating to real property or mortgages thereon, and, (vi) for a limited time, qualified temporary investment income, as defined under the 75% Asset Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments in a manner that will allow us to qualify under the 75% Gross Income Test.

          Income attributable to a lease of real property will generally qualify as "rents from real property" under the 75% Gross Income Test (and the 95% Gross Income Test, described below), subject to the rules discussed below:

     - Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more assets or net profits of, the tenant.

     - The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

     - Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

     - Rental income will not qualify if we furnish or render services to tenants or manage or operate the underlying property, other than through a permissible "independent contractor" from whom we derive no revenue, or through a taxable REIT subsidiary. This requirement, however, does not apply to the extent that the services, management or operations we provide are "usually or customarily rendered" in connection with the rental of space, and are not otherwise considered "rendered to the occupant."


     With respect to the "usual or customarily rendered" rule, our tenants will receive some services in connection with their leases to the real properties. We believe that the services to be provided are usually or customarily rendered in connection with the rental of the properties, and, therefore, that providing these services will not cause the rents we receive with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross Income Test, described below). The board of directors intends to hire qualifying independent contractors or to utilize taxable REIT subsidiaries to render services which it believes, after consultation with Duane Morris LLP, are not usually or customarily rendered in connection with the rental of space.


     THE 95% GROSS INCOME TEST. In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from
(i) sources which satisfy the 75% Gross Income Test, (ii) dividends, (iii) interest, or (iv) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.

     Our share of income from the properties will primarily give rise to rental income and gains on sales of the properties, substantially all of which will generally qualify under the 75% gross income and 95% Gross Income Tests. Our anticipated operations indicate that it is likely that we will have little or no nonqualifying income to cause adverse federal income tax consequences.

     If we fail to satisfy either the 75% Gross Income Test or the 95% Gross Income Test for any taxable year, we may retain our status as a REIT for such year if we satisfy the Internal Revenue Service that: (i) the failure was due to reasonable cause and not due to willful neglect, (ii) we attach to our return a schedule describing the nature and amount of each item of our gross income, and
(iii) any incorrect information on such schedule was not due to fraud with intent to evade federal income tax. If this relief provision is available, we would remain subject to a 100% tax based upon the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test.

     ANNUAL DISTRIBUTION REQUIREMENTS. In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to the stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our REIT Taxable Income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (b) 90% of the excess of the net income (after tax) from foreclosure property; less (2) the sum of certain types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declare a dividend before the due date of our tax return (including extensions), (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration), and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31 of that year so long as the dividends are actually paid during January of the following year. If we fail to meet the annual distribution requirements as a result of an adjustment to our federal income tax return by the Internal Revenue Service, we may cure the failure by paying a "deficiency dividend" (plus penalties and interest to the Internal Revenue Service) within a specified period.

     If we do not distribute all of our net capital gain or distribute at least 90%, but less than 100% of our REIT Taxable Income, we will be subject to federal income tax on the undistributed portion. Furthermore, to the extent that we fail to distribute by year end at least the sum of: (1) 85% of our REIT Taxable Income for such year; (2) 95% of our REIT capital gain net income for such year; and (3) any undistributed taxable income from prior years, we would be subject to an excise tax equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed.

     We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid federal income tax on net capital gains. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. We will closely monitor the relationship between our REIT Taxable Income and cash flow and, if necessary to comply with the annual distribution requirements, will borrow funds to fully provide the necessary cash flow.

     FAILURE TO QUALIFY AS A REIT. If we fail to qualify for federal income tax purposes as a REIT in any taxable year and the relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits), will be taxable as ordinary income. This "double taxation" results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.

     PROHIBITED TRANSACTIONS. As discussed above, we will be subject to a 100% federal income tax on any net income derived from "prohibited transactions." Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for sales of property that:

     -      is a real estate asset under the 75% Asset Test;

     -      has been held for at least four years;

     - has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;

     - in certain cases, was held for production of rental income for at least four years;

     - when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year, or occurs in a year when the REIT disposes of less than 10% of its assets (measured by federal income tax basis and ignoring involuntary dispositions and sales of foreclosure property); and

     - in certain cases, substantially all of the marketing and development expenditures were made through an independent contractor.

     Although we may eventually sell some or all of our properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business.

FEDERAL INCOME TAXATION OF STOCKHOLDERS

     TAXATION OF TAXABLE DOMESTIC STOCKHOLDERS. As long as we qualify as a REIT, distributions paid to our domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be ordinary dividend income. Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the stockholder, reducing the stockholder's tax basis in his or her common stock by the amount of such distribution, and then to the extent such a distribution exceeds a stockholder's tax basis, as capital gain. Because earnings and profits are reduced for depreciation and other noncash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the stockholder's basis in our stock, this will increase the stockholder's gain on any subsequent sale of the stock.

     Dividend income is characterized as "portfolio" income under the passive loss rules and cannot be offset by a stockholder's current or suspended passive losses. Corporate stockholders cannot claim the dividends received deduction for such dividends unless we lose our REIT status. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. Although stockholders generally recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a stockholder of record on a specific date in any such month will be treated as both paid by us and received by the stockholder on December 31 of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for federal income tax purposes, stockholders may not use any of our operating or capital losses to reduce their tax liabilities. We may also decide to retain, rather than distribute, our net long-term capital gains and pay any tax thereon. In this case, stockholders would include their proportionate shares of such gains in income and receive a credit on their returns for their proportionate share of our tax payments.

     In general, the sale of common stock held for more than 12 months will produce long-term capital gain or loss. All other sales of common stock generally will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the stockholder's basis in the common stock sold. However, any loss from a sale or exchange of common stock by a stockholder who has held such stock for six months or less will be treated as a long-term capital loss, to the extent of our distributions that the stockholder treated as long-term capital gains.

     We will report to our domestic stockholders and to the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold. A stockholder may be subject to backup withholding (the current rate of which is 30%) with respect to dividends paid unless such stockholder: (a) is a corporation or comes within other exempt categories; or (b) provides us with a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding can be credited against the stockholder's federal income tax liability. In addition, we may be required to withhold a portion of distributions made to any stockholders who fail to certify their nonforeign status to us. See "--Taxation of Foreign Stockholders" in this section.

     TAXATION OF TAX EXEMPT STOCKHOLDERS. Our distributions to a stockholder that is a tax-exempt entity should not constitute unrelated business taxable income, or UBTI, unless the stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Internal Revenue Code) to acquire its common shares, or the common shares are otherwise used in an unrelated trade or business of the tax-exempt entity.

     Special rules apply to the ownership of REIT shares by certain tax-exempt pension trusts. If we would fail to satisfy the "five or fewer" share ownership test (discussed above with respect to the Share Ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (1) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (2) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our articles of incorporation of incorporation regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our common shares may be publicly traded, we can give no assurance of this.

     Prospective tax-exempt purchasers should consult their own tax advisors as to the applicability of these rules and consequences to their particular circumstances.

     TAXATION OF FOREIGN STOCKHOLDERS. The following discussion is intended only as a summary of the rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates. These rules are quite complex and prospective foreign stockholders should consult with their own tax advisors to determine the impact of federal, state, and local income tax laws including any reporting requirements with respect to their investment in our REIT.

     In general, foreign stockholders will be subject to regular U.S. income tax with respect to their investment if such investment is "effectively connected" with the conduct of a trade or business in the U.S. A corporate foreign stockholder that receives (or is deemed to have received) income that is effectively connected with a U.S. trade or business may also be subject to the 30% "branch profits tax" under Code Section 884, which is payable in addition to regular federal corporate income tax. The following discussion applies to foreign stockholders whose investment is not considered "effectively connected."

     Generally, any dividend that constitutes ordinary income for federal income tax purposes will be subject to a U.S. tax equal to the lesser of 30% of the gross amount of dividends or the rate in an applicable tax treaty. Generally, a distribution that does not exceed our earnings and profits will be treated as a dividend taxable as ordinary income. A distribution in excess of our earnings and profits is treated first as a nontaxable return of capital that will reduce a foreign stockholder's basis in its common stock (but not below zero) and then as gain from the disposition of such common stock, subject to the rules discussed below for dispositions.

     Our distributions that are attributable to gain from the sale or exchange of a "U.S. real property interest" are taxed to a foreign stockholder as if the distributions were gains "effectively connected" with a United States trade or business conducted by such foreign shareholder. As a result, a foreign stockholder will be taxed on these amounts at the capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, such dividends may also be subject to a 30% branch profits tax when made to a corporate foreign stockholder that is not entitled to treaty exemptions.

     We will report to our foreign stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold. These information reporting requirements apply regardless of whether withholding was reduced or eliminated in any applicable tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the foreign stockholder resides. As discussed below, withholding tax rates of 30% and 35% may apply to distributions on common stock to foreign stockholders.

     Although tax treaties may reduce our withholding obligations, we will generally be required to withhold from dividends to foreign stockholders, and remit to the Internal Revenue Service, 35% of any distribution that could be designated as a capital gain dividend (regardless of the amount actually designated as a capital gain dividend) and 30% of ordinary dividends paid out of earnings and profits. In addition, if we designate prior dividends as capital gain dividends, subsequent dividends, up to the amount of such prior dividends, will be treated as capital gain dividends for withholding purposes. The amount of federal income tax withheld is creditable against the foreign stockholder's federal income tax liability, and if the amount of tax we withhold exceeds the U.S. tax liability, the foreign stockholder may file for a refund of such excess from the Internal Revenue Service. (Note that the 35% withholding tax rate on capital gain dividends currently corresponds to the maximum income tax rate applicable to corporations, but is higher than the 20% maximum rate on long-term capital gains of individuals.)

     Applicable Treasury regulations provide certain presumptions under which a foreign stockholder would be subject to backup withholding and information reporting until we receive certification from these stockholders of their foreign status. The regulations generally require a foreign stockholder to provide us with federal Form W-8BEN referred to as a Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, Form W-8ECI referred to as a Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States, or Form W-8EXP referred to as a Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding certifying the foreign stockholder's entitlement to the benefits of any treaty.

     Unless the common shares constitute a "U.S. real property interest" under
Section 897 of the Internal Revenue Code, gain on a sale of common stock by a foreign stockholder generally will not be subject to U.S. income taxation unless (i) investment in the common stock is effectively connected with the foreign stockholder's U.S. trade or business, in which case, as discussed above, the foreign shareholder would be subject to the federal income tax, or (ii) the foreign stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual may be subject to a 30% tax on such gain.

     The common shares will not constitute a "U.S. real property interest" if we are a "domestically controlled REIT." A domestically controlled REIT is a REIT, which at all times during the preceding five-year period, had less than 50% in value of its common stock held directly or indirectly by foreign stockholders. We (or, if shorter, the period during which the REIT is in existence) expect to be a domestically controlled REIT, and, therefore, the sale of common stock should not be subject to such taxation for foreign stockholders, except as discussed above. However, because the common shares may be (but are not guaranteed to be) publicly traded, we can not assure you that we will continue to be a domestically controlled REIT. If we do not constitute a domestically controlled REIT, whether a foreign stockholder's gain on the sale of stock is subject to federal income tax as a sale of a U.S. real property interest depends primarily on whether the common shares are "regularly traded" on an established securities market and on the size of the selling stockholder's interest. If the gain on the sale of common shares is subject to federal income tax under these rules, the foreign stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In any event, a purchaser of common stock from a foreign stockholder will not be required to withhold on the purchase price if the purchased shares are "regularly traded" on an established securities market or if we are a domestically controlled REIT. Otherwise, the purchaser of stock may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service.

     If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding (the current rate of which is 30%) unless the disposing foreign stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding may not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Prospective foreign purchasers should consult their tax advisers concerning these rules.

OTHER TAX CONSIDERATIONS

     DISTRIBUTION REINVESTMENT PROGRAM. Stockholders who participate in the distribution reinvestment program will recognize taxable dividend income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from us to the participating stockholders and will retain the character and federal income tax effects applicable to all dividends. See "--Taxation of Stockholders" in this section. Stock received under the program will have a holding period beginning with the day after purchase, and a federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

     STATE AND LOCAL TAXES. We and you may be subject to state or local taxation in various jurisdictions, including those in which we transact business or reside. Our and your state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in the common shares.

     LEGISLATIVE PROPOSALS. You should recognize that our and your present federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with federal income taxation are constantly under review by Congress, the Internal Revenue Service and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of common shares. President Bush has proposed to exempt certain dividend payments made by certain corporations from federal taxation. We cannot be sure what impact, if any, any possible legislation could have on us or you as a stockholder.

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                              ERISA CONSIDERATIONS

     The following is a summary of material considerations arising under ERISA, including the prohibited transaction provisions of ERISA, and of Section 4975 of the Internal Revenue Code that may be relevant to a prospective purchaser of the shares where such prospective purchaser is an employee benefit plan, IRA or other tax-exempt entity under the Internal Revenue Code. This discussion does not deal with all aspects of ERISA or Section 4975 of the Internal Revenue Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, and governmental plans and church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code but that may be subject to state law and other Internal Revenue Code requirements) in light of their particular circumstances.

     A FIDUCIARY MAKING THE DECISION TO INVEST IN SHARES ON BEHALF OF A PROSPECTIVE INVESTOR WHICH IS A PENSION, PROFIT-SHARING, RETIREMENT, IRA OR OTHER EMPLOYEE BENEFIT PLAN IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE INTERNAL REVENUE CODE, AND (TO THE EXTENT NOT PREEMPTED) STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF SHARES BY SUCH BENEFIT PLAN. BENEFIT PLANS SHOULD ALSO CONSIDER THE ENTIRE DISCUSSION UNDER THE PRECEDING SECTION ENTITLED "FEDERAL INCOME TAX CONSIDERATIONS," AS MATERIAL CONTAINED THEREIN IS RELEVANT TO ANY DECISION BY A BENEFIT PLAN TO PURCHASE THE SHARES.

     In considering whether to invest a portion of the assets of a benefit plan in shares, fiduciaries of the benefit plan should consider, among other things, whether the investment:

          - will be in accordance with the governing documents of the benefit plan and is authorized and consistent with their fiduciary responsibilities under ERISA;

          - will allow the benefit plan to satisfy the diversification requirements of ERISA, if applicable;

          - will result in UBTI to the benefit plan (see "Federal Income Tax Considerations -- Taxation of Stockholders -- Taxation of Tax-Exempt Stockholders");

          - will be sufficiently liquid for the benefit plan after taking this investment into account; and

          - is prudent and in the best interests of the benefit plan, its participants and beneficiaries under ERISA standards.

     The fiduciary of an IRA or a benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or non-ERISA plan may be subject to prohibitions against certain related-party transactions under Section 503 of the Internal Revenue Code, which operate similar to the prohibited transaction rules of ERISA and the Internal Revenue Code. In addition, the fiduciary of any governmental or church plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan. We express no opinion on whether an investment in shares is appropriate or permissible for any governmental or church plan under Section 503 of the Internal Revenue Code, or under any state, county, local, or other law respecting such plan.

     In addition to imposing general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the Internal Revenue Code prohibit a wide range of transactions involving the assets of the benefit plan and persons who have certain specified relationships to the benefit plan ("parties in interest" under ERISA and "disqualified persons" under the Internal Revenue Code).

     Benefit plan fiduciaries may not enter into a prohibited transaction involving "plan assets" and a "party in interest" or "disqualified person" with respect to a plan investor, unless an exemption applies. A prohibited transaction may occur if our assets are deemed to be assets of a benefit plan (i.e., the "look-through rule") which invests in shares and thereafter a "party in interest" or a "disqualified person" deals with the assets in a manner not permitted under ERISA or the Internal Revenue Code. Under such circumstances, any person that exercises authority or control with respect to the management or disposition of benefit plan assets is a benefit plan fiduciary and, therefore, is a "party in interest" and a "disqualified person" capable of participating in a prohibited transaction with the benefit plan. Thus, the actions of an employee of ours in dealing with our assets could, under certain circumstances, cause a benefit plan which invests in the shares to be a participant in a prohibited transaction. While "plan assets" are not defined in ERISA or the Internal Revenue Code, the United States Department of Labor, or the DOL, has issued regulations that provide guidance on the circumstances under which a benefit plan's investment in shares will be subject to the "look-through rule" and thus result in our assets being deemed benefit plan assets. The DOL regulations provide an exception to the "look-through rule" for a benefit plan which invests in a "publicly-offered security." This exception would apply to the shares, if they are part of a class of securities that is "widely-held," "freely-transferable," and either registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold to the benefit plan pursuant to an effective registration statement under the Securities Act of 1933, provided the class of securities of which the security is a part are registered under the Securities Exchange Act of 1934 within 120 days or such longer period as is allowed by the Securities and Exchange Commission after the end of the fiscal year of the issuer during which the offering occurred. The shares are being sold in an offering registered under the Securities Act of 1933 and we represent that the class of securities of which the shares are a part have been registered under the Securities Exchange Act within the applicable time limits.

     The DOL regulations indicate that a security is "widely-held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely-held" because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the issuer's control. We expect (although no assurances can be given) that the shares will be held by over 100 independent investors and, therefore, should be considered "widely-held."

     The DOL regulations further provide that whether a security is "freely-transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL regulations state that generally, when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the determination of the finding that such securities are "freely-transferable." One such example under the DOL regulations is that a restriction or prohibition against a transfer or assignment which would result in a termination or reclassification of an entity for federal or state income tax purposes will not affect the determination of whether securities are "freely transferable." We believe that the ownership limits imposed under our charter of incorporation on the transfer of the shares are designed to prevent violations of the five or fewer requirement of federal income tax laws (which would cause a termination of REIT status for tax purposes) or are otherwise permitted under the DOL regulations and, therefore, will not cause the shares to not be "freely-transferable."

     The DOL regulations are interpretive in nature and, therefore, no assurance can be given that the DOL and the United States Department of the Treasury will not conclude that the shares are not "freely-transferable," or not "widely-held." However, we believe that the shares are "publicly offered securities" for purposes of the DOL regulations and that:

          - our assets will not be deemed to be "plan assets" of any benefit plan that invests in the shares; and

          - any person who exercises authority or control with respect to our assets should not be treated as a benefit plan fiduciary of any benefit plan that invests in the shares, for purposes of the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code.

     In addition, a prohibited transaction may also occur under ERISA or the Internal Revenue Code where there are circumstances indicating that:

          - investment in the shares is made or retained for the purposes of avoiding application of the fiduciary standards of ERISA;

          - the investment in the REIT constitutes an arrangement under which it is expected that the REIT will engage in transactions which would otherwise be prohibited if entered into directly by the benefit plan purchasing the shares;

          - the investing benefit plan, by itself, has the authority or influence to cause the REIT to engage in such transactions; or

          - the person who is prohibited from transacting with the investing benefit plan may, but only with the aid of its affiliates and the investing benefit plan, cause the REIT to engage in such transactions with such person.

     In any event, a fiduciary or other person investing "plan assets" of any benefit plan should not purchase shares if we or any of our affiliates either:

          - have investment discretion with respect to the investment of such assets; or

          - have authority or responsibility to give or regularly gives investment advice with respect to such assets, for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such benefit plan.

     Unless an exemption is available for an employer maintaining or contributing to such benefit plans, any such purchase might result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

     See "Risk Factors -- Employee Benefit Plan Risks -- Annual Statement of Value is an Estimate" for an explanation of the annual statement of value we will provide stockholders subject to ERISA.

                              PLAN OF DISTRIBUTION

GENERAL

     Of the 270,000,000 shares of our common stock offered by this prospectus, we are offering:

     - up to 250,000,000 shares at a purchase price of $10.00 per share through Inland Securities Corporation, the managing dealer, to the public on a best-efforts basis. Our managing dealer is one of our affiliates. A "best-efforts" basis means that neither the managing dealer nor the soliciting dealers are under any obligation to purchase any of the shares being offered. Therefore, no specified number of shares are guaranteed to be sold and no specified amount of money is guaranteed to be raised from this offering.

     - up to 20,000,000 shares at a purchase price of $9.50 per share for issuance through our distribution reinvestment program which will provide you with an opportunity to purchase additional shares of our common stock at a reduced rate by reinvesting your distributions.


     The offering price of our stock is subjective and was determined by our board of directors. Our board of directors determined the offering price based on the offering price of earlier REITs organized by our sponsor, the range of offering prices of other REITs that do not have a public trading market and the recommendation of the managing dealer based on its consultations with likely soliciting dealers. This offering will commence as of the date of this prospectus. If the minimum offering of 200,000 shares is not sold by August 20, 2004 , we will cancel this offering and your investment will be returned to you within five business days after cancellation with any interest earned on your investment and with no deduction from your investment. If the minimum offering of 200,000 shares of common stock is sold and if this offering continues thereafter, the offering will terminate on or before, August 20, 2004, unless we elect to extend it to a date no later than August 20, 2005, in states that permit an extension. We reserve the right to terminate this offering at any time.


     Our dealer manager is a wholly owned subsidiary of our sponsor, Inland Real Estate Investment Corporation. Our dealer manager was also the dealer manager for the offerings for Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. Inland Real Estate Corporation raised approximately $570,000,000 in its offering. As of June 30, 2003, Inland Retail Real Estate Trust, Inc. raised approximately $1,650,000,000 in its offering.

     Our sponsor is an affiliate of our dealer manager.

ESCROW CONDITIONS

     If you are qualified to participate in this offering, the proceeds from your subscription will be deposited in a segregated escrow account with the escrow agent, LaSalle Bank National Association, 120 South LaSalle Street, Chicago, Illinois, and will be held in trust for your benefit, pending release to us. Your investment will not be commingled with any other funds. None of the common stock offered by this prospectus will be sold, no commissions or fees will be paid, and your initial admission as a stockholder will not take place unless the escrow agent has received and accepted paid subscriptions for at least 200,000 shares of common stock for $2,000,000 within six months from the date of this prospectus. If subscriptions for at least the minimum offering have not been received, accepted, and paid for within six months from the date of this prospectus, the escrow agent will promptly refund your investment, together with your pro rata share of any interest earned. If a refund is made, our sponsor will pay any escrow fees.

     The escrow agreement between us, the managing dealer and the escrow agent provides that escrowed funds will be invested by the escrow agent in an interest bearing account with the power of investment in short term securities issued or guaranteed by the United States Government which can be readily sold, or other investments permitted under the Securities Exchange Act of 1934. Additionally, as soon as we have received subscription proceeds for at least 200,000 shares of our common stock, we may invest the proceeds in other short term investments which can be readily sold, with appropriate safety of principal. After the minimum offering amount is sold, subscription proceeds are expected to be released to us as subscriptions are accepted. We will accept or reject subscriptions within 10 days after our receipt of a fully completed copy of the subscription agreement and payment for the number of shares of common stock subscribed for.

     The interest, if any, earned on subscription proceeds relating to the minimum offering prior to the release of the subscription proceeds to us from escrow will be distributed to you on a pro rata basis within 30 days after the end of the quarter during which you were admitted as a stockholder. After your initial admission as a stockholder in connection with the sale of at least 200,000 shares, you will not be entitled to interest earned on our funds or to receive interest on your investment.

     The escrow agreement provides that the escrow agent will be appointed as an investment manager by a named fiduciary of any ERISA plan that is providing money to the escrow. The escrow agreement among us, the managing dealer, and the escrow agent also provides (1) that until all the conditions precedent for transferring the monies held in escrow are met, the escrow property may be considered plan assets under ERISA and the escrow holder shall act as a fiduciary to any benefit plan with respect to those assets, and (2) that the property will be returned to the benefit plan if the conditions precedent are not met in a reasonable period of time.

SUBSCRIPTION PROCESS

     We are offering up to 250,000,000 shares of our common stock to the public through the managing dealer and the soliciting dealers. The agreement between our managing dealer and the soliciting dealers requires the soliciting dealers to make diligent inquiries of you in order to determine whether a purchase of our common stock is suitable for you, and to transmit promptly to us the completed subscription documentation and any supporting documentation we may reasonably require.


     The managing dealer or a soliciting dealer is also required to deliver to you a copy of this prospectus and its appendices. We plan to make this prospectus and the appendices available electronically to the managing dealer and the soliciting dealers, as well as to provide them paper copies. As a result, if the managing dealer or a soliciting dealer chooses, with your prior consent, it may provide you with the option of receiving this prospectus and the appendices electronically. In any case, however, you may always receive a paper copy upon request. For at least six years, we shall maintain records of the information we have to determine that an investment in our shares is suitable and appropriate for a stockholder.


     Our common stock is being sold as subscriptions for the common stock are received and accepted by us, subject to the satisfaction by us of the escrow conditions described in the section immediately above. We have the unconditional right to accept or reject your subscription within 10 days after our receipt of a fully completed copy of the subscription agreement and payment for the number of shares of common stock subscribed for. If we accept your subscription, a confirmation will be mailed to you not more than three business days after our acceptance. No sale of our common stock may be completed until at least five business days after the date you receive this prospectus and, if required by state regulatory authorities, a copy of our organizational documents. If for any reason your subscription is rejected, your funds and your subscription agreement will be returned to you, without interest or deduction, within 10 days after receipt.

REPRESENTATIONS AND WARRANTIES IN THE SUBSCRIPTION AGREEMENT

     The subscription agreement requires you to make the following factual representations:

     - Your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

     - You received a copy of this prospectus not less than five business days prior to signing the subscription agreement (unless your state requires otherwise);


     - You meet the minimum income, net worth and any other applicable suitability standards established for you, as described in "Who May Invest," which appears earlier in this prospectus;


     -      You are purchasing our common stock for your own account; and

     -      You acknowledge that our common stock cannot be readily sold.

     Each of the above representations is included in the subscription agreement in order to help satisfy our responsibility to make every reasonable effort to determine that the purchase of our common stock is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any common stock to you unless you are able to make the above factual representations by executing the subscription agreement.

     By executing the subscription agreement, you will not be waiving any rights under the federal securities laws.

DETERMINATION OF YOUR SUITABILITY AS AN INVESTOR

     We, our managing dealer, each soliciting dealer and our sponsor will make reasonable efforts to determine that you satisfy the suitability standards set forth herein and that an investment in our common stock is an appropriate investment for you. The soliciting dealers must determine whether you can reasonably benefit from this investment. In making this determination, the soliciting dealers will consider whether:

     - you have the capability of understanding fundamental aspects of our business based on your employment experience, education, access to advice from qualified sources such as attorneys, accountants and tax advisors and prior experience with investments of a similar nature;

     -      you have an apparent understanding of:

            - the fundamental risks and possible financial hazards of this type of investment;

            -    that the shares cannot be readily sold;

            - the role of our advisor in directing or managing your investment in us; and

            -    the tax consequences of your investment; and

     -      you have the financial capability to invest in our common stock.

     By executing the subscription agreement, each soliciting dealer acknowledges its determination that our common stock is a suitable investment for you. Each soliciting dealer is required to represent and warrant that it has complied with all applicable laws in determining the suitability of our common stock as an investment for you. We and our affiliates will coordinate the processes and procedures used by the managing dealer and the soliciting dealers and, where necessary, implement additional reviews and procedures to determine that you meet the suitability standards set forth in this prospectus.

COMPENSATION WE WILL PAY FOR THE SALE OF OUR SHARES

     Except for the special sales described later in this section, we will pay the managing dealer cash selling commissions of 7.5% on all of the up to 250,000,000 shares of common stock sold on a best-efforts basis. Of this 7.5% selling commissions, the managing dealer will reallow up to 7% to soliciting dealers as compensation for their services in soliciting and obtaining subscriptions from you and other investors. Except for the special sales described later in this section, we will pay an additional 2.5% of the gross proceeds from this offering to the managing dealer as a marketing contribution in lieu of reimbursement of expenses associated with marketing, and we may reimburse the managing dealer for its bona fide due diligence expenses and for those of the soliciting dealers. The maximum reimbursement, however, will not exceed 0.5% of the gross proceeds from the up to 250,000,000 shares sold. The managing dealer may, at its discretion, retain or give all or any portion of the marketing contribution and due diligence expense allowance to soliciting dealers. Generally, the managing dealer will not give any portion of the marketing contribution to soliciting dealers unless they have a prescribed minimum annual sales volume of our common stock. Marketing and due diligence costs paid by the managing dealer on behalf of, or to, the soliciting dealers will be deducted from any marketing contribution or due diligence expense allowance otherwise payable to the soliciting dealers.

     The following table shows the compensation payable to our dealer manager.

          TYPE OF COMPENSATION                           AMOUNT                    ESTIMATED MAXIMUM AMOUNT
                                              ------------------------------ --------------------------------
          Selling commissions                  7.5% of sale price for each
                                                          share                          $ 187,500,000

                                              ------------------------------ --------------------------------
Marketing contribution and due diligence       3% of gross offering proceeds
               allowance                                                                 $  75,000,000

                                              ------------------------------ --------------------------------

     We will not pay selling commissions, marketing contributions or due diligence expense allowances in connection with the following special sales:

     - the sale of common stock in connection with the performance of services to our employees, directors and associates and our affiliates, our advisor, affiliates of our advisor, the managing dealer or their respective officers and employees and some of their affiliates; and

     - the purchase of common stock under the distribution reinvestment program.



     - No selling commissions will be paid in connection with the following special sales:

     - the sale of our common stock to one or more soliciting dealers and to their respective officers and employees and some of their respective affiliates who request and are entitled to purchase common stock net of selling commissions;

     - the sale of common stock to investors whose contracts for investment advisory and related brokerage services include a fixed or "wrap" fee feature; and

     - the common stock credited to an investor as a result of a volume discount.

     It is illegal for us to pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to such advisor to advise you to purchase our common stock; however, nothing herein will prohibit a registered broker dealer or other properly licensed person from earning a sales commission in connection with a sale of the common stock.

     We will not pay any registered investment advisory fees in connection with any purchase by you of our common stock, although you may elect to have your registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor. See "How to Subscribe."

VOLUME DISCOUNTS

     Investors making an initial purchase of at least $250,010 worth of common stock (25,001 shares) through the same soliciting dealer may receive a reduction of the reallowable 7.0% selling commission payable in connection with the purchase of those shares in accordance with the following schedule:



                                        AMOUNT OF PURCHASER'S INVESTMENT
         AMOUNT OF SELLING           --------------------------------------         MAXIMUM COMMISSION
          VOLUME DISCOUNT                 FROM                   TO                      PER SHARE
     -----------------------         ---------------      -----------------         ------------------
                 1%                    $    250,010         $     500,000                    6%
                 2%                    $    500,010         $   1,000,000                    5%
                 3%                    $  1,000,010         $   2,500,000                    4%
                 4%                    $  2,500,010         $   5,000,000                    3%
                 5%                    $  5,000,010         $  10,000,000                    2%
                 6%                    $ 10,000,010             more than                    1%
                                                            $  10,000,000

     Any reduction in the amount of the selling commissions in respect of volume discounts received may be credited to the investor in the form of additional whole shares or fractional shares. Selling commissions will not be paid on any such whole shares or fractional shares issued for a volume discount.

     Some purchases may be combined for the purpose of qualifying for a volume discount, and for determining commissions payable to the managing dealer or the soliciting dealers, so long as all the combined purchases are made through the same soliciting dealer. You may combine subscriptions made in this offer with other subscriptions in this offering for the purposes of computing amounts invested. Purchases by spouses may also be combined and purchases by you may be combined with other purchases of common stock to be held as a joint tenant or as tenants-in-common by you with others for purposes of computing amounts invested. Purchases by entities not required to pay federal income tax may only be combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if investment decisions are made by the same person. If the investment decisions are made by an independent investment adviser, that investment adviser may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined. You must mark the "Additional Investment" space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the "Additional Investment" space.

     If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional common stock to be credited to you as a result of such combined purchases will be credited on a pro rata basis. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional common stock to be credited as a result of the combined purchases will be credited to the last component purchase, unless we are otherwise directed in writing at the time of the submission. However, the additional common stock to be credited to any entities not required to pay federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis based on the amount of the investment of each entity not required to pay federal income tax and their combined purchases.

     Notwithstanding the preceding paragraphs, you may not receive a discount greater than 5% on any purchase of shares if you already own, or may be deemed to already own, any shares. This restriction may limit the amount of the volume discount available to you after your initial purchase and the amount of additional shares that you may be credited as a result of the combination of purchases.

     If the dollar amount of commissions paid for combined purchases exceeds the maximum commissions for combined purchases, taking the volume discount into effect, the managing dealer will be obligated to return to us, and soliciting dealers will be obligated to return to the managing dealer, any excess commissions received. The managing dealer and we may adjust any future commissions due for any such excess commissions that are not returned.

DEFERRED COMMISSION OPTION


     DETERMINATION OF THE NUMBER OF SHARES TO BE ISSUED AND THE AMOUNT OF THE DEFERRED SELLING COMMISSIONS. You may agree with the participating soliciting dealer and the managing dealer to have selling commissions due with respect to the purchase of your shares paid over a period of up to six years pursuant to a deferred commission option arrangement. Our net proceeds from this offering will not be affected by the election of the deferred commission option. Under this arrangement and based upon a $10 per share deemed value to each share issued, if you elect the deferred commission option, you will pay a 1.5% selling commission upon subscription, of which 1% will be reallowed upon subscription, rather than the 7.5% selling commission, of which 7% is reallowable, and we will deduct an amount equal to up to 1% selling commission per year thereafter for up to the next six years from cash distributions otherwise payable to you. For example, if you elect the deferred commission option, you will be required to pay a total of $9.40 per share purchased upon subscription, rather than $10 per share, with respect to which $0.15 per share will be payable as selling commissions due upon subscription, of which $0.10 per share will be reallowed (based on the number of shares that would have been issued if the deferred commission option had not been elected). For example, for a $100,000 initial investment, we will issue 10,638.298 shares ($100,000 divided by $9.40), and you would pay maximum selling commissions of $1,500 upon subscription ($0.15 times the 10,000 shares which would have been issued for $100,000 if the deferred commission option had not been elected), of which $1,000 is reallowable. For each of the up to six years following the subscription, on a date or dates to be determined from time to time by the managing dealer (initially contemplated to be monthly as of when distributions are paid), we will deduct $0.10 per share (based on the number of shares that would have been issued if the deferred commission option had not been elected) on an annual basis from cash distributions otherwise payable to you. This amount will be used to pay deferred commission obligations. In the example of an initial cash investment of $100,000,

$1,000 would be deducted on an annual basis and used in the above described manner for each of the six years following the subscription. The managing dealer will pay the selling commissions paid upon subscription and in each of the following up to six years, which selling commissions may be reallowed to the soliciting dealer by the managing dealer and the deferred commission obligations would be satisfied.


     As in any volume discount situation, selling commissions are not paid on any shares issued for a volume discount. Therefore, when the deferred commission option is used, we will not make deductions for deferred commission obligations from cash distributions payable on the shares issued for a volume discount, because there will not be any deferred commission obligation as to those particular shares. The number of shares issued, if any, for a volume discount, will be determined as provided above under "Plan of Distribution--Volume Discounts."

     TAXES. If you elect the deferred commission option and you are subject to federal income taxation, you will incur tax liability for cash distributions payable to them with respect to their shares even though we will withhold such cash distributions and will instead pay third parties to satisfy deferred commission obligations.

     SUBSCRIPTION AGREEMENT. If you wish to elect the deferred commission option, you must make the election on the subscription agreement/signature page. In addition, the broker-dealer must also complete and sign the subscription agreement/signature page to acknowledge its agreement to the deferred commission option.

     AUTHORIZATION TO WITHHOLD CASH DISTRIBUTIONS. If you elect the deferred commission option you will be authorizing us to withhold cash distributions otherwise payable to you for the purpose of paying selling commissions due under the deferred commission option; provided, however, that in no event may we withhold in excess of $0.60 per share in the aggregate (lower when the volume discount provisions are also applicable and less than 6% of the selling commissions are deferred) under the deferred commission option.

     ACCELERATION OF DEFERRED COMMISSION OBLIGATION. If our shares become listed for trading on a national securities exchange or included for quotation on a national market system, or such listing or inclusion is reasonably anticipated to occur at any time prior to the satisfaction of the remaining deferred commission obligations, we will accelerate the remaining selling commissions due under the deferred commission option. In such event, we will provide notice of such acceleration to stockholders who have elected the deferred commission option. The amount of the remaining selling commissions due will be deducted and paid by us out of cash distributions otherwise payable to such stockholders during the time period prior to any such listing of the shares for trading on a national securities exchange or inclusion for quotation on a national market system. However, in no event may we withhold in excess of $0.60 per share in the aggregate during the six-year period following the subscription. The maximum amount that we may withhold and the maximum number of years for which we may offer selling commissions will be lower when the volume discount provisions are also applicable and less than 6% of the selling commissions are deferred. To the extent that the cash distributions during such time period are insufficient to satisfy the remaining deferred selling commissions due, the obligation of us and our stockholders to make any further payments of deferred selling commissions under the deferred commission option shall terminate and the managing dealer (and participating soliciting dealers if the deferred selling commissions are reallowed to them by the managing dealer) will not be entitled to receive any further portion of the unpaid deferred selling commissions following any such listing for trading or inclusion for quotation of our shares.

     In addition, if you elect the deferred commission option and subsequently elect to participate in our share repurchase program or request that we transfer your shares for any other reason prior to the time that the remaining deferred selling commissions have been deducted from cash distributions otherwise payable to you during the mentioned period of up to six years, then we will accelerate the remaining selling commissions due under the deferred commission option. In such event, we shall provide notice of such acceleration to you, and:

     - in the case of an election to sell the shares under our share repurchase program, you will be required to pay to us the unpaid portion of the remaining deferred commission obligation prior to or concurrently with our purchase of your shares pursuant to our share repurchase program or we may deduct such unpaid portion of the remaining deferred commission obligation from the amount otherwise due to you for our purchase of your shares under our share repurchase program; or

     - if you request that we transfer the shares for any other reason, you will not be entitled to effect any such transfer until you first either:

            - pay to us the unpaid portion of the remaining deferred commission obligation; or

            - provide a written instrument in form and substance satisfactory to us, and appropriately signed by the transferee, to the effect that the proposed transferee agrees to have the unpaid portion of the remaining deferred commission obligation deducted from cash distributions otherwise payable to the transferee during the remaining portion of the specified up to six year period.

     LEGEND. All certificates representing any shares that elect the deferred commission option (including any shares issued for the volume discount in connection with the election of the deferred commission option) will bear a legend referring to the fact that such shares are subject to the terms of the deferred commission option including the withholding of cash distributions otherwise payable to the stockholders for the purpose of paying the deferred selling commission obligation.

     MARKETING CONTRIBUTION AND DUE DILIGENCE EXPENSE ALLOWANCE. The marketing contribution of 2.5% and the due diligence expense allowance of 0.5% will be payable by us on the gross offering proceeds for all of the shares issued based on an assumed price of $10 per share. We will pay those amounts due from the proceeds we receive at the time of the initial investment.

INDEMNIFICATION

     We will indemnify the managing dealer and the soliciting dealers against liabilities, including liabilities under the Securities Act of 1933, if one or more of the following conditions are met:

     - there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court of competent jurisdiction has approved indemnification of the litigation costs; or

     - the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification of the litigation costs; or

     - a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and approves indemnification of the settlement and related costs after being advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which our common stock was offered and sold respecting the availability and/or propriety of indemnification for securities law violations. The soliciting dealer will be required to indemnify us and our advisor against such liabilities.

     In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is against public policy and, therefore, unenforceable. The managing dealer and each of the soliciting dealers may be deemed to be an "underwriter" as that term is defined in the Securities Act of 1933.

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                                HOW TO SUBSCRIBE

     Investors who meet the suitability standards described above may purchase shares of common stock. See "Who May Invest" and "Plan of Distribution -- Determination of Your Suitability as an Investor," above, for the suitability standards. Investors who want to purchase shares must proceed as follows:

     - Read the entire prospectus and the current supplement(s), if any, accompanying the prospectus.

     - Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in the prospectus as Appendix C.

     - Deliver a check for the full purchase price of the shares being subscribed for, payable to "LNB/Escrow Agent for IWRRET ", along with the completed subscription agreement to the soliciting dealer. If you are qualified to participate in this offering, for administrative convenience, the proceeds from your subscription will be deposited in a segregated escrow account with the escrow agent, LaSalle Bank National Association, 120 South LaSalle Street, Chicago, Illinois, and will be held in trust for your benefit, pending release to us. Your investment will not be commingled with any other funds. Subject to us selling the minimum amount, subscription proceeds are expected to be released to us as subscriptions are accepted. We will accept or reject subscriptions within ten days after we receive them. The name of your soliciting dealer appears on your subscription agreement.

     - By executing the subscription agreement and paying the full purchase price for the shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

     In addition, if a subscriber elects the deferred commission option, he or she must do so by completing and signing the subscription agreement/signature page of the form of subscription agreement. The soliciting dealer must also complete and sign the subscription agreement/signature page to acknowledge its agreement to the deferred commission option. This is more fully explained under "Plan of Distribution - Deferred Commission Option."

     A sale of the shares may not be completed until at least five business days after the subscriber receives the prospectus. Within 10 days, and generally within 24 hours, of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within 10 days after we received it.

     An approved trustee must process through us and forward to us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans. In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation to the trustee.


     You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right of survivorship of the shares. This option, however, is not available to residents of the States of Louisiana, New York, and North Carolina. If you would like to place a transfer on death designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return the transfer on death form included as Appendix D to this prospectus in order to effect the designation.


     You may elect to have any registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor by completing and signing a letter of instruction (in the form attached as Appendix E1 to this prospectus). The letter of instruction will authorize us to deduct a specified dollar amount or percentage of distributions paid by us as advisory fees payable to your registered investment advisor on a periodic basis.

     The letter of instruction will be irrevocable and we will continue to pay advisory fees payable from your account until such time as you provide us with a notice (in the form attached as Appendix E2 to this prospectus) of your election to terminate deductions from your account for the purposes of such advisory fees.

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                                SALES LITERATURE

     In addition to and apart from this prospectus, we may use certain supplemental sales material in connection with the offering. This material, prepared by our advisor, may consist of a brochure describing the advisor and its affiliates and our objectives. The material may also contain pictures and summary descriptions of properties similar to those we intend to acquire that our affiliates have previously acquired. This material may also include audiovisual materials and taped presentations highlighting and explaining various features of the offering, properties of prior real estate programs and real estate investments in general; and articles of incorporation and publications concerning real estate. Business reply cards, introductory letters and seminar invitation forms may be sent to the dealer members of the National Association of Securities Dealers designated by Inland Securities Corporation and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and "tombstone" newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of further information.

     The use of any sales materials is conditioned upon filing with and, if required, clearance by appropriate regulatory agencies. Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the offering or the adequacy or accuracy of the materials.

     This offering is made only by means of this prospectus. Except as described herein, we have not authorized the use of other supplemental literature or sales material in connection with this offering.

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             DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS

DISTRIBUTION REINVESTMENT PROGRAM

     Our distribution reinvestment program provides our stockholders with an opportunity to purchase additional shares of common stock by reinvesting distributions. Stockholders who elect to participate in the distribution reinvestment program will authorize us to use distributions payable to them to purchase additional shares of common stock. A participant will not be able to acquire common stock under the program if the purchase would cause it to exceed the 9.8% ownership limit or would violate any of the other share ownership restrictions imposed by our articles of incorporation.

     As further explained below, purchases under the distribution reinvestment program are made at a price, $9.50 per share at first, equal to 95% of the market price of a share of common stock on the date of purchase until such time as our shares are listed on a national stock exchange or included for quotation on a national market system. This reduced price reflects a decrease in costs associated with these issuances. Participants in the distribution reinvestment program may also purchase fractional shares of common stock, so that 100% of distributions will be used to acquire common stock. Common stock will be purchased under the distribution reinvestment program on the record date for the distribution used to purchase the common stock. Distributions on common stock acquired under the distribution reinvestment program will be paid at the same time as distributions are paid on common stock purchased outside the program and are calculated with a daily record and distribution declaration date. Each participant agrees that if, at any time prior to listing the common stock on a national stock exchange or inclusion of them for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in us or cannot make the other representations or warranties set forth in the subscription agreement, he or she will promptly notify us in writing.

     Beginning with the first distribution paid after the effective date of the offering, participants will acquire our shares at a fixed price of $9.50 per share. This will continue until the earlier of (1) the increase of the public offering price per share of common stock in the offering from $10 per share, if there is an increase, and (2) the termination of the offering. Thereafter, participants may acquire our shares at a price equal to 95% of the market price of a share on the date of purchase until our shares are listed on a national stock exchange or included for quotation on a national market system. In the event of listing or inclusion, we will purchase shares for the distribution reinvestment program on the exchange or market at the prevailing market price. We will then sell the shares to stockholders at that price. The discount from the public offering price per share will not exceed 5% of the market price of a share on the date of purchase. It is possible that a secondary market will develop for the shares, and that the prices on the secondary market will be lower or higher than the price of shares purchased through the distribution reinvestment program. Neither we nor our affiliates will receive a fee for selling shares through the distribution reinvestment program. We do not warrant or guarantee that participants will acquire shares at the lowest possible price through the program.

     A participant may stop participating in the distribution reinvestment program at any time without penalty, by delivering written notice to us. Prior to listing the shares on a national securities exchange or including them for quotation on a national market system, any transfer of shares by a participant to a non-participant will terminate participation in the distribution reinvestment program with respect to the transferred shares. Within 90 days after the end of our fiscal year, we will:

     - issue certificates showing ownership of shares purchased through the distribution reinvestment program during the prior fiscal year, ownership of these shares will be in book-entry form prior to the issuance of certificates; and

     - provide each participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amount of distributions received during the prior fiscal year.

The individualized statement to participants will include receipts and purchases relating to each participant's participation in the distribution reinvestment program including the tax consequences relative thereto. The directors, including a majority of independent directors, by majority vote may amend or terminate the distribution reinvestment program upon 30 days notice to participants.

     Stockholders who participate in the distribution reinvestment program will recognize dividend income, taxable to the extent of our current or accumulated earnings and profits, in the amount and as though they had received the cash rather than purchased shares through the distribution reinvestment program. These deemed dividends will be treated as actual dividends and will retain the character and tax effects applicable to all dividends. In addition, the 5% discount applicable to shares purchased under the dividend reinvestment program will itself be treated as a deemed distribution to the purchaser. Shares received under the distribution reinvestment program will have a holding period, for tax purposes, beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution. See "Federal Income Tax Considerations -- Federal Income Taxation of Stockholders" for a full discussion of the tax effects of dividend distributions.

     As explained under "Description of Securities -- Restrictions on Ownership and Transfer," the certificates representing shares purchased through the distribution reinvestment program will bear a legend referring to the restrictions on their ownership and transfer.

SHARE REPURCHASE PROGRAM

     The share repurchase program may, subject to certain restrictions discussed below, provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us. The prices at which shares may be sold back to us are as follows:

     -      One year from the purchase date, at $9.25 per share;

     -      Two years from the purchase date, at $9.50 per share;

     -      Three years from the purchase date, at $9.75 per share; and

     - Four years from the purchase date, at the greater of: $10.00 per share; or a price equal to 10 times our "funds available for distribution" per weighted average share outstanding for the prior calendar year.

     A stockholder must have beneficially held the shares for at least one year prior to offering them for sale to us through the share repurchase program. However, if a stockholder dies, we may waive this one-year holding period for the beneficiaries or heirs, as appropriate.


     We will make repurchases under the share repurchase program, if requested by a stockholder, monthly. Subject to funds being available, we will limit the number of shares repurchased during any calendar year to five percent, 5%, of the weighted average number of shares outstanding during the prior calendar year. Funding for the share repurchase program will come exclusively from proceeds we receive from the sale of shares under our distribution reinvestment plan and other operating funds, if any, as the board, at its sole discretion, may reserve for this purpose.

     A stockholder may request that his or her shares be repurchased by submitting a written request, and then generally within one week an assignment form is sent for execution by the stockholder or his custodian/trustee along with a request to return the certificate of ownership. At the end of each month, the completed requests are reviewed. It is possible that a stockholder may not have his or her entire request honored due to the funds available. If that were to occur, the shares would be purchased on a "pro rata basis" and the portion of his or her request unfulfilled would then be first in line as soon as funds are available.

     We accept shares on a pro rata basis. Consequently, a stockholder might not be able to have us repurchase his or her shares. Therefore, that stockholder might not be able to sell or otherwise liquidate his or her shares and might have to hold his or her shares for an indeterminate period of time.


     Following commencement of our offering, we will be subject to the reporting requirements of the Securities Exchange Act of 1934. In this regard, we will prepare and file with the SEC annual reports on SEC Form 10-K and quarterly reports on SEC Form 10-Q; we will provide copies of these filings to our stockholders regularly following our filing with the SEC. Additionally, we will amend on a quarterly basis the registration statement of which this prospectus is a part; we will distribute to our stockholders the updated prospectus regularly.


     Any stockholder who wishes us to repurchase his or her shares must beneficially own the shares for at least one year. Our obligation to repurchase any shares under the program is conditioned upon our having sufficient funds available for repurchase of shares. The stockholder should direct a written request to Ms. Roberta S. Matlin, Vice President of Administration, Inland Western Retail Real Estate Trust, Inc., 2901 Butterfield Road Oak Brook, Illinois 60523. The request must state the name of the person/entity who owns the shares, the date of purchase of the subject shares and the number of shares to be repurchased. We will forward an assignment form to the owner of record of the subject shares for execution. The requesting stockholder must properly execute and return the form along with the stock certificate for the shares to be repurchased. Upon receipt of the form, we will conduct a Uniform Commercial Code (UCC) search to ensure that no liens are held against the shares at the cost of $100 to the stockholder, which will be deducted from the proceeds of the repurchase. The repurchase will occur on a prorata basis each month assuming all documentation is complete, including a negative response from a UCC search. If the UCC search determines that a lien exists against the shares, we will charge the requesting stockholder for the UCC search. If we do not have sufficient funds available for repurchase of the entire request, we will purchase only those shares for which we have sufficient funds available; and we will place the requesting stockholder on a waiting list until funds become available sufficient to complete the transaction.


     If a stockholder wishes to withdraw his or her request to have his or her shares repurchased, the stockholder must notify us in writing. We will not repurchase that stockholder's shares so long as we receive the written request to withdraw prior to the date we send payment to the applicable stockholder. The requesting stockholder will be responsible for payment of the $100 UCC search fee even if that stockholder withdraws his or her request, if we have conducted a UCC search.

     There is no limit on the number of shares that an individual stockholder may request to be repurchased, subject to the limitations regarding availability of funds and the aggregate amount of stock that we are permitted to purchase under the program.

     Payment for repurchased shares from the time of the initial request to receipt of the funds is usually three to four weeks dependent upon receipt of the executed assignment form and certificate of ownership, and completion of a UCC search to ensure that no liens are held against the stock.

     The board, at its sole discretion, may choose to terminate the share repurchase program after the end of the offering period, or reduce the number of shares purchased under the program, if it determines that the funds allocated to the share repurchase program are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution. A determination by the board to eliminate or reduce the share repurchase program will require the unanimous affirmative vote of the independent directors.


     We cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all requests made each year. If no funds are available for the program when repurchase is requested, the stockholder may withdraw the request, or ask that we honor the request when funds are available. Pending requests could be pro rated, depending upon availability of funds.


     Stockholders are not required to sell their shares to us. The share repurchase program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the listing of the shares on a national securities exchange, inclusion of the shares for quotation on a national market system, or our merger with a listed company. We cannot guarantee that a liquidity event will occur.

     Shares we purchase under the share repurchase program will be canceled, and will have the status of authorized but unissued shares. Shares we acquire through the share repurchase program will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.


     If we terminate, reduce or otherwise change the share repurchase program, we will send a letter to stockholders informing them of the change at least 30 days in advance, and we will disclose the changes in quarterly reports filed with the Securities and Exchange Commission on Form 10-Q.


     See "Plan of Distribution -- Deferred Commission Option" for an explanation of what will be required of the stockholder if the stockholder has elected the deferred commission option and subsequently elects to participate in our share repurchase program while there is an unpaid portion of the remaining deferred commission obligation.

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                             REPORTS TO STOCKHOLDERS

     Our advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of these books of account, together with a copy of our articles of incorporation, will at all times be maintained at our principal office, and will be open to inspection, examination and duplication at reasonable times by the stockholders or their agents.

     The advisor will submit to each stockholder our audited annual reports within 120 days following the close of each fiscal year. The annual reports will contain the following:

     -      audited financial statements;

     - the ratio of the costs of raising capital during the period to the capital raised;

     - the aggregate amount of advisory fees and the aggregate amount of fees paid to the advisor and any affiliate of the advisor, including fees or charges paid to the advisor and to any affiliate of the advisor by third parties doing business with us;

     - our total operating expenses, stated as a percentage of the average assets and as a percentage of net income;

     - a report from the independent directors that the policies we follow are in the best interests of our stockholders and the basis for such determination; and

     - separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, the directors, the advisor and any of their affiliates occurring in the year for which the annual report is made. Independent directors are specifically charged with the duty to examine and comment in the report on the fairness of such transactions.

     In addition, unaudited quarterly reports containing the information required by Form 10-Q will be submitted to each stockholder within 60 days after the end of the first three fiscal quarters.

     At the same time as any distribution, we will provide stockholders with a statement disclosing the source of the funds distributed. If the information is not available when the distribution is made, we will provide a statement setting forth the reasons why the information is not available. In no event will the information be provided to stockholders more than 60 days after we make the distribution.

     Within 60 days following the end of any calendar quarter during the period of the offering in which we have closed an acquisition of a property, we will submit a report to each stockholder containing:

     - the location and a description of the general character of the property acquired during the quarter;

     - the present or proposed use of the property and its suitability and adequacy for that use;

     -      the terms of any material leases affecting the property;

     - the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, "due-on-sale" or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; and

     - a statement that title insurance has been or will be obtained on the property acquired.

     - In addition, we will send a report to each stockholder and submit to prospective investors when the advisor believes a property will probably be acquired:

     - on specified terms, i.e., upon completion of due diligence which includes review of the title insurance commitment, appraisal and environmental analysis; and

     - involving the use of 10% or more, on a cumulative basis, of the net proceeds of the offering.

     After the completion of the last acquisition, the advisor will, upon request, send a schedule to the Commissioner of Corporations of the State of California. The schedule, verified under the penalty of perjury, reflects: each acquisition made; the purchase price paid; the aggregate of all acquisition expenses paid on each transaction; and a computation showing compliance with our articles of incorporation. We will, upon request, submit to the Commissioner of Corporations of the State of California or to any of the various state securities administrators, any report or statement required to be distributed to stockholders pursuant to our articles of incorporation or any applicable law or regulation.

     The accountants we regularly retain will prepare our federal tax return and any applicable state income tax returns. We will submit appropriate tax information to the stockholders within 30 days following the end of each of our fiscal years. We will not provide a specific reconciliation between generally accepted accounting principles and income tax information to the stockholders. However, the reconciling information will be available in our office for inspection and review by any interested stockholder. Annually, at the same time as the dissemination of appropriate tax information to stockholders, we will provide each stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amounts of distributions received during the prior fiscal year. The individualized statement to stockholders will include any purchases of shares under the distribution reinvestment program. Stockholders requiring individualized reports on a more frequent basis may request these reports. We will make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the stockholder, or through pre-authorized deductions from distributions payable to the stockholder making the request.

     See "Risk Factors -- Employee Benefit Plan Risks" for an explanation of the annual statement of value we provide to stockholders subject to ERISA.

                              PRIVACY POLICY NOTICE

     To help you understand how we protect your personal information, we have included our Privacy Policy Notice as Appendix F to this Prospectus. This Notice describes our current privacy policy and practices. Should you decide to establish or continue a shareholder relationship with us, we will advise you of our policy and practices at least once annually, as required by law.

                                   LITIGATION

     We are not subject to any material pending legal proceedings.

                     RELATIONSHIPS AND RELATED TRANSACTIONS

     We have entered into agreements to pay our advisor and its affiliates certain fees or other compensation for providing services to us.

     The compensation arrangements between us and our advisor, The Inland Group and its affiliates, were not determined by arm's-length negotiations. See "Conflicts of Interest." The following table discloses the compensation which we may pay our advisor and its affiliates. In those instances in which there are maximum amounts or ceilings on the compensation which may be received, our advisor and its affiliates may not recover any excess amounts for those services by reclassifying them under a different compensation or fee category.


     We define net income as total revenues less expenses other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. When we use the term "net income" for purposes of calculating some expenses and fees, it excludes the gain from the sale of our assets. This definition of net income is prescribed by the Statement of Policy Regarding REITs adopted by the North American Securities Administrators Association, Inc., or NASAA; but it is not in accordance with generally accepted accounting principles in the United States, because depreciation and other non-cash reserves are not deducted in determining net income under the NASAA REIT Statement. Excluding depreciation will result in not reimbursing our Advisor for a non-cash expenditure and not excluding the gain from the sale of our assets could result in greater net income on which the 25% reimbursement to our Advisor is allowed.


NONSUBORDINATED PAYMENTS

     The following aggregate amounts of compensation, allowances and fees we may pay to our advisor and its affiliates are not subordinated to the returns on net investments that we are required to pay to our stockholders.



TYPE OF COMPENSATION AND                                                                            ESTIMATED MAXIMUM
       RECIPIENT                                 METHOD OF COMPENSATION                               DOLLAR AMOUNT
-----------------------------------    ---------------------------------------------------    ---------------------------------
                                                     OFFERING STAGE
Selling commissions payable to the     We will pay a selling commission of 7.5% of the        The actual amount depends upon
managing dealer and dealers            sale price for each share (and reallow 7%),            the amount of shares sold.  We
designated by the managing dealer      subject to reduction for special sales under the       will not pay selling commissions
referred to as soliciting              circumstances as described in the "Plan of             if the minimum offering is not
dealers.  Neither the managing         Distribution - Compensation - We Will Pay For the      sold.  If only the minimum
dealer, the soliciting dealers,        Sale of Our Shares."                                   offering is sold and there are
nor our officers or  directors                                                                no special sales, a total of
will be offered to purchase shares     We will permit the managing dealer and its             $150,000 in selling commissions
of our stock in order to meet the      respective officers and employees and certain of       will be paid.  A total of
minimum thresholds.                    its affiliates to purchase shares net of sales         $187,500,000 in selling
                                       commissions and the marketing contribution and         commissions will be paid if the
                                       due diligence expense allowance or for $8.95 per       maximum offering is sold and
                                       share.                                                 there are no special sales.

                                       Also, soliciting dealers and their respective
                                       officers and employees and certain of their
                                       respective affiliates who request and are entitled
                                       to purchase shares net of selling commissions may
                                       make an initial purchase of shares net of sales
                                       commissions or for $9.30 per share; however, any
                                       subsequent purchases of shares by any such
                                       persons are limited to a maximum discount of 5%.


TYPE OF COMPENSATION AND                                                                            ESTIMATED MAXIMUM
       RECIPIENT                                 METHOD OF COMPENSATION                               DOLLAR AMOUNT
-----------------------------------    ---------------------------------------------------    ---------------------------------
Marketing contribution and due         We will pay an amount equal to 2.5% of the gross       The actual amount depends on the
diligence expense allowance paid       offering proceeds to the managing dealer, all or       number of shares.  If there are
to the managing dealer and             a portion of which may be passed on to soliciting      no special sales, approximately
soliciting dealers.                    dealers, in lieu of reimbursement of specific          the following amounts will be
                                       expenses associated with marketing.  We may pay        paid for the marketing
                                       an additional 0.5% of the gross offering proceeds      contribution and the due
                                       to the managing dealer, which may be passed on to      diligence expense allowance:
                                       the soliciting dealers, for due diligence
                                       expenses.  We will not pay the marketing               -    $60,000 if we sell the
                                       contribution and due diligence expense allowance            minimum number of shares; or
                                       in connection with any special sales, except
                                       those receiving volume discounts and those             -    $75,000,000 if we sell the
                                       described in "Plan of Distribution - Volume                 maximum number of shares.
                                       Discounts."

Other expenses of issuance and         We expect to incur the following expenses in           All amounts other than the
distribution                           connection with this offering:                         Securities and Exchange
                                                                                              Commission registration fee and
                                       Securities and Exchange                                the NASD filing fee are
                                       Commission registration                                estimates.  The actual amounts
                                         fee                      $217,621                    of these expenses cannot be
                                       NASD filing fee            $  30,500                   determined at the present time.
                                       Printing and mailing                                   We estimate the total amount of
                                         expenses                 $3,500,000                  the issuance and distribution
                                       Blue Sky fees and                                      expenses to be approximately
                                         expenses                 $136,000                    $14,684,121.
                                       Legal fees and
                                         expenses                 $650,000
                                       Accounting fees and
                                         expenses                 $650,000
                                       Advertising and sales
                                         literature               $5,000,000
                                       Due diligence              $3,000,000
                                       Data Processing fees       $500,000
                                       Bank fees and other
                                           administrative
                                           expenses               $200,000

                                       We will reimburse our sponsor for actual costs         Expenses of approximately
                                       incurred in connection with the offering on our        $691,911 have been advanced by
                                       behalf.  However, if the aggregate of all              our sponsor through June 30,
                                       offering expenses, including selling commissions,      2003 in connection with this
                                       the marketing contribution and due diligence           offering.  We may reimburse for
                                       expense allowance, exceeds 15% of the gross            offering expenses advanced:
                                       offering proceeds, or if the aggregate of all          -  $90,000  if we sell the
                                       offering expenses, excluding the selling                  minimum offering based on
                                       expenses, exceeds 5.5% of the gross offering              the 15% limitation; or
                                       proceeds, our advisor or its affiliates will           -  $14,684,000 if we sell the
                                       promptly pay the excess and we will have no               maximum offering.
                                       liability for these expenses at any time               If the offering is not
                                       afterward.                                             successful, then our sponsor
                                                                                              will be solely responsible for
                                                                                              the organization and offering
                                                                                              expenses to the extent it has

TYPE OF COMPENSATION AND                                                                            ESTIMATED MAXIMUM
       RECIPIENT                                 METHOD OF COMPENSATION                               DOLLAR AMOUNT
-----------------------------------    ---------------------------------------------------    ---------------------------------
                                                                                              not been reimbursed.

                                                                                                       ESTIMATED MAXIMUM
TYPE OF COMPENSATION AND RECIPIENT                  METHOD OF COMPENSATION                               DOLLAR AMOUNT
-----------------------------------    ---------------------------------------------------    ---------------------------------
                                                    ACQUISITION STAGE
Acquisition expenses paid to our       We will pay an amount, estimated to be up to 0.5%      We may pay the following amounts
advisor and its affiliates.            of the total of (1) the gross offering proceeds        for the reimbursement of
                                       from the sale of 250,000,000 shares, (2) the           acquisition expenses:
                                       gross proceeds from the sale of up to 20,000,000
                                       shares pursuant to the distribution reinvestment       -  no more than $10,000 if
                                       programs.  The acquisition expenses for any               the minimum number of
                                       particular property will not exceed 6% of the             shares are sold; or
                                       gross purchase price of the property.
                                                                                              -  no more than $13,450,000 if
                                       However, if we request additional services, the           the maximum number of
                                       compensation will be provided on separate                 shares are sold and all of
                                       agreed-upon terms and the rate will be approved           the 20,000,000 shares are
                                       by a majority of disinterested directors,                 sold pursuant to the
                                       including a majority of the disinterested                 distribution reinvestment
                                       independent directors, as fair and reasonable for         program.
                                       us.
                                                                                              However, the actual amounts
                                                                                              cannot be determined at the
                                                                                              present time.

Interest expenses paid to our          We may borrow money from our advisor and its           The actual amounts are dependent
advisor and its affiliates and         affiliates in order to acquire properties.  In         on actual borrowings.
Inland Mortgage Corporation in         such instances, we will pay our advisor and its        Therefore, these amounts cannot
connection with loans.                 affiliates customary interest payments.                be determined at the present
                                                                                              time.

                                                                                                       ESTIMATED MAXIMUM
TYPE OF COMPENSATION AND RECIPIENT                  METHOD OF COMPENSATION                               DOLLAR AMOUNT
-----------------------------------    ---------------------------------------------------    ---------------------------------
                                                     OPERATIONAL STAGE
Property management fee paid to        We will pay a monthly fee of 4.5% of the gross         The actual amounts are dependent
our property manager, Inland           income from the properties.  We will also pay a        upon results of operations and,
Western Management Corp.  We will      monthly fee for any extra services equal to no         therefore, cannot be determined
pay the fee for services in            more than 90% of that which would be payable to        at the present time.  If we
connection with the rental,            an unrelated party providing the services.  The        acquire the businesses of our
leasing, operation and management      property manager may subcontract its duties for a      advisor and/or our property
of the properties.                     fee that may be less than the fee provided for in      manager, the property management
                                       the management services agreements.                    fees will cease.

Advisor asset management fee.  We      We will pay our advisor an asset management fee        The actual amounts are dependent
will pay the fee for services in       after our stockholders have first received a 6%        upon results of operations and,
connection with our day-to-day         annual return.                                         therefore, cannot be determined
operations, including making                                                                  at the present time.
strategic decisions, performing
day-to-day operations that include
accounting, investment advisory
services, risk management services
and tax

reduction services and
providing other services as our
board deems appropriate.

                                                                                                       ESTIMATED MAXIMUM
TYPE OF COMPENSATION AND RECIPIENT                  METHOD OF COMPENSATION                               DOLLAR AMOUNT
-----------------------------------    ---------------------------------------------------    ---------------------------------
                                                     OPERATIONAL STAGE
Reimbursable expenses to our           We will reimburse some expenses of the advisor.        The actual amounts are dependent
advisor.  These may include costs      The compensation and reimbursements to our             upon results of operations and,
of goods and services,                 advisor will be approved by a majority of our          therefore, cannot be determined
administrative services and            directors and a majority of our independent            at the present time.
non-supervisory services performed     directors as fair and reasonable for us.
directly for us by independent
parties.

                                                                                                       ESTIMATED MAXIMUM
TYPE OF COMPENSATION AND RECIPIENT                  METHOD OF COMPENSATION                               DOLLAR AMOUNT
-----------------------------------    ---------------------------------------------------    ---------------------------------
                                                     LIQUIDATION STAGE
Property disposition fee payable       We may pay a property disposition fee to our           The actual amounts to be
to our advisor's affiliates,           advisor and its affiliates if we sell any of our       received depend upon the sale
Inland Real Estate Sales, Inc. and     real property in an amount equal to the lesser         price of our properties and,
Inland Partnership Property Sales      of:                                                    therefore, cannot be determined
Corp.                                                                                         at the present time.  If we
                                       3.   3% of the contract sales price of the             acquire the advisor, the
                                            property; or                                      property disposition fee will
                                                                                              cease.
                                       4.   50% of the customary commission which would be
                                            paid to a third party broker for the sale of a
                                            comparable property.

                                       The amount paid, when added to the sums paid to
                                       unaffiliated parties, will not exceed either the
                                       customary commission or an amount equal to 6% of
                                       the contracted for sales price.  Payment of such
                                       fees will be made only if the advisor provides a
                                       substantial service in connection with the sale
                                       of the property. See "Management -- Our Advisory
                                       Agreement."

SUBORDINATED PAYMENTS

     We may pay the following additional fees to our advisor after returns on net investment have been paid to the stockholders:


TYPE OF COMPENSATION AND                                                                            ESTIMATED MAXIMUM
       RECIPIENT                                 METHOD OF COMPENSATION                               DOLLAR AMOUNT
-----------------------------------    ---------------------------------------------------    ---------------------------------
                                                   OPERATIONAL STAGE
Advisor asset management fee payable   We pay an annual advisor asset management fee of       The actual amounts to be
to our advisor.                        not more than 1% of our average assets.  Our           received depend upon the sale
                                       average assets means the average of the total          price of our properties and,
                                       book value of our real estate assets plus the          therefore, cannot be
                                       total value of our loans receivables secured by        determined at the present
                                       real estate, before reserves for depreciation          time.  If we acquire the

                                       or bad debts or other similar non-cash reserves.       advisor, the property
                                       We will compute our average assets by taking the       disposition fee will cease.
                                       average of these values at the end of each month
                                       during the quarter for which we are calculating
                                       the fee.  The fee is payable quarterly in an
                                       amount equal to1/4of 1% of average assets as of
                                       the last day of the immediately preceding
                                       quarter.  For any year in which we qualify as a
                                       REIT, our advisor must reimburse us for the
                                       following amounts if any:

                                       (3)  the amounts by which our total operating expenses,
                                            the sum of the advisor asset management fee plus
                                            other operating expenses, paid during the previous
                                            fiscal year exceed the greater of:

                                       -     2% of our average assets for that fiscal
                                             year, or
                                       -     25% of our net income for that fiscal year.
                                       (4)  an amount, which will not exceed the advisor
                                            asset management fee for that year, equal to
                                            any difference between the total amount of
                                            distributions to stockholders for that year
                                            and the 6% annual return on the net investment
                                            of stockholders.

                                       Items such as organization and offering expenses,
                                       property expenses, interest payments, taxes,
                                       non-cash expenditures, the incentive advisory fee
                                       and acquisition expenses are excluded from the
                                       definition of total operating expenses.


                                       See "Management -- Our Advisory Agreement" for an
                                       explanation of circumstances where the excess
                                       amount specified in clause (1) may not need to be
                                       reimbursed.

TYPE OF COMPENSATION AND                                                                            ESTIMATED MAXIMUM
       RECIPIENT                                 METHOD OF COMPENSATION                               DOLLAR AMOUNT
-----------------------------------    ---------------------------------------------------    ---------------------------------
                                                   LIQUIDATION STAGE
Incentive advisory fee payable to our  We will pay to the advisor an amount equal to 15%       The actual amounts to be received
advisor.                               of the net proceeds from the sale of a property         depend upon the sale price of our
                                       after the stockholders have first  received:            properties and, therefore, cannot be
                                                                                               determined at the present time.  If
                                                                                               we acquire or consolidate with the
                                       (1)  a cumulative non-compounded                        business conducted by our advisor,
                                            return equal to 10% a year on their                the incentive advisory fee will
                                            net investment; and                                terminate.

                                       (2)  their net investment.

                                  LEGAL MATTERS

     Duane Morris LLP, Washington, D.C., has passed upon the legality of the common stock and Duane Morris LLP, Philadelphia, Pennsylvania, has passed upon legal matters in connection with our status as a REIT for federal income tax purposes. Duane Morris LLP is generally referred to in this prospectus as Duane Morris. Duane Morris does not purport to represent our stockholders or potential investors, who should consult their own counsel. Duane Morris also provides legal services to affiliates of our advisor.

     Duane Morris has reviewed the statements in the section in the prospectus titled "Federal Income Tax Considerations" and elsewhere as they relate to federal income tax matters and the statements in the section in the prospectus titled "ERISA Considerations."

                                     EXPERTS

     The balance sheet of Inland Western Retail Real Estate Trust, Inc. as of June 30, 2003, and the historical summary of gross income and direct operating expenses of Peoria Station for the year ended December 31, 2002, have been included herein in reliance upon the reports of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are filing this registration statement on Form S-11 with the Securities and Exchange Commission in connection with our initial public offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.

     This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

     You can read our registration statement and our future SEC filings over the Internet at www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.

     You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1 800 SEC-0330 or e-mail at publicinfo@sec.gov for further information on the operation of the public reference facilities.

                          INDEX TO FINANCIAL STATEMENTS

                                       AND

                              FINANCIAL STATEMENTS


1.     INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.:

       (a)      Independent Auditors' Report                                                            F-1

       (b)      Balance Sheet at June 30, 2003                                                          F-2

       (c)      Notes to Balance Sheet at June 30, 2003                                                 F-3

2.     PEORIA STATION:

       (a)      Independent Auditors' Report                                                            F-8

       (b)      Historical Summary of Gross Income and Direct Operating Expenses for the
                year ended December 31, 2002 and six months ended June 30, 2003
                (unaudited)                                                                             F-9

       (c)      Notes to the Historical Summary of Gross Income and Direct
                Operating Expenses for the year ended December 31, 2002 and
                six months ended June 30, 2003 (unaudited)                                              F-10

                          Independent Auditors' Report

Board of Directors
Inland Western Retail Real Estate Trust, Inc.


We have audited the accompanying balance sheet of Inland Western Retail Real Estate Trust, Inc. (the "Company") as of June 30, 2003. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.


We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Inland Western Retail Real Estate Trust, Inc. as of June 30, 2003, in conformity with accounting principles generally accepted in the United States of America.



                                                                        KPMG LLP



Chicago, Illinois
August 15, 2003

                  Inland Western Retail Real Estate Trust, Inc.
                            (A Maryland Corporation)

                                  BALANCE SHEET

                                  June 30, 2003



                         ASSETS

Cash                                                    $     200,000
Deferred offering costs                                       684,411
                                                        -------------

Total assets                                            $     884,411
                                                        =============

          LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
Accrued offering expenses                               $     691,911

Commitments and contingencies (Note 3)

Stockholder's equity:
Preferred stock, $.001 par value, 10,000,000 shares
  authorized, none outstanding                                      -
Common stock, $.001 par value, 350,000,000
  shares authorized, 20,000 shares issued and
  outstanding                                                      20
Additional paid in capital                                    202,230
Retained earnings deficit                                      (9,750)
                                                        -------------

Total stockholders' equity                                    192,500
                                                        -------------

Total liabilities and stockholders' equity              $     884,411
                                                        =============


                    See accompanying notes to balance sheet.

                  Inland Western Retail Real Estate Trust, Inc.
                            (A Maryland Corporation)

                             NOTES TO BALANCE SHEET


                                  June 30, 2003


(1)  Organization


Inland Western Retail Real Estate Trust, Inc. (the "Company") was formed on March 5, 2003 to acquire and manage a diversified portfolio of real estate, primarily multi-tenant shopping centers and has not commenced operations. The Advisory Agreement (the "Agreement") provides for Inland Western Retail Real Estate Advisory Services, Inc. (the "Advisor"), an Affiliate of the Company, to be the Advisor to the Company. The Company contemplates the sale of up to 250,000,000 shares of common stock ("Shares") at $10 each in an initial public offering (the "Offering") to be registered with the Securities and Exchange Commission (the "Registration Statement") and the issuance of 20,000,000 shares at $9.50 each which may be distributed pursuant to the Company's distribution reinvestment program. No shares will be sold unless subscriptions for at least 200,000 shares (the minimum offering) have been obtained within one year after commencement of the Offering.


The Company intends to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 2003. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The Company will provide the following programs to facilitate investment in the Company's shares and to provide limited liquidity for stockholders.

The Company will allow stockholders who purchase shares in the offering to purchase additional shares from the Company by automatically reinvesting distributions through the distribution reinvestment program ("DRP"), subject to certain share ownership restrictions. Such purchases under the DRP will not be subject to selling commissions or the marketing contribution and due diligence expense allowance, and are made at a price of $9.50 per share.


The Company will repurchase shares under the share repurchase program ("SRP"), if requested, monthly on a first-come, first-served basis, subject to certain restrictions. Subject to funds being available, the Company will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding during the prior calendar year. Funding for the SRP will come exclusively from proceeds that the Company receives from the sale of shares under the DRP and such other operating funds, if any, as the Company's Board of Directors, at its sole discretion, may reserve for this purpose. The board, at its sole discretion, may choose to terminate the share repurchase program after the end of the offering period, or reduce the number of shares purchased under the program, if it determines that the funds allocated to the share repurchase program are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution. A determination by the board to eliminate or reduce the share repurchase program will require the unanimous affirmative vote of the independent directors.

                  Inland Western Retail Real Estate Trust, Inc.
                            (A Maryland Corporation)

                             NOTES TO BALANCE SHEET
                                   (continued)


                                  June 30, 2003


(2)  Summary of Significant Accounting Policies

The preparation of a balance sheet requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.


Costs associated with the offering are deferred and charged against the gross proceeds of the offering upon closing. Formation and organizational costs are expensed as incurred. As of June 30, 2003, $7,500 of organizational costs were expensed.


The Company applies the fair value method of accounting as prescribed by SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION for its stock options granted. Under this method, the Company will report the value of granted options as a charge against earnings ratably over the vesting period.

(3)  Transactions with Affiliates

The Advisor contributed $200,000 to the capital of the Company for which it received 20,000 shares of common stock.


As of June 30, 2003, the Company had incurred $691,911 of offering and organization costs, all of which was advanced by the Advisor. Pursuant to the terms of the offering, the Advisor has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 5.5% of the gross proceeds of the offering or all organization and offering expenses (including selling commissions) which together exceed 15% of gross proceeds. In the event that the minimum offering is not successful, an Affiliate of the Advisor will bear the related costs of the Offering.

                  Inland Western Retail Real Estate Trust, Inc.
                            (A Maryland Corporation)

                             NOTES TO BALANCE SHEET
                                   (continued)


                                  June 30, 2003


Certain compensation and fees payable to the Advisor for services to be provided to the Company are limited to maximum amounts.


Nonsubordinated payments:

      Offering stage:

           Selling commissions                       7.5% of the sale price for each share

           Marketing contribution                    3.0% of the gross offering proceeds
           and due diligence
           allowance

           Reimbursable expenses                     We will reimburse our sponsor for actual costs incurred, on our
           and other expenses of                     behalf, in connection with the offering.
           issuance

      Acquisition stage:

            Acquisition expenses                     We will reimburse an affiliate of our Advisor for costs incurred, on our behalf, in connection with the acquisition of properties

      Operational stage:

           Property management fee 4.5%              of the gross income from the properties.
           THIS FEE TERMINATES UPON A                (cannot exceed 90% of the feewhich would
           be payable to BUSINESS COMBINATION        an unrelated third party)
           WITH THE PROPERTY MANAGEMENT COMPANY.

           Loan                                      servicing fee .08% of the total principal amount of the loans being serviced for each full year, up to the first $100 million and a lesser percentage on a sliding scale thereafter

           Reimbursable expenses                     The compensation and reimbursements to our advisor and
           relating to administrative                its affiliates will be approved by a majority of our directors.
           services

                  Inland Western Retail Real Estate Trust, Inc.
                            (A Maryland Corporation)

                             NOTES TO BALANCE SHEET
                                   (continued)


                                  June 30, 2003



      Liquidation stage:

           Property disposition fee                  Lesser of 3% of sales price or 50% of the customary
           THIS FEE TERMINATES UPON A                commission which would be paid to a third party
           BUSINESS COMBINATION WITH THE ADVISOR

Subordinated payments:

      Operational stage:

           Advisor asset management fee              Not more than 1% per annum of our average assets;
           THIS FEE TERMINATES UPON A                Subordinated to a non-cumulative, non-compounded return,
           BUSINESS COMBINATION WITH                 equal to 6% per annum
           THE ADVISOR

      Liquidation stage:

           Incentive advisory fee                    After the stockholders have first received a 10% cumulative,
           THIS FEE TERMINATES UPON A                non-compounded return and a return on their net investment,
           BUSINESS COMBINATION WITH                 an incentive advisory fee equal to 15% on net proceeds
           THE ADVISOR                               from the sale of a property will be paid to the Advisor.


(3)   Commitments


The Company has adopted an Independent Director Stock Option Plan which, subject to certain conditions, provides for the grant to each Independent Director of an option to acquire 3,000 shares following their becoming a Director and for the grant of additional options to acquire 500 shares on the date of each annual stockholders' meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders. As of June 30, 2003, we have issued 3,000 options to acquire shares to each of our Independent Directors, for a total of 9,000 options, of which none have been exercised or expired.

                  Inland Western Retail Real Estate Trust, Inc.
                            (A Maryland Corporation)

                             NOTES TO BALANCE SHEET
                                   (continued)


                                  June 30, 2003

The per share weighted average fair value of options granted was $0.60 on the date of the grant using the Black Scholes option-pricing model with the following assumptions: expected dividend yield of 8%, risk free interest rate of 2.0%, expected life of five years and expected volatility rate of 18.0%. The Company has recorded $2,250 as expense for the 3,000 options (1,000 options per director) vesting upon the date of grant and will record the remaining $3,150 in expense ratably over the two-year vesting period.


The Company anticipates that the aggregate borrowings related to all of the Company's properties will be limited to certain maximum amounts. See "Investment Objectives and Policies" elsewhere in this Prospectus for a description of such maximum borrowing amounts.

The Company has rights to purchase an investment property currently being redeveloped, known as Peoria Station, from an unaffiliated third party for approximately $25,867,000. This amount may be adjusted based on actual rental rates achieved on the redeveloped square feet. The Company expects to purchase this property by November 1, 2003, however, the seller may extend the closing date if minimum rental rates stated in the contract have not yet been achieved.


(4)   New Accounting Pronouncement

On May 15, 2003, the Financial Accounting Standards Board issued Statement No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. The Statement requires issuers to classify as liabilities (or assets in some circumstances) three classes of freestanding financial instruments that embody obligations for the issuer.

Generally, the Statement is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The Company adopted the provisions of the Statement on July 1, 2003.

The Company did not enter into any financial instruments within the scope of the Statement during June 2003. To the extent stockholders request shares to be repurchased by the Company under the Share Repurchase Program, the Company's obligation to repurchase such shares will be classified as a liability at the redemption amount at the date documentation is complete and accepted by the Company in accordance with the plan documents.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Peoria Station ("the Property") for the year ended December 31, 2002. This Historical Summary is the responsibility of the management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Peoria Station for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.


                                                                        KPMG LLP


Chicago, Illinois
March 10, 2003

                                 PEORIA STATION
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2002

               and the six months ended June 30, 2003 (unaudited)



                                                                     December 31,            June 30,
                                                                         2002            2003 (UNAUDITED)
                                                                   ----------------      ----------------
Gross income:
  Base rental income                                               $      1,524,218               779,009
  Operating expense and real estate tax recoveries                          479,053               229,566
                                                                   ----------------      ----------------

Total gross income                                                        2,003,271             1,008,575
                                                                   ----------------      ----------------

Direct operating expenses:
  Operating expenses                                                        130,419                59,264
  Real estate taxes                                                         322,362               155,379
  Insurance                                                                  26,179                14,923
                                                                   ----------------      ----------------

Total direct operating expenses                                             478,960               229,566
                                                                   ----------------      ----------------

Excess of gross income over direct operating expenses              $      1,524,310               779,009
                                                                   ================      ================


See accompanying notes to historical summary of gross income and direct operating expense.

                                 PEORIA STATION
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2002

               and the six months ended June 30, 2003 (unaudited)


(1)   Business


Peoria Station (the "Property") is located in Phoenix, Arizona. The Property consists of 140,019 square feet of gross leasable area and was 100% occupied at December 31, 2002. Three tenants account for 66% of base rental revenue. Inland Real Estate Acquisitions, Inc., on behalf of Inland Western Retail Real Estate Trust, Inc. ("IWRRETI"), has signed a purchase and sale agreement for the purchase of the Property from an unaffiliated third-party ("Seller").


(2)   Basis of Presentation and Combination

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.


All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2003.


(3)   Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. None of the existing leases include any contingent rentals.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $335,653 for the year ended December 31, 2002.

                                 PEORIA STATION
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2002

               and the six months ended June 30, 2003 (unaudited)


Minimum rents to be received from tenants under operating leases, which terms range from three to thirty-one years, in effect at December 31, 2002, are as follows:

                          Year                                Total
                   -------------------                 ------------------
                          2003                         $        1,563,237
                          2004                                  1,765,821
                          2005                                  1,611,422
                          2006                                  1,513,498
                          2007                                  1,331,269
                       Thereafter                              14,420,530
                                                       ------------------

                         Total                         $       22,205,777
                                                       ==================

(4)   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                                   APPENDIX A

                            PRIOR PERFORMANCE TABLES

The following prior performance tables contain information concerning real estate programs sponsored by affiliates of our advisor which have investment objectives similar to ours. This information has been summarized in narrative form under "Prior Performance of Our Affiliates" in the prospectus. The tables provide information on the performance of a number of programs. You can use the information to evaluate the experience of our advisor's affiliates as sponsors of the programs. The inclusion of these tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to those experienced in the programs referred to in these tables. If you purchase our shares, you will not acquire any ownership in any of the programs to which these tables relate. The tables consist of:

      Table I           Experience in Raising and Investing Funds (unaudited)

      Table II          Compensation to IREIC and Affiliates (unaudited)

      Table III         Operating Results of Prior Programs (unaudited)

      Table IV          Results of Completed Programs (unaudited)

      Table V           Sales or Disposals of Properties (unaudited)

      Table VI          Acquisition of Properties by Programs* (unaudited)

* Our prospective investors may obtain copies of Table VI by contacting Inland Western Retail Real Estate Advisory Services, Inc., our advisor.

Table VI is included in Part II of the Registration Statement filed with the Securities and Exchange Commission of which this Prospectus is a part. Upon written request to us or our advisor, any prospective investor may obtain, without charge, a copy of Table VI. See also "Where You Can Find More Information" for information on examining at, or obtaining copies from, offices of the SEC.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public program sponsored by any of the Inland's affiliated companies which has reported to the SEC within the last 24 months. For a reasonable fee, the affiliated companies will provide copies of any exhibits to such annual reports upon request.

Our investment objectives are to: (i) provide regular distributions to stockholders in amounts which may exceed our taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 90% of our taxable income, pursuant to the REIT requirements; (ii) provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting us to increase distributions and provide capital appreciation; and (iii) preserve stockholders' capital.

The following programs have investment objectives similar to ours and are included in the tables. Inland Retail Real Estate Trust, Inc. and Inland Real Estate Corporation are two REITs formed primarily to invest in multi-tenant shopping centers, Inland's Monthly Income Fund, L.P. and Inland Monthly Income Fund II, L.P. are public real estate limited partnerships formed primarily to acquire, operate and sell existing residential and commercial real properties. Inland Mortgage Investors Fund, L.P., Inland Mortgage Investors Fund-II, L.P. and Inland Mortgage Investors Fund III, L.P. were public real estate limited partnerships formed primarily to make or acquire loans secured by mortgages on improved, income producing multifamily residential properties.

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I is intended to present information on a dollar and percentage basis showing the experience of Inland Real Estate Investment Corporation ("IREIC"), of which the Advisor is a wholly owned subsidiary, in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2002. The table is intended to focus on the dollar amount available for investment in properties expressed as a percentage of total dollars raised. However, since no offering closed in the three years prior to December 31, 2002, Table I is not included.

                                    TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)

Table II summarizes the amount and type of compensation paid to Inland Real Estate Investment Corporation and its affiliates during the three years ended December 31, 2002 in connection with the prior programs.

Some partnerships acquired their properties from affiliates of our Advisor which had purchased such properties from unaffiliated third parties.

                                    TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)
                                 (000'S OMITTED)

                                                             Inland Retail       Inland Real        Inland's       Inland Monthly
                                                              Real Estate          Estate        Monthly Income        Income
                                                              Trust, Inc.       Corporation        Fund, L.P.     Fund II, L. P.
                                                            ---------------------------------------------------------------------
Date offering commenced                                        02/11/99           10/14/94           08/03/87          08/04/88
Dollar amount raised                                        $ 1,217,656            673,860             30,000            25,324
                                                            =====================================================================
Total amounts paid to general partner or affiliates
   from proceeds of offerings:
   Selling commissions and underwriting fees                    105,809(C)          49,869(C)             273(B)            423(B)
   Other offering expenses (D)                                    5,786              2,350                116               230
   Acquisition cost and expense                                     844                925              2,550(E)          1,706(E)
                                                            =====================================================================
Dollar amount of cash available from
   operations before deducting payments to
   general partner or affiliates (F)                             78,357            201,947              4,867             4,286
                                                            =====================================================================

Amounts paid to general partner or affiliates
   related to operations: (J)
   Property management fees (G)                                   7,403              3,045                 69                55
   Advisor asset management fee                                   5,413              2,414                  0                 0
   Accounting services                                              578                 77                 50                48
   Data processing service                                          229                 43                 27                27
   Legal services                                                    94                 54                 14                11
   Mortgage servicing fees                                          253                 50                  0                 0
   Mortgage interest expense                                          0                 27                  0                 0
   Acquisition costs expensed                                        33                138                  0                 0
   Other administrative services                                    849                138                 70                44
   Property upgrades                                                  0                  0                  0                 0
Dollar amount of property sales and refinancings before
   payments to general partner and affiliates (H):
   Cash                                                               0              1,314              4,964                 0
   Notes                                                              0                  0                  0                 0
Dollar amounts paid or payable to general partner or
   affiliates from sales and refinancings (I):
   Sales commissions                                                  0                  0                  0                 0
   Participation in cash distributions                                0                  0                  0                 0

                                    TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)

                                NOTES TO TABLE II

(A) The figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 2002 and the figures relating to cash available from operations are for the three years ending December 31, 2002. The dollar amount raised represents the cash proceeds collected by the partnerships or program. Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.

(B) The selling commissions paid to an affiliate is net of amounts which were in turn paid to third party soliciting dealers.

(C) The selling commissions paid to an affiliate includes amounts which were in turn paid to third party soliciting dealers.

(D) Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

(E) Represents acquisition fees paid to IREIC and its affiliates in connection with the acquisition of properties.

(F) See Note (B) to Table III.

(G) An affiliate provides property management services for all properties acquired by the partnerships or program. Management fees have not exceeded 4.5% of the gross receipts from the properties managed.

(H) See Table V and Notes thereto regarding sales and disposals of properties.

(I) Real estate sales commissions and participations in cash distributions are paid or payable to IREIC and/or its affiliates in connection with the sales of properties in the public partnership programs. Payments of all amounts shown are subordinated to the receipt by the limited partners of their original capital investment. See Table V and Notes thereto.

(J) On July 1, 2000, IREC completed the acquisition of Inland Real Estate Advisory Services, Inc., the former advisor, and Inland Commercial Property Management, Inc., the former property manager (the "Merger"). Each of these entities was merged into subsidiaries that are wholly owned by IREC. As a result of the merger, IREC is now "self-administered." IREC no longer pays advisory or property management fees but instead has hired an internal staff to perform these tasks.

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

Table III presents operating results for programs, the offerings of which closed during each of the five years ended December 31, 2002. The operating results consist of:

     -    The components of taxable income (loss);
     -    Taxable income or loss from operations and property sales;
     - Cash available and source, before and after cash distributions to investors; and
     -    Tax and distribution data per $1,000 invested.

Based on the following termination dates of the offerings, only IREC is included in Table III.

     -    Inland Retail Real Estate Trust, Inc. - currently offering shares
     -    Inland's Monthly Income Fund, L.P. - offering terminated in 1988
     -    Inland Monthly Income Fund II, L.P. - offering terminated in 1990
     -    Inland Mortgage Investors Fund, L.P. - offering terminated in 1987
     -    Inland Mortgage Investors Fund-II, L.P. - offering terminated in 1988
     -    Inland Mortgage Investors Fund III, L.P. - offering terminated in 1991

                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS
        (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)
                         INLAND REAL ESTATE CORPORATION

                                          2002        2001       2000        1999       1998       1997       1996       1995
                                       ----------------------------------------------------------------------------------------
Gross revenues                         $  156,358    155,048    150,892     123,788     73,302     29,422      6,328      1,180
Profit on sale of properties                1,546        467          0           0          0          0          0          0
Less:
  Merger consideration costs (D)                0          0     68,775           0          0          0          0          0
  Operating expenses                       48,967     47,477     47,727      40,303     21,017      8,863      1,873        327
  Interest expense                         34,428     34,797     33,682      25,654     13,422      5,655        597        164
  Program expenses                          5,805      5,367      6,493       7,298      3,114      1,576        449         22
  Depreciation & amortization              29,428     27,208     26,219      20,361     11,663      4,681        957        170
                                       ----------------------------------------------------------------------------------------

Net income (loss)-GAAP basis           $   39,276     40,666    (32,004)     30,172     24,086      8,647      2,452        497
                                       ========================================================================================
Taxable income (loss) (A):                      0          0          0           0          0          0          0          0
                                       ========================================================================================

Cash available (deficiency) from
  operations (B)                           69,451     74,062     58,434      53,636     40,142     15,857      5,530        978
Cash available from sales (C)               8,175      2,364          0           0          0          0          0          0
                                       ----------------------------------------------------------------------------------------
Total cash available before
  distributions and special items          77,626     76,426     58,434      53,636     40,142     15,857      5,530        978

Less distributions to investors:
  From operations                          61,913     62,367     54,368      48,773     33,454     11,899      3,286        607
  From sales and refinancings                   0        467          0           0          0          0          0          0
                                       ----------------------------------------------------------------------------------------
Cash available after distributions
  before special items                     15,713     13,592      4,066       4,863      6,688      3,958      2,244        371
Special items:                                  0          0          0           0          0          0          0          0
                                       ----------------------------------------------------------------------------------------
Cash available after distributions
  and special items                    $   15,713     13,592      4,066       4,863      6,688      3,958      2,244        371
                                       ========================================================================================

Tax data per $1,000 invested (A):               0          0          0           0          0          0          0          0
Distribution data per $1,000
invested:
Cash distributions to investors:
  Source (on GAAP basis):
    Investment income                          94         93         90          89         88         86         82         78
  Source (on cash basis):
    Sales                                       0          0          0           0          0          0          0          0
    Operations (E)                             94         93         90          89         88         86         82         78
Percent of properties remaining
unsold(F)                                  100.00%
                                       ==========

                       OPERATING RESULTS OF PRIOR PROGRAMS

                               NOTES TO TABLE III

(A) Inland Real Estate Corporation qualified as a real estate investment trust ("REIT") under the Internal Revenue Code for federal income tax purposes commencing with the tax year ending December 31, 1995. Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If Inland Real Estate Corporation fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates. However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(B) "Cash Available (Deficiency) from Operations," represents all cash revenues and funds received by the programs, including but not limited to operating income less operating expenses, and interest income. These amounts do not include payments made by the programs from offering proceeds nor do they include proceeds from sales or refinancings. These amounts also exclude advances from or repayments to IREIC and affiliates which are disclosed elsewhere in the table and include principal payments on long-term debt. For example:

                                                                  Inland Real Estate Corporation
                                                                          (000's omitted)
                                    2002        2001        2000         1999        1998        1997        1996        1995
                                 -----------------------------------------------------------------------------------------------
Net cash provided by             $   69,500      74,091      58,505       53,724      40,216      15,924       5,530         978
   operating activities per
   the Form 10-K annual
   report or 10-Q quarterly
   report
Principal payments on
   long-term debt                       (49)        (29)        (71)         (88)        (74)        (67)          -           -
                                 -----------------------------------------------------------------------------------------------
                                 $   69,451      74,062      58,434       53,636      40,142      15,857       5,530         978
                                 ===============================================================================================

(C) See Table V and Notes thereto regarding sales and disposals of properties.

(D) On July 1, 2000, IREC completed the acquisition of Inland Real Estate Advisory Services, Inc., the former advisor, and Inland Commercial Property Management, Inc., the former property manager (the "Merger"). Each of these entities was merged into subsidiaries that are wholly owned by IREC. IREC issued an aggregate of 6,181,818 shares of its common stock valued at $11.00 per share to Inland Real Estate Investment Corporation and The Inland Property Management Group, Inc. The expense of these shares and additional costs relating to the merger are reported as an operational expense on IREC's Consolidated Statements of Operations.

                       OPERATING RESULTS OF PRIOR PROGRAMS
                               NOTES TO TABLE III

(E) Distributions by IREC to the extent of its current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder's basis in the shares to the extent thereof, and thereafter as taxable gain (a return of capital). These distributions in excess of earnings and profits will have the effect of deferring taxation of the amount of the distribution until the sale of the stockholder's shares.

                                     2002       2001        2000         1999        1998        1997        1996        1995
                                    --------------------------------------------------------------------------------------------
% of Distribution
   representing:
  Ordinary income                     69.52       78.33       76.37        73.67       76.22       74.19       83.50       94.24
  Return of Capital                   30.48       21.67       23.63        26.33       23.78       25.81       16.50        5.76
                                    --------------------------------------------------------------------------------------------

                                     100.00      100.00      100.00       100.00      100.00      100.00      100.00      100.00

(F) Percent of properties remaining unsold represents original total acquisition costs of properties retained divided by original total acquisition cost of all properties in the program, plus the total of uninvested offering proceeds (if any). Sales proceeds from the sale of three properties were used to acquire new properties.

                                    TABLE IV

                          RESULTS OF COMPLETED PROGRAMS

        (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)

Table IV is a summary of operating and disposition results of prior programs sponsored by affiliates of our advisor, which during the five years ended prior to December 31, 2002 have sold their properties and either hold notes with respect to such sales or have liquidated. Three programs with investment objectives similar to ours have disposed of all of their properties during the five years ended prior to December 31, 2002.

PROGRAM NAME                                             INLAND MORTGAGE             INLAND MORTGAGE            INLAND MORTGAGE
                                                      INVESTORS FUND, L.P.       INVESTORS FUND L.P.- II    INVESTORS FUND III, L.P.
Dollar amount raised                                          10,065                       9,388                       2,837
Number of properties/loans purchased                              15                          13                           7
Date of closing of offering                                    02/87                       08/88                       01/91
Date of first sale of property                                 12/88                       09/89                       06/93
Date of final sale of property                                 03/99                       12/98                       10/98
Tax and distribution data per
$1,000 invested (A):
Federal income tax results:
  Ordinary income (loss):
    Operations                                                   547                         633                         419
    Recapture                                                      0                           0                           0
    Capital Gain                                                  30                           0                           0
  Deferred Gain:
    Capital                                                        0                           0                           0
    Ordinary                                                       0                           0                           0
  Cash distributions to investors (cash basis):
  Source (on GAAP basis)
    Investment income                                            624                         631                         421
    Return of capital                                            745                         809                         827
  Source (on cash basis)
    Sales                                                        745                         809                         827
    Operations                                                   624                         631                         421

(A) Data per $1,000 invested is presented as of December 31, 2002. See Table V and Notes thereto regarding sales and disposals of properties.

                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES

Table V presents information on the results of the sale or disposals of properties in programs with investment objectives similar to ours during the three years ended December 31, 2002. Since January 1, 2000, programs sponsored by affiliates of our advisor had five sales transactions. The table provides certain information to evaluate property performance over the holding period such as:

     - Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;
     -    Cash invested in properties;
     - Cash flow (deficiency) generated by the property; - Taxable gain (ordinary and total); and - Terms of notes received at sale.

The entities listed in Table V are Inland's Monthly Income Fund, L.P. and IREC.

     -    Inland Real Estate Corporation - offering terminated in 1999.

                      SALES OR DISPOSALS OF PROPERTIES (A)

                                 (000'S OMITTED)

                                                                                      Selling        Mortgage      Secured
                                                                   Cash Received,    Commissions        at          Notes
                                              Date      Date of    net of Closing  Paid or Payable    Time of     Received
                                            Acquired     Sale        Costs(B)        to Inland        Sale        at Sale
---------------------------------------------------------------------------------------------------------------------------
Monthly Income Fund I - McHenry Plaza       10/19/87    07/19/00        3,249             69                0          0
Monthly Income Fund I - Rantoul Walmart     08/05/88    11/17/00        1,715             83              985          0
IREC - Lincoln Park Place                   01/24/97    04/17/01        1,314              0            1,050          0
IREC - Antioch Plaza                           12/95    03/28/02          943              0              875          0
IREC - Shorecrest Plaza                        07/97    06/12/02        3,107              0            2,989          0

                                             Adjust
                                            Resulting                                Partnership
                                              from        Net         Original         Capital
                                           Application  Selling       Mortgage        Invested
                                             of GAAP     Price       Financing           (C)           Total
--------------------------------------------------------------------------------------------------------------
Monthly Income Fund I - McHenry Plaza           0          3,180            0             1,967          1,967
Monthly Income Fund I - Rantoul Walmart         0          2,617            0             2,656          2,656
IREC - Lincoln Park Place                       0          2,364            0             1,897          1,897
IREC - Antioch Plaza                            0          1,818          875               753          1,628
IREC - Shorecrest Plaza                         0          6,085        2,978             2,947          5,925

                                            Excess (deficiency)      Amount of
                                                of property          subsidies
                                              operating cash        included in     Total Taxable
                                            receipts over cash     operating cash    Gain (loss)     Ordinary Income     Capital
                                             expenditures (D)         receipts        from Sale          from Sale      Gain (loss)
-----------------------------------------------------------------------------------------------------------------------------------
Monthly Income Fund I - McHenry Plaza               1,092                0                 374              0                 374
Monthly Income Fund I - Rantoul Walmart             2,534                0                 787              0                 787
IREC - Lincoln Park Place                             218                0                 467              0                 467
IREC - Antioch Plaza                                  130                0                   0(E)           0                   0
IREC - Shorecrest Plaza                             1,556                0                   0(E)           0                   0

                        SALES OR DISPOSALS OF PROPERTIES

                                NOTES TO TABLE V

(A) The table includes all sales of properties by the programs with investment objectives similar to ours during the three years ended December 31, 2002. All sales have been made to parties unaffiliated with the partnerships.

(B) Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

(C) Amounts represent the dollar amount raised from the offerings, less sales commissions and other offering expenses plus additional costs incurred on the development of the land parcels.

(D) Represents "Cash Available (Deficiency) from Operations (including subsidies)" as adjusted for applicable "Fixed Asset Additions" through the year of sale.

(E) For tax purposes, this sale qualified as part of a tax-deferred exchange. As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction.

                                   APPENDIX B

                           DIVIDEND REINVESTMENT PLAN

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                        DISTRIBUTION REINVESTMENT PROGRAM

     Inland Western Retail Real Estate Trust, Inc., a Maryland corporation (the "Company"), pursuant to its Articles of Incorporation (the "Articles") has adopted a Distribution Reinvestment Program (the "DRP"), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company's Prospectus dated ____________ (as the same may be supplemented or modified from time to time) unless otherwise defined herein.

     i. Distributions. As agent for the Stockholders who purchase Shares from the Company pursuant to the prospectus dated ___________ (the "Offering") and elect to participate in the DRP (the "Participants"), the Company will apply all distributions, paid with respect to the Shares held by each Participant (the "Distributions"), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for said Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant's state of residence. Neither the Company nor its Affiliates will receive a fee for selling Shares under the DRP.

     ii. Procedure for Participation. Any Stockholder who purchases Shares pursuant to the Company's Offering may elect to become a Participant by completing and executing the Subscription Agreement or other appropriate authorization form as may be available from the Company, the Dealer Manager or the Soliciting Dealer. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant's subscription or authorization. Shares will be purchased under the DRP on the record date for the Distribution used to purchase the Shares. Distributions for Shares acquired under the DRP will be paid at the same time as Distributions are paid on Shares purchased outside the DRP and are calculated with a daily record and Distribution declaration date. Each Participant agrees that if, at any time prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

     iii. Purchase of Shares. Participants will acquire Shares from the Company at a fixed price of $10.00 per Share until the first to occur of (i) the termination of the Offering, or (ii) the public offering price per Share in the Offering is increased above $10.00 per share. Thereafter, Participants will acquire Shares from the Company at a price equal to 95% of the Market Price of a Share on the date of purchase until such time as the Company's Shares are listed on a national stock exchange or included for quotation on a national market system. In the event of such listing or inclusion, Shares purchased by the Company for the DRP will be purchased on such exchange or market, at the prevailing market price, and will be sold to Stockholders at such price. The discount per Share is never intended to exceed 5% of the current Market Price of a Share on the date of purchase. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit or other Share ownership restrictions imposed by the Articles.

     It is possible that a secondary market will develop for the Shares, and that the Shares may be bought and sold on the secondary market at prices lower or higher than the $10.00 per Share price which will be paid under the DRP.

     The Company shall endeavor to acquire Shares on behalf of Participants at the lowest price then available. However, the Company does not guarantee or warrant that the Participant will be acquiring Shares at the lowest possible price.

         If the Company's Shares are listed on a national stock exchange or included for quotation on a national market system, the reservation of any Shares from the Offering for issuance under the DRP, which have not been issued as of the date of such listing or inclusion, will be canceled, and such Shares will continue to have the status of authorized but unissued Shares. Those unissued Shares will not be issued unless they are first registered with the Securities and Exchange Commission (the "Commission") under the Act and under appropriate state securities laws or are otherwise issued in compliance with such laws.

     It is understood that reinvestment of Distributions does not relieve a Participant of any income tax liability which may be payable on the Distributions.

     iv. Share Certificates. Within 90 days after the end of the Company's fiscal year, the Company will issue certificates evidencing ownership of Shares purchased through the DRP during the prior fiscal year. The ownership of the Shares will be in book-entry form prior to the issuance of such certificates.

     v. Reports. Within 90 days after the end of the Company's fiscal year, the Company will provide each Participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions received during the prior fiscal year. The individualized statement to Stockholders will include receipts and purchases relating to each Participant's participation in the DRP including the tax consequences relative thereto.

     vi. Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty, by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant terminates DRP participation, the Company will provide the terminating Participant with a certificate evidencing the whole shares in his or her account and a check for the cash value of any fractional share in such account. Upon termination of DRP participation, Distributions will be distributed to the Stockholder in cash.

     vii. Amendment or Termination of DRP by the Company. The Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the DRP for any reason upon 30 days' written notice to the Participants.

     viii. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant's account. To the extent that indemnification may apply to liabilities arising under the Act or the securities laws of a state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

     ix. Governing Law. This DRP shall be governed by the laws of the State of Maryland.

                                   APPENDIX C

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

     INSTRUCTIONS TO SUBSCRIBERS. Any person desiring to subscribe for our common shares carefully read and review the Prospectus, as supplemented to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page which follows these instructions. Follow the appropriate instruction listed below for the items indicated. Please print in ballpoint pen or type the information.

  MAKE CHECK           PLEASE MAIL THE GREEN COPY, THE PINK COPY, AND YOUR CHECK MADE PAYABLE TO "LBNA/ESCROW AGENT FOR
  PAYABLE TO:          IWRRET" TO:  Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523, Attn:
                       Investor Services.  Please use ballpoint pen or type the information.  If you have questions, please call 800-826-8228.

                       FOR CUSTODIAL ACCOUNTS CHECKS SHOULD BE MADE PAYABLE TO THE CUSTODIAN AND SENT ALONG WITH THIS
                       FORM DIRECTLY TO CUSTODIAN.

  INVESTMENT           Item 1(a) - Enter the number of shares to be purchased and the dollars and cents amount of the
      A                purchase.  Minimum purchase 300 shares ($3,000).  Qualified Plans 100 shares ($1,000).  (Iowa requires 300 shares ($3,000) for IRA accounts; Minnesota
                       requires 200 shares ($2,000) for IRA and qualified
                       accounts).

                       Check the box to indicate whether this is an initial or an additional investment. The "Additional
                       Investment" box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. COMPLETED SUBSCRIPTION AGREEMENT IS REQUIRED FOR
                       EACH INITIAL AND ADDITIONAL INVESTMENT.

                       Item 1(b) - Deferred Commission Option: Please check the box if you have agreed with your
                       Soliciting Dealer to elect the Deferred Commission Option, as described in the prospectus, as supplemented to date. By electing the Deferred Commission Option, you are required to pay only
                       $9.40 per share purchased upon subscription. For the next six years, following the year of subscription, you will have a sales commission of $0.10 per share deducted from and paid out of cash distributions otherwise distributable to you. Election of the Deferred Commission Option
                       shall authorize the Company to withhold such amounts from case distributions otherwise payable to you and to pay them as described in the "Plan of Distribution-Deferred Commission Option" section of the prospectus, as supplemented to date.

  REGISTRATION         Item 2 - Enter the exact name in which the shares are to be held.  For co-owners, enter the names of
  INFORMATION          all owners.  For investments by qualified plans, include the exact name of the plan.  For
       B               investments by qualified plans, enter the name of the custodian or trustee on the first line and
                       FBO the name of the investor on the second line. IF THIS IS AN ADDITIONAL PURCHASE BY A QUALIFIED
                       PLAN, PLEASE USE THE SAME EXACT PLAN NAME AS PREVIOUSLY USED.

                       Item 3 - Enter mailing address, state of residence and telephone number of owner. For qualified investments, please enter mailing address of custodian or trustee.

                       Item 4 - Enter the residence address if different than the mailing address. For qualified investments, please enter the residence address of the investor.

                       Item 5 - Enter birth date(s) or date of incorporation.

                       Item 6 - Check the appropriate box. If the owner is a non-resident alien, he must apply to the
                       United States Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available.

                       Item 7 - Check this box if the owner is an employee of Inland or an individual who has been continuously affiliated with Inland as an independent contractor.

                       Item 8 - Enter the Social Security number or Taxpayer I.D. number. The owner is certifying that this number is correct. For qualified investments please enter both the investor's social security number (for identification purposes) and the custodian or trustee's Taxpayer I.D. number
                       (for tax purposes).

   TYPE OF             Item 9 - Check the appropriate box to indicate the type of entity which is subscribing. If this
  OWNERSHIP            is an additional purchase, this should be completed exactly the same as previous investment. If
      C                the subscriber is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code. If you check the Individual
                       Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the "TOD"
                       box and you must fill out the Transfer on Death Form in order to effect the designation.

  DISTRIBUTION         Item 10 - Check the appropriate box to indicate distribution options.
    OPTIONS
       D               Item 10(a) - Check if you desire distributions to be mailed to address of record in Section B, Item 2 above.

                       Item 10(b) - Check if you desire to participate in Distribution Reinvestment Program.

                       Item 10(c) - If owner desires direct deposit of his/her/their cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, please check preferred option; Mail or Electronic Funds Transfer (EFT) and complete the information needed.
                       For EFT, please enclose a voided check and provide the Bank ABA number in addition to the account number.

  SIGNATURE            Item 11 - The Subscription Agreement/Signature Page MUST BE EXECUTED by the
                       owner(s), and if applicable, E the trustee or custodian.

 BROKER/DEALER         Item 12 - Enter the name of the broker/dealer and the name of the Registered Representative, along with the
   REGISTERED          street address, city, state, zip code, telephone number, fax and e-mail of the Registered Representative.
  REPRESENTATIVE       By executing the Subscription Agreement/Signature Page, the Registered Representative
                       substantiates compliance with the conduct rules of the NASD, by certifying that the Registered
                       Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the
                       Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature)
                       should sign where provided.

                       Item 12(a) - Check the box to indicate whether the broker-dealer agrees to the Deferred
                       Compensation Option if the subscriber has elected the Deferred Commission Option; the broker-dealer must sign to acknowledge that agreement.

                       Item 12(b) - Check the box to indicate whether the Registered Representative chooses to purchase common stock net of selling commissions.

   REGISTERED          Item 13 - Check the box to indicate whether its subscription was solicited or recommended by an investment
INVESTMENT ADVISOR     advisor/broker-dealer whose agreement with the subscriber includes a fixed or  "wrap" fee feature for
     (RIA)             advisory and related brokerage services, and, accordingly, may not charge the regular selling
       G               commission. That box must be checked in order for such subscribers to purchase shares net of the selling commissions.

  SUBMISSION OF        The properly completed and executed Green and Pink copies of the  Subscription Agreement/Signature Page
  SUBSCRIPTION         together with a CHECK MADE PAYABLE TO "LBNA/ESCROW AGENT FOR IWRRET" should be returned to the owner's Registered Representative or the offices of Inland Securities Corporation, 2901
                       Butterfield Road, Oak Brook, Illinois 60523. FOR CUSTODIAL ACCOUNTS CHECKS SHOULD BE MADE PAYABLE
                       TO THE CUSTODIAN AND SENT ALONG WITH THIS FORM DIRECTLY TO CUSTODIAN.

NOTE: If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person's name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDING ANY FUNDS FOR INVESTMENT IN SHARES.

CALIFORNIA INVESTORS

All Certificates representing shares which are sold in the State of California will bear the following legend conditions. IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

Any subscriber seeking to purchase shares pursuant to a discount offered by the Company must submit such request in writing and set forth the basis for the request. Any such request will be subject to verification by the Company.

Lack of Liquidity: There is no current market for the shares and the investors may not be able to sell the securities.

[LOGO]

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
         2901 BUTTERFIELD ROAD, OAK BROOK, ILLINOIS 60523 ~ 800.826.8228 SUBSCRIPTION AGREEMENT/SIGNATURE PAGE FOR PROSPECTUS DATED ______________
             PLEASE READ THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE
                  AND THE TERMS AND CONDITIONS BEFORE SIGNING.
               SUBSCRIBER MUST READ THE SUBSCRIPTION INSTRUCTIONS.

                                 A - INVESTMENT

(1)a This subscription is in the amount of $_________________ for the purchase of ________________ shares of Inland Western Retail Real Estate Trust, Inc. at $10 per share. Minimum initial investment: 300 shares (100 shares for IRA, Keogh and qualified plan accounts-Iowa requires 300 Shares for IRA accounts; Minnesota requires 200 shares for IRA and qualified plan accounts).
     THIS IS AN: / / INITIAL INVESTMENT / / ADDITIONAL INVESTMENT A completed Subscription Agreement is required for each initial and additional investment.
(1)b / / CHECK THE BOX TO ELECT THE DEFERRED COMMISSION OPTION.(This election must be agreed to by the broker/dealer listed on the following page)
(1)c / / REGISTERED REPRESENTATIVE NAV PURCHASE

                              B - TYPE OF OWNERSHIP

                             NON-CUSTODIAL OWNERSHIP

               MAKE CHECK PAYABLE TO: LBNA/ESCROW AGENT FOR IWRRET

(2)a / / INDIVIDUAL OWNERSHIP - one signature required
     / / TOD (FILL OUT TOD FORM TO EFFECT DESIGNATION)
     / / JOINT TENANTS WITH RIGHT OF SURVIVORSHIP - all parties must sign / / COMMUNITY PROPERTY - all parties must sign
     / / TENANTS IN COMMON - all parties must sign
     / / TENANTS BY THE ENTIRETY - all parties must sign
     / / CORPORATE OWNERSHIP - authorized signature required
     / / PARTNERSHIP OWNERSHIP - authorized signature required
     / / LLC OWNERSHIP - authorized signature required
     / / UNIFORM GIFTS TO MINORS ACT - custodian signature required

         STATE OF ________________ A CUSTODIAN FOR___________________________

     / / PENSION OR PROFIT SHARING PLAN - trustee signature(s) required
         / / TAXABLE / / EXEMPT UNDER Section 501A

         NAME OF TRUSTEE OR OTHER ADMINISTRATOR______________________________

         ____________________________________________________________________

     / / TRUST _ trustee or grantor signature(s) required
         / / TAXABLE / / GRANTOR A OR B  DATE TRUST ESTABLISHED _____________

         NAME OF TRUSTEE OR OTHER ADMINISTRATOR______________________________

         ____________________________________________________________________

     / / ESTATE - personal representative signature required

     / / OTHER (SPECIFY) ____________________________________________________


                               CUSTODIAL OWNERSHIP

     MAKE CHECK PAYABLE TO THE CUSTODIAN LISTED BELOW AND SEND ALL PAPERWORK DIRECTLY TO THE CUSTODIAN

(2)a / / TRADITIONAL IRA - custodian signature required
     / / ROTH IRA - custodian signature required
     / / KEOGH - trustee signature required
     / / SIMPLIFIED EMPLOYEE PENSION/TRUST (S.E.P.) - trustee signature required / / PENSION OR PROFIT SHARING PLAN - custodian signature required
         / / TAXABLE / / EXEMPT UNDER Section 501A
         NAME OF TRUSTEE OR OTHER ADMINISTRATOR______________________________

         ____________________________________________________________________

     / / OTHER (SPECIFY) ____________________________________________________

(2)b

    -------------------------------------------------------------------------
         NAME OF CUSTODIAN OR TRUSTEE


    -------------------------------------------------------------------------
         MAILING ADDRESS


    -------------------------------------------------------------------------
         CITY,STATE, ZIP

(2)c CUSTODIANINFORMATION TO BE COMPLETED BY CUSTODIAN LISTED ABOVE

     CUSTODIAN TAX ID #   ____-_____________________

     CUSTODIAL ACCOUNT #  _____________________________________

     CUSTODIAN TELEPHONE  ____-________-________________


                           C - SUBSCRIBER INFORMATION

(3)  SUBSCRIBER
     / / Mr. / / Mrs. / / Ms.  _________________________________________________

     CO-SUBSCRIBER
     / / Mr. / / Mrs. / / Ms.  _________________________________________________

(4)  MAILING ADDRESS           _________________________________________________

     CITY, STATE & ZIP CODE    _________________________________________________

(5)  RESIDENCE ADDRESS
     (if different from above) _________________________________________________
     CITY, STATE & ZIP CODE
                               _________________________________________________

(6)  HOME TELEPHONE            ____-____-_____

     BUSINESS TELEPHONE        ____-____-_____

     EMAIL ADDRESS             _________________________________________________

(7)  BIRTH DATE/DATE
     OF INCORPORATION          ____/_____/_______ MM/DD/YYYY

     CO-SUBSCRIBER BIRTH
     DATE                      ____/_____/_______ MM/DD/YYYY

(8)  SOCIAL SECURITY #         ____-____-_____

     CO-SUBSCRIBER SOCIAL
     SECURITY #                ____-____-_____

     TAX ID #                  ____-__________

(9)  PLEASE INDICATE CITIZENSHIP STATUS
     / / U.S. CITIZEN   / / RESIDENT ALIEN  / / NON-RESIDENT ALIEN

(10) / / EMPLOYEE OR AFFILIATE

                            D - DISTRIBUTION OPTIONS

                 DISTRIBUTION OPTIONS FOR NON_CUSTODIAL ACCOUNTS
(11)a/ / MAIL TO ADDRESS OF RECORD

(11)b/ / DISTRIBUTION REINVESTMENT PROGRAM: Subscriber elects to participate in the Distribution Reinvestment Program described in the Prospectus.
(11)c/ / DISTRIBUTIONS DIRECTED TO:
         / / VIA MAIL COMPLETE INFORMATION BELOW.
         / / VIA ELECTRONIC DEPOSIT (ACH) COMPLETE INFORMATION BELOW. See ACH language on page 2 of the instructions. MUST ENCLOSE VOIDED CHECK / / CHECKING / / SAVINGS


     -------------------------------------------------------------------------
         NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL


     -------------------------------------------------------------------------
         MAILING ADDRESS


     -------------------------------------------------------------------------
         CITY, STATE, ZIP

     ----------------------------    ----------------------------------------
     BANK ABA # (FOR ACH ONLY)           ACCOUNT NUMBER-MUST BE FILLED IN
     MUST ENCLOSE VOIDED CHECK

                   DISTRIBUTION OPTIONS FOR CUSTODIAL ACCOUNTS

(12)a/ / MAIL TO CUSTODIAL ACCOUNT
(12)b/ / DISTRIBUTION REINVESTMENT PROGRAM: Subscriber elects to participate in the Distribution Reinvestment Program described in the Prospectus.


                                  E - SIGNATURE

(13) THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that he is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified him that he is no longer subject to backup withholding.
     The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor's behalf) the following:
     (a) acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the COMPANY RELATING TO THE SHARES, WHEREIN THE TERMS AND CONDITIONS OF THE OFFERING OF THE SHARES ARE DESCRIBED, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company. (Does not apply to Minnesota residents.)
     (b) represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $45,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000 or such higher suitability as may be required by certain states and set forth on page 2 hereof; IN THE CASE OF SALES TO FIDUCIARY ACCOUNTS, THE SUITABILITY STANDARDS MUST BE MET BY THE BENEFICIARY, THE FIDUCIARY ACCOUNT OR BY THE DONOR OR GRANTOR WHO DIRECTLY OR INDIRECTLY SUPPLIES THE FUNDS FOR THE PURCHASE OF THE SHARES.
     (c) represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
     (d) acknowledges that the shares are not liquid; (not required for Minnesota or Maine residents) (e) if an Affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale.

X
----------------------------------------   ----------------------------------
SIGNATURE -- REGISTERED OWNER              DATE

X                                          X
----------------------------------------   ----------------------------------
SIGNATURE -- CO-OWNER (IF APPLICABLE)      AUTHORIZED SIGNATURE (CUSTODIAN OR
                                           TRUSTEE IF APPLICABLE)

   A SALE OF THE SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS
             AFTER THE DATE THE SUBSCRIBER RECEIVES THE PROSPECTUS.


                   F - BROKER/DEALER-REGISTERED REPRESENTATIVE

(14) BROKER/DEALER DATA--COMPLETED BY SELLING REGISTERED REPRESENTATIVE (PLEASE USE REP'S ADDRESS--NOT HOME OFFICE)

     NAME OF REGISTERED
     REPRESENTATIVE
     / / Mr. / / Mrs. / / Ms.
                                 ___________________________________________

     MAILING ADDRESS             ___________________________________________

     CITY, STATE
     & ZIP CODE                  ___________________________________________

     BROKER/DEALER
     NAME                        ___________________________________________

     HOME OFFICE
     MAILING ADDRESS             ___________________________________________

     CITY, STATE &
     ZIP CODE                    ___________________________________________

     B/D CLIENT                  #
     ACCOUNT NUMBER              ___________________________________________

     B/D REP ID NUMBER           #
                                 ___________________________

____-____-________
REGISTERED REPRESENTATIVE'S TELEPHONE
HAVE YOU CHANGED BROKER/DEALERS? / / YES / / NO

---------------------------------------------
REGISTERED REPRESENTATIVE'S E-MAIL

X
---------------------------------------------
SIGNATURE - REGISTERED REPRESENTATIVE

X
---------------------------------------------
SIGNATURE - BROKER/DEALER (IF APPLICABLE)

(14)a/ / DEFERRED COMMISSION OPTION: Requires broker/dealer signature:

(14)b/ / REGISTERED REPRESENTATIVE NAV PURCHASE


                     G - REGISTERED INVESTMENT ADVISOR (RIA)

(15) REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS. ?CHECK ONLY IF investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

                      SUBSCRIPTION AGREEMENT/SIGNATURE PAGE

     Certain states have imposed special financial suitability standards for subscribers who purchase shares.

     If the subscriber is a resident of Maine, the subscriber must have either:
(i) a minimum net worth (excluding home, home furnishings and automobiles) of $200,000; or (ii) a minimum annual gross income of $50,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $50,000.

     If the subscriber is a resident of Arizona, California, Iowa, Massachusetts, Michigan, Missouri, Oregon or Tennessee, the subscriber must have either: (i) a minimum net worth (excluding home, home furnishings and automobiles) of $225,000; or (ii) a minimum annual gross income of $60,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $60,000.

     In addition, if the subscriber is a resident of Kansas, Missouri, Ohio or Pennsylvania, the investment may not exceed 10% of the investor's liquid net worth.

     We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum amount specified in the prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in this Subscription Agreement, "Inland" refers to the Inland Group, Inc. and its affiliates. This Subscription Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Illinois.

     By executing this Subscription Agreement, the subscriber is not waiving any rights under the federal securities laws.

EFT LANGUAGE

I (we) hereby authorize Inland Western Retail Real Estate Trust, Inc. ("Company") to deposit distributions from (our) interest in stock of the Company into the account listed in Section D of Subscription Agreement at the financial institution indicated in Section D of Subscription Agreement. I further authorize the Company to debit my account noted in Section D of Subscription Agreement in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions that I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until Company has sent me written notice of termination of this authorization.

                                   APPENDIX D

[LOGO]

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                         TRANSFER ON DEATH FORM (T.O.D.)
                THIS FORM IS NOTVALID FOR TRUST OR IRA ACCOUNTS.

                                                       Please mail this form to:
                                                  Inland Securities Corporation,
Use this form to designate a                             Attn: Investor Services
T.O.D. beneficiary (ies)                                  2901 Butterfield Road,
                                                       Oak Brook, Illinois 60523
                                                                    800.826.8228


                            A - INVESTOR INFORMATION

1.  Name of registered owner(s), exactly as   3.  Daytime phone number:
    name(s) appear(s) on
    stock certificate or subscription
    agreement:

    ______________________________________        ___-____-_______

    ______________________________________

2.  Social Security number(s)                 4.  State of Residence:
    of registered owner(s):

    ___-____-_______      ___-____-_______        ______________________________
                                                  Not accepted from residents of
                                                  Louisiana, New York or
                                                  North Carolina


                        B - TRANSFER ON DEATH DESIGNATION

I authorize Inland Western Retail Real Estate Trust, Inc. to register all of my shares of its common stock in beneficiary form, assigning ownership on my death to my beneficiary(ies). I understand that if more than one beneficiary is listed, percentages for each must be designated. If percentages are not designated, the shares will be divided equally. Percentages must equal 100%. Additional beneficiaries may be listed on a separate page.

1.   Name of Primary Beneficiary:

     ________________________________________

2.   Social Security Number: ___-____-_______

     OR Tax Identification Number: ___-___________

3.   Percentage:             ______%


1.   Name of Primary Beneficiary:

     ________________________________________

2.   Social Security Number: ___-____-_______

     OR Tax Identification Number: ___-___________

3.   Percentage:             ______%


1.   Name of Primary Beneficiary:

     ________________________________________

2.   Social Security Number: ___-____-_______

     OR Tax Identification Number: ___-___________

3.   Percentage:             ______%


1.   Name of Primary Beneficiary:

     ________________________________________

2.   Social Security Number: ___-____-_______

     OR Tax Identification Number: ___-___________

3.   Percentage:             ______%


                                  C - SIGNATURE

By signing below, I (we) authorize Inland Western Retail Real Estate Trust, Inc. to register all of my (our) shares of its common stock in T.O.D. form. The designation(s) will be effective on the date of receipt. Accordingly, I (we) hereby revoke any beneficiary designation(s) made previously with respect to my
(our) Inland shares. I (we) have reviewed the information set forth below. I
(we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless Inland Western Retail Real Estate Trust, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, officers and employees, from and against any and all claims, liability, damages, actions and expenses arising directly or indirectly out of or resulting from the transfer of my (our) shares in accordance with this T.O.D. designation.

I (we) further understand that Inland Western Retail Real Estate Trust, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that the T.O.D. designation is consistent with my (our) estate and tax planning. Sign exactly as the name(s) appear(s) on the stock certificate or subscription agreement. All registered owners must sign. THIS AUTHORIZATION FORM IS SUBJECT TO THE ACCEPTANCE OF INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

X                                            X
 ---------------------------------            ---------------------------------
Signature                     Date            Signature                    Date


                          TRANSFER ON DEATH INFORMATION

- A Transfer on Death (T.O.D.) designation transfers ownership of shares to the registered owner`s beneficiary(ies) upon death; provided that Inland Western Retail Real Estate Trust, Inc. receives proof of death and other documentation it deems necessary or appropriate.
-    Until the death of the account owner(s), the T.O.D. beneficiary(ies) has
     (have) no present interest in, or authority over, the T.O.D. account.
- A T.O.D. designation will be accepted only where (1) shares are owned by a natural person and registered in that individual's name or (2) by two or more natural persons as joint tenants with rights of survivorship.
- Accounts registered to trusts, corporations, charities, and other such entities may not declare a T.O.D. designation because they are considered perpetual. These entities, however, may be listed as a beneficiary on a T.O.D. for accounts registered to a natural person.
- A T.O.D. designation made by joint tenants with rights of survivorship does not take effect until the last of all multiple owners dies. The surviving owners may revoke or change the T.O.D. designation at any time.
- If the beneficiary(ies) does (do) not survive the registered owner(s), the shares will be treated as belonging to the decedent's estate.
-    A minor may not be named as a beneficiary.
- A T.O.D. designation will not be accepted from residents of Louisiana, New York or North Carolina.
- A T.O.D. designation and all rights related thereto shall be governed by the laws of the state of Illinois.
- A T.O.D. designation may be voided at any time by Inland Western Retail Real Estate Trust, Inc., in its sole discretion, if there is any doubt as to the validity or effectiveness of a T.O.D. designation.

                                   APPENDIX E1

                               LETTER OF DIRECTION

_________________, 2003

Inland Real Estate Investment Corporation
2901 Butterfield Road
Oak Brook, Illinois 60523

RE:      Registered Investment Advisory Fees
         Account No. ______________ ("Account")

You are hereby instructed and authorized by me to deduct advisory fees payable to ________________, my registered investment advisor, in the following amount from my Account, and to pay such amount by wire transfer in immediately available funds to my registered investment advisor, upon each distribution by Inland Western Retail Real Estate Trust, Inc. (the "Company") on my Account, as payment for my registered investment advisor's advisory fees (select only one).

         (1)      $________________; OR

         (2) _______________% Annual Fee (calculated on a monthly basis) of the Asset Value to be paid by the Company on my Account.

I understand and acknowledge that any and all advisory fees payable to my registered investment advisor are my sole responsibility and you are paying the amounts directed by me as an accommodation.

This letter shall serve as an irrevocable instruction to you to pay such advisory fees from my Account until such time as I provide you with written notice of my election to revoke this instruction.

Sincerely,

                                      E1-1

                                   APPENDIX E2

                              NOTICE OF REVOCATION


__________________, 20__

Inland Real Estate Investment Corporation
2901 Butterfield Road
Oak Brook, Illinois 60523

RE:      Revocation of Instruction
         Account No. _________ ("Account")

This letter shall serve as notice to you of my revocation of my instruction to you to deduct advisory fees from my Account any pay such fees directly to _________________, my registered investment advisor, pursuant to my letter to you dated _____________.

I hereby instruct you to cease any and all future deductions from my Account for the purpose of such advisory fee payments. I understand and acknowledge that this revocation will be effective within one business day of receipt by you.

Sincerely,


                                      E2-1

                                   APPENDIX F

                              PRIVACY POLICY NOTICE

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                                 PRIVACY POLICY

OUR COMMITMENT TO PROTECTING YOUR PRIVACY. We consider customer privacy to be fundamental to our relationship with our shareholders. In the course of servicing your account, we collect personal information about you ("NONPUBLIC PERSONAL information"). We collect this information to know who you are so that we can provide you with products and services that meet your particular financial and investing needs, and to meet our obligations under the laws and regulations that govern us.

Throughout our history we have been, and we remain, committed to maintaining the confidentiality, integrity and security of our shareholders' personal information. It is our policy to respect the privacy of our current and former shareholders and to protect the personal information entrusted to us. This Privacy Policy (the "POLICY") describes the standards we follow for handling your personal information, with the dual goals of meeting your financial needs while respecting your privacy.

This Policy applies to the Inland family of companies, which includes Inland Western Retail Real Estate Trust, Inc.

1.   Information We May Collect

We may collect nonpublic personal information about you from three sources:

       - Information on applications, subscription agreements or other forms. This category may include your name, address, tax identification number, age, marital status, number of dependents, assets, debts, income, employment history, beneficiary information and personal bank account information.

       - Information about your transactions with us, our affiliates and others such as: the types of products you purchase, your account balances, margin loan history and payment history.

       - Information obtained from others, such as from consumer credit reporting agencies. This may include information about your creditworthiness, financial circumstances and credit history, including any bankruptcies and foreclosures.

2.   Persons to Whom We May Disclose Information

We may disclose all three types of nonpublic personal information about you to the unaffiliated third parties and in the circumstances described below, as permitted by applicable laws and regulations.

       - Companies with whom we have contracted to provide account-related services, such as statement preparation, execution services, custodial services, and report preparation. (Every contract with each of these service providers prohibits the service provider from disclosing or using your nonpublic personal information for any purpose except to provide the service for which we have contracted.)

       - Our lawyers, accountants, auditors, regulators, advisors, and quality-control consultants.

       - If we suspect fraud.

       - To protect the security of our records, Web site and telephone customer service center.

       - Information you have authorized us to disclose.

3.   Protecting Your Information

Our employees are required to follow the procedures we have developed to protect the integrity of your information. These procedures include:

       - Restricting physical and other access to your nonpublic personal information to persons with a legitimate business need to know the information in order to service your account.

       - Contractually obligating third parties doing business with us to comply with all applicable privacy and security laws.

       - Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving from you information only you should know.

       - Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.

4.   Former Customers

We treat information concerning our former customers the same way we treat information about our current customers.

5.   Keeping You Informed

We will send you a copy of this Policy annually. We will also send you all changes to this Policy as they occur. You have the right to "opt out" of this policy by notifying us in writing.

QUESTIONS? If you have any questions about this Policy, please do not hesitate to call Roberta Matlin at 630-218-8000.

                            Up to 270,000,000 shares

                  Inland Western Retail Real Estate Trust, Inc.

                                  Common Stock

                                   ----------

                                   PROSPECTUS

                                   ----------

                                __________, 2003

                          INLAND SECURITIES CORPORATION

     You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Inland Western Retail Real Estate Trust, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

     Until             , 2003 (40 days after the date of this prospectus), all
dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as soliciting dealers with respect to their unsold allotments or subscriptions.

ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                                                                                             Maximum          Minimum
Securities and Exchange Commission registration fee...............................      $    217,621     $      1,334
NASD filing fee...................................................................            30,500              187
Printing and mailing expenses.....................................................         3,500,000           21,452
Blue Sky fees and expenses........................................................           136,000              834
Legal fees and expenses...........................................................           650,000            3,984
Accounting fees and expenses......................................................           650,000            3,984
Advertising and sales literature..................................................         5,000,000           30,645
Due diligence.....................................................................         3,000,000           18,387
Transfer agent fees...............................................................           800,000            4,903
Data processing fees..............................................................           500,000            3,065
Bank fees and other administrative expenses.......................................           200,000            1,225

  Total...........................................................................      $ 17,684,121     $     90,000
                                                                                        ------------     ------------

ITEM 32.  SALES TO SPECIAL PARTIES.

          Our employees and associates and those of our affiliates are permitted to purchase shares net of sales commissions and the marketing contribution and due diligence expense allowance fee or for $8.95 per share.

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES.

          As of March 5, 2003, the Company has sold the following securities for the following aggregate offering prices: In March 2003, Inland Western Retail Real Estate Advisory Services, Inc., the advisor, purchased from us 20,000 shares for $10 per share, for an aggregate purchase price of $200,000 in connection with our organization. No sales commissions or other consideration was paid in connection with such sales. The sales were consummated without registration under the Act in reliance upon Rule 506 of Regulation D and the exemption from registration in Section 4(2) of the Securities Act as transactions not involving any public offering.

          Options to purchase an aggregate of 9,000 shares at an exercise price of $8.95 per share have been granted to the Independent Directors pursuant to the Independent Director Stock Option Plan (options to purchase 3,000 shares as to each of the three independent directors plus options for 1,500 shares each on the date of the first annual meeting). None of such options have been exercised. Therefore, no shares have been issued in connection with such options.

ITEM 34.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Article XV of the Company's articles of incorporation provides as follows:

Section 3.     Indemnification

          (a) Subject to paragraphs (b), (c) and (d) of this Section 3, the Company shall, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the Maryland General Corporation Law, indemnify and pay, advance, or reimburse reasonable expenses to any Director, officer, employee and agent of the Company and the Advisor and its Affiliates (each an "Indemnified Party").

          (b) As long as the Company qualifies as a REIT, it shall not indemnify nor pay, advance or reimburse expenses to an Indemnified Party unless: (i) Directors have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the Company; (iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party except that in the event the Indemnified Party is or was an Independent Director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of the Net Assets of the Company and not from the Stockholders.

          (c) As long as the Company qualifies as a REIT and notwithstanding anything to the contrary in Section 3(b) of this Article XV, the Company shall not indemnify a Director, officer, employee or agent of the Company or the Advisor or its Affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission (the "Commission") and the published opinions of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

          (d) The Company may advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Section 2-418 of the Maryland General Corporation Law, and, as long as the Company qualifies as a REIT, only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party for or on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and
(iii) the Indemnified Party receiving such advances undertakes in writing to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

          (e) The Company shall have the power to purchase and maintain insurance or provide similar protection on behalf of an Indemnified Party against any liability asserted which was incurred in any such capacity with the Company or arising out of such status; provided, however, that the Company shall not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under these articles of incorporation. Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws. The Company shall also have power to enter into any contract for indemnity and advancement of expenses with a Director, officer, employee or agent to such further extent consistent with law.

          Our articles of incorporation authorize and direct us to indemnify, and pay or reimburse reasonable expenses to, any director, officer, employee or agent we employ to the fullest extent provided by Maryland law. The Maryland General Corporation Law provides that a Maryland corporation may indemnify a director, officer, employee or agent made a party to any proceeding by reason of service in that capacity unless it has been established that (1) the act or omission was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; or (2) the individual actually received an improper personal benefit in money, property, or services; or (3) in the case of a criminal proceeding, the individual had reasonable cause to believe that the act or omission was unlawful.

          The Bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the articles of incorporation or the bylaws will apply to or affect, in any respect, the Indemnitee's right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.

          To the extent that the indemnification may apply to liabilities arising under the Act, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

          We entered into separate indemnification agreements with each of our directors and some of our executive officers. The indemnification agreements require, among other things, that we indemnify the directors and officers to the fullest extent permitted by law, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We must also indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under our Directors' and officers' liability insurance, if any. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the articles of incorporation and the Bylaws, as a contract, it cannot be unilaterally modified by the board or by the stockholders to eliminate the rights it provides.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

         Inapplicable.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements.

         The following financial statements are included as part of the registration statement in the prospectus:

         1.    Inland Western Retail Real Estate Trust, Inc.:

               (a)  Independent Auditors' Report

               (b)  Balance Sheet at June 30, 2003

               (c)  Notes to Balance Sheet at June 30, 2003

         2.    Peoria Station:

               (a)  Independent Auditors' Report


               (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2002 and six months ended June 30, 2003 (unaudited)

               (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2002 and six months ended June 30, 2003 (unaudited)


(b)      Exhibits


EXHIBIT NO.        DESCRIPTION
1.1                Form of Dealer Manager Agreement by and between Inland Western Retail Real Estate Trust,
                   Inc. and Inland Securities Corporation.

1.2                Form of Soliciting Dealers Agreement by and between Inland Securities Corporation and the
                   Soliciting Dealers.

3.1                First Amended and Restated Articles of Incorporation of Inland Western Retail Real Estate
                   Trust, Inc.

3.2*               Bylaws of Inland Western Retail Real Estate Trust, Inc.

4.1*               Specimen Certificate for the Shares.

5*                 Opinion of Duane Morris LLP as to the legality of the Shares being registered.

8*                 Opinion of Duane Morris LLP as to tax matters.

10.1*              Form of Escrow Agreement by and among Inland Western Retail Real Estate Trust, Inc.,
                   Inland Securities Corporation and LaSalle Bank National Association.

10.2*              Form of Advisory Agreement by and between Inland Western Retail Real Estate  Trust, Inc.

                   and Inland Western Retail Real Estate Advisory Services, Inc.

10.3*              Form of Master Management Agreement, including the form of Management Agreement for each
                   Property by and between Inland Western Retail Real Estate Trust, Inc. and Inland Western
                   Property Management Corp.

10.4*              Form of Property Acquisition Service Agreement by and among Inland Western Retail Real
                   Estate Trust, Inc., Inland Western Retail Real Estate Advisory Services, Inc., Inland Real
                   Estate Corporation, Inland Real Estate Advisory Services, Inc., and Inland Real Estate
                   Acquisitions, Inc.

10.5*              Independent Director Stock Option Plan.

10.6*              Indemnification Agreement by and between Inland Western Retail Real Estate Trust, Inc. and its directors and executive officers.

10.7*              Purchase and Sale Agreement (Re: Peoria Station) dated January 31, 2003.

10.8*              Assignment of Purchase and Sale Agreement (Re:  Peoria Station) dated June 3, 2003

10.9               Share Repurchase Plan

23.1               Consent of KPMG LLP dated August 20, 2003.

23.2*              Consent of Duane Morris LLP (included in Exhibit 5).

23.3*              Consent of Duane Morris LLP (included in Exhibit 8).

24*                Power of Attorney (included on signature page to the Registration Statement).


----------
*Previously filed.


ITEM 37. UNDERTAKINGS.

1.   The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The Registrant undertakes to send to each Stockholder at least on an annual basis a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

3. The Registrant undertakes to provide to the Stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Company.

4. The Registrant hereby undertakes to send to the Stockholders, within 60 days after the close of each quarterly fiscal period, the information specified by Form 10-Q, if such report is required to be filed with the Securities and Exchange Commission.

5. The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each Property not identified in the Prospectus at such time as there arises a reasonable probability that such Property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Stockholders. Each sticker supplement should also disclose all compensation and fees received by the Advisor and its Affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements Rule 3-14 of Regulation S-X only for Properties acquired during the distribution period.

         The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Stockholders at least once each quarter after the distribution period of the offering has ended.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions and otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    TABLE VI

                    ACQUISITION OF PROPERTIES BY PROGRAMS (A)

                (000'S OMITTED, EXCEPT FOR SQUARE FEET OR ACRES)


     Table VI presents information concerning the acquisition of real properties by programs with similar investment objectives, sponsored by Inland Real Estate Investment Corporation ("IREIC"), in the three years ended December 31, 2002. The detail provided with respect to each acquisition includes the property size, location, purchase price and the amount of mortgage financing. This information is intended to assist the prospective investor in evaluating the property mix as well as the terms involved in acquisitions by programs sponsored by IREIC.

                   ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)
                (000'S OMITTED, EXCEPT FOR NUMBER OF SQUARE FEET)


                                                                                        PURCHASE PRICE            MORTGAGE
                                                  NUMBER OF           DATE OF          PLUS ACQUISITION      FINANCING AT DATE
PROPERTY                                         SQUARE FEET          PURCHASE                FEE               OF PURCHASE
------------------------------------------------------------------------------------------------------------------------------
Inland Real Estate Corporation:

Rose Plaza East, Naperville, IL                      11,658             01/13/00                2,205                     -
Chatham Ridge, Chicago, IL                          175,774             02/01/00               19,545                 9,738
Joliet Commons Phase II, Joliet, IL                  40,395             02/08/00                4,809                     -
Riverdale Commons Outlot, Coon Rapids, MN             6,566             03/03/00                1,150                     -
Bohl Farm Marketplace, Crystal Lake, IL              97,287             12/01/00               15,688                 7,833
PETsMART, Gurnee, IL                                 25,692                04/01                3,304                     -
Eckerd Drug Store, Chattanooga, TN                   10,908                05/02                2,367                     -
Michael's, Coon Rapids, MN                           24,317                07/02                2,808                     -
Deer Trace, Kohler, WI                              149,881                07/02               13,281                     -
Disney, Celebration, FL                             166,131                07/02               27,281                13,600
Townes Crossing, Oswego, IL                         105,989                08/02               12,194                     -
Park Square, Brooklyn Park, MN                      137,116                08/02                9,873                 5,850
Forest Lake Marketplace, Forest Lake, MN             93,853                09/02               11,856                     -
Naper West Ph II, Naperville, IL                     50,000                10/02                3,116                     -
Walgreens, Jennings, MO                              15,120                10/02                2,706                     -
Four Flaggs Annex, Niles, IL                         21,790                11/02                3,289                     -
Four Flaggs, Niles, IL                              325,102                11/02               20,087                12,510
Brunswick Market Center, Brunswick, OH              119,540                12/02               13,423                     -
Medina Marketplace, Medina, OH                       72,781                12/02                9,511                     -
Shakopee Valley, Shakopee, MN                       146,436                12/02               14,700                     -
Shops at Orchard Place, Skokie, IL                  164,542                12/02               42,752                     -

Total for Inland Real Estate Corporation          1,960,978                                 $ 235,945              $ 49,531
                                                  =========                                 =========              ========

                                                                     OTHER CASH
                                                 CASH DOWN          EXPENDITURES          TOTAL ACQUISITION
PROPERTY                                          PAYMENT          CAPITALIZED(A)              COST(B)
-----------------------------------------------------------------------------------------------------------
Inland Real Estate Corporation:

Rose Plaza East, Naperville, IL                        2,205                   0                   2,205
Chatham Ridge, Chicago, IL                             9,807                 356                  19,901
Joliet Commons Phase II, Joliet, IL                    4,809                   0                   4,809
Riverdale Commons Outlot, Coon Rapids, MN              1,150                   0                   1,150
Bohl Farm Marketplace, Crystal Lake, IL                7,855                   0                  15,688
PETsMART, Gurnee, IL                                   3,304                   0                   3,304
Eckerd Drug Store, Chattanooga, TN                     2,367                   2                   2,369
Michael's, Coon Rapids, MN                             2,808                   0                   2,808
Deer Trace, Kohler, WI                                13,281                   0                  13,281
Disney, Celebration, FL                               13,681                   0                  27,281
Townes Crossing, Oswego, IL                           12,194                 (49)                 12,145
Park Square, Brooklyn Park, MN                         4,023                  15                   9,888
Forest Lake Marketplace, Forest Lake, MN              11,856                 (18)                 11,838
Naper West Ph II, Naperville, IL                       3,116                   0                   3,116
Walgreens, Jennings, MO                                2,706                   0                   2,706
Four Flaggs Annex, Niles, IL                           3,289                   0                   3,289
Four Flaggs, Niles, IL                                 7,577                 (25)                 20,062
Brunswick Market Center, Brunswick, OH                13,423                   0                  13,423
Medina Marketplace, Medina, OH                         9,511                   0                   9,511
Shakopee Valley, Shakopee, MN                         14,700                   0                  14,700
Shops at Orchard Place, Skokie, IL                    42,752                  (3)                 42,749

Total for Inland Real Estate Corporation           $ 186,414               $ 278               $ 236,223
                                                   =========               =====               =========

                                                                                         PURCHASE PRICE           MORTGAGE
                                                       NUMBER OF           DATE OF      PLUS ACQUISITION      FINANCING AT DATE
PROPERTY                                              SQUARE FEET          PURCHASE            FEE               OF PURCHASE
-------------------------------------------------------------------------------------------------------------------------------
Inland Retail Real Estate Trust, Inc.:

Conway Plaza, Orlando, FL                                 119,106             02/00              8,548                   -
Pleasant Hill, Duluth, GA                                 282,137             05/00             34,332              17,120
Gateway Market Center, St. Petersburg, FL                 231,449             09/00             20,929              13,538
Columbia Promenade, Kissimmee, FL                          65,870             01/01              7,440                   -
K-Mart, Macon, GA                                         102,098             02/01              9,031                   -
Lowe's Home Improvement Center, Warner Robbins, GA        131,575             02/01              9,431                   -
West Oaks, Ocoee, FL                                       66,539             03/01             11,221                   -
PETsMART - Chattanooga, Chattanooga, TN                    26,040             04/01              3,103                   -
PETsMART - Daytona Beach, Daytona Beach, FL                26,194             04/01              3,238                   -
PETsMART - Fredricksburg, Fredricksburg, VA                26,067             04/01              3,410                   -
Sand Lake Corners, Orlando, FL                            189,741             05/01             22,256                   -
Jo-Ann Fabrics, Alpharetta, GA                             44,418             06/01              4,911                   -
Woodstock Square, Atlanta, GA                             218,819             06/01             27,596                   -
Chickasaw Trails Shopping Center, Orlando, FL              75,492             08/01              8,631                   -
Just for Feet - Daytona, Daytona Beach, FL                 22,255             08/01              3,901                   -
Skyview Plaza, Orlando, FL                                281,247             09/01             21,332                   -
Aberdeen Square, Boynton Beach, FL                         70,555             10/01              6,717                   -
Anderson Central, Anderson, SC                            223,211             11/01             15,863              11,000
Brandon Blvd. Shoppes, Brandon, FL                         85,377             11/01              9,482                   -
Creekwood Crossing, Bradenton, FL                         227,052             11/01             23,616                   -
Eckerd Drug Store - Greenville, Greenville, SC             10,908             11/01              2,828                   -
Abernathy Square, Atlanta, GA                             131,649             12/01             24,131                   -
Citrus Hills, Citrus Hills, FL                             68,927             12/01              6,027                   -
Douglasville Pavilion, Douglasville, GA                   267,764             12/01             27,377              20,000
Eckerd Drug Store - Spartanburg, Spartanburg, SC           10,908             12/01              2,807                   -
Fayetteville Pavilion, Fayetteville, NC                   272,385             12/01             26,898              20,133
Southlake Pavilion, Morrow, GA                            525,162             12/01             56,377              39,740
Steeplechase Plaza, Ocala, FL                              87,380             12/01              8,647                   -
Venture Pointev, Duluth, GA                               334,620             12/01             26,533              13,334


                                                                         OTHER CASH
                                                        CASH DOWN        EXPENDITURES          TOTAL ACQUISITION
PROPERTY                                                 PAYMENT        CAPITALIZED(A)              COST(B)
----------------------------------------------------------------------------------------------------------------
Inland Retail Real Estate Trust, Inc.:

Conway Plaza, Orlando, FL                                  8,548                220                       8,768
Pleasant Hill, Duluth, GA                                 17,212               (285)                     34,047
Gateway Market Center, St. Petersburg, FL                  7,391                115                      21,044
Columbia Promenade, Kissimmee, FL                          7,440                 (6)                      7,434
K-Mart, Macon, GA                                          9,031                  -                       9,031
Lowe's Home Improvement Center, Warner Robbins, GA         9,431                  -                       9,431
West Oaks, Ocoee, FL                                      11,221                 28                      11,249
PETsMART - Chattanooga, Chattanooga, TN                    3,103                  -                       3,103
PETsMART - Daytona Beach, Daytona Beach, FL                3,238                  -                       3,238
PETsMART - Fredricksburg, Fredricksburg, VA                3,410                  -                       3,410
Sand Lake Corners, Orlando, FL                            22,256               (106)                     22,150
Jo-Ann Fabrics, Alpharetta, GA                             4,911                  -                       4,911
Woodstock Square, Atlanta, GA                             27,596                (51)                     27,545
Chickasaw Trails Shopping Center, Orlando, FL              8,631                 14                       8,645
Just for Feet - Daytona, Daytona Beach, FL                 3,901                  4                       3,905
Skyview Plaza, Orlando, FL                                21,332                387                      21,719
Aberdeen Square, Boynton Beach, FL                         6,717                (45)                      6,672
Anderson Central, Anderson, SC                             4,863               (111)                     15,752
Brandon Blvd. Shoppes, Brandon, FL                         9,482                (53)                      9,429
Creekwood Crossing, Bradenton, FL                         23,616                 96                      23,712
Eckerd Drug Store - Greenville, Greenville, SC             2,828                (15)                      2,813
Abernathy Square, Atlanta, GA                             24,131                 94                      24,225
Citrus Hills, Citrus Hills, FL                             6,027               (136)                      5,891
Douglasville Pavilion, Douglasville, GA                    7,377               (156)                     27,221
Eckerd Drug Store - Spartanburg, Spartanburg, SC           2,807                 13                       2,820
Fayetteville Pavilion, Fayetteville, NC                    6,765                896                      27,794
Southlake Pavilion, Morrow, GA                            16,637              3,976                      60,353
Steeplechase Plaza, Ocala, FL                              8,647                455                       9,102
Venture Pointev, Duluth, GA                               13,199              (149)                      26,384

                                                                                             PURCHASE PRICE           MORTGAGE
                                                        NUMBER OF          DATE OF          PLUS ACQUISITION      FINANCING AT DATE
PROPERTY                                               SQUARE FEET        PURCHASE                FEE               OF PURCHASE
----------------------------------------------------------------------------------------------------------------------------------
Sarasota Pavilion, Sarasota, FL                              324,140              01/02              42,100                     -
Turkey Creek Phase I, Knoxville, TN                          187,760              01/02              21,762                     -
Universal Plaza, Lauderhill, FL                               49,816              01/02               9,872                     -
Hairston Crossing, Decatur, GA                                57,884              02/02               6,630                     -
Just for Feet - Augusta, Augusta, GA                          22,115              02/02               3,054                     -
Just For Feet - Covington, Covington, LA                      20,116              02/02               3,447                     -
Logger Head Junction, Sarasota, FL                             4,711              02/02                 665                     -
Shoppes of Golden Acres, Newport Richey, FL                   76,371              02/02              10,831                     -
Newnan Pavilion, Newnan, GA                                  481,004              03/02              33,114                     -
Eisenhower Crossing I & II, Macon, GA                        403,013       11/01  03/02              43,292                     -
Acworth Avenue Retail Shopping Center, Acworth, GA            16,130       12/00  03/02               2,834                     -
Crystal Springs Shopping Center, Crystal Springs, FL          67,021              04/02               7,478                     -
Eckerd Drug Store - Concord, Concord, NC                      10,908              04/02               2,039                     -
Eckerd Drug Store - Tega Cay, Tega Cay, SC                    13,824              04/02               2,544                     -
Melbourne Shopping Center, Melbourne, FL                     209,217              04/02               9,842                 5,949
Riverstone Plaza, Canton, GA                                 302,024              04/02              31,943                     -
Target Center, Columbia, SC                                   79,253              04/02               7,673                     -
Hampton Point, Taylors, SC                                    58,316              05/02               4,526                     -
Northpoint Marketplace, Spartanburg, SC                      101,982              05/02               8,269                     -
Oleander Shopping Center, Wilmington, NC                      51,888              05/02               5,221                 3,000
Sharon Greens, Cumming, GA                                    98,317              05/02              13,062                     -
Bass Pro Outdoor World, Dania Beach, FL                      165,000              06/02              18,220                     -
Chesterfield Crossings, Richmond, VA,                         68,898              06/02              10,982                     -
Circuit City-Rome, Rome, GA                                   33,056              06/02               4,476                     -
Circuit City-Vero Beach, Vero Beach, FL                       33,243              06/02               5,648                     -
Hillsboro Square, Deerfield Beach, FL                        145,647              06/02              18,985                     -
Stonebridge Square, Roswell, GA                              160,104              06/02              19,529                     -
Ward's Crossing, Lynchburg, VA                                80,918              06/02              11,100                     -
Circuit City Plaza, Orlando, FL                               78,625              07/02              11,518                     -
Eckerd Drug Store - Woodruff, Woodruff, SC                    13,824              07/02               2,475                     -
McFarland Plaza, Tuscaloosa, AL                              221,807              07/02              15,259                     -
Sycamore Commons, Matthews, NC                               247,513              07/02              38,184                     -
Walk at Highwoods I, Tampa, FL                               133,940              07/02              23,999                     -

                                                                              OTHER CASH
                                                          CASH DOWN          EXPENDITURES          TOTAL ACQUISITION
PROPERTY                                                   PAYMENT          CAPITALIZED(A)              COST(B)
--------------------------------------------------------------------------------------------------------------------
Sarasota Pavilion, Sarasota, FL                              42,100                 162                      42,262
Turkey Creek Phase I, Knoxville, TN                          21,762                 442                      22,204
Universal Plaza, Lauderhill, FL                               9,872                   2                       9,874
Hairston Crossing, Decatur, GA                                6,630                  68                       6,698
Just for Feet - Augusta, Augusta, GA                          3,054                   3                       3,057
Just For Feet - Covington, Covington, LA                      3,447                   -                       3,447
Logger Head Junction, Sarasota, FL                              665                   -                         665
Shoppes of Golden Acres, Newport Richey, FL                  10,831                 474                      11,305
Newnan Pavilion, Newnan, GA                                  33,114               1,650                      34,764
Eisenhower Crossing I & II, Macon, GA                        43,292                (259)                     43,033
Acworth Avenue Retail Shopping Center, Acworth, GA            2,834                  11                       2,845
Crystal Springs Shopping Center, Crystal Springs, FL          7,478                  (2)                      7,476
Eckerd Drug Store - Concord, Concord, NC                      2,039                 197                       2,236
Eckerd Drug Store - Tega Cay, Tega Cay, SC                    2,544                 419                       2,963
Melbourne Shopping Center, Melbourne, FL                      3,893                 352                      10,194
Riverstone Plaza, Canton, GA                                 31,943                  (8)                     31,935
Target Center, Columbia, SC                                   7,673                  14                       7,687
Hampton Point, Taylors, SC                                    4,526                  20                       4,546
Northpoint Marketplace, Spartanburg, SC                       8,269                (152)                      8,117
Oleander Shopping Center, Wilmington, NC                      2,221                  12                       5,233
Sharon Greens, Cumming, GA                                   13,062                (221)                     12,841
Bass Pro Outdoor World, Dania Beach, FL                      18,220                  16                      18,236
Chesterfield Crossings, Richmond, VA,                        10,982                  43                      11,025
Circuit City-Rome, Rome, GA                                   4,476                   6                       4,482
Circuit City-Vero Beach, Vero Beach, FL                       5,648                   9                       5,657
Hillsboro Square, Deerfield Beach, FL                        18,985               2,437                      21,422
Stonebridge Square, Roswell, GA                              19,529               1,181                      20,710
Ward's Crossing, Lynchburg, VA                               11,100                 (69)                     11,031
Circuit City Plaza, Orlando, FL                              11,518                   -                      11,518
Eckerd Drug Store - Woodruff, Woodruff, SC                    2,475                 407                       2,882
McFarland Plaza, Tuscaloosa, AL                              15,259                   -                      15,259
Sycamore Commons, Matthews, NC                               38,184                  40                      38,224
Walk at Highwoods I, Tampa, FL                               23,999                 (77)                     23,922

                                                                                          PURCHASE PRICE            MORTGAGE
                                                          NUMBER OF        DATE OF       PLUS ACQUISITION      FINANCING AT DATE
PROPERTY                                                 SQUARE FEET       PURCHASE             FEE               OF PURCHASE
--------------------------------------------------------------------------------------------------------------------------------
Eckerd Drug Store - Blackstock, Spartanburg, SC               10,908           08/02               2,723                     -
Forestdale Plaza, Jamestown, NC                               53,239           08/02               6,670                     -
Sexton Commons, Fuquay Varina, NC                             49,097           08/02               8,023                     -
Shoppes at Lake Mary, Lake Mary, FL                           69,843           08/02              11,140                     -
Wakefield Crossing, Raleigh, NC                               75,929           08/02              10,794                     -
Circuit City-Cary, Cary, NC                                   27,891           09/02               5,650                     -
Cox Creek, Florence, AL                                      173,934           09/02              19,231                15,287
Forest Hills Centre, Wilson, NC                               73,280           09/02               6,675                     -
Golden Gate, Greensboro, NC                                  153,114           10/02              10,545                     -
Goldenrod Groves, Orlando, FL                                108,944           10/02               9,177                     -
City Crossing, Warner Robins, GA                             187,099           11/02              14,644                     -
Clayton Corners, Clayton, NC                                 125,656           11/02              14,994                 9,740
CompUSA Retail Center, Newport News, VA                       47,134           11/02               7,324                     -
Duvall Village, Bowie, MD                                     82,522           11/02              13,046                     -
Gateway Plaza - Jacksonville, Jacksonville, NC               101,682           11/02              11,865                     -
Harundale Plaza, Glen Burnie, MD                             274,160           11/02              24,752                     -
Jones Bridge Plaza, Norcross, GA                              83,363           11/02               7,525                     -
Lakewood Ranch, Bradenton, FL                                 69,472           11/02               9,494                 4,400
North Aiken Bi-Lo Center, Aiken, SC                           59,204           11/02               5,816                     -
Plant City Crossing, Plant City, FL                           85,252           11/02              10,879                     -
Presidential Commons, Snellville, GA                         372,149           11/02              45,032                26,113
Rainbow Foods - Garland, Garland, TX                          70,576           11/02               5,098                     -
Rainbow Foods - Rowlett, Rowlett, TX                          63,117           11/02               4,604                     -
River Ridge, Birmingham, AL                                  158,755           11/02              26,492                     -
Rosedale Shopping Center, Huntersville, NC                    94,248           11/02              19,544                13,300
Shoppes on the Circle, Dothan, AL                            149,085           11/02              15,013                12,210
Southlake Shopping Center, Cornelius, NC                     131,247           11/02              13,633                 7,962
Village Square at Golf, Boynton Beach, FL                    134,894           11/02              18,537                     -
Chatham Crossing, Siler City, NC                              32,000           12/02               3,964                     -
Columbiana Station, Columbia, SC                             270,649           12/02              46,615                     -
Gateway Plaza - Conway, Conway, SC                            62,428           12/02               6,295                     -
Lakeview Plaza, Kissimmee, FL                                 54,788           12/02               6,188                 3,613
Meadowmont Village Center, Chapel Hill, NC                   133,471           12/02              26,808                     -

                                                                             OTHER CASH
                                                         CASH DOWN          EXPENDITURES          TOTAL ACQUISITION
PROPERTY                                                  PAYMENT           CAPITALIZED(A)             COST(B)
-------------------------------------------------------------------------------------------------------------------
Eckerd Drug Store - Blackstock, Spartanburg, SC             2,723                   -                       2,723
Forestdale Plaza, Jamestown, NC                             6,670                 (42)                      6,628
Sexton Commons, Fuquay Varina, NC                           8,023                 (58)                      7,965
Shoppes at Lake Mary, Lake Mary, FL                        11,140                  18                      11,158
Wakefield Crossing, Raleigh, NC                            10,794                 (58)                     10,736
Circuit City-Cary, Cary, NC                                 5,650                   4                       5,654
Cox Creek, Florence, AL                                     3,944                 (26)                     19,205
Forest Hills Centre, Wilson, NC                             6,675                  12                       6,687
Golden Gate, Greensboro, NC                                10,545                   -                      10,545
Goldenrod Groves, Orlando, FL                               9,177                   -                       9,177
City Crossing, Warner Robins, GA                           14,644                   -                      14,644
Clayton Corners, Clayton, NC                                5,254                   -                      14,994
CompUSA Retail Center, Newport News, VA                     7,324                   -                       7,324
Duvall Village, Bowie, MD                                  13,046                   -                      13,046
Gateway Plaza - Jacksonville, Jacksonville, NC             11,865                   -                      11,865
Harundale Plaza, Glen Burnie, MD                           24,752                   -                      24,752
Jones Bridge Plaza, Norcross, GA                            7,525                   -                       7,525
Lakewood Ranch, Bradenton, FL                               5,094                   -                       9,494
North Aiken Bi-Lo Center, Aiken, SC                         5,816                   -                       5,816
Plant City Crossing, Plant City, FL                        10,879                   -                      10,879
Presidential Commons, Snellville, GA                       18,919                   -                      45,032
Rainbow Foods - Garland, Garland, TX                        5,098                   -                       5,098
Rainbow Foods - Rowlett, Rowlett, TX                        4,604                   -                       4,604
River Ridge, Birmingham, AL                                26,492                   -                      26,492
Rosedale Shopping Center, Huntersville, NC                  6,244                   -                      19,544
Shoppes on the Circle, Dothan, AL                           2,803                   -                      15,013
Southlake Shopping Center, Cornelius, NC                    5,671                   -                      13,633
Village Square at Golf, Boynton Beach, FL                  18,537                   -                      18,537
Chatham Crossing, Siler City, NC                            3,964                   -                       3,964
Columbiana Station, Columbia, SC                           46,615                   -                      46,615
Gateway Plaza - Conway, Conway, SC                          6,295                   -                       6,295
Lakeview Plaza, Kissimmee, FL                               2,575                   -                       6,188
Meadowmont Village Center, Chapel Hill, NC                 26,808                   -                      26,808

                                                                                            PURCHASE PRICE          MORTGAGE
                                                             NUMBER OF        DATE OF      PLUS ACQUISITION    FINANCING AT DATE
PROPERTY                                                    SQUARE FEET       PURCHASE            FEE             OF PURCHASE
--------------------------------------------------------------------------------------------------------------------------------
Shoppes at Citiside, Charlotte, NC                                75,478         12/02              9,706                   -
Shoppes at New Tampa, Wesley Chapel, FL                          158,342         12/02             19,196                   -
  Total acquisitions                                          12,116,280                        1,364,878             236,439

DEVELOPMENT PROJECTS
Citrus Hills - Blockbuster, Citrus Hills, FL                         N/A         12/01                172                   -
Eckerd Drug Store - Gaffney, Gaffney, SC                             N/A         12/02              1,173                   -
Eckerd Drug Store - Perry Creek, Raleigh, NC                         N/A         09/02              1,775                   -
Shoppes at Chalet Suzanne, Lake Wales, FL                            N/A         12/02              3,297                   -
Southampton Village, Tyrone, GA                                      N/A         11/02              2,762                   -
Southwood Plantation, Tallahassee, FL                                N/A         10/02              1,937                   -
   Total for Development projects                                                                  11,115                   -

Total for Inland Retail Real Estate Trust, Inc.               13,550,686                        1,375,994             236,439

                                                                                OTHER CASH
                                                              CASH DOWN        EXPENDITURES       TOTAL ACQUISITION
PROPERTY                                                       PAYMENT        CAPITALIZED(A)           COST(B)
-------------------------------------------------------------------------------------------------------------------
Shoppes at Citiside, Charlotte, NC                              9,706                 -                    9,706
Shoppes at New Tampa, Wesley Chapel, FL                        19,196                 -                   19,196
  Total acquisitions                                        1,128,439            12,212                1,377,090

DEVELOPMENT PROJECTS
Citrus Hills - Blockbuster, Citrus Hills, FL                      172                 -                      172
Eckerd Drug Store - Gaffney, Gaffney, SC                        1,173                 -                    1,173
Eckerd Drug Store - Perry Creek, Raleigh, NC                    1,775                 -                    1,775
Shoppes at Chalet Suzanne, Lake Wales, FL                       3,297                 -                     3,29
Southampton Village, Tyrone, GA                                 2,762                 -                    2,762
Southwood Plantation, Tallahassee, FL                           1,937                 -                    1,937
   Total for Development projects                              11,115                 -                   11,115

Total for Inland Retail Real Estate Trust, Inc.             1,139,555            12,212                1,384,909

                     ACQUISITION OF PROPERTIES BY PROGRAMS

                               NOTES TO TABLE VI

(A) "Other Cash Expenditures Capitalized" consists of improvements to the property and acquisition expenses which are capitalized and paid or to be paid from the proceeds of the offering. As part of several purchases, rent is received under master lease agreements on the spaces currently vacant for periods ranging from one to two years or until the spaces are leased. As these payments are received, they are recorded as a reduction in the purchase price of the properties and have been netted against other cash expenditures capitalized.

(B) "Total Acquisition Cost" is the sum of columns captioned "Purchase Price Plus Acquisition Fee" and "Other Cash Expenditures Capitalized."

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Amendment No. 3 on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on the 18th day of August, 2003.


                                   INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.



                                   By:    /s/ Robert D. Parks
                                          --------------------------------------
                                   Title: ROBERT D. PARKS
                                          PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                          CHIEF OPERATING OFFICER

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                 NAME                                 CAPACITY                                  DATE
-----------------------------------    ----------------------------------------     -----------------------------

/s/                                    Chairman and Director                        August 18 , 2003
-----------------------------------
Robert D. Parks

/s/                                    Principal financial and accounting           August 18 , 2003
-----------------------------------    officer
Kelly E. Tucek


/s/
-----------------------------------    Director                                     August 18 , 2003
Brenda Gujral


*                                      Independent Director                         August 18 , 2003
-----------------------------------
Frank Catalano

*                                      Independent Director                         August 18 , 2003
-----------------------------------
Ken Beard

*                                      Independent Director                         August 18 , 2003
-----------------------------------
Paul R. Gauvreau

*                                      Independent Director                         August 18 , 2003
-----------------------------------
Gerald M. Gorski

*                                      Independent Director                         August 18 , 2003
-----------------------------------
Barbara A. Murphy



*By:     /s/ Roberta S. Matlin
         ---------------------------
         Power of Attorney

                                  EXHIBIT INDEX


EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
1.1                       Form of Dealer Manager Agreement

1.2                       Form of Soliciting Dealer Agreement

3.1 First Amended and Restated Articles of Incorporation of Inland Western Retail Real Estate Trust, Inc.

10.9                      Share Repurchase Plan

23.1                      Consent of KPMG LLP dated August 20, 2003.